Exhibit 10.49

AGREEMENT

FOR

GUARANTEED MAXIMUM PRICE

CONSTRUCTION SERVICES

BETWEEN

CREATIVE CASINOS LOUISIANA, LLC

(“Owner”)

AND

W.G. YATES & SONS CONSTRUCTION COMPANY,

(“Contractor”)

FOR

MOJITO POINTE AT LAKE CHARLES, LOUISIANA

8 5, 2011

AGREEMENT

FOR

GUARANTEED MAXIMUM PRICE

CONSTRUCTION SERVICES

MOJITO POINTE AT LAKE CHARLES, LOUISIANA

This Agreement for Guaranteed Maximum Price Construction Services (this “Agreement”), made as of August     , 2011 (the “Effective Date) is entered into between CREATIVE CASINOS LOUISIANA, LLC (“Owner”), and W.G. YATES & SONS CONSTRUCTION COMPANY (“Contractor”).

RECITALS

A. Owner leases the real property described in Exhibit A hereto (the “Site”).

B. Owner desires to construct on the Site a “five-star” first class luxury resort as set forth in the Guaranteed Maximum Price Premises and Assumptions (as defined below), including a high-rise hotel space and low rise space comprised of casino and gaming areas, restaurants, retail, spa, convention and meeting areas, public and employee parking structures, pools and recreation facilities, together with all exterior features, and all on-Site and off-Site improvements and infrastructure related thereto, all in accordance with the Contract Documents (as defined below) (the “Project”).

C. Owner desires to engage Contractor to construct and supervise the Project as more fully described in this Agreement, and Contractor desires to accept such engagement, upon the terms and conditions contained in this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Owner hereby adopt and incorporate the foregoing Recitals and agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings respectively set forth in this Article 1:

“Actions” has the meaning given to it in Section 14.1.

“Agreement” has the meaning given to it in the introductory paragraph on page 1.

“Anticipated Cost Report” has the meaning given to it in Section 7.5.4.

“Application For Final Payment” has the meaning given to it in Section 5.8.

“Architect” for the Project means Bergman, Walls & Associates, Ltd. pursuant to the Architect Agreement, or any other architect designated by Owner to Contractor in writing.

“Architect Agreement” means that certain Design Services Agreement among Owner and Bergman, Walls & Associates, Ltd., which agreement shall be entered into prior to the Date of Commencement.

“As Built” has the meaning given to it in Section 12.2.1.7.

“Bases for Withholding” has the meaning given to it in Section 5.4.

“Certificate of Final Completion” has the meaning given to it in Section 12.2.2.4.

“Certificate of Substantial Completion” has the meaning given to it in Section 12.1.2.8.

“Change” has the meaning given to it in Section 18.1.

“Change Order” has the meaning given to it in Section 18.2.

“Change Proposal” has the meaning given to it in Section 18.3.1.

“Change Proposal Request” has the meaning given to it in Section 18.3.

“Claim” has the meaning given to it in Section 20.1.

“Construction Change Directive” has the meaning given to it in Section 18.4.1.

“Contract” means the Contract Documents, collectively.

“Contract Documents” means, collectively, the following documents which are hereby incorporated herein by this reference and as may be modified, revised, restated, supplemented, updated and replaced in accordance with this Agreement:

a)	this Agreement;

b)	the description of the Site attached hereto as Exhibit A;

c)	the Drawings;

d)	the Specifications;

e)	the Project Schedule, including Attachments thereto, attached hereto as Exhibit B;

f)	the preliminary list of construction machinery and equipment to be rented or purchased by Contractor for use in the Work pursuant to Section 3.2.6 of this Agreement, attached hereto as Exhibit D;

g)	the Schedule of Values;

h)	Guaranteed Maximum Price Premises and Assumptions, including Attachments thereto, attached hereto as Exhibit G;

(i)	all other exhibits to this Agreement, as set forth on the list of exhibits appearing at the end of this Agreement; and

(j)	all supplements, addenda, modifications and amendments to any of the foregoing documents described in (a) through and including (i), from time to time approved by Owner (and Contractor, to the extent required by the terms of this Agreement) in writing, including, but not limited to, any Change Orders and Construction Change Directives, and such other documents expressly referred to in the foregoing documents as being a part of the Contract Documents. The Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, instructions to bidders, sample forms, and Contractor’s bid or portion of addenda relating to bidding requirements), unless expressly included in the foregoing clauses (a) through (i).

“Contract Time” has the meaning given to it in Section 4.1.4.

“Contractor” has the meaning given to it in the introductory paragraph on page 1.

“Contractor Construction Contingency” has the meaning given to it in Section 3.1.5(b).

“Contractor’s Advance Certificate” has the meaning given to it in Section 5.2.5.

“Contractor’s Fee” has the meaning given to it in Section 3.1.1.2.

“Contractor’s Representative” has the meaning given to it in Section 7.1.2.

“Cost of the Work” has the meaning given to it in Section 3.2.

“Date of Commencement” has the meaning given to it in Section 4.1.2.

“Day” has the meaning given to it in Section 4.1.1.

“Defective Work” means any Work that at anytime would be subject to Contractor’s remedial defects liability obligations or warranty obligations as set forth in Article 10 hereof.

“Defects Liability Period” has the meaning given to it in Section 10.2.

“Defects Liability Retainage” has the meaning given to it in Section 5.6.

“Drawings” means the graphic and pictorial portions of the Contract Documents, in both digital and paper form, wherever located and whenever issued, which are approved for use during construction and show the design, location and dimensions of the Work and Project including plans, elevations, sections, diagrams and other details. Contractor acknowledges that as of the Effective Date the Drawings are not complete. The Drawings include, but are not limited to, those listed on Exhibit G attached hereto and incorporated herein by this reference.

“Final Completion” has the meaning given to it in Section 12.2.1.

“Final Payment” has the meaning given to it in Section 5.8.1.

“Force Majeure” has the meaning given to it in Section 11.4.

“Force Majeure Delay” has the meaning given to it in Section 11.4.

“Guaranteed Date of Final Completion” has the meaning given to it in Section 4.1.5.

“Guaranteed Date of Substantial Completion” has the meaning given to it in Section 4.1.6.

“Guaranteed Maximum Price” has the meaning given to it in Section 3.1.

“Guaranteed Maximum Price Breakdown” has the meaning given to it in Section 3.1.1.2.

“Guaranteed Maximum Price Premises and Assumptions” means the contents of Exhibit G attached hereto with its Attachments, which describe Owner’s requirements for a “five-star” first class luxury resort.

“Interim Milestone Dates” has the meaning given to it in Section 4.1.3.

“Interim Milestones” has the meaning given to it in Section 4.1.3.

“Laws” has the meaning given to it in Section 7.2.

“Lender Liens” has the meaning given to it in Section 24.2.

“Lender’s Notification” has the meaning given to it in Section 21.2.

“Liquidated Damages” has the meaning given to it in Section 4.4.1.

“Major Permits.” Major Permits are the architectural, grading and structural permits, including plan check fees and transportation taxes directly relating thereto, for the major building components of the Project as set forth in the Permit Agreement with City of Lake Charles, Louisiana. Major Permits shall not include individual trade permits relating to a Subcontractor’s respective portions of the Work, unless otherwise agreed upon by Owner and Contractor.

“Minor Changes” has the meaning given to it in Section 18.9.

“Modification” means any of the following:

(a)	a written amendment to the Contract identified as such and signed by both parties;

(b)	a Change Order;

(c)	a Construction Change Directive; or

(d)	a Minor Change.

“Non-Allowable Cost of the Work” has the meaning given to it in Section 3.3.

“Notice to Proceed” has the meaning given to it in Section 4.1.2.

“Notices” has the meaning given to it in Section 25.1.

“Official” has the meaning given to it in Section 27.1.3.

“Owner Contingency” has the meaning given to it in Section 3.1.5(a).

“Owner Delay” has the meaning given to it in Section 11.5.

“Owner Indemnitees” has the meaning given to it in Section 14.1.

“Owner Recovery Plan” has the meaning given to it in Section 11.8.5.

“OSFF&E” means Owner supplied furniture, fixtures and equipment.

“Owner’s Consultants” means the Principal Interior Designer together with the additional interior design and other consultants retained by Owner to perform the Owner’s Design, including without limitation a golf course architect and signage design.

“Owner’s Contractors” means the contractors, engineers, vendors, suppliers, inspectors and consultants (other than Owner’s Consultants) retained by Owner in connection with the Project, including without limitation, the shipyard/barge contractor, surveillance contractor and golf course contractor. The Contractor shall be responsible for managing and coordinating the activities of the Owner’s Consultants and Owner’s Contractors with the Work.

“Owner’s Design” means (i) those interior design services and interior design Drawings and (ii) the master layout and criteria related to the Project prepared by Owner or the Owner’s Consultants and which design services are expressly set forth on Exhibit G attached hereto; responsibility for coordinating and managing Owner’s Design into the Project shall be included in Contractor’s Work.

“Owner’s Lenders” has the meaning given to it in Section 21.1.

“Owner’s Pre-Opening Work” has the meaning given to it in Section 11.8.5.

“Owner’s Representative” has the meaning given to it in Section 6.3.

“Permissible Delay” means any Owner Delay, Force Majeure Delay, and any other delay for causes which Owner and Contractor agree may justify delay.

“Person” or “Persons” means any natural or juridical person as defined by La. Civil Code art. 24, including, but not limited to, corporations, partnerships, joint ventures, and any other business association or organization.

“Personnel” has the meaning given to it in Section 3.2.1.

“Pre-existing hazardous materials” has the meaning given to it in Section 7.25.1.

“Principal Interior Designer” means ABA, which in turn shall be retaining additional interior design consultants for the Project.

“Product Data” has the meaning given to it in Section 7.13.2.

“Project” has the meaning given to it in the preamble.

“Project Schedule” has the meaning given to it in Section 11.2.

“Punch List Items” has the meaning given to it in Section 12.1.2.5.

“Recovery Plan” has the meaning given to it in Section 11.8.

“Reimbursable Taxes” has the meaning given to it in Section 3.2.8.

“Related Entities” has the meaning given to it in Section 27.1.1.

“Retention” has the meaning given to it in Section 5.6.

“Revenue Opening” has the meaning given to in Section 4.4.1.

“Rework” means repairing or correcting of Work during the course of construction, but does not include major, unusual repair or correction.

“RFI” has the meaning given to it in Section 7.3.9.

“Right to Audit” has the meaning given to it in Section 19.5.

“Samples” has the meaning given to it in Section 7.13.3.

“Schedule of Values” has the meaning given to it in Section 5.1.

“Schedule Update” has the meaning given to it in Section 11.3.

“Schedule Update No. 1” has the meaning given to it in Section 11.3.

“Shop Drawings” has the meaning given to it in Section 7.13.1.

“Site” has the meaning given to it in the preamble.

“Specifications” means that portion of the Contract Documents, in both digital and paper form, wherever located and whenever issued, which are approved by Owner for use during construction and set forth the written requirements for materials, equipment, construction systems, standards and workmanship for the Work. Owner and Contractor acknowledge that as of the Effective Date the Specifications are not complete. The Specifications include, without limitation, those listed on Exhibit G attached hereto and incorporated herein by this reference.

“Subcontractor” means any person or entity (including employees, agents and representatives thereof) who has a contract with or is engaged by Contractor to construct or perform a portion of the Work and/or provide construction related services for the Work at the Site, and includes any party any of them are responsible or liable for at law or under the Contract Documents. The term Subcontractor shall also include any party or entity that has a contract with or is engaged at any tier by any other Subcontractor or any sub-subcontractor, to construct or perform a portion of the Work and/or provide construction related services for the Work at the Site, and includes any party any of them are responsible or liable for at law or under the Contract Documents.

“Substantial Completion” has the meaning given to it in Section 12.1.1.

“Substitution” means the substitution of any materials or equipment specified in the Contract Documents, or any design change, initiated by the Contractor and approved by Owner in advance and in writing pursuant to Section 7.10 of this Agreement after the Effective Date.

“Tax” or “Taxes” mean all taxes, charges, fees, duties, levies, tariffs, penalties or other assessments imposed by any governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, business, occupation, service, leasing, employment, stamp and other taxes of any kind.

“TCO” has the meaning given to it in Section 12.1.2.2.

“Vendor” means any person or entity (including employees, agents and representatives thereof) which has a purchase order or other agreement to provide materials, supplies, equipment and/or related services for the Work and/or provide installation services at the Site for the Work, through a contract, purchase order or other arrangement with Contractor or any Subcontractor at any tier, and includes any party any of them are responsible or liable for at law or under the Contract Documents.

“Work” means the totality of the obligations imposed upon Contractor by the Contract Documents, including, but not limited to, (a) the supply and performance by

Contractor, directly and through Subcontractors and Vendors, of all things (labor, services, materials, equipment, tools, machinery, fabrication, etc.) necessary and/or reasonably inferable from the Contract Documents (including those prepared by Owner) as being required or necessary to fully complete the tasks and improvements described as Work in the Contract Documents and to achieve the Guaranteed Maximum Price Premises and Assumptions, (b) the management of Owner’s Consultants and the coordination of the Owner’s Design with the Architect as may be required, and (c) the management of Owner’s Contractors, all in accordance with the requirements of the Guaranteed Maximum Price Premises and Assumptions and the other Contract Documents. The term “Work” does not include the exclusions or Owner’s separate work as identified in Exhibit G.

ARTICLE II.

INTENT, INTERPRETATION AND CORRELATION

2.1 Intent of the Contract Documents. The intent of the Contract Documents is for the Contractor to perform, supply and complete, and Owner hereby engages Contractor to and Contractor hereby agrees to perform, supply and complete, the Work. Contractor’s obligation to perform, supply, complete and commission the Work shall include, without limitation, (a) providing all necessary scheduling, procurement, supervision, construction, and construction management services; (b) the management and coordination of Owner’s Consultants and Owner’s Contractors and Owner’s vendors with the Work; and (c) the supplying of all necessary labor, materials, equipment and related work and services, including all things reasonably inferable from the Contract Documents as being necessary to fully complete the Work and obtain the intended results described in the Guaranteed Maximum Price Premises and Assumptions, all in accordance with the requirements of the Contract Documents (including, but not limited to, the requirements of the Project Schedule and the Guaranteed Maximum Price set forth in Article 3 below). Contractor shall be solely responsible for the means, methods, techniques and sequences of construction, and for the finished construction fully complying with the Project requirements established pursuant to the Contract Documents, including the Guaranteed Maximum Price Premises and Assumptions, and with applicable Laws (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure). Contractor accepts the relationship of trust and confidence thus imposed and shall efficiently administer, construct and supervise the Work in a professional manner, timely delivering the completed Project to Owner with all mechanical, electrical, plumbing, fire safety and other building systems fully operational. The enumeration of particular items in the Specifications and/or Drawings and/or other Contract Documents shall not be construed to exclude other items from the Contract Documents or being necessary to fully complete the Work and/or implement the Guaranteed Maximum Price Premises and Assumptions. The Contract Documents are complementary, and what is required by or reasonably inferable from any one of the Contract Documents (including either a Drawing or Specification) as being necessary to produce the intended results and/or implement the Guaranteed Maximum Price Premises and Assumptions shall be binding and required as a part of the Work as if required by all Contract Documents. Notwithstanding that Exhibit F attached hereto sets forth Contractor’s breakdown of the Guaranteed Maximum Price into line items and categories, and that Contractor’s acceptance of the Guaranteed Maximum Price is based on such amounts, Contractor agrees that the scope of the Work to be performed by Contractor shall be determined by the Guaranteed Maximum Price Premises and Assumptions and the other Contract Documents. Contractor further agrees that in the event of any discrepancy between (a) the Contract Documents, including the Guaranteed Maximum Price Premises and Assumptions (other than Exhibit F), and (b) Exhibit F as attached hereto, the Contract Documents, including the Guaranteed Maximum Price Premises and Assumptions (other than said Exhibit F) shall control, and no adjustment to the Guaranteed Maximum Price or the Contract Time shall be made as a result thereof.

2.2 Order of Precedence. Subject to the provisions of Section 2.3 and the last two sentences of Section 2.1 hereof, in the event of any conflicts or inconsistencies which cannot be resolved by reading the Contract Documents as a whole, the provisions of the Contract Documents shall be controlling in accordance with the following order of precedence:

2.2.1 This Agreement;

2.2.2 Guaranteed Maximum Price Premises and Assumptions (Notwithstanding anything to the contrary herein, the Contractor shall build to the Drawings and Specifications, but GMP Premises and Assumptions shall take precedence over all other documents in reference to all pricing/cost issues);

2.2.3 The Drawings (provided, however, when an area or item set out in the Guaranteed Maximum Price Premises and Assumptions becomes fixed in a Drawing, such Drawing shall take precedence and control over that item or area as set forth in the Guaranteed Maximum Price Premises and Assumptions to the extent that item or area is so fixed in such Drawing and subject to the provisions of Section 3.1.7 as to cost);

2.2.4 Specifications (provided, however, when an area or item set out in the Guaranteed Maximum Price Premises and Assumptions becomes fixed in a Specification, such Specification shall take precedence and control over that item or area as set forth in the Guaranteed Maximum Price Premises and Assumptions to the extent that item or area is so fixed in such Specification and subject to the provisions of Section 3.1.7 as to cost); and

2.2.5 The other Contract Documents.

2.3 Contractor’s Compliance with Contract Documents.

2.3.1 Contractor hereby agrees and accepts that Contractor has a duty to refer all questions with respect to any doubts or concerns over the intent or appropriate interpretation of the Contract Documents to Owner for Owner’s decision. Contractor agrees, accepts and assumes that Owner’s decision will require implementation of the order of precedence in Section 2.2 above, among any conflicting provisions of the Drawings, or between the Drawings, Specifications and/or Guaranteed Maximum Price Premises and Assumptions, as being part of the Work, and Contractor agrees to be bound by all such decisions by Owner. Any failure by Contractor to seek such clarifications shall in no way limit Owner’s ability to require such implementation, including replacement by Contractor of installed Work at a later date at Contractor’s sole expense, and without increase in the Guaranteed Maximum Price, to achieve compliance with the standard required pursuant to this Section 2.3.1.

2.3.2 The failure of Owner to insist in any one or more instances upon a strict compliance with any provision of this Contract, or to exercise any option herein conferred, shall not be construed as a waiver or relinquishment of Owner’s right thereafter to require compliance with such provision of this Contract, or as being a waiver of Owner’s right thereafter to exercise such option, and such provision or option will remain in full force and effect.

2.3.3 As a further clarification of the precedence of Contract Documents, if there is any inconsistency within the Drawings, or any conflict between the Drawings, Specifications and/or Guaranteed Maximum Price Premises and Assumptions as to quality, Contractor shall provide the quality of Work or materials, as applicable, as required by the order of precedence in Section 2.2 above, unless Owner directs otherwise in writing.

2.3.4 Contractor shall be responsible for dividing the Work among the appropriate qualified Subcontractors and Vendors. No claim will be entertained by Owner based upon the organization or arrangement of the Specifications and/or the Drawings into areas, sections, subsections or trade disciplines.

2.3.5 Detail drawings shall take precedence over scale drawings, and figured dimensions on the Drawings shall govern the setting out of the Work.

2.3.6 Unless the Specifications expressly state otherwise, references to documents and standards of professional organizations shall mean the latest editions published prior to the Effective Date.

2.3.7 Technical words, abbreviations and acronyms in the Contract Documents not defined therein shall be used and interpreted in accordance with customary usage in the construction industry.

2.3.8 Whenever consent, permission or approval is required from any party pursuant to the provisions of the Contract Documents, such consent, permission or approval shall, unless expressly provided otherwise in this Agreement, be given or obtained, as applicable, in writing and shall not be unreasonably withheld or delayed except as otherwise provided.

2.4 Contractor’s Representative. The Contractor’s Representative is authorized to act on behalf of Contractor with regard to the Work and the Contract Documents and his decisions will be binding upon Contractor. Owner may rely on, and Contractor shall be bound by, any notice or correspondence delivered by Contractor’s Representative in connection with the Contract Documents.

ARTICLE III.

GUARANTEED MAXIMUM PRICE

3.1 Guaranteed Maximum Price. Subject to additions and deductions which may be made only in accordance with the Contract Documents, Contractor represents, warrants and guarantees to Owner that the total maximum cost to be paid by Owner for Contractor’s complete performance under the Contract Documents, including, but not limited to, Final Completion of all Work, all services of Contractor under the Contract, all labor and materials and all fees, compensation and reimbursements to Contractor, shall not exceed the total amount of Two Hundred Sixty Five Million Eight Hundred Twenty Six Thousand Nine Hundred Ninety Two Dollars ($265,826,992.00) (“Guaranteed Maximum Price”). Costs which would cause the Guaranteed Maximum Price (as may be adjusted pursuant to the Contract Documents) to be exceeded shall be paid by the Contractor without reimbursement by Owner. The Guaranteed Maximum Price is inclusive of all Taxes assessed in any jurisdiction for the performance by Contractor (including Subcontractors and Vendors at any tier) of its obligations under the Contract Documents. Further, Contractor shall be deemed to have satisfied itself before entering into this Agreement as to all of the conditions and circumstances which may affect the Guaranteed Maximum Price, including the Guaranteed Maximum Price Premises and Assumptions, the nature and character of the Work to be executed, the prevailing geotechnical, environmental and ambient conditions, local uses, the existing installations (if any), the general circumstances at the Site and the general labor position at the Site and in the region generally; and in establishing the Guaranteed Maximum Price, Contractor is deemed to have satisfied itself as to the correctness and sufficiency of the Guaranteed Maximum Price and the Guaranteed Maximum Price Premises and Assumptions to cover all of its obligations under the Contract Documents. Contractor shall be responsible for obtaining all information necessary for the Work, and is deemed to have included and accounted for in the Guaranteed Maximum Price all risks, contingencies, Taxes (subject to Section 7.2 as to new Taxes), local and national conditions, Laws (subject to Section 7.2 as to new Laws, and provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure), customs, policies and practices and other conditions affecting the Work, the Project or the performance thereof, in each case whether known or unknown, or foreseeable or unforeseeable (subject to the provisions of this Agreement relating to Permissible Delay). Contractor shall be responsible for all errors made, and for any misunderstanding or incorrect information provided, by any person or entity or relied upon by Contractor to the extent Contractor knew or knows of such error, misunderstanding or incorrect information.

3.1.1 Guaranteed Maximum Price Components. The Guaranteed Maximum Price is comprised of the maximum amount payable by Owner for:

3.1.1.1 the Cost of the Work listed in Section 3.2 hereof for full and complete performance of the Work in strict accordance with Contract Documents, and

3.1.1.2 a fee to Contractor which equates to Two and One Quarter percent (2.25%) of the Cost of the Work (“Contractor’s Fee”).

The Contractor’s Fee shall be the Contractor’s sole and exclusive compensation for all costs described as Non-Allowable Costs of the Work in Section 3.3 hereof and is inclusive of all overhead and profit arising out of or relating to the Contractor’s Work. For illustrative purposes, the Guaranteed Maximum Price is further broken down into line items and categories and attached hereto as Exhibit F (the “Guaranteed Maximum Price Breakdown”).

3.1.2 Cost Overruns. Subject to any adjustment to the Guaranteed Maximum Price which may be made in accordance with the Contract Documents, Contractor shall be solely liable and responsible for and shall pay any and all costs, fees and other expenditures in excess of the Guaranteed Maximum Price for and/or relating to the Work, without entitlement to reimbursement from Owner. Contractor is not entitled to any fee, payment, compensation, or reimbursement under this Agreement or otherwise or relating to the Project or Work other than as expressly provided in this Article 3.

3.1.3 Proof of Funds. The Contractor shall, within seven (7) business days of receipt of any request by Owner or Owner’s Lenders therefor, provide Owner and Owner’s Lenders with evidence satisfactory to Owner and Owner’s Lenders that (i) based on the progress of the Work and Cost of the Work already incurred, the remaining Work can be completed for the Guaranteed Maximum Price, or (ii) sufficient funds are available to Contractor to pay any anticipated overage.

3.1.4 Other Work. Contractor agrees that the scope of the Guaranteed Maximum Price includes Work not expressly indicated on the Contract Documents, but which is reasonably inferable from the Contract Documents or consistent therewith and/or necessary to achieve and implement the Guaranteed Maximum Price Premises and Assumptions, and such Work shall be performed by Contractor without any increase in the Guaranteed Maximum Price. The intent of the Contract Documents is described in Section 2.1 and shall include all additional items as being necessary to conform with this Contract, including, but not limited to, the Guaranteed Maximum Price Premises and Assumptions, and applicable Laws (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure). Contractor acknowledges that it bears responsibility for consequences resulting from its construction processes and acknowledges its responsibility to manage and coordinate all of the construction processes for the Project so that the requirements of the Contract are achieved.

3.1.5 Construction Contingency.

(a) Owner Contingency. The Guaranteed Maximum Price includes an Owner contingency in the amount of $1,000,000 (“Owner Contingency”). To allocate a portion of the Owner Contingency to a portion of the Work for any purpose, Contractor shall submit a Change Proposal to Owner setting forth in reasonable detail why the allocation is required. Contractor and Owner will then follow the procedure described in Article 18 of this Agreement, and each and every allocation of the Owner Contingency shall be expressly subject to and contingent upon Owner’s prior approval, and notwithstanding any request Contractor shall not be entitled to any allocation of the Owner Contingency without Owner’s approval. Owner shall have the right to allocate any one or more portions of the Owner Contingency as Owner desires, including but not limited to cost overruns, implementation of any Recovery Plan, and as described in Section 3.1.7.1 hereof. Each allocation of the Owner Contingency by Contractor and approved by Owner shall be reflected on the respective Application for Progress Payment for the period during which Contractor makes such approved allocation.

(b) Contractor Contingency. The Guaranteed Maximum Price includes a Contractor construction contingency in the amount of $12,000,000 (“Contractor Construction Contingency”). The Contractor Construction Contingency shall be Contractor-controlled, and the Owner shall refrain from directing the use of the Contractor Construction Contingency. Notwithstanding anything to the contrary, the Contractor shall not be required to use the Construction Contingency for any purpose that would otherwise entitle it to an increase in the Guaranteed Maximum Price pursuant to the terms and conditions of this Agreement (e.g. Change Order Work). Contractor shall only be entitled to allocate from and apply against the Contractor Construction Contingency for (a) Costs of the Work and (b) warranty costs prior to Final Completion,

3.1.6 Allowances. The Guaranteed Maximum Price includes specific “Allowance Amounts” for certain items as shown on the Schedule of Values and budgeted in the Guaranteed Maximum Price (“Allowance Items”). The only Allowance Items shall be those items that are unique and special relating to Owner’s Design and that lack a benchmark, and they shall be specifically identified as such in the Schedule of Values and in the Guaranteed Maximum Price. The Allowance Amounts represent all Costs of the Work of the Allowance Items, including, without limitation, costs of materials, labor, handling, transportation, loading and unloading and installation, as determined by Contractor.

3.1.7 Subcontractor Bids. The Drawings and Specifications for the Work and Project are not complete. As Drawings and Specifications are completed for a particular portion of the Work (including Allowance Items), and are deemed sufficient to call for tenders for a particular portion of the Work, Contractor shall to the extent reasonably possible (and after consultation with Owner) propose and obtain bona fide bids from a minimum of three Subcontractors and/or Vendors for that portion of the Work and, in accordance with Section 9.2 hereof, make a recommendation to Owner in writing as to which bid Owner should select and assist, as Owner may request, Owner in selecting one of such bids.

3.1.7.1 If the amount of the bid selected by Owner exceeds the amount budgeted in the Guaranteed Maximum Price for that item or portion of the Work, including the Allowance Amount as to an Allowance Item, and the increase in cost is due to the failure of the Drawings and Specifications to substantially conform to the Guaranteed Maximum Price Premises and Assumptions as set forth on Exhibit G attached hereto, Owner shall, subject to Section 3.1.7.3 below, either (a) rework the Drawings and Specifications with Architect and Contractor to cause the Work depicted therein to fall within the budgeted amount allocated in the Guaranteed Maximum Price (or within the Allowance Amount as to an Allowance Item), or (b) if the cost difference is less than $50,000.00 (subject to an aggregate maximum total of $500,000.00), Owner shall be entitled to allocate and apply a portion of the Owner Contingency to such increased cost, or (c) increase the Guaranteed Maximum Price by an amount equal to that portion of the difference between the amount of the selected bid over the amount budgeted for such item or portion of the Work in the Guaranteed Maximum Price (or over the Allowance Amount as to an Allowance Item) that is attributable to the failure of the Drawings and Specifications to substantially conform to the Guaranteed Maximum Price Premises and Assumptions, or (d) any combination of the foregoing (a), (b) or (c).

3.1.7.2 If the amount of the bid recommended by Contractor and accepted by Owner exceeds the amount allocated or budgeted in the Guaranteed Maximum Price for that item or portion of the Work, and the Drawings and Specifications substantially conform to the Guaranteed Maximum Price Premises and Assumptions, then:

(a) if the portion of the Work is not an Allowance Item, the Drawings and Specifications shall not be reworked and Contractor shall perform such Work and such increase in costs shall be solely Contractor’s responsibility and Contractor shall not be entitled to, and will not seek, any increase in the Guaranteed Maximum Price (though Contractor shall be entitled to allocate a portion of the Contractor Construction Contingency to cover such cost increase if Contractor elects to the extent permitted under Section 3.1.5 hereof (provided, however, if no funds remain in the Contractor Construction Contingency, Contractor shall still be responsible for the increased cost of the Work), and Contractor shall not be entitled to, and will not seek, any increase in the Guaranteed Maximum Price with regard thereto; or

(b) if the portion of the Work is an Allowance Item, Contractor shall not be responsible for such excess cost of that Allowance Item over the Allowance Amount (subject to Section 3.1.7.3 hereof), even if the Drawings and Specifications are in conformance with the Guaranteed Maximum Price Premises and Assumptions, and in such case as to such increased costs Owner may make an election under clauses (a), (b), (c) or (d) of Section 3.1.7.1 above.

3.1.7.3 Notwithstanding the provisions of Sections 3.1.7.1 and 3.1.7.2 above, if Contractor failed to comply with its obligations under this Agreement or that certain Preconstruction Agreement for Guaranteed Maximum Price Construction Services dated May 1, 2011, including without limitation Section 7.3 of this Agreement, including to timely notify Owner in writing in accordance with Section 7.3.5 of this Agreement that the Drawings, Specifications or designs for such item or portion of the Work (including any Allowance Item), failed to substantially conform to the Guaranteed Maximum Price Premises and Assumptions, and, as a result, the amount of the bid selected by Owner exceeds the amount allocated in the Guaranteed Maximum Price for that item or portion of the Work, or that redesign or value engineering was necessary to bring the cost within or below the amounts allocated in the Guaranteed Maximum Price for such item or portion of the Work, Owner shall not be required to make any election under clause (a), (b),

(c) or (d) of Section 3.1.7.1 above or under Section 3.1.7.2 above, and Contractor shall perform and be responsible for the increased cost of such Work (though Contractor to the extent permitted under Section 3.1.5 may utilize a portion of the Contractor Construction Contingency to cover such increased costs; provided, however, if no funds remain in the Contractor Construction Contingency, Contractor shall still be responsible for the increased costs of such Work) and be estopped from seeking, and Contractor agrees not to seek and shall not be entitled to, any increase in the Guaranteed Maximum Price with regard thereto.

3.1.7.4 If the amount of the bid selected by Owner plus the additional and customary cost to complete the bid Work (if such additional and customary amount is so required as mutually determined between Owner and Contractor) is less than the amount allocated or budgeted in the Guaranteed Maximum Price for that item or portion of the Work, then the difference between those amounts shall be allocated to and included within the Contractor Contingency.

3.1.7.5 Notwithstanding the provisions of this Section 3.1.7, if Owner elects to have a party other than Contractor perform the Work related to an Allowance Item or other portion of the Work, or otherwise eliminates or reduces the scope of an Allowance Item or other portion of the Work, the Guaranteed Maximum Price shall be reduced by both (a) the Allowance Amount for any such Allowance Item or the budgeted amount in the Guaranteed Maximum Price for such item, and (b) a portion of the Contractor’s Fee in an amount equal to two and one quarter percent (2.25%) of aggregate amount of reductions specified in the preceding clause and there shall not be any corresponding increase in the Guaranteed Maximum Price for the cost of such Allowance Item or other portion of the Work not performed by Contractor.

3.1.7.6 (a) Interiors Allocation values set forth in Exhibit F to this Agreement, were established by Contractor and Owner utilizing historical cost information from representative projects. The Contractor Interiors Allocation values combined with the Owner Interiors Allocation values, as set forth in Exhibit F to the Agreement, provide for the total budgeted value for the interiors of each respective area. It is recognized that these values may require adjustments upon receipt of the final design documents and that a final re-allocation may need to occur for each of the respective areas. Such re-allocations shall not cause the combined Interiors Allocations to exceed the total amount for same identified in Exhibit F to this Agreement. In no event shall any re-allocations of the Interior Allocation values pursuant to this Section or otherwise result in an increase to the total amount of the Interior Allocation values as set forth in Exhibit F to this Agreement. Contractor acknowledges and agrees that Contractor’s Obligations to manage and coordinate Owner’s Consultants and timely review Owner’s Design documents and the Drawings and Specifications and provide written notice to Owner of any known inconsistencies, non-conformity, errors or other problems pursuant to this Agreement, including but not limited to Section 7.3, including, but not limited to, whether Owner’s Design documents and or the Drawings and Specifications conform to the benchmarks in the Guaranteed Maximum Price Premises and Assumptions, are critical to avoiding delays and last minute reallocations of the Interior Allocation values.

(b) To the extent any mutually agreed upon re-allocation of the Interior Allocation values between Owner and Contractor with regard to a respective interior area, increases the value allocated to Contractor over the value set forth therefore for Contractor on Exhibit F to this Agreement, then Owner shall either (i) cause the Guaranteed Maximum Price to correspondingly be increased by an amount equal to the increase in such value allocated to Contractor, or (ii) rework the Drawings and Specifications and Owner’s Design documents to cause the respective interior Work to fall within the value originally allocated to Contractor (such that no re-allocation occurs).

(c) To the extent any mutually agreed upon re-allocation of the Interiors Allocation values between Owner and Contractor with regard to a respective interior area, reduces the value allocated to Contractor from the value set forth for Contractor on Exhibit F to this Agreement, then the Guaranteed Maximum Price shall correspondingly be reduced by Change Order an amount equal to the reduction in such value allocated to Contractor.

3.2 Cost of the Work. “Cost of the Work” means those elements of costs described in this Section 3.2 up to the Guaranteed Maximum Price (subject to change only as provided in this Agreement) which are chargeable to Owner and payable to Contractor when reasonably, properly, actually and necessarily incurred by the Contractor during or in connection with performance of the Work, without mark-up or add on of any kind by or at the request of Contractor. Such costs shall be actual costs paid by Contractor during the applicable billing period and agreed upon by Owner, less all discounts, rebates and salvages taken by Contractor. All amounts paid or payable as Costs of the Work shall be subject to verification by audit pursuant to Article 19 of this Agreement. Contractor covenants and agrees to use its best efforts to achieve the lowest price or cost available and consistent with the Contract Documents, for all Cost of the Work items. Upon Final Completion of the Work, all net savings on any and all components of the Cost of the Work below the Guaranteed Maximum Price as may be adjusted pursuant to this Agreement, shall be split with 30% of such savings being paid to the Contractor and 70% of such savings being retained by the Owner. The saving calculation shall exclude scope savings and OCIP savings as the calculation is based on the Guaranteed Maximum Price as adjusted pursuant to this Agreement. Costs of the Work shall be strictly limited to and include only the following items.

3.2.1 Contractor’s Salaried Employees. Direct cost of amounts actually paid by Contractor for the salaries paid to Contractor’s employees (excluding craft labor) while and only to the extent they are performing Work at the Site and at the rates on Exhibit C attached hereto, except to the extent approved otherwise by Owner, and except for those off-Site personnel listed in Exhibit C attached hereto (all such on-Site and off-Site personnel collectively being “Personnel”). Such direct costs include Contractor’s actual costs of statutory payroll and unemployment taxes and payroll burden and customary employee benefits, including bonus provisions, as approved by Owner, to the extent stated in this Section 3.2.1, but not to exceed a specified percentage, to be mutually agreed between Owner and Contractor after the Date of Commencement based on an audit of Contractor’s initial Applications for Progress Payments, of an employee’s direct annual salary (excluding benefits) per year, pro-rated for the time they are performing Work at the Site. Contractor shall submit to Owner all documentation necessary to support the referenced rate and benefits. Contractor’s costs for bonuses, stock options, profit sharing arrangements and similar incentive programs shall be Non-Allowable Costs of the Work (except for amounts paid by Contractor into 401K plans for its designated Personnel, which amounts shall not exceed 10% of the respective employee’s gross salary) and thus included within the Contractor’s Fee. Costs for Contractor’s staff shall exclude any elements of overhead or profit. Any changes to the Personnel listed in Exhibit C during the course of the Work must be approved in advance and in writing by Owner. The Contractor shall submit a rate schedule for each of its Personnel for Owner’s audit and approval, including any increases other than increases solely for annual standard cost of living adjustments and merit raises in Contractor’s normal and customary practice, but not to exceed five percent (5%) of an employee’s direct annual salary (excluding benefits) per year, unless approved otherwise in advance by Owner in writing. Costs included in such proposed rates shall, however, be strictly limited to actual payroll costs including actual labor burden, and excluding any element for overhead or profit until the negotiated rate described above is agreed upon by Owner and Contractor after which such negotiated rate shall be used. Items covered by or included within the labor burden shall not be separately or otherwise included in Costs of the Work or billed to Owner. All other employee allowances and per diems are an Allowable Cost of the Work. Company provided vehicles or employee allowances for vehicles to include fuel and maintenance are also a Cost of the Work.

3.2.2 Contractor’s Site Craft Labor. Direct cost of amounts actually paid for Contractor’s craft labor, including actual cost (until the negotiated rate described in Section 3.2.1 above is agreed upon by Owner and Contractor) for labor burden. Contractor shall submit daily rates for regular time and hourly rates for premium time hours for Owner’s review and approval. In no event shall such rates exceed prevailing wages in the area of the Site for such labor or the amount actually paid by Contractor for such craft labor, or such greater amount if Owner approves in writing in its sole discretion.

3.2.3 Subcontractor and Vendor Costs. Direct cost of amounts actually paid or payable during the applicable billing period by Contractor to its Subcontractors and Vendors for Work performed pursuant to subcontracts and purchase orders (including any change orders or other modifications thereto) which have been reviewed and approved in advance and in writing by Owner (except to the extent Owner’s prior written consent is not required pursuant to Section 9.3 of this Agreement).

3.2.4 Materials and Equipment Incorporated in the Work. Direct cost of amounts actually paid or to be paid during the applicable billing period by Contractor and approved by Owner for all materials and equipment incorporated or to be incorporated into the Work by Contractor, including the actual direct costs of transportation, expediting, unloading, protecting, maintaining, distributing waste/spoilage, damaged material, approved insurance and temporary storage (including any materials stored off-Site so long as the requirements of Section 5.13 of this Agreement are fulfilled to Owner’s satisfaction). Contractor shall promptly disclose to Owner all relevant details regarding any such materials, equipment and other items if any of the foregoing is being provided for purchase by Contractor or any company which is a subsidiary or otherwise affiliated with Contractor or its parent company. Said costs shall be invoiced at actual prices, net of any available trade and quantity discounts. Contractor shall use its best efforts to achieve the lowest cost or price available and consistent with the Contract Documents. Any salvage value received by Contractor or any Subcontractor for any excess items, materials or equipment paid for by Owner in excess of $2,500 of salvage value, to be determined prior to Final Payment upon Final Completion, shall reduce the Cost of the Work and be a credit to Owner.

3.2.5 Materials and Equipment Consumed at the Site. Direct cost of amounts actually paid or to be paid during the applicable billing period by Contractor for all materials, equipment, supplies and small tools which are provided by Contractor, its Subcontractors or Vendors at the Site and fully consumed at the Site during performance of the Work, including the actual direct and reasonable costs of transportation and related approved insurance costs and temporary storage on-Site or pursuant to Section 5.13 hereof. Contractor shall promptly disclose to Owner all relevant details regarding any such materials, equipment and other items if any of the foregoing is being provided for purchase by Contractor or any company which is a subsidiary or otherwise affiliated with Contractor or its parent company. Said costs shall be at lowest rates reasonably available and consistent with the Contract Documents and shall be invoiced at actual prices, net of any available trade and quantity discounts. Contractor agrees to use its best efforts to achieve the lowest cost or price available and consistent with the Contract Documents. Any salvage value received by the Contractor for any excess items paid for by Owner, to be determined prior to Final Payment upon Final Completion, shall be documented and accounted for and reduce the Cost of the Work and be a credit to Owner.

3.2.6 Rental Equipment. Direct cost of amounts actually paid or to be paid during the applicable billing period by Contractor for rental charges for all necessary construction machinery and equipment utilized at the Site (exclusive of small tools), including the direct costs of transportation, delivery, installation, dismantling, removal, maintenance, operation, fuel, oil, grease, tires, hoses, cylinders, wire ropes, rigging equipment, service and wear parts (to the extent the foregoing are not included within the rental rate for such machinery and equipment) and approved insurance. Contractor shall use its best efforts to achieve the lowest cost or price available and which is consistent with the Contract Documents. Contractor shall promptly disclose to Owner all relevant details regarding any such construction machinery or equipment that is being provided, either for purchase or rental, by Contractor or any company which is a subsidiary or otherwise affiliated with Contractor or its parent company. The rental rates for any machinery and equipment owned by Contractor or an affiliated entity shall be agreed upon by Owner and Contractor in advance; provided that the aggregate amount of rental costs charged for any individual piece of Contractor or affiliate-owned machinery or equipment shall not exceed 80% of its agreed upon replacement value as mutually determined by Owner and Contractor. The preliminary list of machinery and equipment to be rented or purchased by the Contractor for use in the Work is set out on Exhibit D attached hereto.

3.2.7 Site Office Costs. Direct cost of amounts actually paid or to be paid during the applicable billing period by Contractor for Site office facilities and Site office general expenses, telephone services, long distance telephone calls, photocopying, postage, reasonable and customary petty cash expenses not to exceed $1,000.00 monthly, facsimile transmissions, office supplies, custom printing required by the Contract Documents, express and air courier mail delivery services, Site office equipment such as computers, furniture, radios, telephones, copiers, facsimile machines, typewriters and similar items used in connection with the Work. Contractor shall use its best efforts to achieve the lowest cost or price available and consistent with the Contract Documents; provided, however, such costs shall be expressly limited to such of the foregoing items as are not otherwise made available or provided by Owner to Contractor at the Site. Contractor shall promptly advise Owner of any such Site office equipment which is charged to the Work and provide Owner with all purchase and rental agreements pertaining thereto for Owner’s approval. Contractor shall promptly disclose to Owner all relevant details if any such Site office equipment is being provided, either for purchase or rental, by Contractor or any company which is a subsidiary or otherwise affiliated with the Contractor or its parent company. Any office equipment and items paid for by Owner shall be transferred to Owner not later than Final Completion.

3.2.8 Reimbursable Taxes. Direct cost of amounts properly and actually paid by Contractor for sales, property, and use taxes directly relating to materials and equipment incorporated or consumed into the Work and/or directly relating to rental equipment used in the Work that are imposed by governmental authorities and paid by the Contractor “Reimbursable Taxes”).

3.2.9 Bond Premiums. Direct cost of amounts actually paid or to be paid during the applicable billing period by Contractor for premiums solely attributable to the Work for Contractor’s Payment and Performance Bonds to the extent required by Owner, and direct cost of amounts paid during the applicable billing period for Subcontractor bond premiums.

3.2.10 Course of Constructions Repairs—Rework. Actual and reasonable costs incurred and paid by Contractor for Rework that is not recovered from any Subcontractor or Vendor or not covered by insurance.

3.2.11 Royalties. Royalties and license fees necessarily and reasonably paid during the applicable billing period by Contractor for an express design, process or product required by the Contract Documents in accordance with Section 7.20 hereof.

3.2.12 Miscellaneous Costs. Miscellaneous costs are chargeable as a Cost of the Work only as follows:

3.2.12.1 Direct costs actually and reasonably incurred or paid by Contractor for clean-up and removal of debris;

3.2.12.2 Direct costs actually and reasonably incurred or paid to respond to an emergency affecting the safety of persons and property, to include preemptory and demobilization costs, and not otherwise a Non-Allowable Cost of the Work;

3.2.12.3 Direct costs actually and reasonably incurred or paid by Contractor for blueprinting of Drawings as required by the Contract Documents and required postage, express mail and long distance costs in the performance of the Work;

3.2.12.4 Except for the Major Permits that are Owner’s responsibility to pay, direct costs actually incurred and paid for building permit fees, including plan check fees, which are required by governmental authorities to be taken out in Owner’s name for construction and completion of the Work, including temporary and final certificates of occupancy;

3.2.12.5 Direct costs actually and reasonably incurred and paid during the applicable billing period by Contractor’s Personnel and required for travel or while traveling in the performance of the Work, all in accordance with travel policies agreed upon in advance by Owner and Contractor;

3.2.12.6 Losses and expenses from property damage not compensated by insurance and incurred by Contractor directly relating to the performance of the Work and not relating to or arising from the failure of Contractor or any Subcontractor or Vendor to comply with the Contract Documents or otherwise a Non-Allowable Cost of the Work;

3.2.12.7 The costs of insurance Contractor and Subcontractors are required to carry relating to the Work pursuant to Article 15 hereof;

3.2.12.8 Other actual direct costs specifically and expressly stated in this Agreement as being payable to Contractor as a Cost of the Work; and

3.3 Non-Allowable Cost of the Work. “Non-Allowable Cost of the Work” means the direct and/or indirect costs described in this Section 3.3 and all similar costs and all other costs not included within the Cost of the Work as described in Section 3.2 hereof, which are paid or incurred by Contractor during or in connection with the performance of the Work. All such Non-Allowable Costs of the Work are included in Contractor’s Fee set forth in Section 3.1.1.2 above, regardless of whether they exceed the amount of such Contractor’s Fee. Notwithstanding any provision of this Contract to the contrary, (a) an item of cost which would otherwise be included in the Cost of the Work shall be deemed a Non-Allowable Cost of the Work if any of the provisions of Sections 3.3.1 through 3.3.26 below shall apply to such item of cost, and (b) Contractor shall not be entitled to receive any additional reimbursement for Non-Allowable Costs of the Work, including, but not limited to, any of the types of cost items described as follows:

3.3.1 The cost of any item not specifically and expressly included as a Cost of the Work in Section 3.2 above;

3.3.2 Costs in excess of the Guaranteed Maximum Price;

3.3.3 Salaries and all other compensation of the Contractor’s Personnel and representatives performing any function at any location, except for those Personnel individually named as approved in Exhibit C attached hereto and those Personnel while performing Work on Site, and to the extent described therein;

3.3.4 All direct and indirect operating, maintenance and overhead costs of any nature whatsoever arising out of or in any way relating to any of the Contractor’s principal or branch offices, including, but not limited to: office space; furniture and equipment which is dedicated to or reserved for use for the Work; leasing and rental costs; maintenance; local telephone; utilities; depreciation; security; office supplies; property taxes; the development of engineering and construction manuals, standards or computer programs; personnel training of any kind; and janitorial services; excepting only those actual and direct costs incurred and permitted to the extent described in Sections 3.2.7 and 3.2.12 above;

3.3.5 Any expenses relating to Contractor’s operating capital, including interest on the Contractor’s capital employed in support of the Work (provided, however, as to interest, only so long as Owner timely pays amounts properly due and owing to Contractor in accordance with and subject to the Contract Documents);

3.3.6 Except as to Rework to the extent provided in Section 3.2.10, all direct and indirect costs arising out of or relating to any defect in the Work or the fault or negligence of, or failure to comply with the terms of the Contract Documents or any subcontracts by, the Contractor, any Subcontractor or Vendor of any tier or anyone directly or indirectly employed by any of them, or any party for whom any of the foregoing are responsible or liable at law or under the Contract Documents or otherwise or for whose acts or omissions any of them are responsible or liable at law or under the Contract Documents;

3.3.7 [Deleted]

3.3.8 All costs incurred by Contractor for stock options, profits sharing arrangements and similar incentive programs (except for fixed amounts reasonably agreed upon by Owner and Contractor);

3.3.9 [Deleted]

3.3.10 All direct and indirect costs of any nature resulting from or attributable to terminations, cancellations for convenience or suspensions, excepting only for those costs which are expressly identified and permitted in accordance with Article 17 of this Agreement;

3.3.11 Rental costs of Contractor or affiliate owned machinery and equipment, except as specifically provided in Section 3.2.6 of this Agreement, and Contractor and Owner may together from time to time modify any list of the foregoing machinery and equipment;

3.3.12 All costs and fees relating to business and/or operating permits, licenses and taxes, required by any governmental authorities (except as provided in Sections 3.2.8 and 3.2.12.5), or by labor agreements, to enable the Contractor, its Subcontractors or Vendors of any tier to be qualified to do business and/or perform trade activities and/or any Work pursuant to the Contract Documents;

3.3.13 Costs of repairing Defective Work, or Work damaged by Contractor, Subcontractors, sub-subcontractors, materialmen, anyone directly or indirectly employed by any of them, or for those acts or omissions any of them are responsible or liable at law or under the Contract Documents except to the extent provided in Section 3.2.10 hereof;

3.3.14 Costs incurred by Contractor in satisfying its indemnification obligations pursuant to Article 14 of this Agreement or any other Contractor indemnification provision of the Contract Documents;

3.3.15 Payments on account of materials, supplies, and equipment until delivered and suitably stored at the Site for subsequent incorporation or consumption in the Work, except as specifically provided in Sections 3.2.4, 5.11 and 5.13 of this Agreement;

3.3.16 [Deleted]

3.3.17 Costs, including, but not limited to, legal costs, incurred by Contractor relating to the preparation, response to or defense of any Claim, or of any claims by third parties for copyright or patent infringement, for which Contractor or any Subcontractor or Vendor are liable or responsible at law or under the Contract Documents;

3.3.18 Any cost incurred by Contractor relating to a Change in the Work without a Change Order or Construction Change Directive (other than a Minor Change or unless approved otherwise in writing by Owner and Owner’s Lenders);

3.3.19 Costs (including, but not limited to, Costs of the Work) reimbursed by insurance to Contractor or any Subcontractor or Vendor;

3.3.20 [Deleted];

3.3.21 OCIP costs that Owner has already paid;

3.3.22 [Deleted];

3.3.23 [Deleted];

3.3.24 [Deleted];

3.3.25 Costs that are incurred or are submitted to Owner for payment after the Final Payment has been made, except for the specific dollar amounts of any unresolved Claims specifically identified in Contractor’s Application for Final Payment;

3.3.26 Any cost specifically stated in this Agreement as not reimbursable to the Contractor or not includable in the Cost of the Work; and

3.3.27 All other direct, indirect and/or overhead costs of any nature whatsoever, except as otherwise expressly provided to the contrary in the Contract Documents.

3.4 Contractor’s Responsibility For Taxes. Other than as provided in Sections 3.2.1 and 3.2.8, it is expressly understood that no Taxes of any nature whatsoever are considered a Cost of the Work and that Contractor will not be separately reimbursed for any Taxes. Contractor shall be responsible for and shall timely pay, all Taxes relating to or arising out of the performance of the Work and/or Contractor’s obligations under the Contract.

3.5 Discounts, Rebates and Refunds. All cash discounts (so long as Owner has made payment to Contractor to the extent advance or timely payment is necessary to obtain such cash discount), trade discounts, rebates and refunds obtained by Contractor during the course of the Work, and all amounts received from sales of surplus materials and equipment, shall accrue to Owner. Contractor shall take all necessary steps to obtain, secure and pass on such credits to Owner and all such discounts, rebates and refunds shall be fully reflected in Contractor’s monthly Applications for Progress Payment submitted pursuant to Article 5 of this Agreement. Title to all materials, tools, and equipment paid for by Owner shall be vested in Owner. At the completion of the Work and when no longer required, such tools, equipment and materials as remain shall belong to Owner and be, as Owner may direct (a) sold at the direction of Owner and all sums and allowances realized shall be credited against the Cost of the Work for all purposes under this Agreement or (b) delivered to Owner, all as Owner shall direct.

3.6 No Duplication. Notwithstanding the breakdown or categorization of any costs in this Article 3 or elsewhere in the Contract Documents, there shall be no duplication of payment in the event any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories. Notwithstanding any reference in the Contract Documents to an item being referred to as Contractor’s sole cost, expense, or responsibility, such item shall nevertheless be analyzed by the Owner (and its auditors) and Contractor pursuant to Article III for categorization as an allowable or non-allowable Cost of the Work.

ARTICLE IV.

CONTRACT TIME AND INTERIM MILESTONE DATES

4.1 Definitions.

4.1.1 The term “day” means any calendar day including public holidays.

4.1.2 The term “Notice to Proceed” means the written notice from Owner to Contractor providing Contractor with a “Date of Commencement” for the Work.

4.1.3 The term “Interim Milestone Dates” means either the fixed dates, or the fixed number of calendar days, available to Contractor to achieve the key schedule “Interim Milestones” identified in Exhibit B (the “Project Schedule”).

4.1.4 The term “Contract Time” means (a) with respect to Substantial Completion, the period of time between the Date of Commencement and Guaranteed Date of Substantial Completion, and (b) with respect to Final Completion of the Work the period of time between the Guaranteed Date of Substantial Completion and the Guaranteed Date of Final Completion.

4.1.5 The term “Guaranteed Date of Final Completion” means the date which is one hundred twenty (120) calendar days after the date of Substantial Completion of the entire Work.

4.1.6 The term “Guaranteed Date of Substantial Completion” means the date twenty-one (21) months after the date of the Notice to Proceed in Section 4.1.2 hereof.

4.2 Time of the Essence. Contractor hereby accepts and confirms that, subject to the terms of this Agreement, the Contract Time is reasonable for completing the Work and hereby agrees to dedicate such personnel and other resources as are necessary to assure that the Work is continuously managed and performed in a diligent, skilled and workmanlike manner to achieve the Interim Milestone Dates and the Guaranteed Date of Substantial Completion. Contractor acknowledges that TIME IS OF THE ESSENCE with respect to its obligations under the Contract Documents, and that Owner will suffer substantial damages in the event that Substantial Completion is not achieved by the Guaranteed Date of Substantial Completion in accordance with and subject to the terms of this Agreement. Notwithstanding any other provision of the Contract to the contrary, in the event Owner is unable to obtain financing satisfactory to Owner for the Project and Owner does not issue a Notice to Proceed, Owner shall have the right to terminate the Contract upon written notice to Contractor and such termination shall be treated as a termination for convenience by Owner pursuant to Section 17.2 hereof and the parties rights and obligations with regard to such termination shall be as provided for in Section 17.2 hereof. Contractor will not commence or perform any Work at the Site prior to the Date of Commencement in Owner’s Notice to Proceed.

4.3 Completion Guarantees. Subject to changes in the Contract Time which are mutually agreed to and finalized in accordance with the Contract Documents, Contractor hereby guarantees to cause the Work to be commenced on the Date of Commencement as provided in Section 4.1.2 hereof, and to (a) timely achieve each of the Interim Milestones on or before the applicable Interim Milestone Date, and (b) timely achieve Substantial Completion of the entire Work in accordance with the requirements of Section 12.1 of this Agreement on or before the Guaranteed Date of Substantial Completion. Section 4.4 below provides for Liquidated Damages for failure to achieve the Revenue Opening by the specified dates, and Contractor shall and hereby agrees to pay such Liquidated Damages to Owner for and against any and all costs, damages, expenses, losses, liabilities and obligations relating to and/or arising out of Contractor’s failure to timely achieve the Revenue Opening by the Guaranteed Date of Substantial Completion, except pursuant to schedule extensions which are set forth in Change Orders approved by Owner in accordance with the Contract Documents. In the event Contractor fails to timely achieve any Interim Milestones by the respective Interim Milestone Date, Contractor shall not be subject to any liquidated damages for such failure nor shall Contractor be liable for any direct damages, indirect damages, Consequential Damages, or other damages for such failure; provided however, notwithstanding the foregoing Contractor shall still be subject to, and Contractor shall be obligated to comply fully with, the provisions of Article 11 hereof including but not limited to submitting and implementing a Recovery Plan.

4.4 Liquidated Damages With Respect to Delays.

4.4.1 If the Revenue Opening (as defined herein below) is not achieved by the Guaranteed Date of Substantial Completion, as such period may be adjusted mutually pursuant to the Contract Documents, Contractor acknowledges and agrees that Owner will suffer significant damages. “Revenue Opening” shall mean that the Work is sufficiently complete in accordance with the Contract Documents and all designated or required governmental certificates of occupancy and other permits, inspections and certifications related to and allowing the full occupancy and use of the Project by the public and Owner for all its designed purposes have been issued to Owner by the relevant governmental authorities and the Project, with respect to the Contractor’s Work, may be fully open to the public. Accordingly, if the Revenue Opening is not achieved by the Guaranteed Date of Substantial Completion, Contractor shall pay to Owner on demand (or, at Owner’s option Owner may deduct, withhold and/or set off the whole or any portion of the following liquidated damages amounts from or against any amounts then or thereafter payable or due to Contractor from Owner), as liquidated damages (“Liquidated Damages”) for such delay and not as a penalty, the following amounts:

4.4.1.1 If the Revenue Opening is not achieved by the Guaranteed Date of Substantial Completion, Thirty Thousand United States Dollars (US$30,000.00) per day for each day of delay from and after the thirtieth (30th) day after the Guaranteed Date of Substantial Completion until the Revenue Opening is achieved. The maximum Liquidated Damages payable by Contractor under this Section 4.4.1 shall not exceed an amount equal to fifty percent (50%) of the total Contractor’s Fee. Notwithstanding anything to the contrary herein, no Liquidated Damages shall be assessed until the 31st day after the Guaranteed Date of Substantial Completion.

4.4.2 Owner and Contractor hereby agree that it would be impractical or impossible to ascertain at the outset of the Project the exact amount of damages in the case of Contractor’s failure to cause the Revenue Opening to be achieved by the Guaranteed Date of Substantial Completion, and agree to stipulate that Owner’s loss in the case of any such failure, including all direct, indirect, loss of use and consequential damages for such delay, will be deemed equal to the amounts set forth herein as liquidated damages for the specific periods set forth in Section 4.4.1 above for such delays as referred to therein, which amounts both parties agree represent the parties’ best efforts at the outset in making a genuine pre-estimate of Owner’s actual damages in such event.

4.4.3 The imposition or payment of Liquidated Damages under Section 4.4.1 is solely a limitation on Contractor’s liability for delays as set forth therein, and is the sole remedy for delays as set forth in this Section 4.4. Notwithstanding the provisions of this Section 4.4, the foregoing liquidated damages, shall not apply to or limit in any way any of Contractor’s obligations and covenants under Section 11.8 hereof, including, without limitation, Contractor’s obligation to provide and implement any Recovery Plan and/or take all available steps to overcome or mitigate against the adverse effects of all delays identified by Owner. The imposition of Liquidated Damages in Section 4.4.1 shall not in any way apply to or limit Contractor’s liability for (i) any other act, omission, breach or default of Contractor, Subcontractor or any Vendor, other than Contractor’s delay and failure to cause the Revenue Opening to be achieved by the Guaranteed Date of Substantial Completion, or (ii) for any breach or default of Contractor, Subcontractor or any Vendor under any of the Contract Documents, other than Contractor’s delay and failure to cause the Revenue Opening to be achieved by the Guaranteed Date of Substantial Completion, or (iii) Contractor’s obligation to complete the Work for the Guaranteed Maximum Price, including, but not limited to, Contractor’s responsibility for all costs in excess of the Guaranteed Maximum Price. Further, this imposition of Liquidated Damages in Section 4.4.1 shall not in any way limit Owner’s other rights and/or remedies under this Agreement or otherwise, other than with regard to Contractor’s delay and failure to cause the Revenue Opening to be achieved by the Guaranteed Date of Substantial Completion, provided, however, in no event and notwithstanding any provision of the Contract to the contrary, this imposition of Liquidated Damages in Section 4.4.1 shall not in any way limit or impair Owner’s rights and remedies under or relating to any bond, including, but not limited to, any Performance and Payment Bond except as it relates to Contractor’s delay and failure to cause Substantial Completion to be achieved by the Guaranteed Date of Substantial Completion.

Contractor Initials	Owner Initials

4.5 Financial and Other Information.

4.5.1 Financial and Other Information. Contractor hereby agrees to prepare and provide, or to cause to be prepared and provided, information and documents requested in writing by Owner with respect to one or more entities that may be formed as a parent entity of Owner and or any parent or subsidiary entities thereof (collectively, the “Company”) that is reasonably necessary to provide to the Company’s underwriters, initial purchasers, placement agents or Owner’s Lenders to effect the financing of the Project and to comply with and or respond to Securities and Exchange Commission comments on proposed financing materials (such information hereinafter referred to as the “Information”). Contractor hereby represents and warrants to the Company that (i) the Information shall present fairly the financial condition of Contractor at the dates indicated and, if applicable, the results of the operations of Contractor for the periods specified and that, since the respective dates as of which the financial statements are given in, and as of the date of the disclosure of such Information, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of Contractor, whether or not arising in the ordinary course of business, except as otherwise stated therein, (ii) the financial statements comprising the Information have been prepared in conformity with generally accepted accounting principles and policies as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, (iii) the auditors who have expressed their opinion with respect to the audited financial statements comprising the Information are independent public or certified public accountants as required by the Securities Act (as defined below) and (iv) the Information to be provided pursuant to this Section 4.5.1 shall be true and correct in all material respects and shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.5.2 Use of Information. Contractor hereby agrees that the Company shall have the right to provide the Information to the Company’s underwriters, initial purchasers, placement agents and Owner’s Lenders and the Securities and Exchange Commission. However, Owner and Contractor agree that Contractor’s financial information shall remain confidential and shall not be used for any purpose except as specifically stated herein. The Company and its underwriters, initial purchasers, placement agents and Owner’s Lenders, and their respective representatives, shall have the right to rely fully upon the Information provided pursuant to this Section 4.5 and on the representations, warranties, covenants and agreements of Contractor contained herein.

4.5.3 Further Assurances; Cooperation. Each Contractor Party hereby agrees that, at any time and from time to time after the date hereof, it shall execute and deliver such documents and instruments and take such other actions as the Company may reasonably request in order to confirm Contractor’s obligations and representations and warranties under Section 4.5 to the Company.

4.6 Early Completion. If, and only if, (a) Revenue Opening is achieved at least sixteen (16) calendar days prior to the Guaranteed Date of Substantial Completion, as such Guaranteed Date of Substantial Completion may be adjusted pursuant to the Contract Documents, and (b) Contractor provides Owner with a written notice accurately confirming to Owner the date of Substantial Completion of the entire Work not less than one hundred twenty (120) calendar days prior to such date. Contractor shall be entitled to an early completion bonus payment, to be paid to Contractor after Owner’s final audit of the Project and Final Payment, in the amount of $30,000 per day for each day, up to but not to exceed sixteen (16) days for a maximum total early completion bonus payment of Five Hundred Thousand Dollars ($500,000.00), that the Contractor achieves Substantial Completion of the Work in advance of the Guaranteed Date of Substantial Completion. The early completion bonus will only be owed to Contractor if Contractor is able to accelerate the Substantial Completion of the Work without the use of overtime labor funded as Costs of the Work or other increase in the Cost of the Work which is incurred or arranged with the intent to achieve Substantial Completion prior to the Guaranteed Date of Substantial Completion.

ARTICLE V.

PAYMENTS TO CONTRACTOR

In consideration of Contractor’s performance of the Work in full compliance with the Contract Documents, Owner shall pay Contractor as follows:

5.1 Schedule of Values. Concurrent with the Date of Commencement for the Work, Contractor shall submit to Owner and Owner’s Lenders a “Schedule of Values” for the Work, allocating values among all categories or portions of the Work based on the Guaranteed Maximum Price Breakdown and the Guaranteed Maximum Price Premises and Assumptions. The Schedule of Values (and all revised and updated Schedule of Values) shall be prepared in such form and supported by data to substantiate its accuracy to the extent as Owner and Owner’s Lenders may reasonably require, shall be based upon the latest cost information available to Contractor, and shall be subject to Owner’s and Owner’s Lenders’ approval which approval shall not be unreasonably delayed. By way of example and not by limitation, the Schedule of Values should include and delineate: (a) each trade subcontract and major component thereof and the contract price or the expected aggregate amount to be paid thereunder in the case of “cost-plus” contracts; and (b) each significant purchase order and the installation costs for all procured materials and equipment, so that logical and realistic cost breakdowns are established and set forth for all facilities, phases, areas, trade disciplines, utility and electrical systems, FF&E items and major components of each of the foregoing. The Schedule of Values as accepted and approved in writing by Owner and Owner’s Lenders shall be used as a basis for the Contractor’s Applications For Progress Payments described in Section 5.2 below. Owner and Owner’s Lenders shall have the right to reject all or any portion of the Schedule of Values which Owner or Owner’s Lenders determines does not accurately define the Work in reasonable detail, or if the detail provided does not accurately reflect an appropriate cost, allocation or proportion of the Work. At any time and from time to time if it reasonably appears to Owner or Owner’s Lenders that any aspect of the Schedule of Values is incomplete or inaccurate, and following any Change Order or Construction Change Directive, the Schedule of Values shall be adjusted by Contractor, in each case subject to Owner’s and Owner’s Lenders’ prior written approval, to reflect accurately the values of the various portions of the Work.

5.2 Applications For Progress Payments.

5.2.1 Format of Applications

5.2.1.1 On or before the first (1st) day of each month, Contractor shall submit to Owner an initial draft of Contractor’s Application for Progress Payment for the previous month.

5.2.1.2 On or before the fifth (5th) day of each month, Contractor shall submit to Owner a fully completed Application For Progress Payment for the previous month in a format reasonably satisfactory to Owner and supported by such documentation to verify entitlement as Owner and Owner’s Lenders may reasonably require, and certified by Contractor as correct. Each Application for Progress Payment shall be sequentially numbered, and shall clearly identify, itemize and attribute all Costs of the Work in a manner which facilitates review by Owner and completion by Owner of any documents required for Owner to make a request for advance (“Advance Request”) from Owner’s Lenders under the Loan Documents. Such Applications for Progress Payment may only request payment for Cost of the Work actually incurred prior to the date of such Application for Progress Payment and that the Contractor has paid or intends to pay to a Subcontractor or Vendor promptly after receipt by the Contractor of the corresponding payment from the Owner or Owner’s Lenders, and may not include requests for payment of amounts Contractor does not intend to pay promptly to a Subcontractor or Vendor because of a dispute or other reason. Contractor shall not submit more than one Application for Progress Payment per month, unless otherwise requested by Owner. In addition, each Application for Progress Payment shall separately identify and itemize the following:

(a) Work performed during such preceding calendar month.

(b) Amounts due for Contractor’s scope of Work satisfactorily completed during the preceding month as measured by the Contractor’s and Subcontractor’s direct and actual costs incurred in accordance with the Cost of the Work described in Section 3.2 of this Agreement, a list of all bills for supplies, materials, equipment and fixtures incorporated in the Work (in detail reasonably sufficient to allow Owner to determine where each item is incorporated) and labor performed (in detail reasonably sufficient to allow Owner to determine where and on what portion of the Work and the Project the labor was performed, including, but not limited to, labor payrolls with names, dates, hours and rates) in connection with the Work, a list of all bills for materials and items purchased and/or manufactured for incorporation into the Work but which, at the time of the Application for Progress payment, have not been incorporated in the Work (in detail reasonably sufficient to allow Owner to determine where each material and item is being stored), together with copies of the actual bills payable to Subcontractors and Vendors under lump sum agreements or otherwise as they relate to such Application for Progress Payment and, to the extent not covered by the foregoing, copies of all invoices over $1,000.

(c) For each category and portion of the Work as shown on the Schedule of Values: (1) the amount requested on all previous Applications for Progress Payment, (2) the amount requested on the current Application for Progress Payment and (3) the amount allocated to the Work yet to be completed.

(d) The percentage completion of each portion of the Work as of the end of the period covered by the Application for Progress Payment, shown as the percentage obtained by dividing (a) the expense which has actually been incurred by Contractor during the period covered by the Application for Progress Payment on account of that portion of the Work for which Contractor has made or intends to make actual payment prior to the next Application for Progress Payment, by (b) the amount allocated to that portion of the Work in the Schedule of Values.

(e) Amounts due which are attributable to the Contractor’s Fee earned as a result of the completion of Contractor’s scope of Work during such period covered by and included in the Application for Progress Payment and approved by Owner. Under no circumstances shall Contractor include in any Application for Progress Payment, nor shall Owner be required to pay or cause to be paid, an Application for Progress Payment for funds to pay an amount in excess of the then applicable pro rata portion of the Contractor’s Fee, using the ratio that the portion of the Work then completed and approved by Owner bears to the total Work (as determined by the total Costs of the Work disbursed to date compared to the total approved Costs of the Work amount on the Schedule of Values).

(f) For all amounts due as the result of approved Change Orders and Construction Change Directives, the Contractor shall make submittals for each Change Order and Construction Change Directive.

(g) Reflect Retention in the amount provided for pursuant to Section 5.6 of this Agreement.

(h) A spreadsheet identifying the starting and current balance of the Contractor Construction Contingency and Owner Contingency, and each allocation thereof and its purpose.

(i) Such additional information and documentation regarding the progress and/or cost of the Work as Owner or Owner’s Lenders may reasonably require.

5.2.2 Substantiation of Costs. Contractor shall support its Applications For Progress Payment with relevant documentary evidence for cost verification purposes as Owner and Owner’s Lenders may reasonably require. This obligation shall include providing Owner with such supporting documentation as necessary to enable Owner and Owner’s Lenders to verify Costs of the Work submitted pursuant to Section 3.2 of this Agreement, including any Costs of the Work attributable to Change Orders or Construction Change Directives. To the extent requested by Owner or Owner’s Lenders, this shall include providing audit access to Contractor’s books and records to the extent described in Article 19 of this Agreement. All blanks and columns in the Application for Progress Payment must be completed. With respect to all costs associated with deposits, advance payments or materials stored off-Site, Contractor must comply with the provisions of Sections 5.11 and 5.13 of this Agreement, and Contractor shall not make any such advance payments and shall not be entitled to reimbursement for the cost of any materials or equipment which have not been delivered and incorporated into the Project or stored at the Site except as provided in those Sections.

5.2.3 Additional Costs For Change Orders and Claims. Except for Construction Change Directives that specify additional costs of the Work are to be paid or pursuant to an Owner signed Change Order, Owner shall not have any obligation to pay or cause to be paid any amounts to Contractor or any Subcontractor or Vendor for work outside the scope of Contractor’s Work.

5.2.4 Lien Waivers. Each Application for Progress Payment shall include signed and acknowledged (by a notary) Conditional Waivers and Releases of Lien Upon Progress Payment in the form attached hereto as Exhibit K from Contractor and each Subcontractor and each Vendor with regard to Work that was done, performed or furnished from the last day covered by the immediately preceding Application for Progress Payment through the last day covered by the current Application for Progress Payment, and signed and acknowledged (by a notary) Unconditional Waivers and Releases of Liens Upon Progress Payment in the form attached hereto as Exhibit L from Contractor and each Subcontractor and each Vendor with regard to Work that was done, performed or furnished through the last day covered by the immediately preceding Application for Progress

Payment. Owner’s receipt of such executed and acknowledged waivers shall be a condition precedent to Owner’s obligation to pay or cause to be paid any amounts pertaining thereto. Notwithstanding the foregoing, and subject to all other terms of this Agreement, to the extent Contractor fails to provide any of the foregoing waivers and releases of lien when required (“Outstanding Releases”), Contractor shall provide to Owner’s and Owner’s Lenders’ title insurers, from time to time upon Owner’s request and as a condition to any progress or other payment to Contractor, such affidavits, indemnities, certificates and other instruments as such title insurers require to issue to Owner and Owner’s Lenders, as a condition to any progress or other payment to Contractor, one or more bonds or endorsements to their respective title insurance policies insuring the lien free status of the Work, the Site and the Project (Contractor’s failure to cause the title insurer to provide the required bonds or endorsement(s) shall be a breach of this Agreement); provided, however, that at no time shall the aggregate of all Outstanding Releases represent Work with an aggregate value in excess of $1,000. In addition, Owner may at any time direct Contractor to submit an executed affidavit that all payrolls, invoices for material and equipment, and other indebtedness connected with the Work and associated with an Application For Progress Payment have been paid.

5.2.5 Contractor Statements. Each Application for Progress Payment shall include a “Contractor’s Advance Certificate,” in substantially the form of Exhibit O attached to this Agreement, or otherwise in form and substance reasonably satisfactory to Owner’s Lenders and signed by Contractor. Further, unless otherwise stated by Contractor in the Contractor’s Certificate and accepted by Owner, the issuance of an Application for Progress Payment (and Final Payment) by Contractor will constitute a representation by Contractor to Owner that (a) the Work has progressed in accordance with the Project Schedule, (b) the quality of the Work performed up to the date of such Application for Progress Payment (or Final Payment) is in compliance with the requirements set forth in the Contract Documents, (c) Contractor is not in breach of any of the provisions of the Contract Documents, (d) Contractor has obtained and holds all permits required to be obtained and held by Contractor for the Work at the time the Application for Progress Payment (or Final Payment) was issued, such permits are in full force and effect and Contractor has performed and observed all requirements of such permits to the extent required to be performed as of the issuance of the Application for Progress Payment (or Final Payment) and (e) Contractor is entitled to payment in the amount certified. The payment by Owner of any amount requested in an Application for Progress Payment shall not be deemed to represent in any way that (i) Owner has inspected the quality or quantity of the Work, (ii) Owner has reviewed the construction means, methods, techniques, sequences or procedures used by Contractor or (iii) Owner has made any examination to ascertain how Contractor has used the progress payments previously made to it.

5.2.6 As-Built Survey. At the time of and as a condition precedent to approval of the Application for Progress Payment submitted after completion of the foundation work for the Project, Contractor shall cause an updated as-built survey from a duly licensed surveyor to be delivered to Owner and Owner’s Lenders, which as-built survey shall be satisfactory in form and substance to Owner, Owner’s Lenders and their respective title insurers.

5.3 Time of Payments. Subject to the terms of the Contract Documents, Owner shall make or cause to be made to Contractor progress payments properly due and undisputed based on an approved Application for Progress Payment within thirty (30) calendar days after receipt of such fully completed Applications for Progress Payment which is submitted along with all requirements under Section 5.2 above, and substantiated in accordance with Section 5.2.2 above, and otherwise reasonably satisfactory to and approved by Owner and Owner’s Lenders, less any amounts that may be retained or withheld pursuant to the Contract Documents. Contractor recognizes that (i) any payment to it by or on behalf of the Owner is conditional upon the approval in writing by Owner’s Lenders of the related Advance Request from Owner, and that (ii) Owner’s Lenders are entitled to request that the Contractor deliver further documents or substantiation of costs before approving any Application for Progress Payment and the related Advance Request from Owner. Owner shall promptly inform Contractor if Owner becomes aware that any of Owner’s Lenders will not be funding all or any portion of a particular Advance Request as it relates to an Application for Progress Payment, notwithstanding that Owner shall have approved such Application for Progress Payment.

5.4 Owner’s Right To Withhold. Notwithstanding anything to the contrary herein, and in addition to the Retention described in Section 5.6 of this Agreement, Owner may, upon written notice to Contractor, together with a written explanation of all such withholding and the calculation of the amounts withheld, withhold from any payments otherwise due to Contractor (including Final Payment), up to one hundred percent (100%) of the amount which, in Owner’s reasonable opinion, is necessary to protect Owner against or compensate Owner for any and all damages, costs, lawsuits claims, overpayments, expenses and losses, including, but not limited to, for the cure of any breach, default or failure to perform, or to assure the payment of claims of third persons, in each case attributable to any of the items or circumstances listed below in this Section 5.4 (such items or circumstances, the “Bases for Withholding”). Owner, at its option, may apply such sums in such manner as Owner may in good faith deem necessary or proper to secure protection from or to satisfy such claims, and Owner shall not be deemed in default of this Agreement or the other Contract Documents by reason of withholding payment under this Agreement in good faith. Contractor shall not be entitled to receive payment with respect to any portion of an Application for Progress Payment that is inaccurate or incomplete or that contains any misrepresentation. The rights and remedies of Owner under this Section 5.4 shall be non-exclusive and shall be in addition to all other remedies available to Owner under this Agreement or at law, in equity or otherwise. Bases for Withholding shall include the following:

5.4.1 The overall percentage of Work satisfactorily completed by Contractor and each relevant Subcontractor and/or Vendor (determined by comparing the amount of Work satisfactorily completed to the total amount of Work to be completed), is less than the overall percentage of payments determined by comparing (i) the sum of (a) all amounts previously paid or caused to be paid by Owner; and (b) the pending Application for Progress Payment to be paid, to (ii) the total amount of the Cost of the Work within the Guaranteed Maximum Price.

5.4.2 Contractor’s failure to satisfactorily perform the Work and its other obligations hereunder in accordance with the Contract Documents, including, but not limited to, failing to comply with any applicable Laws (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure) failure to submit or carry out Recovery Plans in accordance with Section 11.8 of this Agreement, and/or failure to maintain insurance in compliance with the requirements of this Agreement or the requirements of Owner’s Lenders.

5.4.3 Defective Work not remedied in a timely manner after receipt of notice from Owner during the course of the Work or during the Defects Liability Period, as applicable (and if any Work inspected by Owner is not to Owner’s reasonable satisfaction in accordance with the Contract Documents, a condition of any additional payments to Contractor shall be the correction of any such unsatisfactory Work to Owner’s reasonable satisfaction in accordance with the Contract Documents).

5.4.4 Any failure by Contractor to make timely or properly due payments to Subcontractors or Vendors.

5.4.5 Contractor’s failure to submit lien waivers or releases as required pursuant to Section 5.2.4 above or as otherwise required in the Contract.

5.4.6 The exercising by Contractor or any Subcontractor or Vendor of mechanic’s lien rights or other claims relating to the Work against Owner or Owner’s Lenders, the premises of Owner, the Project and/or the Site, or the making or filing of any claim against the same by any other person or entity arising out of or relating to the Work or acts or omissions of Contractor, any Subcontractor, any Vendor, or any other person for whose acts Contractor is responsible or liable at law or under the Contract Documents or otherwise, except for those lien rights exercised as a result of Owner’s failure to make payment or cause payment to be made when due to Contractor under the Contract.

5.4.7 Contractor’s failure to expeditiously remove or release mechanic’s or similar liens made against the premises of Owner, the Project and/or the Site, except for those liens made as a result of Owner’s failure to make payment or cause payment to be made when due to Contractor under the Contract.

5.4.8 Any failure by the Contractor to provide Owner or Owner’s Lenders with timely access to the Contractor’s books and records for audit purposes to the extent described in Article 19 of this Agreement.

5.4.9 Any failure by Contractor to provide the Schedule Updates as required by Article 11 of this Agreement or failure to submit Applications for Progress Payments consistent with the Schedule of Values.

5.4.10 Any failure by Contractor to satisfy any of its obligations under this Agreement to provide documents, certificates, affidavits, bonds or other information or assurances requested by Owner, Owner’s Lenders or their respective title insurers.

5.4.11 Owner’s or Owner’s Lenders’ good faith belief based on reasonable evidence that the Work cannot be completed for the unpaid balance of the Guaranteed Maximum Price or any failure by Contractor to satisfy its obligations under Section 3.1.3 of this Agreement.

5.4.12 Regarding any particular portion of the Work as shown on the Schedule of Values, any amount requested is attributable to a portion of the Work not actually completed or the amount requested represents a greater percentage of the Work than actually completed, in each case as determined by Owner in its reasonable discretion.

5.4.13 Owner’s or Owner’s Lenders’ good faith belief based on reasonable evidence that the Work will not be completed within the Contract Time.

5.4.14 Damage to property or Work or injury to persons attributable to the acts or omissions of Contractor, any Subcontractor or any person for whose acts or omissions Contractor is responsible or liable at law, under the Contract Documents or otherwise.

5.4.15 Deviations from the Contract Documents (other than those approved or permitted in accordance with this Agreement) without an applicable Change Order or Construction Change Directive.

5.4.16 Any material breach or default or failure to perform by Contractor under the Contract Documents, including, but not limited to, failure to maintain any required insurance, or any material inaccuracy in any of Contractor’s representations or warranties.

5.4.17 A determination by Owner to nullify in whole or in part a prior approval of an Application for Progress Payment and/or prior payment made, because of subsequently discovered evidence or subsequent observations which otherwise would allow Owner to withhold pursuant to this Section 5.4 or elsewhere in the Contract Documents.

5.4.18 Contractor’s failure to obtain, comply with and keep valid and in full force and effect, and deliver copies to Owner of, all approvals, permits, certifications, consents and licenses of governmental authorities or other parties having jurisdiction over the Site, the Project or the Work or contractual rights to approve or inspect any of the foregoing which are necessary at the stage of construction and/or otherwise existing and required to be complied with or satisfied when such disbursement to Contractor is to be made to enable Final Completion on or before the Contract Time.

5.4.19 Encroachments by any part of the Work being constructed on property located outside the boundaries of the Site or improper location of foundations.

5.4.20 An order or statement shall have been made by or received from any governmental, administrative or regulatory authority or agency stating that the whole or any part of the Work, and/or any proposed change thereto, for which Contractor or any Subcontractor or Vendor is responsible or which relates to Contractor’s or any Subcontractor’s or Vendor’s activities (or the activities of any other person for whose acts Contractor is responsible or liable at law or under the Contract Documents or otherwise) is in violation of any Laws, unless such order or statement has been timely corrected to the satisfaction of both the applicable governmental agency and Owner and evidence of such timely correction shall have been provided to Owner in form and substance satisfactory to Owner.

5.4.21 Contractor’s failure to comply with the requirements of Section 5.13 of this Agreement relating to off-Site materials.

5.4.22 The existence of Work, including Punch List Items, not fully completed or corrected after Substantial Completion.

5.4.23 Owner’s Lenders’ inability (if not the fault of Owner) to obtain (1) one or more title insurance endorsements to the Owner’s Lenders’ title policy or policies, showing no intervening or other liens, lien rights or encumbrances upon the Site or any improvements relating to the whole or any portion of the Work prior to any Lender Liens (as defined in Section 24.2 of this Agreement), other than those approved in writing by Owner’s Lender, and insuring the full amount of the disbursement and its priority satisfactory to Owner and Owner’s Lenders and showing no encroachments by any portion of the Work outside the boundaries of the Site and proper location of foundations, or (2) a satisfactory report under the Uniform Commercial Code showing no liens or interests upon the Site or any improvements (other than those of Owner’s Lenders) relating to the whole or any portion of the Work; or any failure of Contractor or any Subcontractor to comply with Section 24.2 of this Agreement.

5.4.24 It shall be a condition precedent to all payments to Contractor following the date that certificates of occupancy (or any other equivalent permits required for occupancy and use) are obtainable for the whole or any part of the Project prior to Final Completion, that Contractor obtain and deliver to Owner all such permits when they are first available to be obtained (unless due to the fault of Owner such certificates are not obtainable).

5.4.25 The existence of Disputed Claim Amounts (as defined in the Contractor’s Certificate) in excess of $10,000.00, in the aggregate on any one Application For Progress Payment.

5.5 Manner of Payment; Joint Payee Checks. Owner shall have the right, at any time and from time to time upon notice to Contractor, to issue one or more checks for portions of a progress payment and/or Final Payment which are payable jointly to Contractor and its Subcontractors or Vendors of any tier or the parties owed. This right includes, but is not limited to, issuing jointly payable checks in circumstances where a dispute exists between Owner and Contractor with respect to the value of any partially or fully completed Work, including disputed Change Proposal Requests and Claims, and circumstances where Contractor has failed to provide lien waiver documents as required herein. Any such checks shall be forwarded to Contractor for further handling. Without limiting the generality of the foregoing, if Contractor fails, neglects, or refuses to pay for labor or services performed or materials or equipment supplied in connection with the Work, Owner shall have the right (but not the obligation) to make payments or cause payments to be made directly (with notice to Contractor) for any and all such labor, materials or equipment and to deduct the amount of such payment from any payments otherwise due to Contractor and from the Guaranteed Maximum Price.

5.6 Retention. From each Progress Payment made or caused to be made by Owner on an approved Application for Progress Payment, Owner shall retain and withhold (or cause to be retained and withheld) “Retention” in an amount equal to (i) five percent (5%) of the approved amounts to be paid with respect to the Work performed directly by Contractor (as distinguished from Work performed by Subcontractors, Vendors or any other third party), (ii) five percent (5%) of the approved amounts to be paid with respect to the Work performed by Subcontractors with a total contract or agreement value or amount in excess of $100,000 (established Subcontract value for item (ii) may be reduced solely at the Owner’s Lender’s and Owner’s mutual discretion), and (iii) three percent (3%) of the approved amounts to be paid with respect to the Work performed by Subcontractors with a total contract or agreement value or amount less than $100,000. No Retention shall be withheld from payments approved to be applied to Contractor’s General Conditions, Insurance Premiums, Contractor’s Payment and Performance Bonds premiums, solely material acquisitions and Contractor’s Fee. Contractor shall not request in any Application for Progress Payment, and Owner shall have no obligation to include in any Progress Payment made pursuant thereto, any Retention amounts to be withheld pursuant to the foregoing, until such time as the Retention is to be released to the Subcontractor in accordance with the applicable approved subcontract or purchase order and this Agreement. For purposes of clarity, as used in this Section, “approved amounts to be paid” means the approved amounts payable without subtraction of the required retention. After fifty percent (50%) of the scope of the Work has been satisfactorily completed, Owner may, but shall not have any obligation to, elect to reduce the level of Retainage withholding in the event that Owner, in its sole discretion, determines that Contractor and its Subcontractors are satisfactorily performing the Work in accordance with the Contract Documents, including but not limited to, achieving Interim Milestones Dates. Subject to the following sentence and any set off and audit rights, all remaining Retention shall be released as part of the Final Payment to Contractor. With respect to any portions of the Work for which the Defects Liability Period has been extended pursuant to Section 10.2 of this Agreement, Owner shall retain and withhold from the Retention an amount (the “Defects Liability Retainage”) equal to one hundred fifty percent (150%) of the Owner’s reasonable estimate of the cost to correct, repair or replace such portions of the Work, but not including any punitive damages, or other damages unrelated, directly or indirectly, to any unsatisfactory Work or the cost involved to correct, repair or replace such Work, thereafter, at the expiration of the Defects Liability Period (as extended) for such Work, the Defects Liability Retainage shall be either (i) retained by Owner in the event the Owner exercised its right to correct such Work in accordance with Section 10.7 hereof prior to the expiration of the Defects Liability Period (as extended) or (ii) released to Contractor.

5.7 Substantial Completion Payment. Payment by Owner of any Retention upon Substantial Completion shall be at Owner’s election and shall be in consideration of Contractor’s unconditional covenant and agreement to complete all final Punch List Items. At Owner’s option, upon Substantial Completion, Owner may elect to release any Retention then being held by Owner, less any Defects Liability Retainage and a sum equal to one hundred fifty percent (150%) of the costs reasonably estimated by Owner to be necessary to complete any such Punch List Items, but not including any punitive damages, or other damages unrelated, directly or indirectly, to any Punch List Items or the cost involved to satisfactorily complete such Punch List Items, which sum shall be retained by Owner until such Punch List Items are completed. Thereafter, Owner shall pay to Contractor monthly the amounts retained for such Punch List Items to the extent that each Punch List Item is satisfactorily completed by Contractor and accepted by Owner. It shall be a condition precedent to payment to Contractor of any Retention related to Substantial Completion that Contractor obtain and deliver to Owner all certificates of occupancy (or any other equivalent permits required for occupancy and use) as may be required by Owner.

5.8 Final Payment. Contractor’s “Application For Final Payment” shall be submitted in accordance with the following:

5.8.1 “Final Payment” means the payment to Contractor of all amounts due and owing and remaining to be paid to Contractor under the Contract Documents, including any Retention, based on Contractor’s Application for Final Payment and Owner’s Certificate of Final Completion. Final Payment shall not be due, and Contractor’s Application for Final Payment shall not be considered, until the Contractor completes all of the Work in accordance with the Contract Documents, including the requirements set forth in Section 5.8.2 and the prerequisites for a Certificate of Final Completion set forth in Section 12.2 of this Agreement.

5.8.2 It shall be a condition to Final Payment that Contractor deliver to Owner the following (duly executed by Contractor or such other party, as the case may be, and acknowledged, where appropriate):

5.8.2.1 A certificate that all payrolls (including all union dues, health, welfare, pension plan and other labor associated contributions), invoices for all labor, materials and equipment and all other indebtedness connected with the Work for which Owner or its property might in any way be responsible, and for which Owner has paid the Contractor, have been paid or otherwise satisfied.

5.8.2.2 Final Waivers in a form acceptable to Owner from Contractor and all Subcontractors and Vendors and all other persons providing any services, labor, materials or equipment in relation to the Work, including certified copies of waivers of all lien rights exercised during the course of the Work and not previously provided to Owner, and no lien rights have been exercised, or other claims or encumbrances have been filed or are outstanding, with respect to the whole or any part of or interest in either the Site or the Work.

5.8.2.3 A certificate that Contractor has timely paid all applicable Taxes due and payable prior to Final Payment and arising out of the Work in a form satisfactory to Owner.

5.8.2.4 An accounting of the credits due to Owner for the value of any excess items paid for by Owner and a complete detailed statement of the Cost of the

Work showing, without limitation, all expenditures for which tax credits or deductions may be allowed (if applicable).

5.8.2.5 Any documents, instruments, releases, certificates and indemnities reasonably required and that Contractor is able to obtain using its best efforts in order to establish that no mechanics or materialmen’s lien rights have been exercised, that all Lender Liens are of first priority (including prior to any other liens or lien rights) as it relates to Contractor’s obligations under the Contract, and that there are no encroachments or violations of any covenants, conditions or restrictions affecting the Site.

5.8.2.6 If required by Owner or Owner’s Lenders, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract or the Work which may then or in the future affect Owner, Owner’s Lenders, Owner’s property, the Project or the Site, and to the extent and in such form as may reasonably be designated by Owner or Owner’s Lenders. If a Subcontractor or Vendor refuses to furnish a release or waiver required by Owner, Contractor shall within such time as set forth in Section 7.19 hereof furnish a bond satisfactory to Owner to indemnify Owner against such lien and cause it to be paid and released; if such lien remains unsatisfied after payments are made, Contractor shall immediately refund to Owner and indemnify Owner against all money that Owner may be compelled to pay in releasing Owner, Owner’s property, the Project or the Site from such lien, including all costs and reasonable attorneys’ fees.

5.8.2.7 A “Contractor’s Final Completion Certificate” in substantially the form of Exhibit P attached to this Agreement or otherwise in form and substance reasonably satisfactory to Owner’s Lenders, executed by Contractor.

5.8.2.8 A “Consent to Surety to Final Payment” (AIA form G707) from each surety who has issued an Performance and Payment Bond to Contractor or any Subcontractor in connection with the Work.

5.8.2.9 Such other certificates and instruments relating to the Work as Owner’s Lenders may reasonably require.

5.8.3 If at the time of Final Payment, there are any unresolved mechanic’s liens or claims relating to Owner, Owner’s property, the Site and/or the Project, regardless of whether such liens are exercised or claims are made or filed by Contractor, any Subcontractor or Vendor or any other party relating to the Work, Contractor shall not then be entitled to, and Owner shall have the right to withhold from the Final Payment, an amount equal to one hundred fifty percent (150%) of the amounts specified as claimed due, and/or secured by such lien or claim or as may otherwise reasonably be determined to be necessary to release such lien or claim, unless and until Contractor releases or causes the release of Owner, Owner’s property, the Site or the Project, as applicable, from such liens and claims in a manner satisfactory to Owner and Owner’s Lenders or, as directed by Owner, Contractor provides Owner and Owner’s Lenders with indemnities acceptable to Owner and Owner’s Lenders and/or bonds around any mechanic’s lien or claim in a manner acceptable to Owner and Owner’s Lenders, all in accordance with Section 7.19 hereof, including Owner shall have the right to use such withheld amount to release such liens.

5.8.4 The Application For Final Payment shall include a statement of all unresolved Claims (and for which payment has been and/or shall be withheld by Owner). Contractor shall separately list by Claim number the specific dollar amounts which have previously been submitted as Claims by Contractor in good faith and in full compliance by Contractor with this Agreement.

5.8.5 Except for such unresolved Claims stated in specific dollar amounts which have been previously filed by Contractor in good faith and in full compliance with this Agreement, the submittal by Contractor of its Application For Final Payment shall constitute a final and irrevocable release and waiver by Contractor of any and all other Claims and causes of action for additional costs allowable under the Contract Documents. This release and waiver shall include, without limitation, any and all claims for amounts in addition to the specific dollar amounts relating to the unresolved Claims so identified by Contractor, and all other Claims or potential claims of Subcontractors and Vendors arising out of this Contract, whether or not any such Claims or potential Claims arise in contract or in tort or were known or unknown at the time of submittal of the Application For Final Payment. Contractor shall evidence such release and waiver by delivering a fully executed “Conditional Final Lien Waiver and Release Upon Final Payment” in the form attached hereto as Exhibit M.

5.8.6 Upon Owner’s concurrence that all conditions listed in Section 12.2 of this Agreement have been fulfilled and that the balance set forth in the Application For Final Payment is due and payable, and subject to the prior written approval of Owner’s Lenders, Owner shall make Final Payment to Contractor in accordance with this Agreement.

5.8.7 Final Payment shall not relieve Contractor of any warranty obligations (including, but not limited to, warranty obligations contained in the Contract Documents or at law or otherwise).

5.9 Disputed Payments. When the reason(s) for withholding a particular payment (other than the Retention) are removed to Owner’s reasonable satisfaction, Owner will pay such previously withheld amounts for such matters (less amounts properly withheld or retained) with the next regularly scheduled payment. In the event of a dispute with respect to amounts payable under an Application For Progress Payment or the Final Payment, Owner shall pay all undisputed amounts. If Contractor disputes any determination by Owner with regard to any Application for Progress Payment or any withheld amounts, Contractor shall nevertheless expeditiously continue to execute the Work. Any amounts in dispute and withheld by Owner shall be promptly paid after the earlier of: (a) settlement of the dispute by execution of a final Change Order document; or (b) final resolution of the dispute pursuant to Section 22.1 of this Agreement. The payment of any undisputed amounts shall not waive or otherwise limit Owner’s rights as set forth in this Agreement, including, but not limited to, in Article 19 below, at law or otherwise.

5.10 Ownership of Materials. All material and work covered by progress payments made shall upon such payment become the sole property of Owner; however the Contractor shall not be relieved from the risk of loss and responsibility for all material and Work upon which payments have been made or the restoration of any damaged Work. Contractor represents and warrants to Owner that (i) title to all of the Work, materials and equipment covered by any Application for Progress Payment will pass to Owner upon the earlier of incorporation in the Work or receipt of payment by Contractor, and such title shall be free and clear of all liens, claims, security interests or encumbrances; (ii) the vesting of such title shall not impose any obligations on Owner or relieve Contractor of any of its obligations under the Contract Documents; (iii) Contractor shall remain responsible for damage to or loss of the Work, whether completed or under construction, until responsibility for the Work has been accepted by Owner in the manner set forth in Article 12 of this Agreement; and (iv) no Work covered by an Application for Progress Payment and no material or equipment incorporated in the Work will have been acquired or incorporated into the Work, subject to an agreement under which an interest in the Work or an encumbrance on the Work is retained by the seller or otherwise imposed by Contractor or any other person.

5.11 Deposits and Advance Payments. If any deposits or advance payments are required in connection with the execution of the Work, such deposits or advance payments will be specifically identified by category and credited against amounts as billed in that category. Contractor shall provide Owner with a monthly statement of the total amount of all such deposits and advance payments then outstanding. In addition, Contractor will, promptly upon written request from Owner, account for any and all funds theretofore received by Contractor from Owner, all of which are received and to be held by Contractor in trust to be used only to pay Costs of the Work and then Contractor’s Fee. Contractor agrees to arrange to purchase such materials or equipment in advance of the time for installation in the Project as are deemed advisable by Owner or Contractor, provided such purchases in excess of $100,000.00 are approved in writing by Owner and Owner’s Lenders. Upon Owner’s request, Contractor shall provide Owner with an assignment of Contractor’s rights relating to such deposit made and agreement for purchase of such item.

5.12 Waiver. Any waiver by Owner of the requirement that Contractor provide lien waivers with respect to any Application for Progress Payment or the Application for Final Payment shall not constitute a waiver of the obligation of Contractor to remove or satisfy any and all liens exercised against Owner, Owner’s property, the Site or the Project, which obligation shall at all times remain the responsibility of Contractor hereunder. Owner’s allowance or payment of any item pursuant to any Application for Progress Payment or otherwise shall not constitute approval of the Work or the Application for Progress Payment, or result in Owner’s waiver of any claims, all of Owner’s rights being specifically reserved, and no such payments shall operate as an admission on the part of Owner as to the propriety or accuracy of any amounts on such Application for Progress or Final Payment. A progress payment or partial or entire use or occupancy of the Project by Owner shall not constitute acceptance of Work not in accordance with the Contract Documents. Owner shall not be bound by any entries in previous Applications for Progress Payment and shall be permitted to make corrections for errors therein. Owner’s Final Contractor’s Fee installment payment and Final Payment shall in no way relieve Contractor of any obligations or responsibilities under the Contract Documents which extend beyond the date of such payment.

5.13 Materials Off-Site. Subject to Section 5.11, all materials which are the subject of an Application for Progress Payment (or Application for Final Payment, if applicable) shall be stored at all times at the Project, in a bonded warehouse or such other secured facility satisfactory to Owner and Owner’s Lenders, or at the premises of the manufacturer or fabricator (in which event the materials shall be appropriately marked and identified with the applicable purchase contract and physically segregated in an area with access to a public street), until the materials are incorporated into the Project and shall be insured against casualty, loss and theft for an amount equal to their replacement costs (without added insurance costs); provided that if the materials are stored with the manufacturer or fabricator, Owner must receive evidence satisfactory to Owner of the creditworthiness of the manufacturer or fabricator and/or Contractor shall procure and deliver or cause to be procured and delivered to Owner such dual obligee performance and labor and material payment bond or bonds, in form, substance and amount satisfactory to Owner and Owner’s Lenders, as Owner and Owner’s Lenders may require. All materials that are stored off-Site shall be marked and identified as the property of Owner, and Owner shall have the right to access all materials stored off-Site and to remove them from such off-Site location(s). Furthermore, Contractor shall:

5.13.1.1 use the materials only for construction of the Project, and not make any transfer thereof or permit any lien to attach thereto which could materially impair the ability of Owner to use the materials for such purpose;

5.13.1.2 take or cause to be taken all actions necessary to insure, maintain, preserve and protect the materials and keep them in good condition and repair, and to comply with all laws, regulations and ordinances relating to the ownership, storage or use of the materials;

5.13.1.3 cause to be delivered to Owner any applicable bailee waivers where such bailee rights exists, and the original warehouse receipt covering any stored materials, and ensure that such stored materials have been stored in such a way as to eliminate the possibility that they will be commingled with other materials or projects; and

5.13.1.4 if Contractor shall fail to perform any of its obligations under this Section 5.13 after Owner has made payment to Contractor for the materials, Owner or Owner’s Lender may, but shall not be obligated to, take such actions and expend such sums as either may deem necessary to protect and preserve Owner’s and/or Owner’s Lenders’ security interest in such materials, and all such expenditures so incurred (including, but not limited to, attorneys’ fees and disbursements) shall be reimbursed by Contractor promptly on demand and shall be Non-Allowable Costs of the Work.

ARTICLE VI.

OWNER’S RESPONSIBILITIES

6.1 Information and Services. Owner shall, at such times as are reasonably required for the successful and expeditious completion of the Work (and after timely and due notice from Contractor to Owner of a schedule of delivery dates for such items), provide Contractor with the following information and services at Owner’s expense and/or perform the following obligations:

6.1.1 Purchase and deliver to Contractor in accordance with the Project Schedule, the material and equipment to be provided by Owner for installation by the Contractor, if any;

6.1.2 Pay any real property taxes assessed against the Work, to the extent applicable;

6.1.3 Prior to the Date of Commencement, obtain all land use and entitlement related approvals, which shall consist only of Lake Charles Terminal district Land Lease, and Contractor shall be solely responsible to obtain and pay for all other licenses, approvals, consents, permits (subject to the Major Permits described in Section 6.1.4 below), plan check fees and authorizations required under the Contract Documents or otherwise to allow the commencement and as necessary for the orderly prosecution of the Work, including, without limitation, individual permits relating to individual Subcontractor’s respective portions of the Work; provided, however, that upon Owner’s request, Contractor shall use commercially reasonable efforts to assist Owner in obtaining the foregoing land use and entitlement approvals.

6.1.4 Pay for all Major Permits for the Work (though it is Contractor’s obligation to obtain such Major Permits so long as Owner pays for such Major Permits).

6.2 Limitations. Information on the Site and local conditions affecting the Site and any and all other information, reports, studies, surveys and materials provided by, or on behalf of, Owner is furnished subject to Contractor’s responsibility not to perform any Work relating to any known errors, discrepancies, omissions, duplications or conflicts in such information.

6.3 Owner’s Representative. Owner has designated Kirk England, Project Executive for Owner, as “Owner’s Representative” to be Owner’s only authorized representative to provide approvals and directives necessary for the day-to-day administration of the Project, including the Work. Owner may at any time and from time to time and with notice to Contractor, designate other and or additional persons to be Owner’s Representative. Only Owner’s Representative shall have the authority to bind the Owner and the decision of Owner’s Representative shall be binding on the Owner. Contractor acknowledges and confirms that no apparent authority, agency or similar claims may be made by Contractor with respect to any approval, authorization, order or decision given or made from and after the execution date of this Agreement by any purported representative or employee of Owner other than Owner’s Representative’s in writing (or such other individual authorized in writing by Owner), and all such claims are hereby waived by Contractor.

6.4 Site Access. Owner, Architect, Owner’s Lenders, Owner’s Consultants, Owner’s Contractors, and any party designated by Owner shall at all times have, and Contractor shall provide, complete and unfettered access to the Site and the Work in progress and preparation wherever located at all times for any and all purposes as Owner and/or Owner’s Lenders may desire. Visits to the Site or observations of the Work by Owner, Architect, Owner’s Consultants, Owner’s Contractors, any party designated by Owner, Owner’s representatives or contractors, or Owner’s Lenders shall in no way relieve Contractor or any Subcontractor from its obligations to carry out the Work in accordance with the Contract Documents.

6.5 Payments. Owner shall timely make payment to Contractor of amounts properly due to Contractor under and subject to (including Owner’s right to offset and withhold as provided in) the Contract Documents.

ARTICLE VII.

CONTRACTOR’S RESPONSIBILITIES

7.1 Contractor’s Specific Representations, Warranties and Covenants. By entering into this Contract, Contractor undertakes to furnish its best skill and judgment and to cooperate with Owner in furthering the best interests of Owner, the Work and the Project, and shall use good faith in performing its obligations under the Contract Documents. By entering into this Contract, Owner is relying upon the specific undertakings, representations and warranties of Contractor in favor of Owner as follows, and Contractor hereby represents, warrants and covenants to Owner that:

7.1.1 As of the Date of Commencement, Contractor is duly authorized and has the necessary license(s), approvals, consents, permits and other authorizations to practice and perform all Work, and Contractor shall remain so licensed and authorized at all times relevant to the Work, and all Subcontractors are (or will be prior to commencing any part of the Work) duly authorized and have the necessary license(s), approvals, consents, permits and other authorizations to practice and perform all Work to be performed by such Subcontractors and will remain so licensed and authorized at all times relevant to the Work. Contractor shall produce such license(s), approvals, consents, permits and other authorizations to the Owner upon request, and Contractor shall obtain copies of such license(s), approvals, consents, permits and other authorizations from all Subcontractors prior to allowing them to perform Work on Site. Contractor has substantial experience in performing major projects with scopes of work similar to the Work defined herein, is familiar with the activities of governmental bodies having authority over projects of similar scope and magnitude as the Project and has expertise and experience managing Subcontractors on projects of similar scope. Contractor also represents that such experience includes performing major projects with stringent time constraints and where construction begins before all drawings and specifications have been issued for construction purposes, as is the case with the Work and Project. The standard by which Contractor shall be judged in its performance of this Agreement and its exercise of judgment hereunder shall be that of a contractor with the highest level of skill, experience and expertise necessary for the planning and construction of a “five-star” first class international luxury resort as set forth in the Guaranteed Maximum Price Premises and Assumptions, including, without limitation, the foregoing qualifications, and consistent with such other Contractor representations, warranties and covenants contained in the Contract Documents.

7.1.2 All of Contractor’s management involved with the Project and key Personnel shall remain committed to and available for full-time assignments (except when on leave approved in advance by Owner) devoted to the Work until at least ninety (90) days after Substantial Completion. If Owner is dissatisfied with the services rendered by any of such persons, then upon Owner’s written request, Contractor shall promptly substitute a person who has at least equal qualifications to perform the same function and notify Owner of the name of the substitute and his or her qualifications. If any of such persons or any replacements thereof under the preceding sentence are no longer employed by Contractor, then Contractor shall promptly substitute a person who has at least equal qualifications to perform the same function and notify Owner of the name of the substitute and his or her qualifications. Owner shall retain the right to approve all key Personnel of Contractor involved in the Project. The individuals who shall be responsible on behalf of Contractor for supervising the Work are set forth on Contractor’s Personnel list attached as Exhibit C to this Agreement. Except for reasons beyond its control, Contractor shall not change any of the individuals designated in said Exhibit C during the term of the Agreement without the prior written approval or specific direction of Owner, which approval shall not be unreasonably withheld or delayed. At least one Project Superintendent and the Project Manager shall be at the Site on a full-time basis and at all times while any Work is being performed. In no event shall Chet Nadolski be removed as “Contractor’s Representative” from the Project (other than due to death, serious illness or incapacity), or be transferred to a different position with respect to the Project, without Owner’s prior written consent, which Owner may withhold in its sole discretion.

7.1.3 Contractor has examined and will continue to examine all Contract Documents provided by Owner and/or Architect pertaining to the Work and the Site. Contractor fully accepts the lack of completeness of such documents. Contractor further acknowledges that any drawings, specifications, work or services or any other information or documents provided by Owner, directly or indirectly through Owner’s Consultants or Owner’s other personnel, to Contractor and/or Architect in connection with the Contract or the Work are provided solely for the convenience of Contractor only, and without any representation, warranty or guarantee of accuracy, adequacy, correctness or completeness by Owner, and Owner hereby expressly disclaims, on its behalf and on behalf of any of Owner’s Consultants, all such warranties, guarantees and representations. Except to the extent the information, documents and materials supplied by Owner or Owner’s Consultants contain inaccurate information that was not known to Contractor to be inaccurate, Contractor assumes the risk of such conditions and shall fully complete the Work within the Guaranteed Maximum Price and by the Contract Time with no adjustments. Contractor also represents that the Guaranteed Maximum Price Premises and Assumptions were sufficiently detailed and comprehensive to enable Contractor to have reliably estimated and established its Guaranteed Maximum Price set forth in Article 3 of this Agreement. Subject to the provisions of this Agreement, Contractor further agrees that all Work shall be performed within the Guaranteed Maximum Price and within the Contract Time set forth in Article 4 of this Agreement, notwithstanding that the Contract Documents, including the Drawings and Specifications, are not complete in every detail and are still being developed.

7.1.4 Contractor has had ample time to and has visited and examined the Site and has reviewed the known physical conditions affecting the Work, and will continue to do all of the foregoing, and, subject to the provisions of Article 13 hereof, is familiar with all of the known conditions on, under, and affecting the Site, as Contractor deems necessary or desirable based on Contractor’s skill, experience and knowledge and the scope of the Work and terms of the Contract Documents. Furthermore, Contractor has satisfied itself as to the nature and location of the Work, the general and local conditions, and traffic, particularly those bearing upon transportation, handling, and storage of materials, availability of labor, water, power, roads, weather, above-ground and known sub-surface conditions at the Site and all other matters which can affect the Work or the cost thereof. Contractor has verified field conditions, and carefully and fully compared such field conditions, Site observations and other information known to Contractor with the Contract Documents (including the requirements thereof) and has not found any omissions, errors or discrepancies and has satisfied and will continue to satisfy itself as to: (a) access thereto; (b) the location of all utility pipelines and wiring conduits which can be ascertained through Site visits or by any documents which are provided by Owner; (c) the type of equipment and facilities needed before and during prosecution of the Work; (d) the general and local labor and weather conditions under which the Work is to be performed and availability of materials and equipment; (e) the presence of construction hazards, if any; (f) the nature, location, and character of the Work and the Site, including, but not limited to, all improvements and obstructions on and under the Site both natural and man-made; and (g) all other matters which may affect the Contractor’s means, methods, techniques and procedures necessary to construct the Work in strict accordance with the Contract Documents and otherwise fulfill its obligations under the Contract Documents, including, but not limited to, its obligation to complete the Work for an amount not in excess of the Guaranteed Maximum Price on or before the Contract Time. Any known condition at the Site, whether or not consistent with conditions shown or called for on the Contract Documents, shall not be allowed as a basis for claims for increase of the Guaranteed Maximum Price, additional compensation of any kind, or extensions of the Contract Time, except as otherwise specifically provided for in Article 13 below.

7.1.5 Prior to commencing its procurement and construction activities, Contractor shall further verify at the Site all measurements and levels necessary for proper construction of the Work, including the fabrication, assembly and installation of materials and equipment to be incorporated into the Work and shall further carefully compare such verified field measurements and conditions with the requirements of the Contract Documents.

7.1.6 If the Contractor observes any failure of the Contract Documents to conform with applicable Laws, Contractor shall immediately notify Owner in writing and identify any such discrepancies and obtain written instructions from Owner before proceeding with any part of the Work affected thereby. Subject to Section 7.2, if the Contractor performs Work that it knows to be in non-compliance with applicable Laws,

Contractor shall assume full responsibility for such Work and shall bear all costs (including loss and damage due to delays) of correction, repair and replacement attributable thereto as Non-Allowable Costs of the Work.

7.1.7 If Contractor discovers or otherwise becomes aware of any errors, discrepancies, omissions, duplications or conflicts in the Contract Documents at any time during the course of the Work, Contractor shall immediately notify Owner in writing and obtain written instructions from Owner before proceeding with any part of the Work affected thereby. If Contractor performs any Work relating to any such known errors, discrepancies, omissions, duplications or conflicts in the Contract Documents, the Guaranteed Maximum Price shall not be increased and Contractor shall bear all costs of correction and advance scheduling impacts attributable thereto. Contractor shall continue being paid for the Cost of the Work (but shall not be entitled to payment and/or reimbursement with respect to Non-Allowable Costs of the Work), all in accordance with the terms of this Agreement.

7.1.8 Contractor will not use the Site for any purpose other than the performance of the Work. Contractor will not engage in, nor commit its personnel to engage in, any other projects while performing Work on the Project to any extent that such other projects may materially and adversely affect the quality or efficiency of the Work required to be performed by Contractor in connection with this Project or which will otherwise be detrimental to the carrying on and completion of this Project. Nothing in this Section 7.1.8 is intended to limit Contractor from providing its services on other unrelated projects outside Lake Charles, Louisiana; provided, however, Contractor agrees to provide prior written notice to Owner if Contractor enters or plans to enter into any discussion or submit(s) any proposal, bid or expresses any interest in providing services, relating to any gaming project located within 150 miles of Lake Charles, Louisiana and Contractor agrees to meet with Owner to reassure Owner that Contractor’s work on such other project(s) will not adversely affect Contractor’s Work on the Project.

7.1.9 Contractor acknowledges (a) that the Project involves the construction of a “five-star” first class luxury resort as set forth in the Guaranteed Maximum Price Premises and Assumptions and the Contract Documents, (b) that the Contract Price reflects a premium in the amount Contractor (or a third party contractor with similar experience, skill and reputation as Contractor) would charge for the construction of the Work, and (c) that such premium is a direct reflection of Owner’s stringent requirements and high expectations for the quality of the Work. Contractor agrees that it will utilize the highest level of care and diligence in carrying out its obligations hereunder.

7.1.10 Contractor shall, to the best of the Contractor’s ability, provide opportunities, hold outreach seminars and engagements, solicit and engage Louisiana Companies and Minority Business Enterprises, as provided in Section 9.2.1 hereof. In addition, where feasible the Contractor shall breakdown larger bid packages in tier 2 and tier 3 sized packages to allow greater participation from smaller and mid sized Louisiana Companies and Minority Business Enterprises. Contractor agrees to maintain and provide to Owner as Owner may request supporting documentation outlining Contractor’s effort and inclusion results.

7.2 Further Covenants. Contractor covenants and agrees that all Work performed by Contractor or any Subcontractor or Vendor shall be carried out: (a) with a proper supply of skilled labor, materials and equipment; (b) in full compliance with the requirements contained in, reasonably inferable from, and indicated on the Contract Documents and necessary to achieve and implement the Guaranteed Maximum Price Premises and Assumptions given Contractor’s status as a contractor experienced with construction projects similar in size, quality and complexity to the Work, (c) in full compliance with all applicable consents, ordinances, mitigation measures, codes, rules, directives, orders, permits, approvals, entitlements, statutes, and regulations, whether governmental or public administrative (collectively, “Laws”) (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure); (d) diligently and in the best manner to assure completion on or before the respective Interim Milestone Dates and Guaranteed Date of Substantial Completion, (e) in full compliance with the “Technical Studies and Reports” set forth on Exhibit H, and (f) in full compliance with the terms of insurance applicable to the Work. The term Laws shall also include, but not be limited to, those specific permits, approvals, entitlements and other authorizations set forth on Exhibit I. Applicable Laws shall supersede the Contract Documents if there is any known conflict; provided, however, that if any applicable Laws shall necessitate a Change to or deviation from the Contract Documents, Contractor shall obtain Owner’s written consent prior to implementing that Change. Contractor shall be responsible for failing to report any discrepancy between the Contract Documents and applicable Laws of which Contractor knows consistent with the terms of the Contract Documents. If Contractor or any Subcontractor or Vendor performs any part of the Work in knowing violation of any such applicable Laws, Contractor shall bear the costs of remedying such Work without an increase to the Guaranteed Maximum Price so as to be in compliance with such Laws including all costs of adverse scheduling impacts as Non-Allowable Costs of the Work. If any new Law is enacted or any change to existing Law applicable to the Work occurs after the Effective Date, and to the extent that such new Law or change in Law has an impact on the Work and/or the cost of performing the Work or Contract Time, Contractor shall, subject to consultation with and the written approval of Owner, perform and construct the Work in accordance with such applicable Law, such impact shall constitute a Change and the provisions of Article 18 shall apply (including with respect to the determination of any adjustment to the Guaranteed Maximum Price and/or the Contract Time). If any new Taxes are imposed by appropriate governmental authority after the Effective Date (other than Taxes that are imposed on Contractor, any Subcontractor or Vendor or relate in any way to the conduct of business or the licensing of Contractor, any Subcontractor or Vendor, or relate to any activities, operations, income, receipts, profits, compensation, gain, payroll, credit, occupation, employment, or other similar items of any of Contractor, any Subcontractor or Vendor), that result in an actual increase in the cost of materials that are a part of the Contractor’s Work and are included as a Cost of the Work (and do not relate to any Non-Allowable Cost of the Work), then, unless such new Taxes were known by Contractor at the time of establishing the Guaranteed Maximum Price, such new Taxes shall constitute a Change and the provisions of Article 18 shall apply. In fulfilling its responsibilities under the Contract Documents, Contractor shall (and shall furnish, coordinate, manage and pay for all services and personnel, labor, machinery, tools, materials and equipment, necessary to):

7.2.1 Cause the Work to be constructed in compliance with: (a) the latest Owner approved Drawings and Specifications for construction purposes; and (b) all applicable Laws (including all changes in Laws as provided above in this Section 7.2 provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure);

7.2.2 Provide at all times until Final Completion a sufficient and competent organization, which shall include the skilled services of all senior managers, Site supervisors, qualified scheduling personnel, superintendents, foremen, engineers, skilled and unskilled craft labor and supervisors and all other personnel necessary or desirable to plan, prosecute and construct the Work in accordance with the Contract Documents;

7.2.3 Provide the skilled services of buyers, expediters and other personnel necessary to achieve the timely delivery and use of (a) all materials, supplies and equipment to be incorporated into the Work by Contractor, Subcontractors and Vendors, and (b) all construction machinery and equipment, tools and expendable construction materials and supplies necessary or desirable for the Work;

7.2.4 Prepare and provide the Project Schedule and Schedule Updates for the Work in accordance with Article 11 below, or as reasonably requested by Owner’s Lenders;

7.2.5 Coordinate the schedules and operations of all Subcontractors and Vendors of every tier and cooperate with Owner, Owner’s Lenders, Owner’s Consultants, and Owner’s Contractors, and Owner’s other personnel, including without limitation as more particularly set forth in Section 7.9 and Article XXI of this Agreement, so that the Contractor’s Work and the work of others will progress smoothly with a minimum of disruptions and interference to any party;

7.2.6 Obtain and provide to Owner and pay for as a Cost of the Work: (a) all Work-related authorizations, building permits, licenses, plan check fees, consents and approvals which are required by governmental authorities to be taken out in Owner’s name for construction and completion of the Work, and (b) all temporary and final certificates of occupancy;

7.2.7 Be responsible for protection of the Work, including all materials and equipment to be utilized during the Work, from theft or damage or other harm, whether in transit or in storage on-Site or off-Site, until Final Completion pursuant to Section 12.2 of this Agreement;

7.2.8 Promptly notify Owner in writing of any errors, omissions or discrepancies discovered by Contractor in the Contract Documents, including any observed failures to comply with applicable Laws, and advise on how the same should be resolved and rectified;

7.2.9 Enforce strict discipline and good order among the employees of Contractor, Subcontractors and Vendors while at the Site or otherwise performing this Contract;

7.2.10 Give all notices and secure all required certificates of inspection, testing or approval necessary or incidental to the prosecution of the Work, for delivery to Owner;

7.2.11 Be responsible for and pay (as a Cost of the Work to the extent provided in Section 3.2.8 hereof) all Taxes relating to or arising out of Contractor’s performance of the Work;

7.2.12 Provide Owner with the full benefit of all Vendors’ warranties applicable to all equipment and materials furnished by Contractor;

7.2.13 Maintain at the Site one record copy of all Drawings, Specifications and revisions thereto, the Project Schedule, all Schedule Updates, all Change Orders and other Modifications, approved material lists, brochures, technical data submissions and RFI’s, RFI responses, submittals, Construction Change Directives, Samples, all correspondence and transmittals pertaining to the Work and all other records relating to the status of all Work-related materials, equipment and construction activities;

7.2.14 Provide Owner with three (3) complete sets of operating and maintenance manuals for all equipment installed as part of the Work;

7.2.15 Provide Owner with three (3) sets of complete as-built drawings and electronically after the completion by each Subcontractor of its respective portions of the Work (including at least one printed set with each Subcontractor’s stamp and certification statement on such Drawings certifying that the Drawings, as submitted, are true and correct), and not later than prior to Final Payment;

7.2.16 Copy Owner on all correspondence, memoranda and bulletins by Contractor to Architect, Owner’s Consultants, Owner’s Contractors and public or governmental agencies and deliver to Owner on a current and up-to-date basis copies of all written communications received from public or governmental agencies relating to the Work or the Project. Provide to all Subcontractors (with concurrent written notice to Owner), and cause all Subcontractors to provide (with concurrent written notice to Owner), all notices required by applicable Laws relating to the Contract and/or Work, including, but not limited to, notice of payments received. Copy Owner on all default, stop work or termination notices sent to or received from Subcontractors at every tier, and any others performing any Work;

7.2.17 Maintain records, in duplicate, of principal building layout lines, elevations of the bottom of footings, floor levels and key site elevations certified by a qualified surveyor or professional engineer to Owner’s and Owner’s Lender’s satisfaction; and

7.2.18 Authorize the Contractor’s Representative to act on behalf of Contractor with regard to the Work and Contract Documents. Such Contractor’s Representative is the individual with whom Owner may consult at all reasonable times, and the instructions, requests and decisions of said individual will be binding upon Contractor as to all matters pertaining to the Contract and the performance of the parties hereunder.

7.3 Preconstruction Services. Contractor shall as a Cost of the Work furnish, coordinate, manage and pay for all services, personnel, labor, material, equipment, machinery and tools for the Work, and shall:

7.3.1 Work diligently and expeditiously with Architect, Owner and Owner’s Consultants to facilitate the design, costing and construction of the Project. Contractor recognizes that the timely performance of its services under this Section 7.3 is of the essence of the Contract.

7.3.2 Coordinate and attend regular meetings with Architect, Owner and Owner’s Consultants as Owner may request from time to time during the development and revision of the Contract Documents for the Project in order to advise on the Project, including, without limitation, such matters as Owner may request. Contractor is to bring to bear its expertise on the design process by providing recommendations as to construction feasibility; availability of materials and labor; time requirements for installation and construction; factors relating to costs of alternative designs or materials, preliminary budgets and possible economies which may be achieved; and such other matters as might facilitate the completion of the Project in a timely and economical manner and such other matters as Owner may request.

7.3.3 Be responsible to update and coordinate with Owner the critical path schedule (the “Critical Path Schedule”) periodically as development of the Contract Documents proceeds and integrate such Critical Path Schedule into the Project Schedule. The Project Schedule will incorporate a detailed schedule for the construction operations of the Project, including, without limitation, realistic activity sequences and durations, allocation of labor and materials, processing of shop drawings and samples and delivery of products requiring long lead-time procurement and other matters as Owner may request. Contractor shall integrate Owner’s completion requirements into the Project Schedule, showing portions of the Project having completion priority. The Project Schedule shall set forth and take into account and accommodate other development activities on the Site which will occur during the construction of the Project. The Project Schedule shall also include a time schedule (the “Contract Time Schedule”) which shall (i) identify various elements of the Project (“Phases”) as separate construction projects, and (ii) set forth dates for commencement and completion of such Phases of the Project. Contractor shall update the Contract Time Schedule as development of the Drawings and Specifications proceeds, and integrate and update the Contract Time Schedule with the Project Schedule subject to Owner’s approval and in accordance with this Agreement.

7.3.4 Subject to the requirements of the Contract Documents, including, but not limited to, Article 8 hereof, continuously monitor development of the Drawings and Specifications, and promptly advise the Owner in writing if it appears that the Guaranteed Maximum Price will not be met and make recommendations to Owner for corrective action consistent with this Agreement and Contractor’s responsibilities, including, but not limited to, Article 8.

7.3.5 Recommend and justify for purchase and, if directed by Owner, purchase in accordance with this Agreement and as a Cost of the Work, and expedite the procurement of, long lead-time items to ensure their delivery by the required date.

7.3.6 As directed by Owner, Contractor shall consult with and make presentations before applicable regulatory authorities to determine the limitations on the Project design and to assist in obtaining all necessary approvals for construction of the Project

7.3.7 Search for and timely recommend from time to time to Owner in writing various value engineering and other cost savings measures during the entire progress of the Work to reduce the Cost of the Work to the fullest extent possible while maintaining the quality required by the Contract Documents. Owner will then elect, in its sole discretion, whether or not to implement such measures in connection with the Work.

7.3.8 Timely review designs with Owner and Architect (and notify in writing of any delays relating to any designs), including, but not limited to, to the extent applicable, architectural designs, structural, HVAC, plumbing, fire protection, power and lighting, security systems and communications, interior designs, and vertical transportation and assure compliance thereof with the Guaranteed Maximum Price, Guaranteed Maximum Price Premises and Assumptions and the Project requirements established pursuant to the Contract Documents. Advise on the Site use and improvements, selection of materials, Project and Site systems and equipment, improvements to the Project and Site, call and security systems, and methods of Project delivery. Timely provide written recommendations on relative feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, integration into existing Project and Site systems, and factors related to cost including, but not limited to, costs of alternative designs or materials, preliminary budgets and possible economics.

7.3.9 Advise Owner in writing promptly upon discovery if, in the judgment of Contractor, the information provided on any Architect’s or Owner’s Consultant’s architectural or engineering documents does not meet schedule requirements or is inadequate for the current purposes intended or if requirements of such documents conflict with other documents issued or with existing conditions at the Site, or if Contractor believes there are any delays in delivery of such documents. In any such event, Contractor will promptly issue a Request for Information (“RFI”) to the Architect or Owner’s Consultant (with a copy to Owner in each instance).

7.3.10 Systematically review the Contract Documents (including, but not limited to, the documents prepared by Owner’s Consultants), as the same are being prepared and check the same for (a) obvious conflicts, discrepancies and omissions, and (b) variations from customary construction practices and methods which, in the opinion of Contractor, may cause difficulties or occasion delay in the performance of the Work and timely advise Owner, Owner’s Consultants and Owner’s Contractors and the Architect promptly, in writing, of any such observed problems, or if Contractor believes there are any delays in delivery of such documents. Coordinate the Contract Documents (including, but not limited to, the documents prepared by Owner’s Consultants) by consulting with Owner, Owner’s Consultants (if applicable) and the Architect regarding Drawings and Specifications as they are being prepared, and recommending in writing alternative solutions whenever design details affect any part of the Project construction feasibility, cost or schedule. Timely advise Owner in writing, using Contractor’s professional skill and judgment, regarding any missing or incomplete aspects of the Work scope. In all instances, and as a key part of Contractor’s Work and obligations under the Contract, as part of advising Owner of each such delay, inadequacy, conflict, discrepancy, omissions, variations or problems, or of design details affecting feasibility, cost or schedule, or any missing or incomplete aspects of the Work, Contractor shall also promptly provide detailed written alternative actions to resolve the foregoing and actively participate in, and manage towards and achieve, resolution of each of the foregoing.

7.3.11 Assist Owner as Owner may reasonably request in the bidding preparation process, solicitation and requests for bids, and review of bids received for items specifically outside Contractor’s scope of Work.

7.3.12 Contractor also expressly acknowledges that this Project and the Work will proceed on a “fast-track” method of construction, i.e., construction will commence without final Drawings and Specifications. More specifically, while Drawings and Specifications are complete for certain portions of Work, the design process will continue for other portions during construction based on the Guaranteed Maximum Price Premises and Assumptions. Contractor has been, and will continue to be, an active participant in the design process. Given such participation, Contractor represents that it is familiar with the scope and quality of those aspects of the Project which have not yet been fully designed, and has taken such scope and quality matters into consideration in preparing each component of the Guaranteed Maximum Price based on the Guaranteed Maximum Price Premises and Assumptions. Contractor agrees to work with Owner and Architect and their consultants, including without limitation Owner’s Consultants, in the completion of the design process and will provide prompt written notice to Owner in accordance with the time periods contained in the Project Schedule, if any proposed Drawings, Specifications or designs being prepared by Owner or Architect and provided to Contractor are not in substantial compliance with the Guaranteed Maximum Price Premises and Assumptions, or if any redesign or value engineering is necessary or advisable for certain aspects of the Project at any stage of the design process in order to bring the cost of such Work within or below, but not in excess of, the respective Allowance Amounts for the Allowance Items or the budgeted or allocated amounts for other items contained in the Guaranteed Maximum Price. Once the Drawings and Specifications are complete, it is recognized by both parties that the scope of the Guaranteed Maximum Price may include Work not expressly indicated on the Contract Documents, but which is inferable from the Contract Documents or necessary to achieve and implement the Guaranteed Maximum Price Premises and

Assumptions, and such Work shall be performed without any increase in the Guaranteed Maximum Price or extension of Contract Time, except if and to the extent otherwise expressly provided in this Agreement.

7.4 Systems and Procedures. Contractor shall develop, for Owner’s review and approval, and implement a system and procedures for:

7.4.1 Reviewing its own Work and the Work of its Subcontractors and Vendors for defects and deficiencies, including the preparation of all appropriate quality control documentation, to assure that all such defects and deficiencies are discovered and corrected as soon as possible.

7.4.2 Reviewing, processing, recording and paying Subcontractors and Vendors in a manner fully consistent with the requirements to be fulfilled by the Contractor pursuant to Article 9 of this Agreement.

7.4.3 Preparing, reviewing and processing Change Orders in a manner that fully complies with Article 18 of this Agreement.

7.4.4 Evaluating all Change Proposal Requests and Claims submitted by Subcontractors or Vendors for compliance with the requirements of the Contract Documents, recommending resolutions and options to Owner in writing with respect to such Change Proposal Request and Claims; and implementation of written Construction Change Directives and Change Orders issued in accordance herewith.

7.4.5 Implementing a Site access and staging plan to ensure the smooth, orderly, organized and efficient movement and staging of Owner’s Contractors, Owner’s Consultants, Subcontractors and Vendors at the Site.

7.5 Schedule Meetings and Records. Prior to commencement of the Work, Owner scheduled one or more meetings with Contractor for the purpose of outlining and clarifying the proposed Work, security and use of the Site, potentially difficult aspects of the Work of which Owner is actually aware and responding to questions of those attending. Following execution of this Agreement, Owner shall schedule one or more additional meetings for the foregoing purposes.

7.5.1 Contractor shall schedule and conduct pre-construction and construction progress meetings at the Site on a regular basis (at least weekly) at which Owner, Architect, Contractor and Subcontractors may jointly discuss such matters as Work procedures, progress, scheduling and coordination. Owner’s Lenders, Owner’s Consultants, and Owner’s Contractors may attend such meetings. Contractor shall be responsible for securing attendance of its Subcontractors, Vendors, suppliers and other personnel as are required at such meetings. Contractor shall keep and distribute timely in advance of the next meeting minutes of such meetings, including a list of the action items, responsible parties and dates necessary to complete actions to enable Contractor to maintain the progress of the Work in accordance with the Project Schedule.

7.5.2 Contractor shall regularly monitor and provide to Owner and Owner’s Lenders written reports on the fifth day of each month (and from time to time as Owner or Owner’s Lenders may request) describing the status of the actual progress of the Work in relation to the Project Schedule, in accordance with Article 11 below including without limitation showing the baseline schedule and all adjustments, providing photographs of the Site and Work in progress including those required in Section 7.22 hereof, and such other matters as Owner or Owner’s Lenders may request in form and content satisfactory to Owner and Owner’s Lenders.

7.5.3 For purposes of Schedule Updates and requested changes in the Contract Time, Contractor shall maintain daily logs which shall be available for Owner’s and Owner’s Lenders review at any time during normal working hours, and which shall record the progress of the Work.

7.5.4 Contractor shall also provide monthly to Owner and Owner’s Lenders, on the tenth day of each month, an “Anticipated Cost Report” prepared by Contractor in form and substance identical to Exhibit E with Owner’s standards and containing detailed written information on pending Change Orders, contracts awarded and to be awarded, status and narrative explanation of any use of the Owner Contingency and Contractor Construction Contingency and showing initial and remaining balance, procurement status, and similar budget related items.

7.6 Contractor’s Operations. Contractor shall: (a) confine its operations at the Site to areas designated by Owner; (b) not unreasonably encumber the Site or encumber areas in the vicinity of the Site with materials, equipment or debris; (c) coordinate its activities with the Owner’s Representative, Owner’s Consultants, and Owner’s Contractors in advance. To the extent reasonably possible, Contractor shall preserve and protect all existing vegetation on or adjacent to the Site which is not to be removed or required to be disturbed in the performance of the Work. Contractor shall be solely responsible for all costs and expenses incurred as a result of failure to adhere to the requirement of this Section. Contractor shall not impede or delay traffic at any entries or exits to and from the public roadways or thoroughfares. If upon delivery of oversize loads or other product that would require traffic control at intersections and potentially lead to the impeding or delay to traffic, the Contractor shall in writing notify and request approval from the Owner at least 3 days in advance of the activity. Contractor shall make itself familiar with and use all best efforts to protect all existing improvements and/or utilities at or near the Site from damage. Contractor shall be solely responsible for repairing any such damage and for the related costs and expenses. In addition, should Contractor or its Subcontractors, Vendors or any other person performing Work for or on behalf of Contractor on the Project cause any damage or loss to the work of the Owner’s Contractors or cause damage to or impede any entries or exits or access to and from public roads or thoroughfares or adjacent or nearby businesses, Contractor shall promptly remedy such damage or loss. Owner also shall require Owner’s Contractors to remedy promptly any damage or loss to the Work of Contractor caused by such Owner’s Contractors or their subcontractors or any other person performing work on behalf of same. Notwithstanding the foregoing, any costs caused by defective work shall be borne by the party responsible therefore. Neither Contractor nor any Subcontractor or Vendor shall post, erect or place on the Site, the Work, Owner’s premises or the Project any sign, banner, billboard, flag or display for marketing, advertising, promotional or other similar reasons, and no trade names or other identification shall appear on any item of the Work or at any place on the Project where such name or identification will be seen by the general public, except as approved in writing by Owner. In the performance of the Work, Contractor shall, at all times, exercise every reasonable precaution to protect, preserve and prevent from accident, damage and injury arising out of the Work, all persons and property, including the Work and any existing structures. Contractor shall, in addition, comply with all applicable Laws (including those on safety and health) provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure) and all requirements of the insurance carriers providing insurance for the Project.

7.7 Site Discipline. Contractor shall employ, and require all Subcontractors and Vendors to employ, only skilled workers properly qualified by experience and ability to perform the tasks assigned to them. Contractor shall at all times be responsible for strict discipline and good order among its employees, craft labor, agents and representatives as well as the employees, craft labor, agents and representatives of its Subcontractors and Vendors while performing Work and all other persons performing any Work. When requested by Owner, Contractor shall remove and shall not re-assign to the Work any person who, in Owner’s reasonable opinion, is disorderly, insubordinate, unsafe, unskilled, incompetent or otherwise unfit for tasks assigned to them. No workers shall be permitted to reside at the Site under any circumstances.

7.7.1 At all times during performance of the Work, including during any partial use or occupancy by Owner or others, Contractor shall, and shall cause all Subcontractors and Vendors to, abide by each and all of the following requirements:

7.7.1.1 Access to the Work area by construction personnel shall be the most inconspicuous route available, in order that the general public and the Owner’s personnel are not inconvenienced. Access shall be arranged with Owner prior to commencement of Work. Access to restricted and/or limited access areas required by Work shall be coordinated with Owner.

7.7.1.2 Owner’s toilet facilities and the Project’s permanent toilet facilities are not to be used by construction personnel.

7.7.1.3 During the FF&E and finish phase of construction, construction personnel are not permitted to eat or smoke where materials are in place nor use tables and chairs or other furniture that are part of the Project. During this phase of the Project, Owner will designate appropriate places for eating.

7.7.1.4 Quiet and courtesy with respect to Owner’s employees and guests is mandatory.

7.7.1.5 Use all best efforts to insure that Contractor’s and all Subcontractors’ activities do not interfere with any Project and Site systems (i.e., electric,

elevator, plumbing, fire protection, HVAC, etc.) necessary to maintain ongoing operations of the Project and Site.

7.7.1.6 Power outages, mechanical shutdown and so forth shall be carefully coordinated with Owner. Contractor will provide Owner with two (2) full business days, advance notice of any planned shutdowns of any basic Project or Site systems, and will obtain Owner’s written approval prior to commencing any such shutdown.

7.7.1.7 All life safety systems requiring shut-down or tie-ins, in accordance with the above clause 7.7.1.6, shall be coordinated with Owner and shall be performed at such a time to minimize any effect of the safety, health and welfare of the building’s occupants. At the conclusion of each work-day, all operable life safety systems shall be energized and operative.

7.7.1.8 Contractor shall be responsible to Owner for acts and omissions of Contractor’s employees and agents, Subcontractors and Vendors and their respective agents and employees, and other persons performing portions of the Work under a contract or arrangement with or under the direction of Contractor or with or under the direction of any Subcontractor or Vendor. Except to the extent expressly provided otherwise in this Agreement, Contractor shall not be relieved of its obligation to perform the Work in accordance with the Contract Documents either by activities or duties of Owner or Architect, or, by any request, approval or consent of Owner or Architect, or by tests, inspections or approvals required or performed by persons other than Contractor. Contractor shall require and ensure that each Subcontractor and Vendor complies with all applicable requirements set forth in the Contract Documents for Contractor. Except to the extent the Contract Documents expressly provide otherwise, if any dispute arises between Owner, on the one hand, and Contractor, on the other hand, unless Owner directs otherwise, Contractor shall proceed with the performance of its obligations under the Contract with reservation of all rights and remedies it may have under and subject to the terms of the Contract Documents.

7.8 Site Security. Contractor shall cooperate with Owner to develop and implement a security program for protection of the Work in progress. Contractor, starting upon commencement of any Work at the Site and until Final Completion, shall implement and enforce badge requirements for each person at the Site and shall maintain competent records of such badges and shall provide copies of such records to Owner as Owner may request and upon Final Completion deliver all such records to Owner. Owner may elect to provide and/or maintain security (including patrol guards) of its own choosing for the whole or portions of the Work and/or Site and/or adjacent property, but Owner shall not have any obligation, responsibility or liability of any kind to any party whether or not Owner arranges for any security. Such Owner arranged or provided security shall in no event release Contractor from or diminish any of Contractor’s obligations under the Contract Documents. Solely Contractor shall bear the cost of, and be liable for the Work (subject to Section 3.2 hereof), and promptly shall remedy, all loss and damage to any Work, tools, equipment and all other improvements and personal property of the Site from any cause whatsoever, except to the extent of loss or damage caused by Owner’s negligence or willful misconduct or by the negligence or willful misconduct of Owner’s separate contractors and their agents and employees (subject to Contractor’s obligations under the Contract Documents to coordinate and monitor the work of such other Owner contractors). Owner shall not assume or incur any responsibility or liability relating to any security arranged by Owner. Contractor shall cooperate with Owner’s security personnel and shall comply with all requests made by such personnel to secure and protect the Work and the Site.

7.9 Coordination With Others. Contractor acknowledges that Owner has engaged and reserves the right to continue to engage Owner’s Consultants, Owner’s Contractors and/or other of its own personnel to provide work or services relating to the Project which may be carried out concurrently with Contractor’s Work. Specifically, and without limitation, Contractor acknowledges that OSFF&E procurement is excluded from Contractor’s Work but Contractor shall be responsible to install the same when delivered by Owner to Contractor, and if Owner delivers the OSFF&E to Contractor within a reasonable time prior to Substantial Completion, Contractor shall install such OSFF&E prior to Substantial Completion. Contractor further acknowledges that a portion of Contractor’s Work will include installing materials and equipment in the Project procured by Owner and provided by Owner to Contractor. Owner shall retain separate contractors and vendors for OSFF&E procurement as Owner desires: provided, however, upon Owner’s request Contractor agrees to cooperate with Owner, including joint purchase arrangements, with respect to purchases of materials, supplies and equipment, including OSFF&E, where such cooperation and joint purchase may lead to a savings in purchase costs relating to such items as determined by Owner. Accordingly, in connection with the Work on the Project, Contractor shall cooperate fully with Owner, Owner’s Consultants, Owner’s Contractors, and Owner’s other personnel as follows:

7.9.1 Contractor shall schedule, coordinate and sequence the Work (including its construction activities) with the activities of Owner, Owner’s Consultants, Owner’s Contractors, and Owner’s other personnel and provide the necessary personnel and services to coordinate and interface its Work with the activities of Owner, Owner’s Consultants, Owner’s Contractors, and Owner’s other personnel at the proper time and in a manner so as not to delay them or increase their costs, and to minimize the time needed to achieve Substantial Completion of the Work.

7.9.2 Upon Owner’s request, Contractor shall at all times provide Owner’s Consultants, Owner’s Contractors, and Owner’s other personnel with access to the Work in preparation and progress wherever located and with any and all information concerning the Project and its progress, including, without limitation, the Project Schedule (as the same may be amended from time to time). Contractor further shall provide Owner and Owner’s Contractors with reasonable opportunities for the introduction and storage and handling of their materials and equipment on the portion of the Site relating to the Project as necessary for execution of their activities and shall permit the execution of their work on the portion of the Site relating to the Project, and Contractor shall connect its Work with theirs as and when required under the Contract Documents.

7.9.3 Contractor shall participate with Owner, Owner’s Consultants, Owner’s Contractors, and Owner’s other personnel in reviewing their respective construction schedules when requested to do so. Contractor acknowledges that the time allowed for

Substantial Completion includes the necessary allowance of time for Contractor to coordinate and to coordinate and schedule the work of Owner’s Consultants and Owner’s Contractors and to coordinate Contractor’s Work Schedule. Contractor and Owner shall work concurrently to allow for opening.

7.9.4 Contractor shall promptly remedy any damage wrongfully caused by Contractor or any Subcontractor or Vendor (or any other person for whose acts Contractor is responsible or liable at law or under the Contract Documents or otherwise) to Owner’s existing property or completed or partially completed construction work performed by Owner, Owner’s Consultants, or Owner’s Contractors.

7.9.5 If any part of the Work depends in part for proper execution or results upon the work or services performed or otherwise provided by Owner, Owner’s Consultants, Owner’s Contractors, or Owner’s other personnel, Contractor shall, prior to proceeding with its Work, inspect such work and promptly report to Owner any apparent discrepancies or defects in such other work or activities that would render it unsuitable for proper execution or results or incompatible with Contractor’s Work. The failure of Contractor to examine and report any such apparent discrepancies or defects which are or should have been reasonably apparent to Contractor in the exercise of due diligence and prudent judgment and consistent with the terms of the Contract Documents shall constitute an acknowledgement and agreement by Contractor that such other completed or partially completed work and activities are fully compatible with Contractor’s Work and fit and proper to receive Contractor’s Work and shall bar any Claims thereafter that any defects or delays in Contractor’s Work are due to defects, delays or disruptions in the activities performed or otherwise provided by Owner, Owner’s Consultants, Owner’s Contractors, or Owner’s other personnel.

7.9.6 Contractor shall use, and Contractor shall cause its Subcontractors and Vendors (and any other person for whose acts Contractor is responsible or liable at law or under the Contract Documents or otherwise) to use, all best efforts to work without causing labor disharmony, coordination difficulties, delays, disruptions, impairment of guarantees or interferences of any other obligations or activities of any of Owner’s Consultants, Owner’s Contractors, and Owner’s other personnel.

7.9.7 Contractor shall cooperate with Owner’s Contractors performing OSFF&E procurement and installation services and shall incorporate such services in its Project Schedule and provide vertical transportation for the timely installation of OSFF&E. Contractor agrees to cause the Work to be performed in such a manner so that prior to achievement of Substantial Completion (and as early as reasonably practicable), Owner, Owner’s Consultants, and Owner’s Contractors will have access to the Site and the Work in order to (a) begin installing at the Site OSFF&E, the installation of which is not part of the Work except as otherwise provided in the Contract Documents, (b) begin training Owner’s personnel at the Site, and (c) and perform other tasks Owner deems necessary in connection with the opening of the Project.

7.10 Product and Design Substitutions

7.10.1 All requests for Substitutions shall be made in writing and sufficiently in advance of Work performance needs to permit a reasonable time for evaluation and written response by Owner without jeopardizing the Contract Time.

7.10.2 The acceptance of any Substitutions shall be at Owner’s sole discretion.

7.10.3 All Substitutions, including design changes recommended by the Contractor, must be specifically accepted in writing by Owner prior to the use or implementation thereof by Contractor or any Subcontractor.

7.10.4 In reviewing any Substitution, including design changes, Owner may consider, without limitation, the comparative advantages and responsibilities, including, but not limited to,: (a) any and all additional costs pertaining to any redesign and adverse consequences of such redesign, (b) any and all costs of replacement, corrections or adjustments to the Work, adjoining Work and Owner’s existing property, and (c) any and all costs arising from adverse impacts to the critical path of the Project Schedule and/or any delays in the Contract Time arising out of such Substitution.

7.10.5 Contractor shall promptly notify Owner in writing if any items in the Contract Documents shall not be readily available, and Contractor shall promptly propose in writing an available substitute item for Owner’s approval. Nothing in this Section or elsewhere in the Contract Documents shall derogate from Contractor’s responsibility to select, order, and timely purchase such items. If Contractor does not timely order or arrange for delivery of items or materials required for the Work, then with written notice to Contractor, Owner may (but is not obligated to) arrange for delivery or order such items and materials and in such event Contractor shall not be entitled to any Contractor’s Fee on such items and the Guaranteed Maximum Price shall be reduced by (a) the cost of such items and materials arranged for or ordered and paid for by Owner and (b) that portion of Contractor’s Fee applicable to the amounts in the immediately preceding clause (a), pursuant to a Construction Change Directive in accordance with Article 18.

7.11 Tests and Inspections

7.11.1 All on-Site and off-Site material testing and inspections required by the Contract Documents or by Laws shall be arranged and supervised by Contractor in a timely manner to avoid any delays in the Work; provided, however, Owner shall be responsible to pay for, though Contractor shall remain responsible to arrange, supervise and coordinate, all third party tasks and inspections pursuant to the requirements of the 2009 International Building Code as detailed in Section 1704 Structural and Materials Testing, and Owner shall enter into an agreement with a Certified Fire Protection Engineer to perform the required Mechanical QAA and Life Safety Testing as required by the 2009 International Building Code. Contractor shall supply all necessary support staff, including trade contractors, necessary to complete all required testing.

7.11.2 Owner may elect to require additional testing and inspections at any time during the course of the Work and for a period of one (1) year after the date of issuance of the Certificate of Substantial Completion for the entire Work pursuant to Section 12.1 below. Such additional testing shall be paid for by Owner unless such testing discloses material deficiencies not discovered during initial testing. In the event material deficiencies are disclosed, Contractor shall be responsible for all costs of such additional testing and inspections, and Contractor shall pay such costs to Owner on demand therefore (or, at Owner’s option, Owner may deduct, withhold and/or set off such costs from or against any amounts then or thereafter payable or due to Contractor from Owner). Contractor’s responsibility with respect to the costs of additional tests and inspections shall survive any termination of the Contract.

7.11.3 All certificates of such testing, inspection or approvals issued by all independent testing companies or governmental authorities shall be promptly delivered to Owner.

7.11.4 No inspection, or failure to inspect, by Owner or the independent testing companies or Owner’s Lenders shall be construed as approval or acceptance of the Work or as a waiver of Contractor’s obligations to perform the Work in full compliance with the Contract Documents.

7.12 Access to Stored Material. Owner, Owner’s Lenders, Owner’s Contractors and Owner’s Consultants may enter upon the location where any material or equipment is manufactured or stored for purposes of inspection, checking, testing or for any other purpose Owner, Owner’s Lenders, Owner’s Consultants or Owner’s Contractors deem reasonably necessary.

7.13 Shop Drawings, Product Data and Samples

7.13.1 “Shop Drawings” are drawings, diagrams, schedules and other data specially prepared for the Work by Contractor, its Subcontractors or Vendors of any tier to illustrate how certain specific Work components fit together and will be located in relation to each other.

7.13.2 “Product Data” are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by Contractor, its Subcontractors or Vendor of any tier to illustrate materials or equipment to be utilized for a portion of the Work.

7.13.3 “Samples” are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

7.13.4 Contractor shall timely prepare and submit a schedule of Shop Drawings, Product Data, test reports, Samples etc., required to be submitted for the Work, in a format acceptable to Owner and Architect.

7.13.5 Contractor shall review, approve (to the extent of their conformance to the Contract Documents) and submit to Owner or Architect or the appropriate consultant all Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in accordance with the schedule therefore with promptness and in such sequence as to cause no delays in the Work or in the activities of Owner, Owner’s Consultants or Owner’s Contractors.

7.13.6 Contractor’s submittal of Shop Drawings, Product Data, Samples and similar submittals shall be Contractor’s representation that Contractor has determined and verified all materials, field measurements and field construction criteria related thereto, and that Contractor has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

7.13.7 Contractor shall not perform any portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until such submittals have been accepted by Architect. Such review and acceptance shall be in a timely manner so as not to delay the progress of the Work. Contractor shall carry out the Work in such submittals as accepted by Architect.

7.13.8 Contractor shall make any corrections required by Owner or Architect and shall resubmit the required number of corrected copies of Shop Drawings, Product Data, Samples or similar submittals until approved by Architect. Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to any revisions other than those requested by Owner or Architect on previous submittals.

7.13.9 Contractor shall not be relieved of responsibility for errors or omissions contained in Shop Drawings, Product Data, Samples or similar submittals based upon the approval, modification or acceptance thereof by Owner or Architect unless the Contractor has specifically informed Owner in writing of such deviation at the time of submittal and Owner has given prior written approval to the specific deviation.

7.13.10 Contractor shall be responsible for furnishing its Subcontractors and Vendors with sufficient copies of Shop Drawings, Product Data and Samples, including any such construction data supplied by other Subcontractors and Vendors, as may be necessary for the coordination of the activities of all Subcontractors and Vendors.

7.13.11 Contractor shall submit one (1) reproducible transparency copy and six (6) blue line prints therefrom and also transmit an electronic copy of all Shop Drawings for all shop-fabricated items and all detailed assemblies indicated on the Shop Drawings.

7.14 Project Record Documents and As-Built Requirements. Contractor shall maintain at the Site one (1) record copy of all Specifications, Drawings, approved Shop Drawings, Change Orders and other modifications, addenda, schedules and instructions, in good order both in hard copy and electronic version.

7.14.1 The record Drawings shall be one (1) set of black (or blue) and white prints of the Drawings with an identical electronic version, on which must be recorded all “as-built” changes during the course of construction. This record set shall be maintained separate and apart from documents used for construction reference as described in Section 7.2.13 above.

7.14.2 All as-built documents shall be kept current and Contractor shall not permanently conceal or cover any Work until all required information has been recorded.

7.14.3 Records of exterior underground utilities shall be made at the time of installation.

7.14.4 In marking any as-built conditions, Contractor shall ensure that such Drawings indicate by measured dimension to building corners or other permanent monuments the exact locations of all piping, conduit or utilities concealed in concrete slabs, behind walls or ceilings or underground. As built Drawings shall be made to scale and shall also include exact locations of valves, pull boxes and similar items as required for maintenance or repair service. Prior to Final Completion and as a condition to Final Payment, Contractor shall be responsible for providing Owner and Owner’s Lenders with a fully completed and accurate set of all as-built Drawings in an acceptable electronic format, as Contract Documents for Owner’s permanent records.

7.14.5 All documents described in this Section 7.14, including the as-built Drawings, shall be readily accessible at the Site for inspection upon request by Owner, Architect, Owner’s Lenders, Owner’s Consultants, Owner’s Contractors and/or their authorized representatives throughout the course of the Work.

7.15 Site Clean Up. All Work performed under this Contract shall comply with all Laws governing applicable noise, dust and pollution control requirements.

7.15.1 Daily Clean Up. Contractor shall regularly and on a daily basis during the course of the Work keep the Site and all Work-related areas in a clean and safe condition to Owner’s reasonable satisfaction by promptly removing and properly disposing of all debris and rubbish generated by Contractor’s operations. Contractor shall maintain ingress or egress from the Site (including, but not limited to, streets) in a clean condition, and shall remove from these areas all of Contractor’s (and Subcontractors’ and Vendors’) spillage and tracking arising from the performance of the Work, and shall promptly repair any damage to the same. Contractor shall minimize the impact and effect of the Work and other activity on the Site on properties adjoining and nearby the Site, and shall take all necessary and commercially practical precautions (and comply with all applicable Laws) to prevent any debris including, but not limited to, fugitive dust, from entering or interfering with any adjacent or nearby property.

7.15.2 Substantial Completion Clean Up. Except to the extent that Owner may designate otherwise in writing, the Contractor shall perform the following “clean up items” prior to the date of issuance of the Certificate of Substantial Completion pursuant to Section 12.1 below:

(a) removal of all wastes and rubbish;

(b) cleaning of all walls and other surfaces including tile, wood and glass surfaces, and cleaning of all corridors, skylights, doors, architectural metals, carpets, rugs, floors, woodwork and all other items to have the Work ready to operate for the purpose for which it is intended;

(c) replacement of all broken glass (including removing labels, washing and polishing both sides);

(d) cleaning and polishing of all plumbing fixtures and equipment;

(e) restoring existing facilities such as roads, other paved surfaces, fencing and curbing at the Site to their pre-existing condition unless more is required by the Contract Documents;

(f) requiring affected Subcontractors to promptly remove from the Site all temporary offices, tools, equipment, machinery and surplus materials not required for the continued performance of the Work and otherwise leaving the designated areas “vacuum clean;”

(g) machine-sweep and clean all drive-way surfaces;

(h) grind, smooth, and sweep clean any concrete surfaces, as necessary or desirable;

(i) remove temporary protections;

(j) remove marks, spots, dust, stains, fingerprints and other soil or dirt from all floors, tile, walls, finishes, marble, finished materials, fixtures, equipment and other Work, and wash or wipe clean and leave the same in undamaged, new condition;

(k) clean tubs, toilets and other fixtures, cabinet work and equipment, removing stains, paint, dirt and dust, and leave the same in undamaged new condition;

(l) clean all metal finished in accordance with recommendations of the manufacturer and accepted industry standards;

(m) clean resilient floors thoroughly with a well rinsed mop containing only enough moisture to clean off any surface dirt or dust and buff dry by machine to bring the surfaces to sheen;

(n) clean all light fixtures and insure that they are fully lamped and operating; and

(o) other items related to clean-up of the Site, as identified by the Owner’s Representative.

The foregoing clean up items shall not include but shall be in addition to, any items of defective workmanship or omissions which are to be corrected at Contractor’s cost pursuant to Article 10 of this Agreement.

7.15.3 Final Completion Clean Up. Prior to Final Completion pursuant to Section 12.2 below, Contractor shall complete any of the clean up items described above which were either not required by Owner at the time of Substantial Completion or which were not satisfactorily completed and accepted by Owner at the time of Substantial Completion.

7.15.4 Site Clean Up By Owner. In the event Contractor fails to maintain the Site in a manner satisfactory to Owner, and fails to complete appropriate clean up and/or removal activities within twenty-four (24) hours after receipt of Owner’s written notice to do so, Owner shall have the right to perform such clean up and removal activities and the Guaranteed Maximum Price shall be reduced by the amount of all costs incurred by Owner in connection therewith, provided that if the unspent balance of the Guaranteed Maximum Price is insufficient to cover such amount, Contractor shall immediately pay the difference to Owner.

7.15.5 Surplus materials. Excess recyclable material and/or excess scrape or waste product the could be salvageable for profit shall remain the property of Owner. Contractor shall be required to provide equipment, hauling, and/or other to facilitate the removal and recovery of funds for the salvaged product. All funds recovered shall be turned over to the Owner and placed in the Owner Contingency or an Owner controlled account as determined by the sole discretion of Owner.

7.16 Construction Facilities and Temporary Controls. Contractor shall be solely responsible for the design, transport, erection, inspection and maintenance of all temporary supports and structures; including, but not limited to, electricity and lighting, heat, telephone and fax, water, sanitary facilities, fire protection, hoisting equipment and machinery, staging and scaffolding, temporary equipment and materials, all shoring and bracing, all cranes, hoists, derricks and supports, barriers and fencing, water control, field office, storage facilities and all other types of temporary supports and structures required for the Work and provided by Contractor or its Subcontractors while performing the Work. Contractor shall provide and maintain reasonable safety precautions to protect the public and avoid obstruction or interference with vehicular or pedestrian traffic in public streets, alleyways or private rights-of-way. Contractor shall, or shall cause Subcontractors to, leave proper access to hydrants and other similar places, and shall provide sufficient lighting during working hours and from twilight of each day until full daylight of each following day. When work is suspended, Contractor shall, or shall cause Subcontractors to leave roadways and sidewalks in proper condition and restore all such to good condition on completion of the Work and in compliance with all Laws. Contractor shall, or shall cause Subcontractors to, maintain, keep in good repair, and shift and alter as conditions may require, all guard rails, passageways and temporary structures and remove the same when the Work is completed or when the need for their use has ceased.

7.17 Cutting and Patching of Work. Contractor shall be responsible for all cutting, fitting or patching of the Work that may be required to properly complete the Work or make its parts fit together properly. Any costs resulting from improper cutting, fitting and patching to any work performed by Owner or Owner’s Consultants shall be Contractor’s responsibility. Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. Contractor shall not cut or otherwise alter such construction by Owner or a separate contractor except with consent of Owner, which shall not be unreasonably withheld or delayed. Contractor, if required by Specifications and Drawings, shall make connections to materials or equipment furnished, set, and/or installed by other contractors. No Work connecting to such materials or equipment provided by other contractors shall be done without giving such contractors a reasonable length of time to complete their work or until permission to proceed has been obtained from Owner. Owner shall secure and provide to Contractor the Shop Drawings from Owner’s Contractors for such of their work as is to be built into Contractor’s Work, or to which Contractor must make connection, and Contractor shall review and advise Owner of any discrepancy or unsuitability relative to its own Work. Each party shall cause its contractors to provide all openings and chases in its own work necessary for the installation of process equipment, and shall fill in around the same afterwards, if required.

7.18 Performance and Payment Bond Requirements

7.18.1 Requirements. Not later than five (5) business days after Contractor’s receipt of Owner’s Notice to Proceed and in any event prior to commencement of any Work, Contractor shall furnish a fully executed Performance and Payment Bond, in a form approved in writing by Owner and Owner’s Lenders and naming Owner and Owner’s Lenders (as Owner’s Lenders may change from time to time) as obligees and beneficiaries, covering both the Contractor’s faithful performance of this Contract and the payment of all obligations arising hereunder. The Payment and Performance Bond shall be in the amount of One Hundred Million Dollars ($100,000,000). Thereafter, such Payment and Performance Bond shall not be increased or decreased unless Owner grants advance written approval of such increase or decrease. The Payment and Performance Bond and all supplements shall be issued by a bonding company having an A.M. Best Co. rating of A XV or better and licensed in Louisiana and approved by Owner and Owner’s Lenders. If the issuer of the Performance and Payment Bond ceases to be rated at least “A VX” by A.M. Best Co., Contractor shall, within five (5) business days of such down-grading, obtain a replacement Performance and Payment Bond which conforms to the requirements of this Section 7.18.1.

7.18.2 Subcontractor’s Bond Requirements. On a case by case basis, Owner may also elect to require that Contractor’s Subcontractors provide a Performance and Payment Bond as described in Section 7.18.1 above using a form approved by Owner and Owner’s Lenders. The amount of each such Performance and Payment Bond shall be equivalent to the full value of the relevant subcontract or such lesser amount as Owner may approve in writing. All costs of each Performance and Payment Bond required for Subcontractors shall be quoted separately to Owner for Owner’s prior written approval before such Performance and Payment Bond is obtained. Contractor shall timely recommend to Owner whether or not to require a Performance and Payment Bond as to each Subcontractor. Nothing in this Section 7.18 shall preclude Contractor from requiring a bond, guarantee or other security from any Subcontractor or Vendor; provided, however, that in the event Owner does not grant prior written approval for a Performance and Payment Bond with respect to such Subcontractor or Vendor, Contractor’s election to require such bond, guarantee or other security shall be a Cost of the Work within the Guaranteed Maximum Price. Promptly upon receipt of a Performance and Payment Bond (or any supplement thereto or replacement thereof) from any Subcontractor, Contractor shall deliver the original of such Performance and Payment Bond (and any supplement thereto or replacement thereof) to Owner, and Contractor hereby acknowledges and agrees that Owner will provide such Performance and Payment Bond to Owner’s Lenders.

7.19 Liens.

7.19.1 If at any time Owner receives any stop notice, mechanic’s lien or similar claim pertaining to unpaid amounts for any labor, goods, materials, equipment or services provided as part of Contractor’s scope of Work (and provided Owner has paid all sums then due and owing to Contractor pursuant to and within the time period set forth in the Contract Documents), Contractor agrees to immediately release or cause the release of Owner, Owner’s property, the Site and/or the Project, as applicable, from such notices, liens or claims, or, at Contractor’s option, to file a bond in lieu thereof in an amount and form satisfactory to Owner and Owner’s Lenders in accordance with Section 7.19.2. All costs incurred by Contractor in effecting the foregoing shall be at Contractor’s sole expense as a Non-Allowable Cost of the Work, except that should Contractor be successful in having Owner’s property, the Site and/or the Project, as applicable, fully and forever released from such notices, liens or claims without the necessity of Contractor posting any bond and without the payment by Contractor to the lien claimant of any monies to effect such release, all of Contractor’s reasonable fees and costs actually incurred in effecting such release shall be a Cost of the Work. It is expressly understood that all of Contractor’s obligations with respect to this Section 7.19 begin immediately at the outset of any notice or filing of a claim (whichever is earlier), either by correspondence or court proceeding or otherwise, and without regard to any showing of fault on the Contractor’s part. In all cases Contractor shall cause Owner, Owner’s property, the Site and/or the Project, as applicable, to be fully and forever released from all such liens and claims or, at Contractor’s option, bond against such liens and claims in accordance with Section 7.19.2 below, in either case within five (5) days of receipt of notice thereof (or such lesser period in any loan documents relating to Owner’s Lenders).

7.19.2 If any such notice or claim is received or filed and Contractor does not release, or cause the release, of Owner, Owner’s property, the Site and/or the Project, as applicable, from the lien or claim within the five (5) day period set forth in Section 7.19.1 or, at Contractor’s option, obtain a bond and file, satisfactory in amount and form to Owner and Owner’s Lenders, with the appropriate court a petition to substitute the bond for such lien or claim within five (5) days after receipt of notice thereof (or such lesser period in any loan documents relating to Owner’s Lenders), and obtain a court order within thirty (30) days after filing such petition, allowing substitution of the bond for such lien, Owner shall have the right to pay all sums necessary to obtain the release of Owner, Owner’s property, the Site and/or the Project, as applicable from such lien or claim and deduct all sums to be paid (including attorneys’ fees and the amount of any obligations assumed by Owner) from the Guaranteed Maximum Price, including, if Owner elects, withheld from the next succeeding Applications for Progress Payments.

7.19.3 Contractor acknowledges (a) that pursuant to agreements with Owner’s Lenders, Owner is required to keep the Project and the Work free and clear of any liens, encumbrances or security interests, and (b) that a breach of such agreements will cause Owner to suffer substantial losses. Contractor agrees that it will not, and it shall use reasonable precautions to ensure that the Subcontractors and Vendors do not, impose, or exercise their rights with respect to, any liens, encumbrances or security interests on the Project and the Work. Further, all materials and equipment supplied by Contractor pursuant to the Contract Documents shall be delivered free and clear of all liens and not be subject to any conditional sale, purchase-money lien, security agreement, financing agreement or chattel mortgages. Nothing contained herein or elsewhere in the Contract Documents is intended to act as a waiver and release of any rights in the event of non-payment by the Owner and, therefore, no provision regarding liens shall be applicable in the event of non-payment, for amounts properly due Contractor and delinquent pursuant to this Agreement.

7.20 Royalties and Patents. Contractor shall pay as a Cost of the Work in accordance with Section 3.2.11 hereof all royalties and license fees relating to the Work. Contractor shall defend suits or claims for infringement of patent rights and shall indemnify and hold Owner harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if Contractor knows, or should know following due inquiry, or has reason to believe that the required design, process or product is an infringement of a patent, Contractor shall be responsible for such loss unless such information is promptly furnished to Owner.

7.21 Training. Prior to and as a condition to payment of the Final Payment, Contractor shall orient and instruct the responsible maintenance personnel designated by Owner in the operations of all equipment and shall provide the maintenance personnel with pertinent literature and operational manuals for all equipment designated by Owner.

7.22 Construction Photographs. Contractor shall submit color construction photographs to Owner and Owner’s Lenders with each month’s Application For Progress Payment during the Work. Each month, such photographs shall consist of at least four (4) views of the building from ground-view points as directed by Owner and any interior views requested by Owner or Owner’s Lenders.

7.23 Statement of Unpaid Claims. Whenever requested by Owner or Owner’s Lenders, Contractor shall certify to Owner in writing (in a form satisfactory to Owner) the amounts then claimed by and/or due and owing from Contractor to any person(s) for labor and services performed and materials and supplies furnished relating to the Work, setting forth the names of the persons whose charges or claims for materials, supplies, labor, or services have been paid and whose charges or claims are unpaid or in dispute, and the amount due to or claimed by each respectively.

7.24 Protection of Work. Contractor shall design, furnish, erect and maintain in a safe manner to cause to be designed, furnished and erected, such barricades, fences, and railings; give such warnings; display such lights, signals and signs; exercise such precautions against fire; adopt and enforce the rules, regulations or requirements of governmental authorities, and take such precautions as may be necessary. Contractor shall immediately report in writing to Owner all accidents howsoever arising out of or in connection with the performance of the Contract Documents, whether on or adjacent to the Site, which result in death, injury or property damage, giving full details and statements of witnesses. In addition, if death or serious injury or serious damage is caused, the accident shall be reported by telecopy to Owner and the insurance carrier or its representative providing insurance for the Project. If any claim is made by any third party against Contractor, any Subcontractor or Vendor, on account of any accident or similar event, Contractor shall immediately report the fact in writing to Owner, giving details of the claim and Contractor’s explanations as to the same.

7.25 Hazardous Materials.

7.25.1 In this Agreement, “pre-existing hazardous materials” shall be limited to all substances that are considered hazardous or toxic under any applicable Laws that (a) existed as of the Date of Commencement, (b) have not been introduced to the Site by Contractor, and (c) have not been negligently disturbed by Contractor.

7.25.2 Contractor shall have no responsibility for the handling, removal or disposal of pre-existing hazardous materials at the Site except to the extent addressed or covered in the Contract Documents or otherwise made known to or is known to or reasonably foreseeable to Contractor.

7.25.3 In the event Contractor encounters pre-existing hazardous materials or materials reasonably expected to be hazardous to health, Contractor shall, within one (1) day of discovering such materials, notify Owner and stop work (unless otherwise requested by Owner) in the affected area until an environmental laboratory properly certified by the applicable Authority retained directly by Owner shall have verified that the relevant materials have been removed or rendered harmless. Notwithstanding the foregoing, Contractor shall use its best efforts to minimize any delay to the Project Schedule caused by the discovery of pre-existing hazardous materials.

7.25.4 In the event Contractor shall reasonably determine that the Project Schedule will be delayed due to the presence of pre-existing hazardous materials, it shall, within twenty four (24) hours of the initial discovery of such pre-existing hazardous materials, provide notice to Owner of such event and determination, and within seven (7) days of such discovery submit to Owner a Change Proposal Request for an extension of time and/or an adjustment to the Guaranteed Maximum Price in accordance with Article 18 hereof. Contractor’s failure to submit a Change Proposal Request within the time period stated in this Section 7.26.4 shall amount to a waiver of its rights hereunder. Contractor shall not be entitled to an extension of time or an adjustment to the Guaranteed Maximum Price for any hazardous materials that are not pre-existing hazardous materials.

7.25.5 All solid and liquid wastes, hazardous substances, and hazardous materials used by Contractor (including all solvents, cleaners, waste oils and trash) shall be handled and disposed of in full compliance with all applicable Laws. Contractor shall be responsible for any environmental contamination that occurs at the Site as the result of the acts or omissions of Contractor or its Subcontractors, Vendors or invitees.

ARTICLE VIII.

ARCHITECT

8.1 Architect’s Administration of the Contract

8.1.1 The term Architect includes the Architect and the Architect’s authorized representatives. Architect shall act in its professional capacity as an advisor to Owner during the course of the Work.

8.1.2 Owner shall cause the Architect to provide Contractor with electronic transmittal of Drawings and/or Specifications which have been approved for use during construction and all revisions thereto. It shall be Contractor’s responsibility to arrange and pay for as a Cost of the Work in accordance with Section 3.2 hereof, reproductions as may be needed by Contractor to perform its Work. Contractor shall ensure that the Architect shall at all times have access to the Work wherever it is in preparation or being performed.

8.1.3 The Architect may recommend to Owner, with notice to Contractor, additional inspection or testing of the Work, whether or not such Work is fabricated, installed or completed. Owner shall have authority to reject any Work which does not conform to the Contract Documents.

8.1.4 The Architect shall review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, for the limited purposes of checking for conformance with the Specifications and related design intent expressed in the Contract Documents.

8.1.5 Contractor acknowledges that Owner’s Design is an integral part of the Project. Contractor shall (i) diligently review all work, services, drawings and specifications furnished by Owner’s Consultants for hazards, inconsistencies, discrepancies, inaccuracies, errors, incompleteness or lack of detail and shall promptly notify Owner and any of Owner’s Consultants in writing within five (5) working days of discovery of any delays, hazards, inconsistencies, discrepancies, inaccuracies, errors, incompleteness or lack of detail and, prior to proceeding with any of the Work affected thereby, (ii) promptly notify Owner and any of Owner’s Consultants in writing within five (5) working days of discovery of any delays in delivery of any Owner’s Design information, which might affect the work, services, drawings and specifications of Owner or Owner’s Consultants, and Contractor shall within five (5) working days of giving the preceding notice also provide Owner in writing with alternative means of resolving the foregoing matters in clauses (i) and (ii) and recommend and actively participate in reaching a resolution to the foregoing, and manage and coordinate such resolution, all with written notice to and subject to the written approval of Owner.

8.1.6 No Relief from Liability. Contractor expressly acknowledges and agrees that neither:

(a) the examination of the Drawings and Specifications and any design information or documents provided to Contractor by Owner the making of objections, representations, comments or suggestions, or any failure to make the same in relation to such design information or documents or any other aspect of the Work; nor

(b) any other act or omission of Owner, Architect, Owner’s Consultants, Owner’s Representative, Owner’s Lenders or of any other person acting or purporting to act on behalf of any of the foregoing in relation to any aspect of the Work;

shall relieve Contractor in whole or in part of any duty, obligation or liability undertaken by Contractor in relation to the Work (including, but not limited to, Contractor’s obligation to complete the Work in accordance with the Contract Documents), whether under this Agreement or otherwise, or diminish or vary any such duty, obligation or liability, whether by way of contribution or otherwise. However, Contractor shall not be responsible for the adequacy of the plans and specifications, and the Contractor shall not be responsible for any design liability, code compliance, performance guarantees, or performance specifications except to the extent that Contractor knows of an error, omission, inaccuracy, or deficiency and fails to notify the Owner of same.

8.1.7 Work to Comply. Contractor shall execute the Work strictly in accordance with the Contract Documents. Work carried out by the Contractor other than as aforesaid shall be removed at Contractor’s cost at the request of Owner’s Representative.

8.1.8 Provision of Owner Drawings. All drawings, specifications, documents and designs provided by Owner, Architect or any Owner Consultant to Contractor shall remain the sole property of Owner.

8.1.9 Return of Information and Other Documents. At the completion of this Contract, Contractor shall hand over to Owner all design information and documents in its or its Subcontractors’ or Vendors’ possession and return to Owner all documents, drawings, specifications and designs provided by Owner under this Contract.

ARTICLE IX.

SUBCONTRACTORS AND VENDORS

9.1 Subcontractors and Vendors. Contractor shall be responsible for the performance of Subcontractors and Vendors of every tier to the same extent as if performed by Contractor on a direct basis, including coordination of those portions of the Work performed by Subcontractors and Vendors.

9.2 Consent To Use Proposed Subcontractors and Vendors.

9.2.1 To the extent practicable, Contractor shall propose a minimum of three (3) qualified lump sum or cost of the work plus a fee bidders for each element of the Work to be performed by Subcontractors and Vendors (including those who are to furnish materials or equipment fabricated to a special design), and in compliance with this Agreement. Owner shall, within five (5) business days after receipt thereof, reply to Contractor stating whether or not Owner has a reasonable objection to any such proposed person or entity. Owner’s failure to reply in writing to Contractor’s proposed list within three (3) business days after the receipt thereof shall constitute Owner’s acceptance of such list. Owner’s consent with respect to any Subcontractor or Vendor pursuant to this Article 9 shall not in any way relieve the Contractor from its obligations to fully manage, administer and assure that the Subcontractor and/or Vendor complies with the requirements of the Contract Documents, including all dates identified in the Project Schedule. Notwithstanding anything to the contrary herein, Contractor shall use its best efforts to identify vendors and subcontractors for Owner’s consideration who both constitute a Louisiana Company and a Minority Business Enterprise. For purposes of the foregoing, “Louisiana Business” means: (1) a business, company, corporation or firm which is at least 51 percent owned by one or more Louisiana individual domiciliaries and/or a corporation, limited liability company or other business entity with a legal and commercial domicile in Louisiana who also control and operate the business; and (2) a business, company, corporation or firm qualified with the Louisiana Secretary of State and authorized to do business in Louisiana which has a physical presence in the state in the form of property or facilities owned or leased in Louisiana and which employs Louisiana residents who control or operate the Louisiana business activity or enterprise. Furthermore, for purposes of the foregoing, “Minority Business Enterprise” means a business performing a commercially useful function which is at least 51% owned by one or more minority individuals domiciled in Louisiana who also control and operate the business. As used in the definitions of “Louisiana Business” and Minority Business Enterprise”, “control” means exercising the power to make policy decisions; “operate” means being actively involved in the day-to-day management of the business; and “commercial domicile” means the place from which the business is directed or managed.

9.2.2 Contractor shall analyze all of the bids for each element of the Work and shall make a written recommendation to Owner as to which bid should be selected. Owner shall then make the selection with assistance from Contractor within three (3) business days following receipt of Contractor’s written recommendation (and if Owner fails to respond within said three (3) day period, then the bid recommended by Contractor shall be deemed approved by Owner). In the event the Subcontractor chosen by Owner is different from the Subcontractor recommended by Contractor, and the bid amount from the Subcontractor chosen by Owner exceeds by the lesser of 1% or $12,500 the bid amount from the Subcontractor recommended by Contractor, such bid difference in excess of the lesser of said 1% or $12,500 shall be cause for an increase in the Guaranteed Maximum Price provided that the bid recommended by Contractor was in full compliance with the requirements of the Contract Documents.

9.3 Award of Subcontracts and Purchase Orders. Contractor shall furnish Owner and Owner’s Lenders with a copy of Contractor’s proposed forms for use as subcontracts and purchase orders (including, without limitation, professional services agreements) for Owner’s review and approval prior to Contractor’s use thereof, and Contractor shall only enter into subcontracts and purchase orders on such forms as approved by Owner, with some modifications as necessary to be approved by the Owner. Contractor shall furnish to Owner a copy of each subcontract and purchase order it enters into in connection with the Work within ten (10) calendar days after execution of such subcontract or purchase order. Contractor hereby acknowledges that receipt by Owner of copies of such subcontracts and purchase orders may be a condition precedent to an advance to Owner under the Loan Documents. All subcontracts and purchase orders with a contract value in excess of $10,000.00 individually shall require all Subcontractors and Vendors to assume toward Contractor the same legal obligations and responsibilities which Contractor assumes toward Owner in this Contract, including requiring the indemnities provided in Article 14 hereof, except as specifically provided otherwise in the Contract Documents or approved by Owner in writing. All subcontracts and purchase orders shall (a) require that the subcontract or purchase order may not be assigned by the Subcontractor or Vendor but shall permit the assignment of the subcontract or purchase order by Contractor to Owner or a third party designated by Owner, including Owner’s Lenders, as provided in Section 9.8 and Article 21 of this Agreement, (b) require that the Subcontractors and Vendors shall not have the right to assign the whole or any part of the benefit of the subcontracts or purchase orders or to sublet or further subcontract the whole or any part of the Work to be performed under the subcontract or purchase order without the prior written consent of Owner and Contractor, (c) provide that any warranties contained or referenced therein shall run to the benefit of and be enforceable by Owner and Owner’s Lenders, (d) provide for the applicable Retentions specified in Section 5.6 of this Agreement, (e) conform to the requirements of the Contract Documents. If, despite all best efforts, Contractor is unable to cause all Subcontractors and Vendors to assume and include in their purchase orders and subcontracts all of the flow down and other Contract provisions as required in this Section 9.3, then in addition to any and all other liability of Contractor under the Contract, Contractor shall be liable for and agrees to assume all risk, costs, liabilities, damages and all Actions in any way directly or indirectly relating to or arising out of any such required provisions and any Subcontractor or Vendor or otherwise. Contractor shall establish and implement a system to monitor Subcontractors and Vendors to ensure that they comply with the requirements of this Section and comply with the Contract Documents. Contractor shall not waive or fail to exercise any material or significant right or remedy under any subcontract or purchase order or waive any material or significant default under any subcontract or purchase order with a contract value in excess of $50,000.00 without first informing Owner and describing Contractor’s intended action, and if Owner informs Contractor that such intended action may be subject to provisions of Owner’s Loan Documents then Contractor shall not take any such action without Owner’s prior written approval. Contractor further shall not enter into any material or significant amendment or modification to a subcontract or purchase order without Owner’s prior written approval; provided that amendments or modifications to subcontracts and purchase orders which do not have a contract value in excess of $50,000.00 individually, and otherwise are in accordance with the Contract Documents, shall not require Owner’s prior written approval. Without limiting the foregoing, if a Performance and Payment Bond is required under Section 7.18.2 with respect to any Subcontractor after giving effect to an amendment or modification to a subcontract or purchase order, as a further condition precedent to entering into such amendment or modification, Contractor shall cause the Subcontractor under such subcontract or purchase order to obtain the prior written consent to such amendment or modification by the surety that issues such Performance and Payment Bond, if such surety or the terms of the Performance and Payment Bond require notice thereof or if failure to notify and obtain consent would in any way impair, limit or negate coverage or terms of the Performance and Payment Bond, and deliver such consent to Owner so that Owner may deliver such consent to Owner’s Lenders if required under the Loan Documents. Contractor, and each and every Subcontractor and Vendor at any tier and at any time and regardless of contract value shall be subject to audit by Owner, the Owner’s Representative and Owner’s Lenders to ensure compliance with the requirements of this Agreement. If any Subcontractor or Vendor is found to be assigning, subletting or subcontracting all or any part of the Work under its subcontract or purchase order without the prior written approval of Owner, Contractor shall immediately notify Owner thereof and shall, if the circumstances are such that the Work has been or is likely to be affected, as determined by Owner in its sole discretion, either remedy such situation (i.e., terminate such assignment, subletting or subcontracting) or remove the offending Subcontractor or Vendor from the Project (and if Contractor fails to effect such remedy or removal, Owner shall have the right to remove the offending Subcontractor or Vendor from the Project), unless Owner shall agree otherwise in writing. In such case, Contractor shall be fully responsible for finding a suitable replacement, and the costs involved in making such replacement shall not be the basis for a Change Order, increase in the Guaranteed Maximum Price or extension of the Contract Time. The Contractor shall disclose all affiliations with Sub-contractors, Vendors, material suppliers, service companies and any other company prior to the engagement of those affiliated companies in the bidding process. It shall be specifically noted on all recommendations to award bids, the companies that are affiliated in any way with the Contractor. Failure to do so will constitute cause for termination of this Agreement.

9.4 Subcontractors and Vendors Designated By Owner. Contractor shall not be required to contract with a Subcontractor or Vendor to whom Contractor has a reasonable objection, provided that the reason for such objection is identified to Owner in writing within five (5) calendar days of Owner’s designation thereof.

9.5 Payments to Subcontractors from the Contractor. Subject to Section 5.5 of this Agreement, Contractor agrees to pay each Subcontractor and Vendor within five (5) business days of receipt of each progress payment from Owner or Owner’s Lenders an amount equal to the amount received by the Contractor from Owner or Owner’s Lenders for the purpose of paying the respective Subcontractor or Vendor, as set forth in the applicable Application for Progress Payment. Contractor further agrees to require each Subcontractor to make similar payments to its Subcontractors and Vendors. The obligation of Contractor to pay Subcontractors and Vendors (and their obligation to pay their Subcontractors and Vendors) is an independent obligation from the obligation of Owner to make payment or cause payment to be made to Contractor. Owner shall have no obligation to pay or cause the payment of any monies to any Subcontractor or Vendor.

9.6 Subcontractor and Vendor Replacements. Contractor shall not replace any Subcontractor or Vendor who has been approved by Owner, unless Owner gives prior written approval to the replacement.

9.7 Communications With Subcontractors and Vendors. In cooperation with, and upon notice to Contractor, Owner and Owner’s Lenders shall have the right at any time and from time to time to contact Contractor’s Subcontractors and Vendors to discuss the progress of their portion of the Work. Contractor shall have the right to be present at the time of any such direct communications, excepting only if Contractor is in default under the Contract or unreasonably refuses to attend meetings after Owner has given Contractor reasonable advance notice and opportunity to be present. Notwithstanding such rights of direct communication, Contractor shall be responsible and liable to Owner for all acts or omissions of Subcontractors and Vendors and their respective agents and employees and any other person performing any of the Work under an agreement with Contractor or any Subcontractor or Vendor.

9.8 Assignment. Contractor hereby assigns to Owner all its interest in all subcontract agreements and purchase orders now existing or hereafter entered into by Contractor for performance of any part of the Work, which assignment will be effective only upon acceptance by Owner in writing of such assignment, and only as to those subcontract agreements and purchase orders that Owner designates in said writing. Such assignment may not be withdrawn by Contractor prior to expiration of the Defects Liability Period, and Owner may accept said assignment at any time prior to expiration of the Defects Liability Period. Upon such acceptance by Owner: (i) Contractor shall promptly furnish to Owner the originals or copies of the designated subcontract agreements and purchase orders, and (ii) Owner shall only be required to compensate the designated Subcontractor(s) or Vendor(s) for compensation accruing to same for Work done or materials delivered from and after the date as of which Owner accepts assignment of the subcontract agreement(s) or purchase order(s) in writing. All sums due and owing by Contractor to the designated Subcontractor(s) or Vendor(s) for Work performed or material supplied prior to the date as of which Owner accepts in writing the subcontract agreement(s) or purchase order(s), and all other obligations of Contractor accruing prior to Owner’s written acceptance of such assignment, shall constitute a debt and an obligation solely between such Subcontractor(s) or Vendor(s) and Contractor, and Owner shall have no liability with respect such sums or any other obligations of Contractor. It is further agreed that all subcontract agreements and purchase orders shall provide that they are freely assignable by Contractor to Owner and Owner’s assigns (including Owner’s Lenders) under the terms and conditions stated in this Section and that all such Subcontractors and Vendors shall continue to perform their Work for Owner (or Owner’s Lenders as the case may be) pursuant to the terms of the respective subcontract or purchase order and this Section. Owner agrees not to accept such assignment solely for the purpose of intentionally causing Contractor harm and in bad faith.

ARTICLE X.

WARRANTY OBLIGATIONS

10.1 Contractor’s Warranty. Contractor guarantees, represents and warrants to Owner that (a) the Work, whether performed by Contractor’s own personnel or by any

Subcontractors or Vendors, shall be first class in quality, free from all defects whatsoever (including, without limitation, patent, latent or developed defects or inherent vice), commensurate with the highest standard for construction practices and quality applicable to first class projects associated with luxury resorts, and in strict conformance with the Contract Documents (including, but not limited to, the Guaranteed Maximum Price Premises and Assumptions), and (b) all materials, appliances, mechanical devices, equipment and supplies incorporated into the Work shall be new and of such quality to strictly meet or exceed the Specifications and requirements of the Contract Documents. If requested by Owner at any time and from time to time, Contractor will furnish satisfactory evidence to Owner as to the kind and quality of materials, appliances, mechanical devices, equipment and supplies. All Work not conforming to the requirements of this Section (including, but not limited to, substitutions or deviations not properly approved and authorized by Owner in writing) shall be considered defective.

10.2 Contractor’s Defects Liability Period and Other Warranty Periods. In addition to Contractor’s obligations under the provisions of Section 10.1 during any performance of the Work, the “Defects Liability Period” shall commence upon the issuance of the Certificate of Substantial Completion for the entire Work in accordance with Section 12.1 of this Agreement and shall extend for a period one (1) year from the date of issuance of such Certificate of Substantial Completion as to all Work, notwithstanding any earlier Substantial Completion for one or more portions of the Work or any partial occupancy or use by Owner. Contractor shall cooperate with Owner if Owner elects to obtain a separate warranty for up to five (5) years in the case of watertightness and leakage., as set forth in Section 10.4 below. Other warranties shall apply for such periods as are set forth in the applicable manufacturer’s warranties or as may be required by applicable Laws, but in no event less than the one year period set forth in this Section. Contractor shall ensure that all warranties from Subcontractors and Vendors in respect of subcontracted work or the supply of any materials forming a part of the Work that extend beyond the Defects Liability Period are capable of being assigned by Contractor to Owner, and Contractor shall promptly assign the benefit of all such warranties to Owner. For any additional obligations related to the Work beyond the Defects Liability Period, included but not limited to the separate warranty for watertightness and leakage, Owner agrees to look solely to subcontractors, manufacturers, or other parties providing a separate or extended warranty.

10.3 Compliance With Contract Documents. Upon receipt of Owner’s written notice at any time during the course of the Work, during the Defects Liability Period or during any other warranty period, and during any longer period of time as may be prescribed by any applicable Laws or other applicable terms, Contractor shall, at Contractor’s cost (and at no cost to Owner), promptly perform all corrective services (including, but not limited to, furnishing all labor, materials, equipment and other services at the Site and elsewhere) to Owner’s satisfaction as may be necessary to remedy any defective workmanship or omissions in the Contractor’s Work, including, but not limited to, promptly correct or replace any Work rejected by Owner in accordance with the Contract Documents or which is incomplete, defective or fails to conform to the Contract Documents, whether observed before or after Final Completion of the Work and whether or not fabricated, installed, or completed. Contractor’s compliance with its obligations as stated in this Article 10, and Owner’s acceptance of such corrective services, shall at all times be determined by ascertaining whether Contractor has achieved strict compliance to Owner’s reasonable satisfaction with the requirements contained in the Contract Documents, including, but not limited to, the Guaranteed Maximum Price Premises and Assumptions.

10.4 Warranty Costs. All costs incurred by Contractor in fulfilling Contractor’s remedial defects liability obligations and/or warranty obligations as set forth in this Article 10, including, but not limited to, additional testing, inspections and compensation for services of professionals and consultants, shall be solely Contractor’s responsibility and at Contractor’s sole cost and expense and Non-Allowable Costs of the Work, except as otherwise provided for warranty costs prior to Final Completion pursuant to the Contractor Construction Contingency set forth in Section 3.1.5, provided, however, for equipment which Owner and Contractor agree constitutes material equipment, Contractor shall, as a Cost of the Work, acquire a warranty that provides full coverage against defects and failure to operate for a period of one (1) year commencing upon Substantial Completion, regardless of the date of purchase, delivery or installation, and such warranty shall be subject to Owner’s prior written reasonable approval and shall include, without limitation, coverage for labor. Contractor shall also, as part of Contractor’s warranty and guarantee, repair or replace any other damaged components, material, finishes, furnishings and other Work or portions of the Project or other property damaged, affected or otherwise made necessary by or resulting from such defective, non-conforming or incomplete Work, to return the same to their original condition. In addition, and notwithstanding anything to the contrary in this Agreement, if within one (1) year after Substantial Completion any portion of the Work (including, but not limited to, any roof and any walls) is not watertight and leak proof at every point and in every area (except where leaks can be attributed to damage to the Work proximately caused by extraordinary, external forces beyond Contractor’s control and which Contractor could not reasonably have anticipated), Contractor shall, immediately upon notification by Owner of water penetration, determine the source of water penetration and, at Contractor’s own expense, do any work necessary to make the Work watertight.

10.5 Timeliness of Corrective Services. Contractor shall use all best efforts to fully perform all warranty and corrective services to Owner’s satisfaction within five (5) calendar days of the receipt of Owner’s written notice of defective workmanship. If the corrective services require more than five (5) calendar days for completion, Contractor shall submit, within five (5) calendar days of receipt of Owner’s written notice, a comprehensive written proposal itemizing all corrective actions necessary which Contractor is prepared to and shall immediately undertake and diligently pursue to enable the Work to achieve strict compliance with the Contract Documents, including the latest Drawings and Specifications. In performing such corrective Work, Contractor shall perform its Work so as to cause the least inconvenience and disruption to Owner’s business which may require performance of Work at hours when Owner’s business is least active. Contractor shall not be entitled to any extra costs or fees incurred in connection with performing corrective activities at off or non-business hours. Additionally, the provisions of Section 7.6 and 7.7 of this Agreement relating to cooperation with Owner, access, avoidance of disruption and related matters as set forth therein shall also apply to the performance of any warranty related work.

10.6 Warranty Survival. Contractor’s Defects Liability Period obligations and other warranty obligations set forth in this Article 10 shall apply to Work done by

Subcontractors or Vendors, as well as to Work done by direct employees of Contractor, and such provisions shall survive acceptance of the Work and survive any termination of the Contract and Contractor shall be responsible to fully indemnify and hold Owner harmless from any and all liens, claims, lawsuits, costs and expenses which may arise out of the failure of the Contractor to fulfill its warranty obligations pursuant to this Contract.

10.7 Owner’s Right To Correct. In the event Contractor fails to timely correct incomplete, nonconforming or defective Work following Owner’s written notice described in Section 10.5 above, Owner shall have the right to correct or arrange for the correction of any defects or omissions in the Work at Contractor’s sole expense. The Guaranteed Maximum Price shall be reduced by the amount of all costs incurred by Owner in correcting such defective Work, including, but not limited to, additional costs for redesigns by the Architect and other design consultants, replacement contractors, materials, equipment and all services provided by Owner’s personnel; provided that if the unspent balance of the Guaranteed Maximum Price is insufficient to cover such amount, then, at Owner’s election, Contractor shall on demand pay the difference to Owner, or Owner shall withhold and offset all costs incurred during any such corrective work against any funds which are otherwise due or which may become payable to the Contractor. If payments then or thereafter due to Contractor are not sufficient to cover such amounts, Contractor shall on demand pay the difference to Owner.

10.8 Owner’s Right to Supplement Work of Contractor. If the Contractor violates or breaches any of the terms, conditions or covenants of the Contract, then Owner may, without prejudice to any other remedy it may have and following the expiration of any applicable cure periods, provide such reasonable labor and materials as are reasonably necessary to remedy such deficiency including the right to hire another contractor to supplement the Work of the Contractor and deduct all costs thereof from any money due or thereafter becoming due to the Contractor and reduce the Guaranteed Maximum Price by all such amounts. If the unspent balance of the Guaranteed Maximum Price is insufficient to cover such amount, Contractor shall on demand pay the difference to Owner.

10.9 Acceptance of Non-Conforming Work. Owner may, in its sole discretion, elect to accept a part of the Work which is not in accordance with the requirements of the Contract Documents. In such case, the Guaranteed Maximum Price shall be reduced as appropriate and equitable. Owner’s acceptance of any non-conforming Work shall not waive or otherwise affect Owner’s right to demand that Contractor correct any other defects or areas of non-conforming Work.

10.10 Warranty Exclusions. Contractor’s warranty obligations shall not apply to defects to the extent caused by ordinary wear and tear, insufficient maintenance or improper operation or use by Owner.

10.11 Written Guaranty. At Owner’s request, Contractor shall, and shall require Subcontractors and Vendors to, enter into a warranty agreement directly with Owner in a form reasonably acceptable to Owner reflecting all warranties and guarantees specified in the Contract. Such guarantees and warranties to be provided by Subcontractors or Vendors shall be in writing on the letterhead of the respective Subcontractor or Vendor, shall be in form and substance reasonably satisfactory to Owner, and shall be signed jointly by Contractor and such Subcontractor or Vendor. The five (5) year Contractor warranty specified in Section 10.2 as to watertightness and leakage shall be in form and substance reasonably satisfactory to Owner and shall also be in writing on Contractor’s letterhead and signed by Contractor (the parties acknowledging that the warranty of Contractor with respect to the Defects Liability Period shall be governed by the provisions of this Agreement without a separate written warranty). Copies of all Subcontractor and Vendor guarantees and warranties, as well as the original Contractor’s watertightness and leakage warranty, shall be furnished to Owner upon Substantial Completion. Prior to the expiration of the Defects Liability Period and as a condition to Final Payment, Contractor shall assign to Owner all Subcontractor and Vendor guarantees and warranties and deliver to Owner the originals thereof. Owner shall, in addition to the guarantees and warranties provided in this Article 10, also have the benefit of, and Contractor shall assign to Owner in form and substance satisfactory to Owner, all warranties, service life policies, indemnities and guarantees with respect to any and all materials, appliances, mechanical devices, supplies and equipment incorporated into the Work and given by the manufacturer, retailer, or other supplier, which shall be supplied and assigned to Owner promptly after such is received by or becomes available to Contractor and as a condition to Final Payment. Further, at Owner’s request, after the expiration of the Defects Liability Period, Contractor shall assist Owner in enforcing all such warranties, guarantees, policies and indemnities.

ARTICLE XI.

SCHEDULING, DELAYS AND ACCELERATION

11.1 Owner’s Right to Modify. Notwithstanding the Project Schedule, Owner has the right, upon notice to Contractor, to modify or otherwise change the sequence of the Work and Contractor shall comply therewith and adjust schedules accordingly. If Contractor believes such modification or change causes a delay or acceleration in the completion of the Work, Contractor shall provide written notice to Owner in accordance with Section 11.6 below. Any such modifications or changes in sequence applies only to scheduling and shall not be construed to mean a change in the method or means employed by Contractor for the execution of the Work.

11.2 Project Schedule. Contractor has furnished a detailed “Project Schedule” attached hereto as Exhibit B describing the activities to be accomplished and their dependency relationships. The Project Schedule includes an agreed upon Design and Permit Schedule setting forth time periods for Owner to provide Drawings and Major Permits to Contractors, and an agreed upon construction schedule setting forth Interim Milestone Dates for Contractor to achieve certain construction completion Milestones. The Project Schedule includes time periods when Owner’s Consultants and Owner’s Contractors on the Project must provide their respective documents and services, time periods for Contractor to obtain and provide all permits for any Critical Path Work (though Contractor shall be responsible to obtain the Major Permits, Owner shall be responsible to pay for the Major Permits). Contractor’s performance will be measured against the Project Schedule. The Project Schedule (and any revisions thereto) shall be updated and revised at appropriate intervals as reasonably required by Owner or the current and projected conditions of the Work and Project, shall designate those items on the critical path of the Work, shall be related to the entire Project to the extent required by the Contract Documents, shall indicate dates necessary to vacate various work areas, and shall provide for expeditious and practicable execution of the Work. The Project Schedule and all subsequent updates and revisions shall be printed in a tabular bar chart format and shall be subject to Owner’s prior written approval. Contractor shall provide Owner with a copy in electronic format of the Project Schedule as submitted, including all logic diagram formats, in Primavera or MS Project software. As used in this Agreement, the term “Project Schedule” means the Project Schedule described in this Section 11.2, as it may be updated and revised from time to time in accordance with the terms hereof including Owner’s written approval and issuance of a Change Order.

11.3 Schedule Updates. Contractor shall submit a “Schedule Update” along with each monthly Application For Progress Payment for comparison to the Project Schedule. The first Schedule Update shall be dated and identified as “Schedule Update No. 1” and shall identify the then current status of all major Work activities identified in the Project Schedule. All Schedule Updates shall include a comprehensive written narrative setting forth (i) actual activity completion dates, (ii) the effect on the Project Schedule of any delays in any activities in progress and/or the impact of known or suspected delays which are expected to effect future Work, (iii) the effect of Changes on the Project Schedule, (iv) all actual and potential variances between latest Schedule Update and probable actual completion dates with a baseline; (v) all Work activities not started or completed in accordance with the Project Schedule, and (vi) recommendations of specific Recovery Plans to Owner which may be necessary to achieve the Contract Time and/or relevant Interim Milestone Dates. All subsequent Schedule Updates shall be dated and numbered sequentially. In addition, each Schedule Update shall be clearly labeled to state the effective date of the current status information contained therein.

11.4 Events of Force Majeure. “Force Majeure” means the occurrence at or within the vicinity of the Site and affecting the Site, of fires, explosions, unusually adverse weather conditions, war, hostilities, invasion, public riot, civil insurrection, civil war, terrorist acts, ionizing radiation, contamination by radioactivity from any nuclear fuel, radioactive toxic explosive or nuclear explosive, epidemics, quarantine, plague, and any other unavoidable event beyond the reasonable control of the party claiming the occurrence of such Force Majeure and not reasonably anticipatable by such party. “Force Majeure Delay” means a delay due to Force Majeure that, in each case, (a) materially adversely affects the performance by Contractor of its obligations hereunder, (b) based on Contractor’s extensive experience in constructing projects of similar scope and complexity in the same location and Contractor’s representations contained in the Contract Documents, is not reasonably foreseeable and is beyond Contractor’s reasonable control, (c) despite the exercise of reasonable diligence, cannot be prevented, avoided or removed by Contractor and is not attributable to the negligence, willful misconduct, bad faith or other act or omission of Contractor, and (d) is not the result of the failure of Contractor or any Subcontractor or Vendor to perform under any of the Contract Documents. Notwithstanding the foregoing, Contractor shall notify Owner in writing of such occurrence of Force Majeure within ten (10) days after such occurrence; provided, however, in the event of a Force Majeure that is a catastrophic natural disaster such foregoing notice periods shall be reasonably extended as Owner and Contractor may mutually agree due to such disaster.

11.5 Owner Delay. As used in this Agreement, the term “Owner Delay” means any actual delay in the critical path of Contractor’s Work that is directly caused by Owner or any of Owner’s Consultants or Owner’s Contractors as a result of their acts or omissions, but only to the extent not the fault of Contractor (including, but not limited to, Contractor’s failure to timely and fully comply with Section 7.3 and Article 8 and any other provision requiring Contractor to timely notify Owner of inconsistencies, delays, or other problems with any of Owner’s Design information or any Owner’s Consultants) or any Subcontractor or Vendor or any party for which any of them is responsible or liable at law or under the Contract, and not the result of any Force Majeure. Notwithstanding the foregoing, an Owner Delay shall not be deemed to have occurred unless Contractor has notified Owner in writing of such occurrence of an Owner Delay within five (5) calendar days after such occurrence and provided Owner in writing the details of such event within an additional five (5) calendar days thereafter and Owner has not addressed or corrected such event within twenty four (24) hours of Owner’s receipt of Contractor’s written notice of such event. In addition to and without derogation of Contractor’s rights with respect to extensions of the Contract Time set forth in Section 11.6, Owner may, in its sole and absolute discretion, at any time and from time to time, whether before or after Final Completion, prospectively or retrospectively, and for any reason, whether for Owner’s sole benefit or otherwise (including, without limitation, in connection with a delay caused solely by Owner), grant, but Owner shall not have any obligation to grant any such extension, in writing to Contractor an extension of the time specified in this Agreement for the performance by Contractor of any of its covenants or obligations under this Agreement or any of the other Contract Documents (including, without limitation, the Guaranteed Date of Substantial Completion and the Interim Milestone Dates). During the occurrence and continuance of a Force Majeure, Owner shall be excused from performance of its obligations under the Contract solely to the extent the Force Majeure prevents Owner from performing such obligations.

11.6 Extensions of Time and Guaranteed Maximum Price Increases for Delay.

11.6.1 To the extent the Contractor is delayed at any time in the progress of the Work by a Permissible Delay, then the Contract Time shall be reasonably extended and the Guaranteed Maximum Price increased, if at all, in accordance with the procedures described in this Section 11.6 and in Article 18 below. Such extension and/or increase shall be pursuant to a Change Order if the delay is a Permissible Delay or where otherwise agreed by Owner and Contractor. In all other cases, the extension and/or increase shall be pursuant to a Construction Change Directive.

11.6.2 Notwithstanding any other provision of the Contract Documents, any item that cannot be demonstrated as being on or affecting the critical path of the Work shall not result in an extension of time to perform the Work in the event such item is delayed. Further, to the extent any Permissible Delay could have been prevented or reduced if Contractor had, consistent with the terms of the Contract Documents, performed its duties and responsibilities under the Contract Documents (including, but not limited to, timely and full compliance with Section 7.3 and Article 8), such delay will not entitle Contractor to an extension of the Contract Time and/or increase in the Guaranteed Maximum Price (except, to the extent otherwise expressly provided in this Section 11.6, Contractor shall be entitled to an extension of the Contract Time and/or increase in the Guaranteed Maximum Price for that portion, if any, of such Permissible Delay, including, without limitation, an Owner Delay, which could not have been mitigated or reduced consistent with the foregoing and subject to the other requirements of the Contract Documents, including this Section 11.6).

11.6.3 Extensions of the Contract Time for the Work and/or an increase in the Guaranteed Maximum Price will be authorized by Owner only if (a) Contractor has been actually and necessarily delayed by a cause which constitutes a Permissible Delay, or a Change to the Work initiated by the Owner; (b) the completion of the Work, or some portion thereof, delayed by such cause; (c) Contractor has met any notice requirements set forth in the Contract Documents for it to be entitled to any extension of time or increased costs, and (d) the effect of such cause cannot be avoided or mitigated by the exercise of all reasonable precautions, efforts and measures, including planning, and scheduling after the occurrence of the cause of delay. All extensions of time and/or increases in the Guaranteed Maximum Price to which Contractor is entitled hereunder will be established by Change Order.

11.6.4 The period of any extension of time for the delay shall be only for a Work item or items identifiable on the Project Schedule as being on or affecting the critical path at the time in which the delay occurs.

11.6.5 The amount of increase, if any, in the Guaranteed Maximum Price due to a delay shall be equal to the additional cost actually, reasonably and necessarily incurred by Contractor in Cost of the Work items (a) as a result of continuing to maintain dedicated personnel, materials and equipment at the Site at Owner’s request during such delay and (b) other reasonable and unavoidable Costs of the Work, if any, which are directly related to any subsequent re-mobilization of the delayed Work caused solely by such Owner delay, but (as to both of the foregoing (a) and (b) ), only if and to the extent such Owner delay exceeds a period of ten (10) cumulative days following commencement of the Work, and to the extent such actions are necessary, if at all, to be performed by Contractor to maintain the extended Contract Time and Project Schedule after taking into account any extension of time as provided for in this Section 11.6. In lieu of an increase in the Guaranteed Maximum Price, Owner may elect to apply a portion of the Owner Contingency.

11.6.6 Contractor shall not be entitled to receive a separate extension of time and/or an increase in the Guaranteed Maximum Price for each of several causes of delay operating concurrently but only for the actual period of delay in completion of the Work irrespective of the number of causes contributing to produce such delay. Further all such extensions and increases shall be netted out with any reductions in Contract Time and/or Guaranteed Maximum Price, related to that particular occurrence, before implementing any such extension or increase.

11.6.7 As a condition precedent to the granting of an extension of time or an increase in the Guaranteed Maximum Price, Contractor shall give Owner immediate written notice (but in any event not later than five (5) working days) after the time when Contractor is aware of any cause which might result in delay (including, but not limited to, any delay relating to any Owner’s Design matters or Owner’s Consultants), for which it may claim an extension of time and/or an increase in the Guaranteed Maximum Price, including those causes of which Owner has knowledge, specifically stating in such notice that an extension and/or an increase in the Guaranteed Maximum Price is or may be claimed, and identifying such cause and describing, as fully as practicable, at that time, the nature and expected duration of the delay and its effect on the completion of that part of the Work identified in the notice. Contractor shall not be entitled to an extension of time or an increase in the Guaranteed Maximum Price to the extent such would not be necessary, but for Contractor’s failure to strictly comply with this Section 11.6.

11.6.8 Since the possible necessity for an extension of time and/or an increase in the Guaranteed Maximum Price may materially alter the scheduling plans, and other actions of Owner and since, with sufficient notice, Owner may, if it should so elect, attempt to mitigate the effect of a delay for which an extension of time and/or an increase in the Guaranteed Maximum Price might be claimed, the giving of written notice as required above is of the essence of Contractor’s obligations hereunder and failure of Contractor to give written notice as required above shall be a conclusive waiver of an extension of time and/or an increase in the Guaranteed Maximum Price for the cause of delay in question.

11.6.9 It shall in all cases be presumed that no extension, or further extension, of time and no increase in the Guaranteed Maximum Price is due unless Contractor shall affirmatively demonstrate the extent thereof to the reasonable satisfaction of Owner. Contractor shall maintain adequate records supporting any claim for an extension of time and/or increase in the Guaranteed Maximum Price.

11.7 Limitations. Contractor agrees for itself and, to the fullest extent allowed by applicable Laws, for its Subcontractors and Vendors, and will cause each Subcontractor and Vendor to agree, that it will make no claim or claims against the Site, Project, Owner (or any party affiliated or associated with Owner or any assets of Owner), or Owner’s Lenders for damages or losses incurred as a result of or arising out of delays in the Work, including but not limited to any Permissible Delay, except as strictly provided in Section 11.6. Contractor agrees and acknowledges that (a) an extension of the Contract Time, and/or (b) an increase in the Guaranteed Maximum Price, strictly in accordance with Section 11.6 above, shall be the sole and exclusive remedy for Contractor and all Subcontractors and Vendors for all delays. Contractor agrees, and Contractor shall cause all Subcontractors and Vendors to agree, to accept such extensions at no additional cost to Owner, and waives and relinquishes any right to separate claims of any kind for any delays. Further, the limitations in Section 17.4 hereof shall also apply to any delay.

11.8 Recovery Plans. The Guaranteed Maximum Price is based on Contractor working as many hours as required to properly perform the Work and achieve the Project Schedule requirements. In the event it is necessary for Contractor or any Subcontractor to work additional overtime in order to maintain the Project Schedule, Contractor shall be responsible for all costs relating to such overtime, though Contractor may request to use a portion of the Contractor Construction Contingency in accordance with Section 3.1.5 hereof. “Recovery Plan” means a detailed narrative explanation clearly stating the scope and extent of any and all resource loading, activity re-sequencing and other acceleration activities required for all affected elements of the Work to enable Contractor to either: (a) complete the respective Interim Milestones by the respective Interim Milestone Dates; or (b) obtain Substantial Completion of the entire Work within the Contract Time.

11.8.1 If Owner determines at any time based on reasonable evidence that Contractor is behind schedule or is otherwise in jeopardy of failing to complete any Interim Milestone by the applicable Interim Milestone Date or the Work within the Contract Time, Owner shall issue a written notice to Contractor identifying areas of concern and requiring that Contractor provide a Recovery Plan to Owner.

11.8.2 Upon receipt of Owner’s notice, Contractor shall immediately undertake all available steps to overcome or mitigate against the adverse effects of all delays identified by Owner. Contractor’s failure to undertake all available steps to mitigate the effects of such delays shall constitute a waiver of Contractor’s right to claim relief for any schedule extensions and/or additional compensation to the extent that Contractor’s failure to act timely contributed to such delays.

11.8.3 Contractor shall, within three (3) calendar days after receipt of Owner’s notice, provide its Recovery Plan to Owner notwithstanding whether or not Contractor disputes responsibility for the cause(s) of such delays.

11.8.4 Within three (3) calendar days after submission of the Recovery Plan by Contractor, Owner shall advise Contractor in writing whether or not to proceed with the Recovery Plan as submitted, or in accordance with reasonable revisions thereto established by Owner.

(a) If the delay addressed by the Recovery Plan is a Permissible Delay, such notice to proceed shall be by an agreed Change Order in accordance with Section 11.6 and Article 18 (and Contractor shall be entitled to request an increase in the Guaranteed Maximum Price in accordance with and to the extent provided in such Sections). As part of such notice, Owner shall have the right to require Contractor to work its own construction crews and Subcontractors and other personnel overtime, and to direct Contractor to take all other necessary reasonable action, including, but not limited to, using all best efforts to increase the number of personnel and implement double shifts. Such overtime work and other actions shall continue until such time as the Work has progressed so that it complies with the stage of completion required by the then most recently Owner approved Project Schedule.

(b) If the delay addressed by the Recovery Plan is the result of any cause other than a Permissible Delay, such notice to proceed shall be by a Construction Change Directive in accordance with Section 11.6 and Article 18. As part of such notice, Owner shall have the right to require Contractor to work its own construction crews and Subcontractors and other personnel overtime, and to direct Contractor to take all other necessary action, including, but not limited to, using all best efforts to increase the number of personnel and implement double shifts, all at no increase to the Guaranteed Maximum Price. Such overtime work and other actions shall continue until such time as the Work has progressed so that it complies with the stage of completion required by the then most recently Owner approved Project Schedule. Additional costs incurred due to such overtime work and other actions shall not result in any adjustment in the Guaranteed Maximum Price.

11.8.5 Contractor acknowledges that Owner, Owner’s Consultants and Owner’s Contractors must perform certain work and other tasks in connection with the Project (including, without limitation, the installation of certain OSFF&E and the training of Owner’s personnel) (collectively, “Owner’s Pre-Opening Work”), and that the Owner’s Pre-Opening Work is to be completed concurrently with Substantial Completion, so that portions of the Project intended to be open to the general public, may be opened to the general public concurrently with Substantial Completion. In the event Contractor fails to comply with the Contractor’s Recovery Plan as set forth above, Owner shall have the right, but not the obligation, to formulate its own recovery plan (an “Owner Recovery Plan”) stating the scope and extent of any and all resource loading, activity re-sequencing and other acceleration activities with respect to Owner’s Pre-Opening Work necessitated by any such delay. Owner and Contractor agree to meet to consult with each other regarding the scope and implementation of any such Owner Recovery Plan. If the delay addressed by an Owner Recovery Plan is the result of any cause other than a Permissible Delay, Contractor shall be liable to Owner for all costs and expenses incurred by Owner, Owner’s Consultants and Owner’s Contractors in preparing and implementing such Owner Recovery Plan.

11.9 Accelerations for Owner’s Convenience

11.9.1 In the event Owner desires to accelerate the Project Schedule for reasons other than delays caused by or attributable to the Contractor, Owner shall so notify Contractor in writing.

11.9.2 Upon receipt of such written instruction, Contractor shall require its personnel and its Subcontractors and Vendors to work such overtime hours and/or to increase their respective work forces as are reasonably necessary to meet Owner’s acceleration goals.

11.9.3 In the event such an acceleration is ordered by Owner, Contractor shall be entitled to an adjustment in the Guaranteed Maximum Price determined in accordance with Article 18 of this Agreement.

11.10 Schedule Coordination

11.10.1 Contractor shall schedule and coordinate the performance of the Work by Contractor’s personnel, Subcontractors and Vendors of any tier, and the performance of the Project-related work by Owner’s Consultants and Owner’s Contractors, in a manner that will enable Contractor to achieve Interim Milestones by the respective Interim Milestone Dates and completion within the Contract Time. Contractor acknowledges that at least a portion of the Work will be performed under joint occupancy conditions at the Site.

11.10.2 Contractor shall cooperate with Owner, Owner’s Consultants and Owner’s Contractors so that both the Contractor’s Work and the work of others will progress smoothly with a minimum of disruptions and interference to any party.

11.10.3 Contractor shall schedule its Work and delivery of materials to comply with all reasonable requests and suggestions of Owner in order to maintain the Project Schedule within the limitations of all existing Site conditions and business operations of Owner.

11.10.4 Contractor shall use all best efforts to not utilize any labor, materials or means whose employment or utilization during the course of this Contract may tend to or in any way cause or result in strikes, work stoppages, delays, suspension of Work or similar trouble by workman employed by its Subcontractors, or by any of the trades working in or about the Project and Site where Work is being performed under this Contract, or by other contractors or their subcontractors pursuant to other contracts, or on any other project and project site or premises owned or operated by Owner. Any violation by Contractor of this requirement may be considered as proper and sufficient cause for declaring Contractor to be in default, and for Owner to take action against Contractor as set forth in the Contract Documents.

11.10.5 In case of disagreements or disputes regarding the schedule of Work by Owner’s Consultants and Owner’s Contractors or unnecessary interference to the Work caused by lack of cooperation between Owner’s Consultants or Owner’s Contractors and Contractor, Contractor shall fully cooperate to resolve any such disputes. In case of disagreements or disputes between two or more contractors, Owner shall be consulted and Owner’s decisions as to proper methods for coordinating the Work shall be final.

11.11 Flow-Down Provisions

11.11.1 Contractor shall include the requirements of this Article 11, Article 14, Section 17.4, Article 19, Article 23, Section 24.2 and 24.16, and any other provisions of this Agreement required by Owner, in all of its subcontracts and purchase orders. As to sub-tier subcontracts and sub-tier purchase orders, Contractor shall use its best efforts to require all Subcontractors and Vendors to include the requirements of the Articles and Sections enumerated above in all sub-tier subcontracts and sub-tier purchase orders.

11.11.2 Contractor shall be responsible to fully indemnify and hold Owner harmless from any and all liens, claims, lawsuits, costs and expenses, including attorneys’ fees, which may arise out of either the failure of the Contractor to fulfill its obligations pursuant to this Article 11 and/or the Contractor’s failure to enforce the flow-down provisions as stated above.

11.12 Partial Occupancy Or Use. Owner may occupy or use any completed or partially completed portion(s) of the Work at any stage, for its intended purposes or otherwise, including, without limitation, opening portions to the public. Notwithstanding any other provision of the Contract, any such partial occupancy or use shall not: (a) constitute final acceptance of any Work or be deemed Substantial Completion of such

Work or (b) relieve Contractor of responsibility for loss or damage because of or arising out of defects in, or malfunctioning of, any Work, material, or equipment, or from any other unfulfilled obligations or responsibilities under the Contract Documents; provided, however, Contractor shall not be liable for ordinary wear and tear resulting from such partial occupancy and use by Owner. Contractor shall cooperate fully with Owner, as Owner may reasonably request, in all aspects of Owner’s partial use and occupancy of the Work and Project, including, but not limited to, scheduling, allocation of utilities, access and storage, and all other arrangements, including, but not limited to, any such activities that relate to Phases or areas substantially complete or still under construction. Unless and until Owner issues a Certificate of Substantial Completion pursuant to Section 12.1 below for such portion of the Work partially occupied or used by Owner, Owner shall not be obligated to pay (but may in its sole discretion elect to pay) to Contractor Retention relating to such portion of the Work at that time partially used or occupied by Owner.

11.13 Timely Completion. Contractor agrees to prosecute the Work and to require all trade contractors to prosecute the Work in a timely and proper method and manner so as to meet the dates reflected on the Project Schedule, including the Guaranteed Date of Substantial Completion.

ARTICLE XII.

SUBSTANTIAL AND FINAL COMPLETION

12.1 Substantial Completion Procedures and Requirements

12.1.1 Notice of Substantial Completion. “Substantial Completion” means the stage in the progress of the Work when (a) the Project (or a designated portion thereof which Owner agrees to accept separately) is sufficiently complete in accordance with the Contract Documents and all applicable Laws (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure) to enable Owner to fully occupy and utilize the same for all of its intended purposes and can be open to the general public; (b) all Project systems included in the Work for the Project or such portion (including, but not limited to, all life safety systems) are operational and functioning as designed and scheduled; (c) all instruction of Owner’s personnel in the operation of the Project systems included in such Work has been completed; (d) all final finishes within the Contract applicable to such Work are in place; (e) such Work is otherwise satisfactory to Owner in accordance with the Contract Documents, and (f) no liens, claims or encumbrances have been filed or are outstanding with respect to the Work (unless addressed appropriately pursuant to Section 7.19). In general, the only remaining Work relating to the Project or such portion shall be minor in nature, so that Owner could occupy the building(s) comprising the Project or such portion and fully utilize such building(s) on that date, and all elements are fully functional and operable as provided in the Contract, and the Final Completion of such Work by Contractor would not materially interfere with, disrupt or hamper Owner’s use, occupancy or enjoyment of the Project, including the intended normal business operations of the Project or such portion, or detract from the aesthetic appearance of the Project or such portion. Contractor shall request an inspection for purposes of

Substantial Completion in writing when the Contractor considers that such portion of the Project is substantially complete in accordance with all requirements in the Contract Documents.

12.1.2 Procedures For Substantial Completion. Procedures to be utilized to determine Substantial Completion shall be as follows:

12.1.2.1 Either party may initiate procedures for Substantial Completion, but Owner shall not be required to make a determination and accept Substantial Completion of any portion of the Project unless Owner accepts physical possession of such portion of the Project solely for purposes of Owner’s full use and occupancy (including, but not limited to, for purposes of opening such area to the public). The use or occupancy of a portion of the Project by Owner, Owner’s Consultants, Owner’s Contractors or Owner’s other engineers or inspectors to inspect and/or correct defective workmanship pursuant to Article 10 of this Agreement or install FF&E or other work or activity, including for preparing staff and training, shall not be considered as use or occupancy.

12.1.2.2 Unless waived by Owner in writing, Substantial Completion of any Work shall not occur earlier than the date of all designated or required governmental certificates of occupancy and other permits, inspections and certifications related to and allowing the occupancy and use by the public and Owner for its desired purposes, or safety, of the portion of the Project relating to such Work have been achieved and issued to Owner by the relevant governmental authority, and posted for the portion of the Project relating to such Work, by the relevant governmental authority (provided that a temporary certificate of occupancy (“TCO”) rather than a permanent certificate of occupancy may have been achieved and issued to Owner, and posted, so long as the obtaining of a temporary, rather than a permanent, certificate of occupancy does not prevent any aspect of the portion of the Project relating to such Work from being open to the general public and fully used for its desired purposes).

12.1.2.3 If Owner or Owner’s Lenders disagree that Substantial Completion has been achieved, Owner shall provide the Contractor with an advisory opinion of the items which should be completed or corrected for purposes of Substantial Completion. Owner’s failure to advise Contractor of any items specified in the Contract Documents shall not alter the Contractor’s responsibility to complete all Work necessary for Substantial Completion in accordance with the Contract Documents.

12.1.2.4 Upon receipt of Owner’s advisory opinion, Contractor shall complete and/or correct all listed items. Contractor shall then submit its request to Owner for another inspection to determine Substantial Completion. Such subsequent inspection or re-inspections to determine if the Work is acceptable for purposes of Substantial Completion shall be made jointly by Owner and Contractor.

12.1.2.5 Prior to the issuance of a Certificate of Substantial Completion by Owner, the parties shall develop a final punch list which must be completed and approved by Owner’s Lenders. Such final punch list shall (i) identify any incomplete or missing items (including, but not limited to, the clean up items described in Section 7.15.2)

which Owner elected in its discretion to waive for purposes of Substantial Completion (the items on such list being, collectively, the “Punch List Items”) and (ii) the estimated cost of completing same. In addition, as a condition precedent to the issuance of a Certificate of Substantial Completion, Contractor shall execute and deliver to Owner such certificates relating to completion in form and substance reasonably satisfactory to Owner’s Lenders.

12.1.2.6 Prior to the issuance of a Certificate of Substantial Completion, Contractor shall submit to Owner (a) evidence reasonably satisfactory to Owner that all Subcontractors and Vendors have been paid in full for all Work performed with respect to the Project other than amounts subject to retention or amounts being contested, in each case in accordance with the provisions of the applicable subcontract or purchase order and this Agreement, and amounts payable in respect of Punch List Items and (b) for Contractor, and for each Subcontractor and Vendor for which an Performance and Payment Bond is required under Section 7.18 of this Agreement, and for which Owner or Contractor will release retainage as a result of Substantial Completion of the Project being achieved, a “Consent of Surety to Reduction in or Partial Release of Retainage” (AIA form G707A).

12.1.2.7 Immediately prior to the issuance of a Certificate of Substantial Completion, Owner and Contractor shall jointly inspect and document the condition of the Work at the time of Owner’s initial possession to determine and record its condition. Such inspection and acceptance by Owner shall not, however, alter the Contractor’s responsibility to complete all Work necessary for Final Completion in accordance with the Contract Documents, including items discovered by Owner after Substantial Completion.

12.1.2.8 Owner shall have the final decision as to whether or not Contractor has achieved Substantial Completion of any portion of the Work. When Owner determines that Substantial Completion has been achieved and a TCO has been obtained therefore, Owner shall prepare and issue a “Certificate of Substantial Completion,” which shall certify the date of Substantial Completion as to the Project or such portion.

12.1.3 Limitations. Notwithstanding any provisions in the Contract Documents which may indicate otherwise, Owner’s acceptance of Substantial Completion, and the possession, use and occupancy, of any portion of the Project prior to Substantial Completion of the Work in its entirety, shall not in any manner constitute a waiver by Owner of any of the provisions or requirements of the Contract Documents, including, but not limited to, Contractor’s warranty obligations set forth in Article 10 of this Agreement which shall not commence until Substantial Completion of the entire Project, and Contractor’s obligations to achieve the Contract Time set forth in Article 4 of this Agreement.

12.2 Final Completion Procedures and Requirements

12.2.1 Contractor’s Notice of Final Completion. “Final Completion” means that stage in the progress of the Work when Owner and Owner’s Lenders determine that the Work has been properly completed and equipped by Contractor in accordance with the Contract Documents, including (a) completion of all Punch List Items), (b) the submittal to Owner of all documentation as described in the Contract Documents, (c) completion in compliance with all applicable Laws (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure), (d) the posting and recordation of a Notice of Completion with respect to the Project and the expiration of the statutory filing period for filing mechanics liens under Louisiana law with respect to the Work performed prior to the filing of the Notice of Completion and (e) all obligations of Contractor under the Contract Documents (except for those obligations which are intended to be satisfied after Final Completion) are fully satisfied, and the Work is otherwise satisfactory to Owner and Owner’s Lenders and Owner’s Lenders have received final endorsements from their title insurers insuring the priority of their respective liens on the Site and the Project. When Contractor considers that the Work is finally complete, Contractor shall so notify Owner in writing requesting a Certificate of Final Completion. Such notice shall be accompanied by, and it shall be a condition to Final Completion that Contractor deliver to Owner, the following:

12.2.1.1 All final occupancy certificates obtained from any government or statutory authority and all other required approvals and acceptances as necessary or required for the full use and occupancy of all aspects of the Project and not previously provided to Owner (except for gaming and other business licenses required for the operation of the business to be conducted in the Project);

12.2.1.2 All written guarantees and warranties under the Contract for Contractor and Subcontractors and Vendors, all required operation and maintenance manuals for major equipment required under the Contract all in form and substance satisfactory to Owner; and assignment documentation assigning to Owner in form and substance satisfactory to Owner any remaining warranties and guarantees pertaining to the Work and not previously provided and assigned to Owner, and Contractor agrees to assist Owner in the prosecution and enforcement of all such assigned warranties and guarantees as provided in Article 10.

12.2.1.3 An affidavit that Contractor shall maintain insurance in the amounts and for the time periods required by this Agreement and a certificate of the insurer evidencing that insurance required by the Contract Documents to remain in force after Final Payment is currently in effect and will not be cancelled or allowed to expire until at least 60 days’ prior written notice has been given to Owner.

12.2.1.4 All operating, maintenance, servicing and cleaning manuals and instructions, spare parts, maintenance stocks and spare materials provided by Subcontractors and Vendors and/or reasonably required by Owner for beneficial use of the Work for its intended purpose, and if requested by Owner adequate verbal instructions in the operation of mechanical, electrical, plumbing and other systems.

12.2.1.5 A complete and accurate set of as-built Drawings pursuant to Section 7.14 of this Agreement both electronically and in hard copy, which clearly delineate any changes made to the latest approved Drawings and Specifications.

12.2.1.6 Such documents and other items so that Owner will receive and Owner does receive a release and complete refund without deduction or offset of any security, bonds and/or cash amounts provided by or on behalf of Owner and held by or for the benefit of any administrative or governmental agency in connection with the Project.

12.2.1.7 An updated survey of the Site from a duly licensed surveyor showing the Work “as built,” and the location of all improvements in relation to the property boundary lines for the Site.

12.2.1.8 Master, submaster and special keys with keying schedule.

12.2.1.9 A “Contractor’s Final Completion Certificate” in substance reasonably satisfactory to Owner’s Lenders, executed by Contractor and acknowledged.

12.2.1.10 A “Consent of Surety to Final Payment” (AIA form G707) from each surety who has issued an Performance and Payment Bond to Contractor or any Subcontractor in connection with the Work.

12.2.1.11 An affidavit that all payrolls (including all union dues, health, welfare, pension plan and other labor associated contributions), invoices for all labor, materials and equipment and all other indebtedness connected with the Work for which Owner or its property might in any way be responsible, and for which Owner has paid the Contractor, have been paid or otherwise satisfied.

12.2.1.12 Unconditional Final Lien Waivers from and duly executed (and acknowledged) by Contractor and all Subcontractors and Vendors and all other persons providing any services, labor or materials in relation to the Work, in the form of Exhibit N attached hereto, including certified copies of waivers of all liens filed during the course of the Work and not previously provided to Owner, and no liens, claims or other encumbrances have been filed or are outstanding with respect to the whole or any part of or interest in either the Site or the Work.

12.2.1.13 An affidavit certifying (with back up evidence as Owner may request) that Contractor has timely paid all Taxes due arising out of the Work, in a form satisfactory to Owner.

12.2.1.14 An accounting of the credits due Owner for the value of any excess items paid for by Owner and a complete detailed statement of the Cost of the Work showing, without limitation, all expenditures for which state or federal tax credits or deductions may be allowed, and completion of a final audit acceptable to Owner and Owner’s Lenders.

12.2.1.15 Any documents, instruments, releases, affidavits, certificates and indemnities reasonably required in order to permit Owner and Owner’s Lenders to secure endorsements in form and content satisfactory to them to their respective policies of title insurance for the Site, including without limitation that no mechanics or materialmen’s liens appear of record, that all Lender Liens are of first priority (including prior to any unrecorded liens or other lien rights), and that there are no encroachments or violations of any recorded covenants, conditions or restrictions affecting the Site.

12.2.1.16 If required by Owner or Owner’s Lenders, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract or the Work which may then or in the future affect the Project or Site, and to the extent and in such form as may reasonably be designated by Owner or Owner’s Lenders (if a Subcontractor or Vendor refuses to furnish a release or waiver required by Owner, Contractor shall within such time as set forth in Section 7.19 hereof furnish a bond satisfactory to Owner to indemnify Owner against such lien and cause it to be paid and released; if such lien remains unsatisfied after payments are made, Contractor shall immediately refund to Owner and indemnify Owner against all money that Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees).

12.2.1.17 Such other certificates, instruments and affidavits relating to the Work as Owner or Owner’s Lenders may reasonably require.

12.2.2 Owner’s Inspection For Final Completion. Upon receipt of Contractor’s request for a Certificate of Final Completion and all submittals that comply with Section 12.2.1 above, Owner shall promptly make appropriate evaluations and inspections as follows:

12.2.2.1 If Owner considers that the Work is fully completed in accordance with the Contract Documents, Owner shall promptly so advise Contractor.

12.2.2.2 In the event that Owner or Owner’s Lenders does not agree that Final Completion has been achieved, Owner shall promptly so advise the Contractor in writing of the remaining items to be completed for purposes of Final Completion.

12.2.2.3 After Contractor satisfies all remaining items necessary for Final Completion, Contractor may submit a further written notice to Owner stating that the Work is ready for re-inspection. All re-inspections to determine if the Work is acceptable for purposes of Final Completion shall be jointly made by Owner and Contractor.

12.2.2.4 Owner shall have the final decision as to whether or not Contractor has achieved Final Completion of the Work. When Owner agrees that the Work is finally complete, which agreement Owner agrees not to unreasonably delay, Owner shall prepare and issue a “Certificate of Final Completion,” which shall set forth the date of Final Completion and Owner may file a Notice of Completion.

ARTICLE XIII.

CONCEALED CONDITIONS AND UNCOVERING OF WORK

13.1 Concealed Conditions

13.1.1 In the event that unknown and concealed conditions are encountered in the Work which are of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in the Work, and which cause a delay in the critical path portion of the Work, and which: (a) are not identified in the Contract Documents, and (b) were not otherwise known to Contractor, then the Guaranteed Maximum Price and the Contract Time shall be subject to adjustment by Change Order and in accordance with Section 11.6 hereof; provided, however, that Contractor must demonstrate its compliance with its representations including those set forth in Section 7.1 of this Agreement.

13.1.2 Contractor shall notify Owner in writing within five (5) calendar days after the first observance of conditions described in Subsection 13.1.1 immediately above.

13.1.3 It is understood and agreed that Owner shall not be liable for any costs arising out of known concealed conditions. This includes, but is not be limited to, any costs arising out of the existence of obstructions such as utilities, pipelines, conduits or any easement or right-of-way limitations which are reasonably shown or inferable from the Contract Documents, or any obstructions which could have been reasonably discovered during Contractor’s Site inspections or which are known by the Contractor (Contractor may utilize the Contractor Construction Contingency to cover costs relating to such items as provided in Section 3.1.5 hereof).

13.2 Covering of Work

13.2.1 Contractor shall provide Owner at least forty eight (48) hours advance notice and enable Owner to inspect all portions of the Work before they are covered. Contractor shall photograph and document the covering of any and all Work when Owner is not present for such covering.

13.2.2 If a portion of the Work is covered without providing Owner with adequate advance notice, or contrary to the request or direction of Owner or the provisions of the Contract Documents, Contractor shall, if required in writing by Owner, uncover the Work for observation. Such Work shall be replaced at Contractor’s expense without change in the Contract Time.

13.2.3 If a portion of the Work has been properly covered in accordance with the Contract Documents and after sufficient advance notice to Owner, Owner may subsequently request to see such Work and it shall be uncovered by Contractor. If such Work is in accordance with the Contract Documents, the Guaranteed Maximum Price shall be increased by appropriate Construction Change Directive for the costs of uncovering and replacement. If such Work is not in accordance with the Contract Documents, Contractor shall be responsible therefor and shall not be entitled to an increase in the Guaranteed Maximum Price.

ARTICLE XIV.

INDEMNIFICATION

14.1 Indemnity. To the fullest extent permitted by law, Contractor hereby indemnifies and agrees to protect, defend, and hold each of Owner, Creative Casino, LLC, Architect, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing (collectively, “Owner Indemnitees”) harmless from and against any and all claims, liabilities, obligations, losses, suits, actions, legal proceedings, damages, costs, expenses, awards, or judgments, including, without limitation, reasonable attorneys’ fees and costs (whether or not suit is filed) (collectively “Actions”), any Owner Indemnitee(s) may suffer or incur or be threatened with and whether based upon statutory, contractual, tort or other theory, that: (i) are imposed by Law; or (ii) arise by reason of or relating directly or indirectly to (a) the death of or bodily injury to any person or persons, including, without limitation, employees of Contractor, (b) injury to property (including loss of use and the Work itself and including all costs for repair or replacement of work, materials, supplies or equipment (whether on or off Site or in transit), including whether lost, stolen, damaged or destroyed), equipment or material, including, without limitation, any of the same resulting or arising out of the performance of the Work performed by Contractor or any Subcontractor or Vendor, (c) violation of or failure to comply with or abide by any Laws (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure), or variations from the Contract Documents in the actual construction of the Work, (d) any infringement of the rights of any third party, including, without limitation, copyright and patent rights (in connection with which Contractor shall pay all royalties and license fees), (e) any stop notices, mechanic’s liens or similar claims relating to any labor, services, materials, goods or equipment whether provided by Contractor, Subcontractor or any Vendor and relating to the Work, or (f) any breach or alleged breach of Contractor’s warranties, representations, obligations, covenants or agreements set forth in the Contract, and (iii) relate to or arise out of or result from, directly or indirectly (x) the performance of the Work, or (y) from any act or omission of Contractor, any Subcontractor or Vendor, anyone directly or indirectly employed by any of them, or anyone for whose acts any of them are liable or responsible at law or under the Contract Documents. Contractor’s obligation to indemnify the Owner Indemnitees against the Actions as described in the preceding sentence shall exist only to the extent the claimed liability of any Indemnitee is claimed to be or is due to the negligent acts or omissions of Contractor, its Subcontractors and Suppliers, or any other person for whose acts Contractor is responsible. Except to the extent included in the above definition of “Owner Indemnitee” as a subsidiary, affiliate, parent company or respective member, officer, director, manager, employee, agent, shareholder, successor, assign, heir, administrator, or personal representative of any of the entities listed in such definition, “Owner Indemnitees” does not include independent contractors, consultants, non-employee designers, agents or construction managers of any Owner Indemnitee.

14.2 Defense Costs. Subject to the limitations set forth in Section 14.3 immediately below, the indemnification provisions of Section 14.1 above, including defense costs, shall include all attorneys’ fees, investigation costs, expert witnesses, court costs, and other costs and expenses incurred by the Owner Indemnitees to the extent their interests appear.

14.3 Hazardous Materials. Contractor and its Subcontractors and Vendors shall have no responsibility for the discovery, presence, handling, removal or disposal of pre-existing hazardous materials discovered on the Site, including asbestos, asbestos products, poly-chlorinated biphenyl (PCB) or other substances classified as hazardous by the Environmental Protection Agency of the U.S. Government or any other federal, state or local government agency, except to the extent addressed or covered in the Contract Documents or otherwise made known to or reasonably foreseeable by Contractor. If Contractor discovers the presence of any hazardous materials at the Site not otherwise called out in the Contract Documents or otherwise made known to or reasonably foreseeable by Contractor, Contractor shall promptly report the presence and precise location of any such materials to Owner and immediately stop Work in the affected area unless requested otherwise by Owner.

14.4 Other Limitations. Subject to the provisions of this Section 14.4, the obligations in Section 14.1 above shall apply to and include those Actions arising from the negligent, tortious, intentional or other acts of any Owner Indemnitees, and such indemnification obligations are primary to any insurance in the names of the Owner Indemnitees. In the event of contributory negligence or tortuous act or intentional act of any Owner Indemnitee, the Contractor shall only be liable for payment of such Actions in direct proportion to the indemnifying party’s percentage of fault, if any, as determined by a court of competent jurisdiction, or as may be mutually agreed upon by Owner and Contractor. The indemnification obligations in this Article 14 shall not be construed to negate, abridge, or reduce other rights or obligations of Contractor or Owner, including, but not limited to, any obligation of indemnity which would otherwise exist at law or otherwise in favor of an Owner Indemnitee. If any Action occurs or is threatened, the Contractor shall defend the Owner Indemnitees with counsel reasonably acceptable to such Owner Indemnitees, at the Contractor’s expense. If an Owner Indemnitee acting in good faith believes it has reasonable cause to reject counsel proposed by Contractor, the Owner Indemnitee may propose two (2) alternative defense counsels. Contractor will then select one of the alternative counsels proposed by the Owner Indemnitee to represent the Owner Indemnitee at the Contractor’s expense, and in the event there is no existing or potential conflict of interest, and without waiving any attorney client privilege, such counsel may also represent Contractor. Contractor shall not have the right to settle any Action without Owner’s prior written consent in each instance. The indemnification obligation of Contractor (or any Subcontractor) under this Article 14 or otherwise under the Contract Documents, shall not be limited in any way by any limitation on the amount or type of insurance coverages carried whether pursuant to the Contract Documents or otherwise, the amount of insurance proceeds available or paid (except the Contractor shall be entitled to an offset against its indemnity obligation to the extent of any insurance proceeds actually received by the Owner Indemnitee, without condition or reservation, relating to any Action for which the Owner Indemnitee seeks to be indemnified pursuant to an indemnity in this Agreement), or any limitation on the amount or type of damages, compensation or benefits payable by or for Contractor or any Subcontractor or Owner or other person or entity under workmen’s compensation acts, disability benefit acts or other employee benefit acts.

14.5 Survival of Indemnification Provisions. The Contractor’s indemnity obligations set forth in this Article 14 shall apply irrespective of whether or not any Subcontractors or Vendors obtain or fail to obtain insurance coverages as required herein, shall apply during the performance of any Work, and shall survive any termination of this Contract or the Final Completion of the Work.

14.6 Risk. Except to the extent expressly provided for in the Contract Documents, all Work (i) covered by the Contract Documents, (ii) done at the Site, (iii) in preparing or delivering materials or equipment, or (iv) in providing services for the Project, shall be at the sole risk of Contractor.

ARTICLE XV.

INSURANCE

15.1 Owner Controlled Insurance Program

15.1.1 Implementation. The Owner has elected to implement an Owner Controlled Insurance Program (“OCIP”) for this Project. The OCIP is more fully described in the “OCIP Manual,” a copy of which Contractor shall receive prior to the Date of Commencement of Work (and which shall be attached hereto and incorporated herein as Exhibit J) and Contractor agrees to deliver a copy to each Subcontractor at every tier. The Owner has designated Willis of Pennsylvania, Inc. as the “OCIP Administrator,” and Owner may from time to time as Owner elects designate a different OCIP Administrator and shall provide notice thereof to the Contractor. It is recommended that the Contractor and all eligible Subcontractor(s) of any tier participate in the OCIP as further described in this Section 15. The Contractor and each Subcontractor must satisfactorily complete the enrollment process in order to participate in the OCIP as an “Enrolled Party.” Certain types of contractors are ineligible or may become ineligible to participate in the OCIP. Such ineligible entities are “Excluded Parties.” Eligible Contractors and Subcontractors may voluntarily “opt out” of the OCIP. Such eligible entities that opt-out are “Non-Enrolled Parties.” In addition to the OCIP, and whether or not a party participates in the OCIP, the Contractor shall, and Contractor shall cause all Enrolled Parties, Excluded Parties and Non-Enrolled Parties to, obtain and maintain the separate insurance coverage, and comply with the terms and conditions, set forth in this Article 15.

15.1.1.1 Enrolled Parties. “Enrolled Parties” (each an “Enrolled Party”) are the Contractor and all eligible Subcontractor(s) of any tier who submit all necessary enrollment forms to the OCIP Administrator and are enrolled into the OCIP as evidenced by a confirmation of enrollment letter and Certificate of Insurance issued by the OCIP Administrator. Eligible Subcontractor(s) include Subcontractor(s) of any tier who perform operations or Work of any kind on the Project Site or on approved sites incidental and/or adjacent to the Work, and such other persons or entities as the Owner may designate. The Owner may elect to permit architects, engineers (not including design/build contractor(s) and Subcontractor(s) of any tier), and consultants, if applicable, to submit OCIP enrollment forms and, if determined to be eligible, to become Enrolled Parties. Temporary labor providers and leasing companies are included as Subcontractor(s) and may be enrolled in the program.

15.1.1.2 Excluded Parties. “Excluded Parties” (each an “Excluded Party”) are EFIS contractors, off-site fabricators, vendors, suppliers (who do not perform or subcontract installation), material dealers, guard services, janitorial services, demolition contractors, blasting contractors, truckers (including trucking to the project where delivery is the only scope of work to be performed) asbestos abatement or other hazardous waste removal contractor(s) and their respective subcontractor(s) of any tier, and others whose sole function is to transport, pick up, deliver or carry materials, supplies, tools equipment, parts or other items to or from the Project Site, or who do not perform any actual on-Site labor, and any other entity specifically determined by the Owner to be excluded. Excluded Parties will not be covered by insurance purchased by the Owner through the OCIP.

15.1.1.3 Non-Enrolled Parties. “Non-Enrolled Parties” (each a “Non-Enrolled Party”) are all eligible Contractor(s) or Subcontractor(s) who voluntarily chose to not participate in the OCIP.

15.1.2 General OCIP Information. The Owner, at its own expense, shall procure and maintain until the expiration of the Defects Liability Period, except for the extended completed operations coverage as described in this Article 15, commercial general liability (including completed operations coverage for a six (6) year period following Substantial Completion of the Work), umbrella/excess liability, and builder’s risk insurance, as described below in the “Insurance Provided by the Owner” section, for the benefit of the Owner, the Project and the Enrolled Parties.

15.1.2.1 OCIP Limitation. While the OCIP is intended to provide coverage for the Project Site, the OCIP is not intended to meet all of the Enrolled Parties’ insurance needs. The insurance described in Section 15.1.7 “Insurance Provided by the Owner” will not apply with respect to any Subcontractor(s) of any tier who are not Enrolled Parties. The OCIP does not provide coverage for commercial general liability away from the Project Site, workers’ compensation, employers’ liability, automobile liability, contractor’s equipment, pollution legal liability, and other lines of insurance Enrolled Parties may deem necessary to adequately protect themselves from operational exposures. The Contractor shall, and Contractor shall cause Enrolled Parties to, procure and maintain, at their own expense, the insurance coverage described in the “Insurance Required of Enrolled Parties” Section of this Article 15.

15.1.3 Contractor Obligations. The Contractor shall be responsible for requiring that each Enrolled Party Subcontractor of any tier procure and maintain, at its own expense, coverage consistent with the requirements described in the “Insurance Required of Enrolled Parties” Section of this Article 15. The Contractor shall also be responsible for requiring that all Subcontractors of any tier, who are not Enrolled Parties, procure and maintain during the term of this Project the insurance coverage required under the “Insurance Requirements of Excluded Parties” and “Insurance Requirements of Non-Enrolled Parties,” Sections of this Article 15 as applicable.

15.1.4 Recommendation for Independent Review. The Contractor shall, and Contractor shall cause each Enrolled Party to, review and discuss the OCIP with its insurance agent to ensure that all necessary and appropriate coverages are maintained.

15.1.5 Owner’s Insurance Obligations; Enrolled Party’s Obligations

15.1.5.1 The Owner assumes no obligation to obtain or provide insurance other than as set forth in the OCIP in this Article 15. The Contractor shall, and Contractor shall cause Each Enrolled Party to, review the OCIP coverages, limits of liability and insurance policies to satisfy itself that the coverage offered herein meets its needs and those of its Subcontractor(s) of any tier. Nothing contained herein will be deemed to place any responsibility on the Owner for ensuring that the insurance provided by the OCIP is sufficient for the conduct of any Enrolled Party’s business or performance of the Work. The furnishing of insurance by the Owner through the OCIP will in no way relieve or limit, or be construed to relieve or limit, any Enrolled Party of any responsibility, liability, or obligation imposed by the Contract Documents or by law, including, without limitation, any indemnification obligations that any Enrolled Party has to the Owner thereunder.

15.1.5.2 Any type of insurance coverage or limits of liability that any Enrolled Party desires for its own protection, and that is not otherwise provided by the OCIP and not required in this Article 15 to be obtained and maintained by an Enrolled Party, will be such Enrolled Party’s sole responsibility and expense and shall be a Non-Allowable Cost of the Work. Any reference in this Article 15, the OCIP Manual, or elsewhere in any of the Contract Documents, as to amount, nature, type or extent of coverage provided under the OCIP and/or potential applicability to any potential claim or loss is for reference only.

15.1.5.3 Unless specifically approved by the Owner in writing, the policies set forth in the “Insurance Provided by the Owner” Section of this Article 15 will cover only those operations of the Enrolled Parties performed in connection with the Work at the Project Site or approved sites incidental and/or adjacent to the Work.

15.1.5.4 The Owner assumes no obligation to provide insurance other than the policies described in the “Insurance Provided by the Owner” Section of this Article 15. The Owner, however, reserves the right to furnish insurance coverage of various types and limits provided that such coverage will not be less than that specified within the “Insurance Provided by the Owner” Section of this Article 15 and provided that the costs of such insurance will be borne by the Owner.

15.1.5.5 Coverage under the OCIP will remain in force until the expiration of the Defects Liability Period after Substantial Completion for correction of the Work , except for the extended completed operations coverage as described in this Article 15. Should the OCIP coverage be canceled prior to the expiration of the applicable period, coverage for post-cancellation claims against Enrolled Parties will be limited to that stated in the “Insurance Required of Enrolled Parties” Section of this Article 15, or such other coverage as an Enrolled Party may have independently procured.

15.1.6 Owner’s Election To Discontinue OCIP Coverage

15.1.6.1 If the Owner elects to (i) discontinue the OCIP for any reason, (ii) modify the limits of liability provided in the OCIP, or (iii) requests that an Enrolled Party withdraw from the OCIP, then, upon thirty (30) days’ prior written notice from the Owner, the Enrolled Party specified by the Owner in such notice, shall obtain, at the Owner’s reasonable expense, and thereafter maintain during the performance of the Work, all (or a portion thereof as specified by the Owner) of the insurance required to be provided by Excluded Parties and as may be otherwise required under the Contract Documents. The Owner will thereafter no longer be obligated to furnish all or any part of such insurance through the OCIP. The form, content, limits of liability, cost of such insurance, and the insurer issuing the insurance policies secured by the Enrolled Party pursuant to the provisions of this Article 15, will be subject to the Owner’s written approval, which approval will not be unreasonably delayed or withheld.

15.1.6.2 In the case of such cancellation, Enrolled Parties will be reimbursed for the reasonable and necessary cost of their insurance for the remainder of the Project, subject to Owner’s approval (which shall not be unreasonably withheld) and receipt of each such Enrolled Party’s certificates of insurance, additional insured endorsements, and copies of policies as permitted under this Article 15.

15.1.6.3 The furnishing of OCIP insurance by the Owner will in no way relieve, limit or be construed to relieve or limit the Contractor or Subcontractor(s) of any tier of any responsibility or obligation whatsoever otherwise imposed by the Contract.

15.1.7 Insurance Provided By the Owner

15.1.7.1 Participation in the OCIP is offered for the Contractor and all eligible Subcontractors, but is not automatic. The OCIP will provide the Enrolled Party with insurance as described in this Article 15.

15.1.7.2 The OCIP Manual will include a summary of the insurance coverage, the enrollment process and forms, loss control procedures, claim procedures, and reporting requirements for the OCIP. The Contractor shall, and Contractor shall cause all Enrolled Parties, to comply with the requirements described in the OCIP Manual.

15.1.7.3 Commercial General Liability Insurance. The OCIP will include commercial general liability insurance on ISO form CG 00 01 12 07 or its equivalent (as such form may be amended from time to time), including products/completed operations coverage during performance of the Work and for six (6) years after Substantial Completion thereof, for claims asserting bodily injury, property damage, or personal and advertising injury coverage, providing limits, reinstated annually upon each anniversary of the effective date, of $1,000,000 per occurrence, $1,000,000 personal and advertising injury aggregate, $2,000,000 general aggregate, and $2,000,000 products/completed operations aggregate. The products/completed operations aggregate limit will apply for the entire six (6) year term and not reinstate annually. Premises/operations coverage shall remain in effect during the Defects Liability Period. Amounts not reimbursed by the commercial general liability insurer by reason of a deductible up to $25,000 per occurrence will be paid by the Contractor as a Non-Allowable Cost of the Work to the extent the claim arises in whole or in part from any act or omission of Contractor or any Subcontractor or Vendor or any employee, contractor, representative of any of the foregoing or any other party acting by or through any of the foregoing or for whom any of the foregoing are responsible.

15.1.7.4 Umbrella/Excess Liability Insurance. The OCIP will also include umbrella/excess liability insurance with limits, reinstated annually upon each anniversary of the effective date, of $50,000,000 per occurrence, $50,000,000 general aggregate, $50,000,000 products/completed operations aggregate, excess of the policies described above, to all Enrolled Parties combined. The products/completed operations aggregate limit will apply for the entire completed operations term and not reinstate annually. Amounts not reimbursed by the umbrella/excess liability insurer by reason of a deductible up to $25,000 per occurrence will be paid by the Contractor to the extent the claim arises in whole or in part from any act or omission of Contractor or any Subcontractor or Vendor or any employee, contractor, representative of any of the foregoing or any other party acting by or through any of the foregoing or for whom any of the foregoing are responsible.

15.1.8 General Provisions

15.1.8.1 Primary and Non-Contributing. For Work performed at the Project Site or other approved sites incidental and/or adjacent to the Work, the commercial general liability and umbrella/excess liability insurance provided under the OCIP is primary insurance and non-contributing with respect to any other insurance carried by the Enrolled Parties.

15.1.8.2 Assignment. In consideration of the Owner providing the OCIP, the Contractor shall and hereby does, and Contractor shall cause all Enrolled Parties to, assign to the Owner all return premiums, premium refunds, dividends and other monies due, or to become due, in connection with the insurance provided by the Owner, all of which will inure to the benefit of the Owner. The Contractor shall, and Contractor shall cause all Enrolled Parties to, execute any further documentation the Owner may require to effect this assignment.

15.1.8.3 Waiver Of Subrogation and Rights of Recovery. Except for the amount of the deductibles as described in this Article 15, the Contractor shall, and Contractor shall cause all Enrolled Parties to, each on their own behalf, waive any and all rights of subrogation which they may now or hereafter have against each other and their parent, related and affiliated companies, and the successors and assigns of each other, in connection with the performance of the Work, to the extent of actual recovery under the OCIP’s commercial general liability or umbrella/excess liability coverages. The Contractor shall and hereby does, and Contractor shall cause all Enrolled Parties to, also waive all rights of recovery, including subrogation, against the Owner, Creative Casino, LLC, Architect, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing, other Indemnified Parties, and other persons or entities designated by the Owner in writing.

15.1.9 Enrolled Parties’ Responsibilities

15.1.9.1 Compensation payable to the Contractor for performance of the Work will exclude all costs of insurance as it relates to commercial general liability, umbrella/excess liability, and builder’s risk coverage as described in the “Insurance Provided By the Owner” Section of this Article 15 as if the Contractor were required to provide the coverage and limits of liability for on Site work. The Contractor shall, and Contractor shall cause all each Enrolled Party to, complete and submit an initial Enrollment Form. By enrolling in the OCIP, each Enrolled Party warrants that all such insurance premium amounts have been correctly identified and removed from its contract pricing. The Contractor shall cause each Enrolled Party to include the requirements set forth in this Article 15 in each of its subcontracts relating to the Work.

15.1.9.2 If the Enrolled Party carries a deductible or self-insured retention under any of its policies, then the applicable policy declarations pages showing the deductible may be requested by the Owner.

15.1.9.3 The Contractor shall submit all pricing for changed Work net of insurance rates.

15.1.9.4 Costs for overlapping insurance coverage maintained by the Enrolled Parties will not be reimbursable.

15.1.9.5 In the event of a conflict, the provisions of this Article 15 will govern over the provisions of the OCIP Manual.

15.1.9.6 Warranty Statement. The Contractor shall ensure that it and the other Enrolled Parties shall provide, and shall warrant the accuracy of, the information provided on the Enrollment Form, including the supporting documents (copies of the policy declaration page and policy rate pages or Deductible Agreement pages if on a large deductible program or a letter from the Enrolled Party’s insurance carrier evidencing the deductible rate) and/or any change order forms. The Contractor shall ensure that it and each other Enrolled Party agrees that the Owner, OCIP administrator and/or the OCIP insurance companies may, but are not required to, audit the Contractor’s and/or Subcontractors’ records to confirm the accuracy of any allowable insurance credits including those pertaining to changes in the Work. The Contractor agrees and warrants, and shall ensure that each other Enrolled Party agrees and warrants, that the Owner is entitled to, and may collect, additional insurance costs as may be developed as a result of audits and/or changes/change orders as may be agreed upon in connection with the Work. The Enrolled Parties agree to provide insurance records, policies, declaration pages of policies, certificates of self-insurance and any other documents as may be requested in order to ensure the accuracy of insurance data.

15.1.9.7 Enrollment in the OCIP. To enroll in the OCIP, the Contractor and each eligible Subcontractor shall complete an Enrollment Form prior to performing any Work at the Project Site and as a condition precedent to the Owner providing the insurance coverage described in the “Insurance Provided by the Owner”

Section of this Article 15. In addition, each Enrolled Party shall fully cooperate with the OCIP Administrator regarding the enrollment process. The OCIP Manual describes the procedures to be followed by the Enrolled Parties for enrolling in and complying with the OCIP procedures, and it is hereby incorporated into, and made a part of, this Article 15 by reference. The Contractor shall, and Contractor shall cause all Enrolled Parties to, complete the Enrollment Form and other such forms contained in the enrollment package as are applicable to their agreements and Work, and they shall follow the procedures as outlined in the OCIP Manual. The Contractor shall, and Contractor shall cause all Enrolled Parties to, include these insurance specifications in their contracts for all Subcontractor(s) of any tier providing Work at the Project Site, and will make best efforts to ensure that all eligible Subcontractor(s) of any tier receive the OCIP Manual, enroll in the OCIP, and comply with all OCIP procedures.

15.1.9.8 The Contractor shall, and Contractor shall cause each Enrolled Party to:

(a) Furnish to the Owner, the OCIP Administrator, and/or each insurance company all information and documentation which the Owner, the OCIP Administrator, and/or each insurance company may require in connection with the issuance of any policies, in such form and substance as the Owner or its designee may require.

(b) Promptly comply with the requirements, obligations and recommendations of the Owner, its OCIP Administrator and/or insurance company to ensure proper administration of the OCIP and that the insurance companies will continue to provide the coverage as specified in the OCIP. If an Enrolled Party should fail to comply with any requirement, obligation or recommendation, the Owner may withhold any progress payments due for such Enrolled Party until such time as it complies with the requirements, obligations and recommendations as required by this Agreement.

(c) Cooperate with the Owner and/or OCIP administrator with regard to administration and operation of the OCIP. The Enrolled Parties’ responsibilities will include, but are not limited to: operations and insurance information; inclusion of OCIP provisions in all subcontracts; notification to Owner and/or Owner’s OCIP Administrator of all subcontracts awarded; and compliance with applicable loss control (safety) and claims reporting procedures.

(d) Cooperate with Owner and each other in connection with the collection of any insurance monies that are due in the event of a loss. The Contractor shall, and Contractor shall cause all Enrolled Parties to, promptly execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining recovery of any such insurance monies.

15.2 Insurance Required of Enrolled Parties

15.2.1 The OCIP provides commercial general liability and umbrella/excess liability coverage for Work at the Project Site or approved sites incidental and/or adjacent to the Work.

15.2.2 The Contractor shall, and Contractor shall cause each Enrolled Party to, obtain and maintain the following coverages separate and apart from the OCIP and shall comply with all General Provisions applicable to all Enrolled Parties, Non-Enrolled Parties, and Excluded Parties, as set forth below: Workers’ Compensation and Employers’ Liability Insurance; Commercial General Liability Insurance; Commercial Automobile Liability Insurance; Umbrella/Excess Liability Insurance; Contractor’s Equipment Insurance; Professional Liability; Contractor’s Pollution Liability.

15.2.3 The Owner reserves the right to require higher limits of liability or other insurance coverage as the Owner deems appropriate.

15.2.4 Worker’s Compensation and Employer’s Liability Insurance. Each Enrolled Party shall maintain workers’ compensation insurance to cover obligations imposed by all governmental authorities having jurisdiction over the Enrolled Party and its employees while engaged in the performance of the Work. If the United States Longshoremen’s and Harbor Workers’ Compensation Act, Jones Act or any similar laws, regulations or statutes apply to the Enrolled Party or its employees, coverage shall be included for the injuries or claims thereunder of such employees. The workers’ compensation policy shall include “other states” coverage. Limits of insurance required in this Section shall be in amounts at least as follows: Workers’ Compensation limits will comply with the applicable statutory requirements; Employer’s Liability insurance will include limits of at least the following: $1,000,000 bodily injury by accident for each person; $1,000,000 bodily injury by disease for each person; $1,000,000 bodily injury by disease–policy limit

15.2.5 Commercial General Liability Insurance. For Work by or at the direction of each Enrolled Party, its employees, agents, and subcontractors, away from the Project Site, and at sites incidental and/or adjacent to the Work that are not included in the OCIP CGL coverage, and for products manufactured, assembled or otherwise worked upon away from the Project Site, the Enrolled Party shall maintain commercial general liability coverage written on ISO form CG 00 01 12 07 or another occurrence-based form with coverage at least as broad and approved by the Owner in writing, covering liability for claims for bodily injury, including without limitation sickness, disease or death of any persons, injury to or destruction of property, including loss of use resulting therefrom, personal and advertising injury, and including coverage for liability arising out of: Blanket Contractual Liability the Enrolled Party has assumed under the Contract (including indemnification obligations); Products Liability/Completed Operations; Broad Form Property Damage and Loss of Use; Independent contractors liability; Explosion, Collapse and Underground (“XC&U” Perils), where applicable; Terrorism; Premises/Operations. Defense costs shall not erode policy limits. The per occurrence and aggregate coverage limits of at least the amounts set forth below shall be specific to this Project and apply separately to the Enrolled Party’s Work under the Contract. No endorsement limiting, reducing, or excluding a required coverage is permitted. Claims-made coverage is not acceptable.

15.2.5.1 Minimum Limits: $1,000,000 each occurrence (bodily injury/property damage); $100,000 damage to rented premises (each occurrence); $10,000 medical expense (any one person); $1,000,000 products – completed operations (each occurrence); $2,000,000 products – completed operations aggregate; $1,000,000 personal and advertising injury (any one person); $2,000,000 general aggregate per project (other than products-completed operations).

15.2.6 Commercial Automobile Liability. Each Enrolled Party shall maintain commercial (business) automobile liability insurance written on ISO form CA 00 01 03 06 (or another form with coverage at least as broad and approved by the Owner in writing) including coverage for all owned, hired, borrowed and non-owned vehicles and equipment used by the Enrolled Party, with combined single minimum limits of at least the amounts set forth below, exclusive of defense costs. This insurance will also be endorsed to include coverage for claims under the Motor Carrier Act of 1980 (e.g., MCS-90 endorsement) resulting from the transportation of materials identified as hazardous before or during the performance of the Work. In the event that the Enrolled Party’s insurance required under this Section excludes any drivers from coverage, such drivers shall not be permitted to drive in connection with this Project.

15.2.6.1 Minimum Limits: $1,000,000 each accident (bodily injury, death or property damage).

15.2.7 Umbrella/Excess Liability Insurance. Each Enrolled Party shall procure and maintain a commercial excess or umbrella liability insurance policy with limits of at least the amounts set forth below, following the form and in excess of the underlying employer’s liability, commercial general liability, and commercial automobile liability policies, with an effective date that is concurrent with such liability policies. The annual general aggregate limit shall be written in a form that annually reinstates all required limits.

15.2.7.1 Minimum Limits:

(a) As respects the Contractor: $25,000,000 each occurrence; $25,000,000 annual aggregate limit; and $25,000,000 products and completed operations annual aggregate.

(b) As respects Subcontractor(s) of any tier, coverage shall be in an adequate amount giving due consideration to the exposures faced by the Subcontractor, but in no event less than the following amount (or such other amount as reasonably required by Owner): $2,000,000 each occurrence; $2,000,000 annual aggregate limit; and $2,000,000 products and completed operations annual aggregate.

15.2.8 Contractor’s Equipment Insurance: The Contractor shall, and Contractor shall cause each Enrolled Party to, secure, pay for, and maintain whatever all risk insurance the Enrolled Party may deem necessary to protect itself against loss of owned or rented capital equipment and tools, and any tools, equipment, scaffoldings, stagings, towers and forms owned or rented by the Enrolled Party. The requirement to secure and maintain such insurance is solely for the benefit of the Enrolled Party. Failure of the Enrolled Party to secure such insurance or to maintain adequate levels of coverage shall not obligate the Owner or anyone else for any losses of owned or rented equipment. The Contractor hereby, and Contractor shall cause ach Enrolled Party to, waive any claims and right of recovery against the Owner, Owner’s Representative, Lender, Architect, and other Indemnified Parties for losses of owned or rented capital equipment and tools, and of any other tools, equipment, scaffoldings, stagings, towers and forms owned or rented by the Enrolled Party. The Enrolled Party’s personal property insurance shall be endorsed accordingly to include a waiver of subrogation in favor of the Owner, Owner’s Representative, Lender, Architect, and other Indemnified Parties.

15.2.9 Professional Liability Insurance: For all Work performed by or at the direction of each Enrolled Party, its employees, agents, and subcontractors on a design/build basis or for Work that involves professional liability exposure, the Contractor shall, and Contractor shall cause each Enrolled Party to, provide and maintain professional liability insurance covering errors and omissions in the performance of such Work with limits of at least the amounts set forth below and with a deductible, if any, acceptable to the Owner. Coverage shall include contractual liability. The Contractor hereby, and Contractor shall cause each Enrolled Party to, warrants that any applicable retroactive date precedes the date the Enrolled Party first performed any such design/build Work for the Project and that continuous coverage will be maintained or an extended reporting period will be exercised for a period of six (6) years after the Final Completion of the Work.

15.2.9.1 Minimum Limits: $2,000,000 each claim; $2,000,000 annual aggregate.

15.2.10 Contractors Pollution Liability Insurance: The Contractor shall, and Contractor shall cause each Enrolled Party to, maintain in force pollution legal liability insurance covering losses caused by pollution conditions that arise from the operations of the Enrolled Party under this Contract and completed operations. Completed operations coverage shall remain in effect for at least six (6) years after Final Completion of the Work. Such insurance shall apply to bodily injury, property damage (including loss of use of damaged property or of property that has been physically injured), cleanup costs, liability and cleanup costs while in transit, and defense (including costs and expenses incurred in the investigation, defense and settlement of claims). There shall be neither an exclusion for mold nor a sublimit for mold unless such sublimit is at least $5,000,000. The policy of insurance affording these required coverages shall be written with limits of at least the amounts set forth below. If such coverage is written on a claims-made basis, the Contractor shall, and Contractor shall cause each Enrolled Party to, warrant that any retroactive date applicable to coverages under the policy precedes the Enrolled Party’s performance of any Work under the Contract and that continuous coverage shall be maintained or an extended reporting period shall be obtained for at least six (6) years after Final Completion of the Work. The Enrolled Party also must furnish to the Owner certificates of insurance evidencing pollution legal liability insurance maintained by the transportation and disposal site operators(s) used by the Enrolled Party for losses arising from facility(ies) accepting, storing or disposing hazardous materials or other waste as a result of the Enrolled Party’s operations under the Contract. Such coverages must be maintained with limits of at least the amounts set forth below.

15.2.10.1 Minimum Limits: $5,000,000 each loss; $5,000,000 annual aggregate.

15.2.11 [Deleted].

15.2.12 Primary and Non-Contributing. Insurance coverage for Work away from the Project Site required of the Enrolled Parties is primary and non-contributing.

15.3 Insurance Required of Excluded Parties

15.3.1 The Contractor shall cause all Excluded Parties performing Work in connection with the Project to obtain and maintain, and will require each of its/their excluded subcontractors to obtain and maintain, the insurance coverage specified in this Section and to comply with all General Provisions applicable to all Enrolled Parties, Non-Enrolled Parties, and Excluded Parties, as set forth below in this Article 15. Such insurance will be primary and non-contributing with any other insurance and will be in a form, and from insurance companies, reasonably acceptable to the Owner. The insurance limits may be provided through a combination of primary and excess policies, including excess/umbrella forms. The Owner reserves the right to require higher limits of liability or other insurance coverage as the Owner deems appropriate.

15.3.2 Workers’ Compensation and Employers’ Liability Insurance. Each Excluded Party shall maintain workers’ compensation insurance to cover obligations imposed by all governmental authorities having jurisdiction over the Excluded Party and its employees while engaged in the performance of the Work. If the United States Longshoremen’s and Harbor Workers’ Compensation Act, Jones Act or any similar laws, regulations or statutes apply to the Excluded Party or its employees, coverage shall be included for the injuries or claims thereunder of such employees. The workers’ compensation policy shall include “other states” coverage. Limits for insurance required in this Section shall be in amounts at least as follows: Workers’ Compensation limits will comply with the applicable statutory requirements; Employer’s Liability insurance with limits of at least the following: $1,000,000 bodily injury by accident for each person; $1,000,000 bodily injury by disease for each person; $1,000,000 bodily injury by disease–policy limit.

15.3.3 Commercial General Liability Insurance: For Work by or at the direction of each Excluded Party, its employees, agents, and subcontractors, the Excluded Party shall maintain commercial general liability coverage written on ISO form CG 00 01 12 07 or another occurrence-based form with coverage at least as broad and approved by the Owner in writing, covering liability for claims for bodily injury, including without limitation sickness, disease or death of any persons, injury to or destruction of property, including loss of use resulting therefrom, personal and advertising injury, and including coverage for liability arising out of: Blanket Contractual Liability the Enrolled Party has assumed under the Contract (including, without limitation, indemnification obligations); Products Liability/Completed Operations; Broad Form Property Damage and Loss of Use; Independent contractors liability; Explosion, Collapse and Underground (“XC&U” Perils), where applicable; Terrorism; Premises/Operations. Defense costs shall not erode policy limits. The per occurrence and aggregate coverage limits of at least the amounts set forth below shall be specific to this Project and apply separately to the Excluded Party’s Work under the Contract. No endorsement limiting, reducing, or excluding a required coverage is permitted. Claims-made coverage is not acceptable.

15.3.3.1 Minimum Limits: $1,000,000 each occurrence (bodily injury/property damage); $100,000 damage to rented premises (each occurrence); $10,000 medical expense (any one person); $1,000,000 products – completed operations (each occurrence); $2,000,000 products – completed operations aggregate; $1,000,000 personal and advertising injury (any one person); $2,000,000 general aggregate per project (other than products-completed operations)

15.3.4 Commercial Automobile Liability. Each Excluded Party shall maintain commercial (business) automobile liability insurance written on ISO form CA 00 01 03 06 (or another form with coverage at least as broad and approved by the Owner in writing) including coverage for all owned, hired, borrowed and non-owned vehicles and equipment used by the Excluded Party, with combined single minimum limits of at least the amounts set forth below, exclusive of defense costs. This insurance will also be endorsed to include coverage for claims under the Motor Carrier Act of 1980 (e.g., MCS-90 endorsement) resulting from the transportation of materials identified as hazardous before or during the performance of the Work. In the event that the Excluded Party’s insurance required under this Section excludes any drivers from coverage, such drivers shall not be permitted to drive in connection with this Project.

15.3.4.1 Minimum Limits: $1,000,000 each accident (bodily injury, death or property damage)

15.3.5 Umbrella/Excess Liability Insurance: Each Excluded Party shall procure and maintain a commercial excess or umbrella liability insurance policy with limits of at least the amounts set forth below, following the form and in excess of the underlying employer’s liability, commercial general liability, and commercial automobile liability policies, with an effective date that is concurrent with such liability policies. The annual general aggregate limit shall be written in a form that annually reinstates all required limits.

15.3.5.1 Minimum Limits:

(a) As respects the Contractor: $25,000,000 each occurrence; $25,000,000 annual aggregate limit; and $25,000,000 products and completed operations annual aggregate.

(b) As respects Subcontractor(s) of any tier, coverage shall be in an adequate amount giving due consideration to the exposures faced by the Subcontractor, but in no event less than the following amount (or such other amount as reasonably required by Owner): $5,000,000 each occurrence; $5,000,000 annual aggregate limit; and $5,000,000 products and completed operations annual aggregate.

15.3.6 Contractor’s Equipment Insurance: Each Excluded Party shall secure, pay for, and maintain whatever all risk insurance the Excluded Party may deem necessary to protect itself against loss of owned or rented capital equipment and tools, and any tools, equipment, scaffoldings, stagings, towers and forms owned or rented by the Excluded Party. The requirement to secure and maintain such insurance is solely for the benefit of the Excluded Party. Failure of the Excluded Party to secure such insurance or to maintain adequate levels of coverage shall not obligate the Owner or anyone else for any losses of owned or rented equipment. The Contractor shall cause each Excluded Party to waive any claims and right of recovery against the Owner, Owner’s Representative, Lender, Architect, and other Indemnified Parties for losses of owned or rented capital equipment and tools, and of any other tools, equipment, scaffoldings, stagings, towers and forms owned or rented by the Excluded Party. The Excluded Party’s personal property insurance shall be endorsed accordingly to include a waiver of subrogation in favor of the Owner, Owner’s Representative, Lender, Architect, and other Indemnified Parties.

15.3.7 Professional Liability Insurance: For all Work performed by or at the direction of each Excluded Party, its employees, agents, and subcontractors on a design/build basis or for Work that involves professional liability exposure, the Excluded Party shall provide and maintain professional liability insurance covering errors and omissions in the performance of such Work with limits of at least the amounts set forth below and with a deductible, if any, acceptable to the Owner. Coverage shall include contractual liability. The Excluded Party shall be required to warrant that any applicable retroactive date precedes the date the Excluded Party first performed any such design/build Work for the Project and that continuous coverage will be maintained or an extended reporting period will be exercised for a period of six (6) years after the Final Completion of the Work.

15.3.7.1 Minimum Limits: $2,000,000 each claim; $2,000,000 annual aggregate

15.3.8 Contractors Pollution Liability Insurance: Each Excluded Party shall maintain in force for the full period of this Contract pollution legal liability insurance covering losses caused by pollution conditions that arise from the operations of the Excluded Party under this Contract and completed operations. Completed operations coverage shall remain in effect for at least six (6) years after Final Completion of the Work. Such insurance shall apply to bodily injury, property damage (including loss of use of damaged property or of property that has been physically injured), cleanup costs, liability and cleanup costs while in transit, and defense (including costs and expenses incurred in the investigation, defense and settlement of claims). There shall be neither an exclusion for mold nor a sublimit for mold unless such sublimit is at least $5,000,000. The policy of insurance affording these required coverages shall be written with limits of at least the amounts set forth below. If such coverage is written on a claims-made basis, the Excluded Party warrants that any retroactive date applicable to coverages under the policy precedes the Excluded Party’s performance of any Work under the Contract and that continuous coverage shall be maintained or an extended reporting period shall be obtained for at least six (6) years after Final Completion of the Work. The Excluded Party also must furnish to the Owner certificates of insurance evidencing pollution legal liability insurance maintained by the transportation and disposal site operators(s) used by the Excluded Party for losses arising from facility(ies) accepting, storing or disposing hazardous materials or other waste as a result of the Excluded Party’s operations under the Contract. Such coverages must be maintained with limits of at least the amounts set forth below.

15.3.8.1 Minimum Limits: $5,000,000 each loss; $5,000,000 annual aggregate.

15.3.9 [Deleted].

15.4 Insurance Required of Non-Enrolled Parties

15.4.1 The Contractor shall cause all Non-Enrolled Parties performing Work in connection with the Project Site to obtain and maintain, and will require each of its/their excluded Subcontractors to obtain and maintain, the insurance coverage specified in this Section and to comply with all General Provisions applicable to all Enrolled Parties, Non-Enrolled Parties, and Excluded Parties, as set forth below. Such insurance will be primary and non-contributing with any other insurance and will be in a form, and from insurance companies, reasonably acceptable to the Owner. The insurance limits may be provided through a combination of primary and excess policies, including excess/umbrella forms. The Owner reserves the right to require higher limits of liability or other insurance coverage as the Owner deems appropriate.

15.4.2 Workers’ Compensation and Employers’ Liability Insurance. Each Non-Enrolled Party shall maintain workers’ compensation insurance to cover obligations imposed by all governmental authorities having jurisdiction over the Non-Enrolled Party and its employees while engaged in the performance of the Work. If the United States Longshoremen’s and Harbor Workers’ Compensation Act, Jones Act or any similar laws, regulations or statutes apply to the Non-Enrolled Party or its employees, coverage shall be included for the injuries or claims thereunder of such employees. The worker’s compensation policy shall include “other states” coverage. Limits for insurance required in this Section shall be in amounts at least as follows: Workers’ Compensation limits will comply with the applicable statutory requirements. Employer’s Liability insurance with limits of at least the following: $1,000,000 bodily injury by accident for each person; $1,000,000 bodily injury by disease for each person; $1,000,000 bodily injury by disease–policy limit.

15.4.3 Commercial General Liability Insurance. For Work by or at the direction of each Non-Enrolled Party, its employees, agents, and subcontractors, the Non-Enrolled Party shall maintain commercial general liability coverage written on ISO form CG 00 01 12 07 or another occurrence-based form with coverage at least as broad and approved by the Owner in writing, covering liability for claims for bodily injury, including without limitation sickness, disease or death of any persons, injury to or destruction of property, including loss of use resulting therefrom, personal and advertising injury, and including coverage for liability arising out of: Blanket Contractual Liability the Enrolled Party has assumed under the Contract (including, without limitation, indemnification obligations); Products Liability/Completed Operations; Broad Form Property Damage and Loss of Use; Independent contractors liability; Explosion, Collapse and Underground (“XC&U” Perils), where applicable; Terrorism; Premises/Operations. Defense costs shall not erode policy limits. The per occurrence and aggregate coverage limits of at least the amounts set forth below shall be specific to this Project and apply separately to the Non-Enrolled Party’s Work under the Contract. No endorsement limiting, reducing, or excluding a required coverage is permitted. Claims-made coverage is not acceptable.

15.4.3.1 Minimum Limits: $1,000,000 each occurrence (bodily injury/property damage); $ 100,000 damage to rented premises (each occurrence); $ 10,000 medical expense (any one person); $1,000,000 products – completed operations (each occurrence); $2,000,000 products – completed operations aggregate; $1,000,000 personal and advertising injury (any one person); $2,000,000 general aggregate per project (other than products-completed operations)

15.4.3.2 The products and completed operations coverage shall be obtained prior to commencing any Work or performing any services with regard to the Project and shall provide at the outset coverage for a minimum of six (6) years after contract termination or Final Completion of the Work, whichever occurs later.

15.4.4 Commercial Automobile Liability: Each Non-Enrolled Party shall maintain commercial (business) automobile liability insurance written on ISO form CA 00 01 03 06 (or another form with coverage at least as broad and approved by the Owner in writing) including coverage for all owned, hired, borrowed and non-owned vehicles and equipment used by the Non-Enrolled Party, with combined single minimum limits of at least the amounts set forth below, exclusive of defense costs. This insurance will also be endorsed to include coverage for claims under the Motor Carrier Act of 1980 (e.g., MCS-90 endorsement) resulting from the transportation of materials identified as hazardous before or during the performance of the Work. In the event that the Non-Enrolled Party’s insurance required under this Section excludes any drivers from coverage, such drivers shall not be permitted to drive in connection with this Project.

15.4.4.1 Minimum Limits: $1,000,000 each accident (bodily injury, death or property damage)

15.4.5 Umbrella/Excess Liability Insurance: Each Non-Enrolled Party shall procure and maintain a commercial excess or umbrella liability insurance policy with limits of at least the amounts set forth below, following the form and in excess of the underlying employer’s liability, commercial general liability, and commercial automobile liability policies, with an effective date that is concurrent with such liability policies. The annual general aggregate limit shall be written in a form that annually reinstates all required limits.

15.4.5.1 Minimum Limits:

(a) As respects the Contractor: $50,000,000 each occurrence; $50,000,000 annual aggregate limit; and $50,000,000 products and completed operations annual aggregate and such products and completed operations coverage shall be obtained prior to commencing any Work or performing any services with regard to the Project and shall provide at the outset coverage for a minimum of six (6) years after contract termination or Final Completion of the Work, whichever occurs later.

(b) As respects Subcontractor(s) of any tier coverage shall be in an adequate amount giving due consideration to the exposures faced by the Subcontractor, but in no event less than the following amount (or such other amount as reasonably required by Owner): $25,000,000 each occurrence; $25,000,000 annual aggregate limit; and $25,000,000 products and completed operations annual aggregate and such products and completed operations coverage shall be obtained prior to commencing any Work or performing any services with regard to the Project and shall provide at the outset coverage for a minimum of six (6) years after contract termination or Final Completion of the Work, whichever occurs later.

15.4.6 Contractor’s Equipment Insurance: Each Non-Enrolled Party shall secure, pay for, and maintain whatever all risk insurance the Non-Enrolled Party may deem necessary to protect itself against loss of owned or rented capital equipment and tools, and any tools, equipment, scaffoldings, stagings, towers and forms owned or rented by the Non-Enrolled Party. The requirement to secure and maintain such insurance is solely for the benefit of the Non-Enrolled Party. Failure of the Non-Enrolled Party to secure such insurance or to maintain adequate levels of coverage shall not obligate the Owner or anyone else for any losses of owned or rented equipment. The Contractor shall cause each Non-Enrolled Party to waive any claims and right of recovery against the Owner, Owner’s Representative, Lender, Architect, and other Indemnified Parties for losses of owned or rented capital equipment and tools, and of any other tools, equipment, scaffoldings, stagings, towers and forms owned or rented by the Non-Enrolled Party. The Non-Enrolled Party’s personal property insurance shall be endorsed accordingly to include a waiver of subrogation in favor of the Owner, Owner’s Representative, Lender, Architect, and other Indemnified Parties.

15.4.7 Professional Liability Insurance: For all Work performed by or at the direction of a Non-Enrolled Party, its employees, agents, and subcontractors on a design/build basis or for Work that involves professional liability exposure, the Non-Enrolled Party shall provide and maintain professional liability insurance covering errors and omissions in the performance of such Work with limits of at least the amounts set forth below and with a deductible, if any, acceptable to the Owner. Coverage shall include contractual liability. The Non-Enrolled Party shall be required to warrant that any applicable retroactive date precedes the date the Non-Enrolled Party first performed any such design/build Work for the Project and that continuous coverage shall be obtained prior to commencing any Work or performing any services with regard to the Project and shall provide at the outset coverage for, or provide at the outset an extended reporting period for, a period of six (6) years after the Final Completion of the Work.

15.4.7.1 Minimum Limits: $2,000,000 each claim $2,000,000 annual aggregate

15.4.8 Contractors Pollution Liability Insurance: Each Non-Enrolled Party shall maintain in force for the full period of this Contract pollution legal liability insurance covering losses caused by pollution conditions that arise from the operations of the Non-Enrolled Party under this Contract and completed operations. Completed operations coverage shall remain in effect for at least six (6) years after Final Completion of the Work. Such insurance shall apply to bodily injury, property damage (including loss of use of damaged property or of property that has been physically injured), cleanup costs, liability and cleanup costs while in transit, and defense (including costs and expenses incurred in the investigation, defense and settlement of claims). There shall be neither an exclusion for mold nor a sublimit for mold unless such sublimit is at least $5,000,000. The policy of insurance affording these required coverages shall be written with limits of at least the amounts set forth below. If such coverage is written on a claims-made basis, the Non-Enrolled Party shall be required to warrant that any retroactive date applicable to coverages under the policy precedes the Non-Enrolled Party’s performance of any Work under the Contract and that continuous coverage shall be obtained prior to commencing any Work or performing any services with regard to the Project and shall provide at the outset coverage for, or an extended reporting period shall be obtained for, at least six (6) years after Final Completion of the Work. The Non-Enrolled Party also must furnish to the Owner certificates of insurance evidencing pollution legal liability insurance maintained by the transportation and disposal site operators(s) used by the Non-Enrolled Party for losses arising from facility(ies) accepting, storing or disposing hazardous materials or other waste as a result of the Non-Enrolled Party’s operations under the Contract. Such coverages must be maintained with limits of at least the amounts set forth below.

15.4.8.1 Minimum Limits: $5,000,000 each loss; $5,000,000 annual aggregate.

15.4.9 [Deleted].

15.5 General Provisions Applicable to All Enrolled Parties, Non-Enrolled Parties, and Excluded Parties

15.5.1 Certificates of Insurance, Endorsements, and Policies. All insurance required in connection with the “Insurance Required of Enrolled Parties,” “Insurance Required of Excluded Parties” and “Insurance Required of Non-Enrolled Parties” Sections of this Article 15 shall be shall be obtained and maintained with insurance carriers that are acceptable to Owner and authorized in the jurisdiction in which the Project is located with a minimum rating of A-:VII by A.M. Best. Before commencing any Work, each Enrolled Party, Excluded Party and Non-Enrolled party shall furnish to the Owner and the OCIP Administrator (i) certificates of insurance on ACORD form 25 (or such other form approved by the Owner) and copies of any applicable endorsements evidencing the coverage and additional insured status required to be carried and maintained by the Enrolled Party, Excluded Party, and Non-Enrolled Party hereunder. Upon the Owner’s request made at any time prior to six (6) years following Final Completion of the Work, the Contractor shall, and

Contractor shall cause each Enrolled Party or Excluded Party to, promptly deliver to Owner updated certificates of insurance, endorsements indicating the required coverages, and certified copies of the insurance policies. Certificates, endorsements and/or policies which, in the Owner’s opinion, are incomplete or do not reflect the required coverage, limits or terms will be returned by the Owner for resubmission by the Enrolled Party, Excluded Party, or Non-Enrolled Party. If the insurance initially obtained by the Enrolled Party, Excluded Party or Non-Enrolled Party expires prior to Final Completion of the Work, renewal certificates and additional insured and other endorsements (conforming with the requirements set forth in the “Insurance Required of Enrolled Parties,” “Insurance Required of Excluded Parties,” and “Insurance Required of Non-Enrolled Parties” Sections of this Article 15) shall be furnished to the Owner and OCIP Administrator prior to the date of expiration of all such initial insurance. For all coverage required to be maintained after Final Completion, an additional certificate evidencing such coverage and the Additional Insureds’ status as additional insureds shall be submitted to the Owner and OCIP Administrator on an annual basis as the coverage is renewed (or replaced).

15.5.1.1 Certificates of Insurance shall be addressed to the OCIP Administrator at such address as Owner shall provide from time to time.

15.5.2 Additional Insureds. The Owner, Creative Casino, LLC, Architect, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing, other Indemnified Parties, and other persons or entities designated from time to time by the Owner in writing (together, the “Additional Insureds” and each an “Additional Insured”) shall each be included in all policies required hereunder to be maintained by each Enrolled Party, Excluded Party and Non-Enrolled Party (except for workers’ compensation and professional liability insurance) as additional insureds for claims against them relating to this Project (including coverage for ongoing operations and completed operations), with the understanding that any affirmative obligation imposed upon the Enrolled Party, Excluded Party or Non-Enrolled Party (including without limitation the liability to pay premiums) shall be the sole obligation of the Enrolled Party, Excluded Party or Non-Enrolled Party, and not of the Additional Insureds. All of the Enrolled Party’s, Excluded Party’s or Non-Enrolled Party’s liability policies shall be endorsed so as to indicate that such policies provide primary coverage (without any right of contribution by any other insurance or self-insurance, including any deductible or retention, maintained by an Additional Insured) for all claims against the Additional Insureds arising out of the performance of this Contract by the Enrolled Party, Excluded Party or Non-Enrolled Party, or anyone for whom the Enrolled Party, Excluded Party or Non-Enrolled Party may be liable. These policies shall include a separation of insureds/severability of interests clause for claims against the Additional Insureds due to the negligence, act, omission or other conduct of the Enrolled Party, Excluded Party or Non-Enrolled Party, or anyone for whom the Enrolled Party, Excluded Party or Non-Enrolled Party may be liable. None of the policies required under this Section shall contain any exclusions prohibiting suits brought by an Additional Insured against any other Insured. The additional insured status under the Enrolled Party’s CGL coverage, as described above, shall be effected using the ISO Additional Insured Endorsement form CG 20 10 11 85 (or CG 20 10 10 93 and CG 20 37 10

01) or such other endorsement or combination of endorsements providing coverage at least as broad and approved by the Owner in writing.

15.5.3 Waiver of Subrogation/Rights of Recovery. The Contractor hereby waives, and Contractor shall cause each Enrolled Party, Excluded Party and Non-Enrolled Party to waive, all rights of recovery, including subrogation, against the Owner, Creative Casino, LLC, Architect, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing, other Indemnified Parties, and other persons or entities designated by the Owner in writing, and against the other Enrolled Parties. Each insurance policy and certificate of insurance shall provide for such waiver of subrogation.

15.5.3.1 The Contractor shall, and Contractor shall cause each Enrolled Party, Excluded Party and Non-Enrolled Party to, pay all insurance premiums for any required insurance including any charges for required waivers of subrogation or the endorsement of additional insureds.

15.5.4 Deductibles and Retentions. Prior to commencing the Work, the Contractor shall, and Contractor shall cause each Enrolled Party, Excluded Party and Non-Enrolled Party to, disclose to the Owner the amount of any deductible, self-insured retention or similar self-insurance mechanism which limit or otherwise reduces coverage (a “deductible”) applicable to any of its insurance policies required under this Article 15 in connection with this Project and whether any such deductible applies to either or both of defense costs and indemnity. The Enrolled Party, Excluded Party or Non-Enrolled Party shall also be required to obtain the Owner’s advance written approval (which approval shall not be unreasonably withheld) if the Enrolled Party’s, Excluded Party’s or Non-Enrolled Party’s deductible under any such policy is greater than $50,000. Satisfaction of any deductible will be solely the responsibility of the Contractor as a Non-Allowable Cost of the Work, irrespective of whether a claim or suit is brought against the particular Enrolled Party, Excluded Party or Non-Enrolled Party.

15.5.5 Duration of Coverage. The Contractor shall, and Contractor shall cause each Enrolled Party, Excluded Party and Non-Enrolled Party to, maintain all required insurance coverage in full force and effect until Final Completion of the Work, except that the products and completed operations coverage under the CGL and products and completed operations coverage under the umbrella/excess liability, coverage under the pollution legal liability insurance, and coverage under the professional liability insurance, required under the “Insurance Required of Enrolled Parties,” “Insurance Required of Excluded Parties” or “Insurance Required of Non-Enrolled Parties” Sections of this Article 15 shall be maintained (or if applicable, an extended reporting period will be exercised) for the period of any applicable statute of repose or six (6) years, following Final Completion of the Work, whichever is longer.

15.5.6 Notice of Cancellation. All insurance policies required to be maintained by the Enrolled Parties, Excluded Parties and Non-Enrolled Parties, and

Certificates of Insurance, must include a requirement providing for thirty (30) days’ prior written notice to the Owner of any cancellation, revocation, or reduction in coverage, including through non-renewal or failure to pay the premium. If any such notice is given, the Owner will have the right to require that a substitute policy (ies) be obtained prior to the cancellation date. Replacement Certificate(s) of Insurance shall be provided to the Owner and OCIP Administrator prior to any termination, cancellation or reduction in coverage. The Enrolled Parties, Excluded Parties and Non-Enrolled Parties shall be required to immediately notify the Owner and the Contractor shall cause any such respective Enrolled Parties, Excluded Parties and Non-Enrolled Parties to cease operations on the occurrence of any such cancellation or reduction and such respective party shall not resume operations until the required insurance is in force and replacement Certificates of Insurance have been provided to and accepted by the Owner and OCIP administrator.

15.5.7 Failure to Obtain Insurance. Neither the Contractor nor any of its Subcontractors shall be entitled to receive payment for any Work performed, or to commence operations or Work on the Site or elsewhere until such time as they provide evidence of compliance with the requirements of this Article 15 acceptable to Owner. Any additional costs or delays caused by or arising out of any failures to comply with this Article 15, including the failure to furnish acceptable Certificates of Insurance and policies of insurance prior to date of the Date of Commencement, shall be solely the responsibility of Contractor. Additionally, as a result of Contractor’s or any Enrolled Party’s, Excluded Party’s or Non-Enrolled Party’s failure to procure and/or maintain insurance required under this Contract, in additional to all other remedies, Owner may, in its sole discretion, stop the Work in whole or in part, suspend, or terminate the Contract in whole or in part. In response to such failure the Owner also may, at its sole discretion, procure or renew such insurance necessary to protect the Owner’s interests, pay any premiums in connection therewith and recover (and/or offset) all amounts so paid (plus recover or offset a reasonable administrative fee), as well as all other costs and fees incurred as a result of such breach, from and as against Contractor and or the respective Enrolled Party, Excluded Party or Non-Enrolled Party. The foregoing rights and remedies of the Owner are in addition to the Owner’s other rights and remedies. The Contractor shall ensure that each Enrolled Party, Excluded Party and Non-Enrolled Party understands and agrees that (a) the Owner’s receipt of proper certificates of insurance (and endorsements and certified copies of policies if requested by Owner) from such Enrolled Party, Excluded Party or Non-Enrolled Party shall be a condition precedent to Owner’s obligation to make any progress payment under the Contract, and (b) it shall not be the basis for an extension of the Contract Time if the Work is stopped or delayed due to Contractor’s or any Enrolled Party’s, Excluded Party’s or Non-Enrolled Party’s failure to provide proper certificates of insurance, endorsements, and policies.

15.5.8 Liability Not Limited. Neither the insurance requirements set forth in this Article 15 nor the Owner’s review and approval of any insurer or insurance policy shall be deemed to limit Contractor’s or an Enrolled Party’s, Excluded Party’s or Non-Enrolled Party’s obligations under the Contract Documents or the Contractor’s underlying liability in any manner. The insurance requirements set forth in the “Insurance Required of Enrolled Parties,” “Insurance Required of Excluded Parties” and “Insurance Required of Non-Enrolled Parties” Sections of this Article 15 merely prescribe the minimum amounts and forms of insurance coverage that the Enrolled Parties, Excluded Parties and Non-Enrolled Parties are required to maintain. The failure of the Contractor or any of the Enrolled Parties, Excluded Parties and Non-Enrolled Parties to provide any information required herein, including without limitation, either a certificate of insurance or a certificate of insurance evidencing all of the insurance requirements set forth herein have been met, shall not constitute a waiver by Owner of any of the requirements set forth herein. Any failure by the Owner to enforce in a timely manner any of the provisions of this Article 15 shall not act as a waiver to enforcement of any of such provisions at a later date.

15.6 Miscellaneous Requirements

15.6.1 Work by Owner or by Separate Contractors. The Contractor, and all tiers of Subcontractors, shall be responsible for damage to the Work or any property when such damage is not covered by the insurance procured and maintained by the Owner and when such damage results in whole or in part from any act or omission of Contractor or any Subcontractor or Vendor or any employee, contractor, representative of any of the foregoing or any other party acting by or through any of the foregoing or for whom any of the foregoing are responsible.

15.6.2 Records, Drawings and Specifications. Contractor shall cause all Drawings, Specifications, and other important documents and papers to be locked up daily in a secured facility. As-Built Drawings should be updated at least weekly.

15.6.3 Warranties and Close-Out Documents. The OCIP Notice of Work Completion form must be completed prior, and as a condition, to Final Completion.

15.6.4 Reimbursable. Reasonable costs of the Non-OCIP insurance required of Contractor and Subcontractors under this Article 15 are Costs of the Work. No OCIP insurance costs, as provided by the Owner, shall be Costs of the Work.

15.7 Builder’s Risk Insurance

15.7.1 Owner shall procure and maintain in effect through Substantial Completion of the Work a standard all-risk builder’s risk insurance policy providing coverage to Owner Contractor, and Subcontractors for, but not limited to, fire, theft, explosion, vandalism, malicious mischief and collapse with regard to the Project, to the extent reasonably available and on terms and conditions reasonably satisfactory to Owner and with minimum reasonable amounts of coverage.

15.7.2 The builder’s risk insurance procured as described in and subject to Section 15.7.1, shall cover building materials to be incorporated into the Work that are stored on-Site, and shall cover building materials that are off-Site or in transit up to a limit of $3,000,000, and shall cover scaffolding and temporary structures on-Site up to a limit of $1,000,000, and shall cover formwork on-Site up to a limit of $4,000,000, but shall not cover loss or damage to the tools, implements, equipment, machinery, cranes, consumables, office trailers, tool sheds, personal property or other items belonging to or rented by the Contractor or any Subcontractor or to anything else which is not intended to become a permanent part of the finished Project, and coverage for such items and any other coverage not required under the OCIP or this Agreement shall be at Contractor’s cost as a Non-Allowable Cost of the Work. It is the Contractor’s responsibility, prior to transit or storage, to report to the Owner the value, time and means/location of any covered property in transit or storage that exceeds the above limits.

15.7.3 Losses not reimbursed by builder’s risk insurance by reason of any deductible will be paid by the Contractor and shall be a Non-Allowable Cost of the Work to the extent the claim arises in whole or in part from any act or omission of Contractor or any Subcontractor or Vendor or any employee, contractor, representative of any of the foregoing or any other party acting by or through any of the foregoing or for whom any of the foregoing are responsible, and paid by Owner if otherwise.

15.7.4 The builder’s risk policy shall name the Owner, Owner’s Lenders, Contractor and other Enrolled Parties as additional insureds, to the extent of their interests. All proceeds of the builder’s risk policy shall be payable to the Owner. The Owner shall collect, adjust and distribute such proceeds, resolve any and all claims thereunder and apply the proceeds of such insurance to the repair, reconstruction or replacement of the Project as Owner shall determine. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate written agreements shall require Subcontractors to make payments to their sub-subcontractors in similar manner.

15.7.5 The fact that the Owner may furnish builder’s risk insurance as described herein shall not be interpreted to relieve the Contractor of its obligation to complete the Work in accordance with the requirements of the Contract Documents and without additional cost to the Owner beyond the Guaranteed Maximum Price.

15.7.6 Solely with respect to the insurance coverage provided by the builders’ risk insurance policy provided for in Section 15.7, and solely to the extent of actual payment of insurance proceeds under such builder’s risk insurance policy, Owner waives all rights of recovery and subrogation against Contractor, and Contractor, on behalf of itself and on behalf of each Subcontractor, waives all rights or recovery and subrogation against Owner, Creative Casino, LLC, Architect, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing, other Indemnified Parties, and other persons or entities designated by the Owner in writing. Owner’s waiver shall not apply to any deductible amounts maintained by Owner under the builder’s risk insurance policy, which deductible shall be paid by Contractor as a Non-Allowable Cost of the Work to the extent the claim arises in whole or in part from any act or omission of Contractor or any Subcontractor or Vendor or any employee, contractor, representative of any of the foregoing or any other party acting by or through any of the foregoing or for whom any of the foregoing are responsible, and paid by Owner if otherwise. The waivers set forth in this Section 15.7.6 shall be in addition to, and not in substitution for, any other waivers, indemnities, or limitations of liability set forth in this Agreement. Notwithstanding anything to the contrary set forth in the Contract Documents, in the event that the actual recovery from the builder’s risk insurer is less than the amount claimed by the Contractor, a Subcontractor or any other person or entity seeking recovery from such insurance, then (a)

the Contractor shall not be entitled to an increase in the Guaranteed Maximum Price on account of any amounts not actually recovered by the Contractor, and (b) any amounts not actually recovered by the Contractor shall not constitute a Cost of the Work if such loss was caused in whole or in part by the negligence or breach of, or failure to perform by, the Contractor, any Subcontractor, Sub-subcontractor, Vendor, supplier, or anyone for whom they may be responsible.

15.8 Mutual Waiver of Subrogation. With respect to the insurance coverage required by this Article 15 and other property insurance that may be applicable to the Work or Project, and solely to the extent actually covered by any such required insurance policies, Owner and Contractor, on behalf of themselves and their insurers, waive all rights against each other and the subcontractors, consultants, agents, architects, lenders, landlords, subsidiaries, affiliates, parent companies, managers, members, officers, directors, employees, agents, shareholders, successors and assigns, of the other, for loss or damage to the Work before, during or after the Project, except such rights as they may have to the proceeds of such insurance. Notwithstanding the foregoing, Owner’s waiver shall not apply to (1) any Excluded Party; (2) any Non-Enrolled Party, and (3) any deductible amounts maintained by Owner under the insurance policies. The waivers set forth in this Section 15.7.6 shall be in addition to, and not in substitution for, any other waivers, indemnities, or limitations of liability set forth in this Agreement. Notwithstanding anything to the contrary set forth in the Contract Documents, in the event that the actual recovery from the foregoing required insurance is less than the amount claimed by the Contractor, a Subcontractor or any other person or entity seeking recovery from such insurance, then (a) the Contractor shall not be entitled to an increase in the Guaranteed Maximum Price on account of any amounts not actually recovered by the Contractor, and (b) any amounts not actually recovered by the Contractor shall not constitute a Cost of the Work if such loss was caused in whole or in part by the negligence or breach of, or failure to perform by, the Contractor, any Subcontractor, Sub-subcontractor, Vendor, supplier, or anyone for whom they may be responsible.

ARTICLE XVI.

SAFETY AND COMPLIANCE

16.1 Contractor’s Site Safety Responsibilities. Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the Work, and without limiting the foregoing, shall take all reasonable precautions for the safety of, and shall provide for all reasonable protections against loss of production time and prevent injury to, any of its employees, Subcontractors, Vendors, or their respective employees or any other persons who may be affected thereby, and all other persons at the Site or adjacent or nearby to the Site. Contractor shall prepare a site safety plan and submit such plan to Owner for review and comment prior to the commencement of Work. Such plan shall identify the location of the fire safety system, alarm system, fire-fighting apparatus and exit routes. Safety gear shall be provided for representatives of Owner, Owner’s Lenders and Owner’s Consultants and all others while on Site. Contractor shall designate a person responsible for job safety. This person shall be thoroughly familiar with Contractor’s safety manual and Contractor’s Project Specific Construction Safety and Health Guidelines (described below) (“Guidelines”) shall require compliance of all applicable provisions of such manual and

Guidelines. Contractor shall keep a copy of such manual and

Guidelines on the Site. Contractor shall familiarize all Subcontractors and Vendors on safety measures.

16.1.1 Contractor shall, and shall cause Subcontractors and Vendors to, take all precautionary measures as required by applicable Laws to prevent and correct fire causing conditions, and shall conduct all operations with due regard for the avoidance of fire hazards. Contractor shall exercise the greatest care to prevent fires. The following minimum precautions shall be taken by Contractor and Contractor shall cause each Subcontractor and Vendor to take the following actions with regard to the Work:

16.1.1.1 Flammable liquids shall be stored in closed, approved, covered metal containers, and as approved by the fire wardens. All paint and oily rags shall be stored in approved containers and removed daily.

16.1.1.2 Each gasoline or diesel powered vehicle shall carry a fire extinguisher of adequate size and type to extinguish a fire emanating from either the vehicle or its load.

16.1.1.3 Contractor shall maintain a system of prompt detection and correction of unsafe practices and conditions, and shall furnish and maintain all necessary first aid equipment in a special location on the Site. Contractor shall investigate all accidents promptly to determine cause and to take necessary corrective action, and shall file required reports.

16.1.1.4 No exit, corridor, or stairwell shall be used for storage of materials of any type.

16.1.1.5 All exits, corridors and stairwells must be accessible and free of materials of any type except as necessary for the Work. Minimum exit widths as required by Laws shall be maintained at all times.

16.1.1.6 Hard hat and construction areas shall be identified and posted. All workmen and personnel in these areas shall wear a hard hat.

16.1.1.7 All electrical equipment and tools shall be of an adequate size to accomplish the task at hand and shall be properly grounded.

16.1.1.8 Face, eye and respiratory protection shall be available and used when the situation requires.

16.1.1.9 The Contractor shall provide and maintain suitable protections and enclosures around shafts, stairs and other openings in floors.

The foregoing requirements are not intended to be exclusive or exhaustive, and Owner shall not have any liability in any way relating to any of the foregoing or the absence of other requirements from the foregoing. Contractor shall be solely responsible to Owner for providing the Site a safe place to work for all persons. Contractor shall allow Site access and provide all reasonably requested assistance to any loss control or risk engineering surveyor engaged by Owner or Owner’s insurers. Contractor shall also put into effect all reasonable survey recommendations made for the prevention of loss, damage or personal injury. Contractor agrees to, and shall also cause all Subcontractors and Vendors and Contractor’s personnel and all others on Site to, abide by the Guidelines.

16.2 Compliance. In addition to the requirements of Section 16.1 above, Contractor shall give all notices, file all reports and obtain all permits which are applicable to the Contractor’s operations or performance of the Work. Upon request, Contractor shall furnish Owner and Owner’s Lenders with copies of all such notices, statements, reports, certificates or permits evidencing compliance. Contractor shall also keep Owner informed of any changes in Laws which may affect Contractor’s performance of the Work or Owner’s use thereof. Contractor shall indemnify, defend and save harmless Owner and the other Owner Indemnitees from and against any and all claims, losses, liabilities, fines or penalties in any manner arising out of Contractor’s failure to comply with this Article 16.

ARTICLE XVII.

TERMINATION OR SUSPENSION OF THE CONTRACT

17.1 Material Default By Contractor. Owner may, provided such default is not corrected within the applicable period described in Section 17.1.1 below, and without prejudice to any other rights or remedies of Owner, terminate this Contract in its entirety, or may elect to terminate any portion of the Contractor’s Work, for default if the Contractor or any Subcontractor or Vendor fails to perform or breaches any of its material obligations under the Contract Documents, including, but not limited to, a failure to perform the Work in a diligent, expeditious, workmanlike and careful manner strictly in accordance with the Contract. Upon any such termination, Owner may take possession of the applicable portion of the Site and of all materials, tools, equipment and machinery of Contractor thereon that Owner has paid or will pay for, and may finish the applicable portion of the Work terminated by whatever method Owner may in good faith deem desirable and/or expedient, including, but not limited to, by retaining one or more other contractors to complete the Work (or Owner may elect not to finish the applicable portion of the Work).

17.1.1 Notice Of Default. The Contractor shall promptly correct any default to Owner’s satisfaction within five (5) calendar days following receipt of written notice of default from Owner. If correction within said five (5) days is not possible, Contractor shall commence and diligently continue effective action to correct such default to Owner’s satisfaction, but not later than thirty (30) days following receipt of Owner’s notice (except for such longer period as may otherwise be reasonably approved in writing by Owner and Owner’s Lenders). In the event that the Contractor fails to take and diligently pursue effective corrective actions, Owner may hold in abeyance further payments to Contractor to the extent provided in this Agreement and/or terminate the Contract by written notice specifying the date of termination and without prejudice to any other remedy Owner may have.

17.1.2 Non-Curable Defaults. Notwithstanding the other provisions of Section 17.1, Owner may also elect to declare Contractor in material default and may terminate Contractor immediately upon written notice (unless a longer period is otherwise expressly provided in this Agreement with regard to the matters in Sections 17.1.2.1 through 17.1.2.5 below, it being agreed that the cure periods in Section 17.1.1 above do not apply to Sections 17.1.2.1 through 17.1.2.5) and/or take such other action as Owner may be allowed, in the event of any of the following:

17.1.2.1 The commencement of an action or petition by or against Contractor under applicable bankruptcy laws; or any general assignment by Contractor or any Guarantor for the benefit of its creditors; or the appointment of a receiver, trustee or manager to take charge of the assets of Contractor; or Contractor becomes insolvent, goes into liquidation, has a receiving or administrative order made against it or compounds with its creditors; or if any act is done or event occurs which (under any applicable Law) has a similar effect to any of the acts or events outlined herein;

17.1.2.2 The exercising of any mechanics’ or materialmens’ lien rights on Owner’s property, the Site, the Project and/or the Work by a Subcontractor, Vendor, laborer, materialman, or supplier or any other party providing services or material engaged by, on behalf of, or acting under the direction of Contractor or any Subcontractor or Vendor in connection with the Work, unless that Owner’s property, the Site, the Project and/or the Work, as applicable, is unconditionally and forever released from such lien(s) or, at Owner’s option, satisfied by bond or other security, in an amount and with a bonding company reasonably satisfactory to Owner and Owner’s Lenders within the time periods set forth in and pursuant to Section 7.19.2 hereof;

17.1.2.3 Failure of Contractor for five successive days or an aggregate of seven days in any thirty (30) day period (other than Sundays or national holidays), to have an adequate number of laborers or Subcontractors at the Site who are actively and productively working on the Project, unless a Permissible Delay exists for such absence, unless within five (5) days after written notice from Owner Contractor has and thereafter maintains an adequate number of laborers and Subcontractors on Site actively and productively working on the Project; or

17.1.2.4 Failure of Contractor after fifteen (15) days following request from Owner or Owner’s Lenders to provide Owner and Owner’s Lenders with the evidence required under Section 3.1.3 of this Agreement.

17.1.3 Stop Work Orders. In the event of any material breach or default of this Contract by Contractor, and in lieu of declaring termination for default, Owner may elect to stop, delay, reduce or interrupt any operations of Contractor or any affected Subcontractors or Vendors until such default or failure is remedied to Owner’s satisfaction. No part of the time lost due to stop work orders or delay, reduction or interruption by Owner arising out of such material breaches shall be made the subject of a claim for extension of time or for increased costs or damages by Contractor. No increase or upward adjustment shall be made in the Guaranteed Maximum Price or Contractor’s Fee for, and in no event shall Owner be liable for, or Contractor or any Subcontractor or any other party performing any Work on the Site be entitled to, any lost opportunity, lost profit or consequential damages claimed or alleged by Contractor, any Subcontractor or any other party performing any Work on the Site and relating to any such stoppage, reduction, suspension, delay or interruption. The issuance of a stop work order or delay, reduction or interruption by Owner shall not prejudice Owner’s right to subsequently terminate for default.

17.1.4 Owner’s Rights Upon Termination For Default. If all or a portion of the Contractor’s Work is terminated pursuant to this Section 17.1, Contractor shall not be entitled to receive any payment until after Final Completion by others (except for that portion of the Work not terminated in the case of termination of only a portion of Contractor’s Work) and after Owner has assessed its additional costs and damages arising out of such termination, including, but not limited to, Owner’s additional costs for completing all or the relevant portion of the Work. Upon such termination, Contractor shall immediately undertake all necessary steps to mitigate against Owner’s damages, and shall:

17.1.4.1 Cease operations and vacate the Site to the extent specified in the notice of default;

17.1.4.2 Place no further orders and enter into no further subcontracts or purchase orders for materials, labor, services or facilities that relate to the terminated Work;

17.1.4.3 Upon Owner’s request, terminate all subcontracts and purchase orders which relate to the terminated Work;

17.1.4.4 Upon request and as directed by Owner, assign (and/or Owner may accept the assignments made in this Agreement, as the case may be) all of Contractor’s right, title and interest to all subcontracts, purchase orders, rental agreements, materials, supplies and equipment relating to the portion of the Work terminated using forms satisfactory to Owner, and otherwise assist Owner in the orderly and expeditious transfer of such rights;

17.1.4.5 Turn over to Owner the originals of the Project Schedule and all Schedule Updates including all computer data bases in electronic format; all Drawings, Specifications and other construction documents; all as-built drawings, calculations and such other Work-related documents relating to the portion of the Work terminated (provided that Contractor may retain copies of the foregoing as necessary to permit Contractor to complete any portion of the Work not terminated) and all items and things for whose cost Contractor requests or has requested reimbursement or payment;

17.1.4.6 Proceed to complete the performance of all Work not terminated;

17.1.4.7 Take such actions that may be necessary, or that Owner may direct, for the protection and preservation of the terminated Work;

17.1.4.8 Advise Owner of all outstanding subcontracts, rental agreements and purchase orders which Contractor has with others pertaining to the terminated Work and furnish Owner copies thereof;

17.1.4.9 Remove all of its property from the portion of the Site and Owner’s premises relating to the terminated Work. Any property not so removed may be removed by Owner at Contractor’s expense; and

17.1.4.10 Enable and allow Owner (a) to take possession of all materials of any kind that have been or will be paid for, that are to be incorporated into the portion of the Work terminated, or to which Owner has any ownership rights or interest, and (b) to finish the portion of the Work terminated and provide the materials therefor or contract with others to do so by whatever method Owner deems expedient, and execute and do all such assurances, acts and things as Owner may consider expedient to facilitate Owner’s taking of possession of the Site relating to the portion of the Work terminated and materials, equipment, machinery and tools thereon, and give all notices, orders and directions which Owner may think expedient for the purposes hereof.

17.1.5 Payment to Contractor

17.1.5.1 If Owner terminates the Contract for Contractor’s breach or default, Contractor shall thereafter only be entitled to reimbursement (subject to Section 17.1.5.3 hereof) only of such amount (if any), by which:

(a) the (i) Cost of the Work actually and properly completed by Contractor in accordance with the Contract Documents up to the date of such termination (and not cancelable or refundable), plus (ii) the pro rata portion of Contractor’s Fee thereon (subject to satisfaction of the conditions applicable to progress and Final Payment contained in the Contract Documents as the case may be), but the foregoing amounts shall not exceed the portion of the Guaranteed Maximum Price (including Contractor’s Fee) fairly allocable to the Work so completed, exceeds

(b) the total of (i) all payments theretofore made to Contractor under the Contract Documents, and (ii) all damages and other costs and expenses incurred by Owner directly or indirectly, arising out of or as a result of, Contractor’s breach or default, including, but not limited to, the cost of any additional consultants’ services, or managerial and administrative services required thereby, any additional costs incurred in retaining another contractor or other subcontractors, any additional financing, interest or fees and other costs that Owner must pay by reason of a delay in completion of the Work, Owner’s termination of Contractor and the finishing of the Work by another method after such termination, attorneys’ fees and expenses, and any other damages, costs, and expenses Owner may incur in completing the Work as a result of Contractor’s breach or default including if Owner elects to complete the Project after such termination, the amount by which the actual cost of completing the Project (including components of the Project that are not part of the Work) is greater than what such actual cost (including the actual cost of components of the Project that are not part of the Work) would have been if Contractor had fulfilled its obligations under the Contract Documents, and if Owner elects to not complete the Project after such termination (Contractor hereby acknowledging that Owner has the right to so elect without Owner waiving Contractor’s liability for damages arising out of the breach by Contractor that led to its termination), all damages suffered by Owner arising out of Contractor’s breach of this Agreement; provided that the amount specified in this clause (b) shall be reduced by any amounts received by Owner under the Performance and Payment Bond referred to in Section 7.18.

17.1.5.2 If the amount referred to in Section 17.1.5.1.(b) hereinabove exceeds the amount referred to in Section 17.1.5.1.(a) hereinabove, Contractor shall pay the difference to Owner immediately upon Owner’s request.

17.1.5.3 Any reimbursements or payments made to Contractor under this Section 17.1.5 are conditioned on (a) Contractor previously having delivered to Owner possession and unfettered access to the Work and Site and all materials, equipment, tools and the like (undamaged and in good condition) which Owner has paid or will pay for, (b) all the applicable items listed in, and performance of all the applicable obligations described in Section 12.2.1 of this Agreement have been satisfied, and (c) Contractor complies with such other obligations under the Contract Documents accruing prior to termination or that by their nature survive the termination of this Agreement as Owner or Owner’s Lenders reasonably requires.

17.2 Termination For Convenience. The parties’ rights and remedies in the event of termination of the Contract in whole or in part by Owner for convenience shall be as follows:

17.2.1 Notice of Termination For Convenience. Owner may cancel this Contract in its entirety or may elect to terminate any portion of the Contractor’s Work and take possession of the Site and all materials, tools, equipment and machinery thereon in which Owner has an ownership interest or other vested interest, and finish or not finish the Work by whatever method Owner may desire, at any time upon written notice to Contractor solely for Owner’s convenience and without regard to any fault or failure to perform by Contractor or any other party. Upon receipt of such notice of termination, Contractor shall immediately and in accordance with instructions from Owner proceed as follows:

17.2.1.1 Cease operations to the extent specified in the Notice and vacate the Site;

17.2.1.2 Advise Owner of all outstanding subcontracts, rental agreements and purchase orders which Contractor has with others pertaining to the Work and furnish Owner copies thereof;

17.2.1.3 Place no further orders and enter into no further subcontracts or purchase orders for materials, labor, services or facilities that relate to the terminated Work;

17.2.1.4 Upon Owner’s request, terminate all subcontracts and orders that relate to the terminated Work;

17.2.1.5 Upon request and as directed by Owner, assign (and/or Owner may accept the assignments made in this Agreement, as the case may be) all of Contractor’s right, title and interest to all subcontracts, purchase orders, rental agreements, materials, supplies and equipment relating to the terminated Work using forms satisfactory to Owner, and otherwise assist Owner in the orderly and expeditious transfer of such rights;

17.2.1.6 Turn over to Owner the originals of the Project Schedule and all Schedule Updates including all computer data bases in electronic format; all Drawings, Specifications and other construction documents; all as-built drawings, calculations and such other terminated Work-related documents and all items and things for whose cost Contractor requests or has requested reimbursement or payment;

17.2.1.7 Take such actions that may be necessary, or that Owner may reasonably direct, for the protection and preservation of the terminated Work;

17.2.1.8 Proceed to complete the performance of all Work not terminated;

17.2.1.9 Remove all of its property related to the terminated Work from the Site and Owner’s premises. Any property not so removed may be removed by Owner at Contractor’s expense; and

17.2.1.10 Allow Owner (a) to take possession of all materials, equipment, machinery and tools of any kind that have been or will be paid for, that are to be incorporated into the Work, or to which Owner has any ownership rights or interest, and (b) to finish the Work and provide the materials therefor or contract with others to do so by whatever method Owner deems expedient, and execute and do all such assurances, acts and things as Owner may consider expedient to facilitate Owner’s taking of possession of the Site and materials, equipment, machinery and tools thereon, and give all notices, orders and directions which Owner may think expedient for the purposes hereof.

17.2.2 Payment Upon Termination For Convenience. In the event of termination for convenience, Contractor shall be paid as follows: Owner’s sole obligation and liability to Contractor shall be (i) to reimburse Contractor (and Contractor’s exclusive remedy shall be to receive reimbursement) for the Cost of the Work incurred (and not cancelable or refundable) by Contractor for Work properly performed and completed by Contractor up to the date of termination and approved by Owner in accordance with the Contract, plus (ii) that pro-rata portion of Contractor’s Fee applicable to such completed Work (and subject to satisfaction of the conditions applicable to payments to Contractor set forth in the Contract Documents, including for progress payments, and Final Payment as applicable), but not in excess of the portion of the Guaranteed Maximum Price equitably allocable to such Work based on the percentage such properly performed and completed Work by Contractor bears to the total Work included within the Guaranteed Maximum Price, less all payments previously made to Contractor under the Contract and any amounts owed by Contractor to Owner under the Contract. Contractor shall not be entitled to receive payment hereunder for any so-called lost profit or opportunity costs.

17.3 Suspensions By Owner

17.3.1 Owner’s Right To Suspend For Convenience. Owner may at any time, with or without cause, suspend, delay, reduce or interrupt performance of all or any portion of the Work for such period or periods as Owner elects by giving Contractor written notice specifying which portion of the Work is to be suspended and the effective date of such suspension. Such suspension, delay or interruption shall continue until Owner terminates such suspension, delay or interruption by written notice to Contractor. No such suspension, delay, interruption or reduction by Owner shall constitute a breach or default by Owner under the Contract Documents. Contractor shall continue to diligently perform any remaining Work that is not suspended, delayed, reduced or interrupted and shall take all actions necessary to maintain and safeguard all materials, equipment, supplies and Work in progress affected by the suspension, delay, reduction or interruption.

17.3.2 Payment Upon Suspension For Convenience. In the event of suspension, delay, reduction or interruption for convenience by Owner, Owner shall pay Contractor and the Guaranteed Maximum Price shall be increased by such amounts (subject to the payment and related requirements of the Contract Documents) as follows:

17.3.2.1 Additional Costs of the Work, if any, which are properly, necessarily and reasonably incurred by Contractor, Subcontractors and Vendors as a direct result of such suspension, delay or interruption and continuing to maintain dedicated personnel, materials, and equipment at the Site at Owner’s request during any such suspension, delay or interruption, including, but not limited to, for the purpose of safeguarding all material, equipment, supplies and Contractor’s Work in progress caused solely by such suspension, delay, or interruption ordered by Owner for convenience, but the Guaranteed Maximum Price shall be increased only if and to the extent such delay, suspension or interruption exceeds a period of thirty (30) consecutive days and if the entire Project is suspended (or if a substantial portion of the Project is suspended such that it causes a delay in the opening date of the Project) following commencement of the Work; and

17.3.2.2 Provided, however, that no adjustment shall be made to the extent that performance was otherwise subject to suspension, delay or interruption by another cause for which Contractor is responsible.

17.4 Limitations. Except and only to the extent provided in Section 17.2.2 or 17.3.2 hereof, as applicable, in the event of any termination of the Contract or suspension, delay, reduction or interruption of the Work by Owner pursuant to Section 17.1, 17.2 or 17.3, Owner shall have no liability to Contractor or any Subcontractor or Vendor, and neither Contractor nor any Subcontractor or Vendor will make and they hereby waive any claim for (a) compensation, expenses, additional fees or anticipated profits for unperformed Work, (b) delays, acceleration or disruption, (c) lost business or other opportunities, (d) special, indirect or consequential damages or losses or loss of use, (e) impaired bonding capacity, (f) unabsorbed, unrealized or other overheads, or (g) general conditions costs. In no event shall there be any increase in the Guaranteed Maximum Price (except as expressly provided in Section 17.3.2 above) or Contractor’s Fee as a result of any of the foregoing

Owner elections under Sections 17.1, 17.2 or 17.3 above or due to any other delays. All amounts payable by Owner shall be subject to Owner’s right of audit and offset.

17.5 Other Rights and Remedies. Other rights and remedies available to Owner in the event of a default or material breach by Contractor which is not timely cured in accordance with Section 17.1.1 hereof, shall include, but not be limited to, the following, and all such rights and remedies of Owner in this Article 17 shall be non-exclusive, and shall be in addition to all other rights and remedies available to Owner under the Contract, at law or otherwise:

17.5.1 A waiver by Owner of a default by Contractor shall not be considered to be a waiver of any subsequent default by Contractor, nor be deemed to amend or modify the terms of this Contract.

17.5.2 In the event of termination for cause, disputes as to whether a material breach of contract occurred within the provisions of the Contract Documents shall be subject to resolution pursuant to Article 22 of this Agreement. If Owner terminates this Contract in whole or in part for default and a court of competent jurisdiction later determines that such termination was improper or wrongful, then that portion of the improper or wrongful termination shall automatically convert into a termination for Owner’s convenience pursuant to Section 17.2 of this Agreement.

17.5.3 Owner shall have the right and is authorized to cure such defaults and offset against and deduct from amounts otherwise payable to Contractor any such costs, damages, attorneys’ fees and any other expenses suffered by Owner and arising out of such default including any cure or attempted cure by Owner, and all consultants and professionals additional services.

17.5.4 Any termination pursuant to this Article 17 shall be without prejudice to any other right or remedy of Owner pursuant to the terms of the Contract Documents or at law or in equity.

17.6 Contractor’s Remedies

17.6.1 If payment from Owner for an Application for Progress Payment (exclusive of amounts properly retained or withheld under the Contract), approved by Owner and Owner’s Lenders in accordance with Sections 5.2 and 5.3 of this Agreement, has not been received by Contractor within thirty (30) days of the date payment is due pursuant to Section 5.3 of this Agreement, interest shall thereafter commence to accrue (from the original due date of payment pursuant to Section 5.3 hereof) on such delinquent amounts at then existing publicly announced prime rate of Bank of America N.A. plus one percent (1%), until paid, and Contractor may upon an additional five (5) days written notice to Owner cease Work until such payment has been received, in which case the Guaranteed Date of Substantial Completion will be extended in accordance with Section 11.6 hereof. If payment of undisputed amounts to which Contractor is otherwise then entitled pursuant to the terms of this Agreement are not paid by Owner to Contractor within ten (10) days after the expiration of the thirty (30) day period hereinabove (or the next succeeding draw cycle under Owner’s financing for the Project) and written notice by Contractor that the same are past due, Contractor may terminate this Agreement upon an additional ten (10) business days’ written notice to Owner.

17.6.2 If Contractor terminates this Agreement with cause in accordance with this Agreement and such termination is accepted by Owner or challenged by Owner but upheld by a court of competent jurisdiction, Contractor shall be entitled, as its exclusive remedy, to the recovery of the amounts (if any) to which Contractor would have been entitled had Owner, pursuant to Section 17.2 of this Agreement, terminated this Agreement for convenience effective as of the date this Agreement is so terminated by Contractor. Contractor, notwithstanding any provision of this Agreement or otherwise, shall in no event be entitled to or seek recovery of any other amounts (including, without limitation, consequential damages, lost profits, overhead, or similar amounts) in the event of any termination, including, but not limited to, under this Section 17.6.

ARTICLE XVIII.

CHANGE IN THE WORK

18.1 Change. A “Change” in the Work means an increase, decrease, variation, modification or change in the scope of Contractor’s Work from that indicated in the Contract Documents, or modification to the Project Schedule. Suspension and termination for convenience shall be governed by Article 17 of this Agreement and shall not be considered a Change except to the extent provided therein. A Change can only be implemented by a Change Order or by Construction Change Directive. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that Owner has been unjustly enriched by any alteration or addition to the Work, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim to an increase in the Guaranteed Maximum Price or extension of the Contract Time. Changes in the Work shall be performed under applicable provisions of the Contract Documents, and Contractor shall proceed promptly, unless otherwise provided in the Change Order or Construction Change Directive. The Contractor shall be required to maintain and provide to Owner copies with each Application for Progress Payment and Final Payment a Change order spreadsheet showing in chronological and numerical order the date of request, acceptance, PCO Log number, completion, change of cost, schedule impact, and source of funding.

18.2 Change Order. A “Change Order” is a written instrument prepared by Contractor and signed by Owner and Contractor, stating their agreement upon all of the following:

(a) a Change in the Work including a full description of such Change;

(b) the amount of the adjustment, if any, in the Guaranteed Maximum Price; and/or

(c) the extent of the adjustment, if any, in the Contract Time.

Methods used in determining adjustments to the Guaranteed Maximum Price or Contractor’s Fee may include those listed in Section 18.4.3 hereof.

18.3 Change Proposal Request. At any time and from time to time prior to Final Completion of the Work, Owner may request Contractor to make Changes in the Work. If Owner desires a Change in the Work Owner may, in its sole and absolute discretion and in writing, request a Change Proposal from Contractor (“Change Proposal Request”). A Change Proposal Request shall set out, in reasonable detail, the Changes in the Work requested by Owner. Contractor shall issue a Change Proposal within ten (10) days (or sooner, if possible) following its receipt of a Change Proposal Request. Contractor shall also issue a Change Proposal: (i) when Contractor reasonably believes that a Change in the Work is necessary or desirable; or (ii) when a Change in the Work is made necessary by Laws. If Contractor refuses or fails to timely provide a Change Proposal, or modifies or alters a Change Proposal Request, or if Owner and Contractor are unable to agree in writing upon the terms of the Change Proposal, including but not limited to: (i) the amount of increase or decrease in the Guaranteed Maximum Price, or (ii) the length of extension or advancement, if any, of the Contract Time, Owner: (a) may issue a Construction Change Directive pursuant to Section 18.4 hereof, (b) may require Contractor to obtain bids from at least three qualified subcontractors to perform such Change in the Work, and Owner may select the subcontractor from said bidders to perform such Change in the Work, or (c) may engage other contractors, subcontractors and/or laborers to perform such Change in the Work, and Contractor shall cooperate fully with any such persons, and any such hiring by Owner and/or issuance of a Construction Change Directive shall not affect this Agreement in any manner (other than to provide for a reduction in the Guaranteed Maximum Price, equal to the value of such Work (but not less than the amount budgeted therefor in the Guaranteed Maximum Price) not being performed by Contractor, and in the Contractor’s Fee applicable thereto, subject to Section 18.5.2) and shall not be deemed to be a constructive termination.

18.3.1 “Change Proposal” means a written proposal in the form of Exhibit Q attached hereto, prepared and signed by Contractor setting forth (i) the Changes in the Work requested by Owner or proposed by Contractor, (ii) the amount of adjustment, if any, in the Guaranteed Maximum Price (including pursuant to Section 18.4.3 below) due to such Change, and (iii) the extent of adjustment, if any, in the Contract Time due to such Change. A Change Proposal is only a proposal unless and until signed and accepted by Owner as a Change Order. Contractor shall be required to maintain and weekly present to Owner a “PCO Log” (in the form of Exhibit R attached hereto) throughout the duration of the Project. The PCO Log shall include in chronological and numerical order Change Proposal request, estimated cost, source of funding, acceptance or rejection date by Owner, start date of Change, completion date of Change. The number assigned to the PCO Log for the change proposal request, if accepted by Owner, shall carry forward to the Change Order document control and be incorporated into the individual Change Order numerical nomenclature as an audit trailing mechanism.

18.4 Construction Change Directive

18.4.1 “Construction Change Directive” means a written order in the form of Exhibit S attached hereto initiated, prepared and signed by Owner and given to Contractor directing a Change in the Work and stating a proposed basis for adjustments, if any, in the Guaranteed Maximum Price or Contract Time, or any of them or any combination of them.

18.4.2 Owner may, by Construction Change Directive, without invalidating or breaching the Contract, order a Change in the Work. Upon receipt of a Construction Change Directive, Contractor shall promptly proceed with the Change in the Work involved (including implementing any reductions or accelerations in the Work) and, within ten (10) days of receipt of the related Construction Change Directive, advise Owner of the Contractor’s agreement (in which case Contractor shall sign and return the Construction Change Directive) or disagreement with the method, if any, provided in the Construction Change Directive for determining the proper adjustment, if any, in the Guaranteed Maximum Price or Contract Time. Contractor agrees to immediately, when directed in writing by Owner, perform the Change in Work diligently and without delay.

18.4.3 If the Construction Change Directive provides for an adjustment to the Guaranteed Maximum Price, the adjustment may be based on one of the following methods:

(a) mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

(b) unit prices stated in the Contract Documents or subsequently agreed upon; or

(c) cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee, which cost shall be based upon a proposal by the appropriate party. Any proposals from Subcontractors shall not include any amounts for overhead and profit in excess of an aggregate of seven percent (7%) of the cost of such Subcontractor’s Work, unless approved by Owner.

18.4.4 A Construction Change Directive signed and unmodified by Contractor indicates the agreement of Contractor therewith, including the method, if any, provided in the Construction Change Directive for determining the adjustment, if any, in the Guaranteed Maximum Price or Contract Time. Upon Contractor’s written acceptance and delivery thereof to Owner of the unmodified Construction Change Directive, that Construction Change Directive shall become a Change Order. If Contractor fails to advise Owner of its agreement or disagreement with the proposed adjustment in the Guaranteed Maximum Price or Contract Time within ten (10) days after the delivery of the Construction Change Directive to Contractor, then the Construction Change Directive shall be deemed approved and shall become a Change Order, and Contractor shall have no right to any adjustment to the Guaranteed Maximum Price or Contract Time in excess of the adjustments, if any, provided in the Construction Change Directive.

18.4.5 If Contractor disagrees with the method or adjustment in the Guaranteed Maximum Price or the Contract Time within the ten (10) calendar day time period provided in Section 18.4.4 above, and the parties are unable within a reasonable period of time to reach an agreement, the matter shall be resolved under Article 22 of this Agreement.

18.5 Determination of Increases or Decreases in Guaranteed Maximum Price

18.5.1 Notwithstanding any other provision in the Contract Documents, any change in the Guaranteed Maximum Price as a result of net Changes in the Work (including a Construction Change Directive), shall be calculated based upon and shall not exceed: (a) the aggregate additional amounts (if any) to be paid (or which would have been paid if the subject Work had not been eliminated) by Contractor to its Subcontractors and Vendors for the applicable Change in the Work, without mark-up or other add-on by Contractor, and (b) the increase or decrease (if any) in the Cost of the Work to be incurred (or which would have been incurred if the subject Work had not been eliminated) by Contractor with respect to the applicable Change in the Work to the extent (if any) such Change were to be performed (or which would have been performed if the subject Work had not been eliminated) by Contractor directly. Any and all amounts or items excluded from the determination of the Cost of the Work, including all Non-Allowable Costs of the Work, shall also be excluded from the determination of the cost of any Change in the Work.

18.5.2 If the aggregate net amount of all Changes (as reflected by Change Orders) increases the Guaranteed Maximum Price in excess of the original Guaranteed Maximum Price set forth in Section 3.1 of this Agreement, then, subject to the terms of the Contract Documents, Contractor’s Fee shall be increased by an amount equal to Two and One Quarter percent (2.25%) of the amount by which (x) the aggregate net amount of the Cost of the Work of all such Changes and other adjustments in the Guaranteed Maximum Price pursuant to this Agreement exceeds (y) the original Guaranteed Maximum Price. If the aggregate net amount of all Changes (as reflected by Change Orders) and other adjustments in the Guaranteed Maximum Price pursuant to this Agreement reduces the Guaranteed Maximum Price below the original Guaranteed Maximum Price, then, subject to the terms of the Contract Documents, Contractor’s Fee shall be equitably adjusted by a reduction taking into account the circumstances underlying such Changes. Contractor has fully considered the impact of the foregoing limitation and acknowledgement, and accepts all consequences relating thereto.

18.6 Simultaneous Submittal Requirements. In the event that Contractor considers that any Change Proposal Request or Construction Change Directive may involve Changes to both the Guaranteed Maximum Price and the Contract Time, it shall be the Contractor’s fundamental duty and an essential requirement of this Contract to make simultaneous submittals of all documents necessary to establish both such Changes in accordance with this Article 18, and to contemporaneously prove entitlement to both such Changes, and without any reservation of rights for future consideration. Without limitation of Contractor’s rights under Article 22, if Contractor is unable to or does not so prove both such entitlements pursuant to and contemporaneously with such submittals, then Contractor shall be deemed to have waived any further right to make a claim for the portion of the adjustment not provable at such time.

18.7 Continued Performance. Notwithstanding the status of any proposed, pending or disputed Change (including any Construction Change Directive) pursuant to this Article 18 or any Claim pursuant to Article 20 below, or any dispute, and so long as Owner continues to timely make payment to Contractor of amounts properly due to Contractor under and subject to the terms of the Contract Documents and not in dispute, Contractor shall not be entitled to and will not suspend any services under the Contract Documents, but will continue to be bound by the terms and conditions of the Contract Documents and will continue to perform all services thereunder and proceed diligently with the performance of its Work in accordance with the terms hereof, including completing any Work described in any Construction Change Directive, unless Owner directs in writing otherwise.

18.8 Effect of Change Orders

18.8.1 Execution of a formal Change Order shall be the sole procedure for settlement of any and all issues concerning the Guaranteed Maximum Price and/or Contract Time, including any settlement based on a Claim pursuant to Article 20 hereof or pursuant to Article 22 hereof.

18.8.2 No Change shall be deemed as settled unless and until the parties sign a formal Change Order which fully and finally settles all pending issues pertaining to increases or decreases in the Guaranteed Maximum Price and/or the Contract Time and without any reservation of rights for future consideration. In that regard, the parties hereby agree that a signed Change Order shall be inclusive of any and all direct, indirect, consequential costs, damages or losses based upon any theory of recovery, including, but not limited to: actual damages; all time-related costs; total costs; modified total costs; Eichleay formula or other equitable adjustment theories; full compensation for general conditions; extended site supervision and administration; all field, site, branch and/or home office overheads; all general and administrative costs; and any other similar direct, indirect and/or time-related costs howsoever derived or formulated.

18.8.3 Any statement added by the Contractor to the face of an otherwise valid Change Order, or contained in any transmittal or separate correspondence wherein the Contractor attempts to reserve rights to seek any further increases in the Contractor’s Fee, Guaranteed Maximum Price and/or Contract Time shall be null and void.

18.8.4 Any increase in the Guaranteed Maximum Price, or extension in the Contract Time, shall be reduced and offset by any and all reductions or Changes in the Work which would result in reduced Costs of the Work and/or advancement of the Contract Time, as the case may be (i.e., changes in the Work shall be netted out).

18.9 Verbal Instructions and Minor Changes in the Work. Contractor shall not be entitled to rely upon, and shall not implement any Change based only on, Owner’s verbal instruction, except in emergency situations and when necessary to prevent the imminent threat of personal injuries or damage to the Work or Owner’s existing property, or for minor Changes within Contractor’s scope of Work which are not material and do not involve an adjustment in the Guaranteed Maximum Price or an extension of the Contract Time (“Minor Changes”). Such Minor Changes may be effected by written or verbal order at Owner’s election at any time. If the Contractor does not agree that such order constitutes a Minor Change, Contractor shall submit a Change Proposal pursuant to Section 18.3 above; provided, however, Contractor shall still promptly perform the Work specified in the instruction or order from Owner.

18.10 Waiver and Release of Contractor’s Rights. Contractor hereby confirms its willingness and ability to comply with the requirements of this Article 18. Contractor’s failure to first comply with the requirements of this Article 18, including the timely notice requirements, shall constitute a waiver and release by Contractor of any and all rights to pursue a Claim to the extent the Owner is prejudiced by such failure.

18.11 Sureties. Contractor shall be required to obtain written approval from each of Contractor’s sureties where Individual Change Orders or Construction Change Directives affect any Subcontract that is the subject of a Payment and Performance Bond and if such surety or the terms of the Performance and Payment Bond require notice thereof or if failure to notify and obtain consent would in any way impair, limit or negate coverage or terms of the Performance and Payment Bond.

ARTICLE XIX.

RECORD KEEPING AND AUDIT RIGHTS

19.1 Required Accounting Records. To facilitate audits by Owner or Owner’s Lenders, including, but not limited to, for any purpose related to Change Orders, Changes or Change Proposals, Contractor shall at all times implement and maintain (and require all Subcontractors and Vendors to implement and maintain) such cost control systems and daily record keeping procedures as may be necessary to attain proper fiscal management and detailed financial records for all costs related to the Work and as are otherwise reasonably satisfactory to Owner and Owner’s Lenders. All cost and pricing data shall include, without limitation, the identification of any markups, vendor quotations and pricing methodologies. Records to be maintained by the Contractor and all Subcontractors and Vendors for purposes of the Contract, including for purposes of all audits conducted pursuant to this Article 19 shall include, but not be limited to the following: (a) payroll records and payroll burden costs on actual wages and salaries (payroll taxes, insurance, benefits, etc.); (b) all correspondence, minutes of meetings, daily logs including schedule status reports, memoranda and other similar data; (c) items such as bids, proposals, estimating work sheets, quotes, cost recaps, tabulations, receipts, submittals, tax returns (except solely income tax returns), general ledger entries, canceled checks and computer data relating to the Work and this Contract, and (d) all other data relating to or arising out of the Work and any other similar supporting documentation reasonably required by Owner or Owner’s Lenders. It is further agreed that records subject to audit include Project-related records maintained by parent companies, affiliates, subsidiaries or other related parties. Contractor’s failure to cooperate or to provide access as described in this Article 19 shall be a material breach of this Contract.

19.2 Purpose and Extent of Record Access. Owner and Owner’s Lenders, and their respective authorized representatives, shall have the right to fully and completely audit, copy, investigate and review, and shall be afforded useful access to all of the records described in Section 19.1 above at all reasonable times (both during performance of the Work and after Final Completion) for purposes of inspection, audit, review and copying to the full extent as Owner or Owner’s Lenders may require relating to the Work or the Contract. All such Contractor’s records and records of all Subcontractors and Vendors shall also be made available to Owner for purposes related to compliance with Owner’s business ethics policies. Upon request, Contractor shall also fully cooperate in arranging interviews with Contractor’s employees and shall require all Subcontractors and Vendors to likewise fully cooperate pursuant to this Article 19.

19.3 Record Keeping Formats. Contractor may elect to maintain part of the records described in Section 19.1 above in an electronic format. Contractor agrees that, if any Project-related information is maintained in an electronic format, such information will be made available to Owner and Owner’s Lenders in a readily useable format within three (3) business days after a written request by Owner.

19.4 Certifications. Upon request, Contractor shall be required to certify that, to the best of its knowledge and belief, all data subject to audit pursuant to this Article 19 is accurate, complete and current. Such certifications shall be made by Contractor to Owner and Owner’s Lenders in the case of this Contract, and by Subcontractors and Vendors to Contractor in the case of subcontracts and purchase orders.

19.5 Flow-Down Provisions. Contractor shall require all Subcontractors and Vendors to comply with the provisions of this Article 19, by insertion of this “Right to Audit” clause (Sections 19.1 through 19.7 inclusive) into each respective related subcontract and purchase order of all tiers relating to the Work. Owner shall have the right (but not obligation) to act as Contractor’s authorized representative for the purpose of conducting audits in accordance with this Article 19 of all accounting and Project-related records in the possession of all Subcontractors and Vendors. It is specifically understood, however, that Owner has no contractual relationship with any Subcontractor or Vendor of any tier. Likewise, it shall remain the Contractor’s financial and contractual responsibility to resolve all such issues with its Subcontractors or Vendors. No such audit or activity by Owner or Owner’s Lenders shall release Contractor or any Subcontractor from, or waive, any of Contractor’s or any Subcontractor’s obligations under the Contract Documents.

19.6 Remedies. Certification of information pursuant to Section 19.4 above, and subsequent approval by Owner of invoices, billings and Change Orders, shall not preclude a post-approval adjustment, including based upon a later Contract compliance or pricing audit. Specifically, Owner shall have the right to reduce any payments to Contractor or any Subcontractor and Vendors by any amounts attributable to incorrect or otherwise defective cost data. Contractor’s submission shall be considered defective when the cost or pricing data, as certified in accordance with provisions of Section 19.4, above, is not accurate, complete or current. If an audit inspection or examination, conducted in accordance with this Article 19, discloses overcharges by Contractor (or any Subcontractor and Vendors) of any nature in excess of $100,000 (including interest as provided in Section 17.6.1) hereof,

Contractor shall reimburse or cause such Auditable Subcontractor to reimburse, Owner for the total actual cost of Owner’s audit associated with such overcharge, including but not limited to the actual costs of outside auditors and/or the use of Owner’s internal auditor at internal billing rates.

19.7 Record Retention. Contractor shall preserve and make available to Owner and Owner’s Lenders at Contractor’s principal office in Biloxi, Mississippi, all such records and other data covered by this Article 19, for a minimum period of six (6) years after Final Payment is made or for such longer period as may be required by any Laws.

ARTICLE XX.

CLAIMS

20.1 Definition. A “Claim” is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

20.2 Notice. Claims not made by Contractor within fourteen (14) days after occurrence of the event giving rise to such Claim shall be barred. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless (a) based upon different facts from those giving rise to the initial Claim, and (b) submitted in a timely manner.

20.3 Pending Resolution. Notwithstanding any other provision of this Contract or the other Contract Documents to the contrary, while any dispute, action or proceeding exists between Contractor and Owner, so long as Owner continues to pay all undisputed amounts hereunder (or is otherwise excused from making payment of undisputed amounts pursuant to the terms of this Agreement), Contractor shall continue to perform the Work diligently and observe its other obligations in accordance with this Contract so as to complete the Work on or before the Guaranteed Date of Substantial Completion, which agreement of Contractor shall be specifically enforceable. Notwithstanding any provision to the contrary herein or in the other Contract Documents, Contractor shall not be relieved of any of its obligations hereunder unless pursuant to (but only to the extent of) a final judgment resolving any such dispute, action or proceeding. Contractor recognizes and acknowledges that the provisions of this Section and the completion of the Work on a timely basis notwithstanding any dispute, action or proceeding are fundamental to the contractual relationship established pursuant to this Contract, shall be specifically enforceable, and that Owner would not have entered into this Contract but for Contractor’s agreement set forth herein. Contractor acknowledges that it understands and has duly considered and consulted with counsel concerning the significance of this provision.

20.4 Final Settlement of Claims. No Claim involving resolution of issues pertaining to the Guaranteed Maximum Price and/or Contract Time shall be deemed final until both parties sign a final and unconditional Change Order, or a court of competent jurisdiction makes a binding determination as described in Section 20.5 and Article 22 below. With respect to non-judicial settlements, final and unconditional Change Orders signed by both parties shall be a condition precedent to Owner’s duty to make payments or adjust the Guaranteed Maximum Price or Contract Time.

20.5 Unresolved Claims. Any Claims or disputes arising out of this Contract which are not resolved by the parties within a reasonable time, may be pursued in accordance with Article 22 hereof. Contractor shall identify in Contractor’s Applications for Progress Payment and Application for Final Payment any such Claims which remain unresolved.

ARTICLE XXI.

OWNER’S LENDERS

21.1 Owner’s Lenders. Contractor acknowledges and agrees that Owner has provided notice to Contractor, and Contractor shall before entering into any subcontract or purchase contract provide notice to every Subcontractor and Vendor, that Owner’s funds for construction of the Project, including payment of the Guaranteed Maximum Price, shall be borrowed and or derived substantially from one or more lenders providing financing for the Project from time to time (“Owner’s Lenders”), and Owner’s ability to obtain such funds shall be subject to one or more loan documents, indentures and other agreements now or hereafter entered into (collectively, the “Loan Documents”) and conditions precedent to advances thereunder. The term “Owner’s Lenders” shall also mean and include any and all trustees, intercreditor agents, disbursement agents, administrative agents, bank agents, consultants (including, without limitation, construction consultants), architects, advisors, inspectors, construction managers, auditors and engineers appointed or retained directly or indirectly by or on behalf of any of Owner’s Lenders.

21.2 Assignment and Default. Owner shall have the right to assign the Contract to any one or more of Owner’s Lenders. If an event of default by Owner has occurred under any Loan Documents relating to Owner’s Lenders, Contractor agrees that Owner’s Lenders may at anytime thereafter upon written notice to Contractor (“Lender’s Notification”), require Contractor to continue to perform Work under the Contract, and in such Lender’s Notification, Owner’s Lenders may elect either to (a) not assume any of Owner’s rights or obligations under the Contract, or (b) assume Owner’s rights and obligations arising under the Contract from and after the date of Lender’s Notification. Upon receipt of Lender’s Notification, and notwithstanding any event of default by Owner under any such Loan Documents and whether Owner’s Lenders elect clause (a) or (b), Contractor shall thereafter continue to properly perform the Work and its obligations under the Contract in accordance with the terms of the Contract, so long as Contractor continues to be paid, by either Owner or Owner’s Lenders in accordance with the terms of this Agreement, for all Work not in dispute and properly performed in accordance with the terms of the Contract from and after the date of Lender’s Notification.

21.3 Owner’s Lenders Election. Notwithstanding any provision of the Contract which may give Contractor the right to terminate the Contract or suspend or discontinue performance thereunder, Contractor agrees not to terminate the Contract or suspend or discontinue performance thereunder without first providing Owner and Owner’s Lenders with thirty (30) days prior written notice, and during such thirty (30) days Owner’s Lenders may elect whether to (a) allow Contractor to terminate the Contract, not cure any defaults of Owner and not assume any of Owner’s obligations under the Contract, (b) require Contractor to continue Contractor’s performance under the Contract (subject to payment under Section 21.2 above) but not assume any of Owner’s obligations under the Contract, or (c) assume Owner’s obligations arising under the Contract from and after the date of Owner’s Lenders’ election, and require Contractor to continue Contractor’s performance under the Contract. If Owner’s Lenders shall timely elect to proceed under either clause (b) or (c) herein, Contractor agrees not to terminate the Contract or suspend or discontinue its performance thereunder, and to continue to properly perform all Work and obligations under the Contract in accordance with the terms of the Contract and accept payment and/or performance from Owner or Owner’s Lenders, so long as Contractor continues to be paid in accordance with the terms of this Agreement for all Work not in dispute and properly performed in accordance with the terms of the Contract after Owner’s Lenders’ election under (b) or (c) above. Promptly upon request by either Owner or Owner’s Lenders, Contractor shall enter into an agreement with Owner and Owner’s Lenders incorporating the terms of this Section 21.3 and Section 21.2, along with such other matters reasonably requested by Owner’s Lenders.

21.4 Payment and Work Continuation. Notwithstanding any other provision of the Contract or otherwise, including anything in this Article 21, Owner’s Lenders shall have no obligation to reimburse or pay Contractor for (a) any Work which has been the subject of a prior advance of loan funds by Owner’s Lenders to Owner and paid to Contractor, and/or (b) any Work which is the subject of a dispute by Owner’s Lenders as to its proper quality, scope or compliance with the Contract. Owner’s Lenders shall have the benefit of all claims, defenses to payment and setoffs available to Owner under the Contract as to amounts that Contractor contends are due for Work under the Contract. Notwithstanding any terms of the Contract to the contrary, Contractor will diligently continue to perform the Work and its obligations under the Contract notwithstanding any dispute arising with Owner, Owner’s Lenders or any other person or entity, so long as Contractor continues to be paid in accordance with the terms of this Agreement for all Work properly performed by Contractor and not in dispute in accordance with the terms of the Contract and not subject to a right to withhold as provided in the Contract. Except to the extent expressly provided in Section 21.3 hereof, nothing in this Contract, or otherwise, shall cause or impose any obligation on Owner’s Lenders to fund any amounts, including any loan advance, to Contractor. Owner’s Lenders may enforce the obligations of the Contract with the same force and effect as if enforced by Owner, and may (but need not) perform the obligations of Owner (unless Owner’s Lenders elect to perform such obligations pursuant to this Article 21), and Contractor will accept any such performance in lieu of performance by Owner in satisfaction of Owner’s obligations hereunder. Subject to the foregoing limitations on assignment and delegations, all of the terms and provisions of the Contract shall be binding upon and shall inure to the benefit of the parties to this Agreement, and their respective permitted transferees, successors, assigns and legal representatives.

21.5 Payments. Owner’s Lenders shall have the right at any time and from time to time to make payment directly to Contractor and/or by joint payee check or otherwise to Contractor and any Subcontractor or Vendor, for Work performed under the Contract.

21.6 Audit Rights. Owner’s Lenders shall have and be entitled to all of the same audit and inspection rights as Owner has under Article 19 of this Agreement.

21.7 Access. Owner’s Lenders shall have and be entitled to all of the same rights to access and inspect the Site and Work, wherever located and including any unincorporated materials stored offsite, as Owner has under the Contract Documents, at reasonable times and upon reasonable notice and subject to reasonable safety precautions.

21.8 Material Changes. Contractor acknowledges and agrees that certain Changes, including, without limitation, increases in the Guaranteed Maximum Price and extensions of the Contract Time, and allocation of the Contractor Construction Contingency and Owner Contingency, may be subject to the written approval of Owner’s Lenders and Contractor agrees that no such Changes shall become effective without such approval.

21.9 General Cooperation. Contractor agrees to cooperate fully with (and cause all Subcontractors and Vendors to cooperate fully with) all such Owner’s Lenders, and Contractor agrees to (a) provide written notice to Owner’s Lenders of any Change in the Work, material Change in the manner or amounts paid to Contractor, extension or acceleration of Contract Time, or material Change in the Drawings or Specifications, (b) authorize Subcontractors and Vendors and any consultants of any tier to communicate directly with Owner’s Lenders regarding the progress of the Work, (c) provide Owner’s Lenders with reasonable working space and access to telephone, copying and telecopying equipment, (d) communicate with Owner’s Lenders and, on request, execute, provide and/or deliver as the case may be, such documents, plans, certificates, consents, invoices and instruments, and other information, as Owner’s Lenders may reasonably request with respect to the Work, the Project and/or payment of the cost thereof, (e) enter into such amendments to the Contract Documents as Owner’s Lenders may reasonably request so long as such amendments do not materially or substantially alter Contractor’s rights, duties or obligations under the Contract Documents, (f) enter into a consent to assignment in favor of Owner’s Lenders consenting to the collateral assignment of the Contract to Owner’s Lenders and such other matters as are customary in financings of major projects such as the Project and as Owner’s Lenders may reasonably request and (g) provide Owner’s Lenders with access to the Site and, subject to required safety precautions, the constructions areas, and otherwise facilitate Owner’s Lenders review of the construction of the Project. Contractor agrees to use best efforts to provide all information and documentation reasonably required by Owner’s Lenders in order for Owner’s Lenders to render approvals under this Agreement.

21.10 Deliverables for Project Approval By Owner’s Lenders. Contractor acknowledges and agrees that Owner has provided notice to Contractor (i) that the effectiveness of the Contract, including, without limitation, this Agreement, is contingent upon approval by Owner’s Lenders.

ARTICLE XXII.

DISPUTE RESOLUTION AND GOVERNING LAW

22.1 Judicial Determination. All Claims and disputes and other matters in question arising out of or relating to the Contract or the breach thereof, shall be determined by the United States District Court for the judicial district where the Site is located. If the United States District Court for the judicial district where the Site is located lacks subject matter jurisdiction, Claims shall be determined in the state trial court where the Site is located. The existence of any Claim, dispute or legal proceeding shall not relieve Contractor from its obligation to properly perform its Work as set forth in the Contract Documents. Contractor and Owner hereby expressly waive any and all rights to a trial by jury or any Claim, dispute or other matter arising in connection with this Agreement and or the Contract.

22.2 Governing Law. The Contract Documents shall be governed by, and construed in accordance with, the laws of the State of Louisiana, without regard to Louisiana’s choice of law provisions.

22.3 Non-Waiver. In resolving Claims arising out of this Agreement, it is expressly agreed that no action or failure to act by Owner, Contractor or any agent, representative, employee or officer of either of them (including Owner’s Representative or Contractor’s Representative) shall constitute a waiver of any right or duty afforded to either party in the Contract Documents. It is likewise expressly agreed that any action or failure to act by either party shall not constitute approval of or acquiescence in any breach of this Agreement, except as are specifically agreed to in writing by the parties’ corporate officers.

ARTICLE XXIII.

PROPRIETARY INFORMATION AND USE OF OWNER’S NAME

23.1 Proprietary Information. Owner considers all information (regardless of form) pertaining to the Project to be confidential and proprietary, including information which is prepared or developed by or through Contractor, Owner, Owner’s Consultants or Owner’s Contractors, unless otherwise stated to Contractor in writing. Contractor shall not, and shall not allow, suffer or permit any Subcontractors or Vendors to, disclose any such information without Owner’s prior written consent. Contractor shall obtain similar written agreements from each and every Subcontractor and Vendor as Owner may reasonably request.

23.2 Advertising and Use of Owner’s Name. Contractor shall not issue any news releases or any other advertising pertaining to the Work or the Project, including advertising its participation in the Project, without obtaining Owner’s prior written approval. Contractor hereby agrees not to use the name of Owner’s premises, or any variation thereof, or any logos used by Owner, in connection with any of Contractor’s business promotion activities or operations without Owner’s prior written approval. Contractor shall require its Subcontractors and Vendors to comply with the requirements imposed upon Contractor by this Article 23, including obtaining Owner’s prior written consent to the form and content of any promotional or advertising publications or materials which depict or refer to their respective roles in providing Work for the Project.

23.3 Use of Drawings. All plans, Drawings, Specifications and other documents furnished to Contractor, including, but not limited to, the Contract Documents, are the property of Owner and are for use solely with respect to the Work and are not to be used by Contractor or any Subcontractor, and Contractor agrees and shall cause all Subcontractors to agree not to use any of the foregoing, on any other projects or for any other purpose.

ARTICLE XXIV.

MISCELLANEOUS PROVISIONS

24.1 Assignment. Because of the special experience Contractor has represented it has and unique nature of the services to be rendered by Contractor under the Contract Documents, Contractor shall not assign or transfer its interest in the Contract or delegate its obligations thereunder, or subcontract the Work either as a whole or in the aggregate, without the prior written consent of Owner. Any purported assignment or transfer by Contractor without such consent shall be null and void. Owner may at any time and from time to time, upon notice to but without consent of Contractor, assign or transfer the Contract or delegate its obligations to an affiliate or subsidiary of Owner, or to an entity which acquires all or substantially all of Owner’s interest in the Project or all or substantially all of the assets or member interests of Owner, and/or change its name from time to time. So long as Owner’s assignee or transferee assumes in writing Owner’s obligations and liabilities under the Contract, and Owner represents in writing at the time of assignment or transfer that the assignee or transferee has at least the same financial status as Owner does at the time of the assignment or transfer, Owner shall thereafter be released from its obligations and liabilities under the Contract.

24.2 Subordination. Notwithstanding any other provision of the Contract Documents, Contractor agrees for itself and for every Subcontractor and Vendor and every other person performing any services or providing any materials relating to the Work, that any and all liens and lien rights and benefits (including enforcement rights) Contractor and any of the other parties may or do have under applicable law shall at all times be subordinate and junior to any and all liens, security interests, mortgages, deeds of trust and other encumbrances of any kind (on the Site and otherwise) in favor of any of Owner’s Lenders (“Lender Liens”), notwithstanding that Work may be or is commenced or done on, and materials may be or are furnished to, the Site prior to any Lender Liens being imposed upon or recorded against the Site or any of Owner’s assets and before expiration of the time fixed under applicable law for exercising mechanics’ and materialmen’s lien rights, and hereby renounces, to the fullest extent allowed by law, any preferential rights that Contractor and its Subcontractors and Vendors, and any other person performing any services or providing any materials relating to the Work, would otherwise have with respect to its lien rights or otherwise. Contractor shall, and Contractor shall cause every Subcontractor and Vendor at every tier, and any other person performing services or providing materials relating to the Work to, sign and deliver to Owner and Owner’s Lenders from time to time upon request by Owner or any of Owner’s Lenders (a) written and recordable acknowledgments and restatements of the provisions of this Section 24.2 and the subordination and renunciation described herein, and (b) such affidavits, certificates, releases, indemnities, waivers and instruments (and in form and content) as Owner’s or Owner’s Lender’s title insurer shall require to allow such insurer to issue such title endorsements as Owner or Owner’s Lenders require (including insuring first priority of Lender Liens). Contractor’s or any Subcontractor’s or Vendor’s, failure, or the failure of any party for whom the foregoing are responsible or liable at law or under the Contract Documents, to provide the items required in clauses (a) and (b) hereinabove upon request, or Owner’s or Owner’s Lender’s inability to obtain at any time endorsements to Owner’s Lender’s title policies (or issuance of initial title policies) insuring first priority of Lender Liens, including without limitation senior to any mechanics’ or materialmen’s lien or lien rights, shall constitute a material default and breach of the Contract Documents and failure of a condition to any payment by Owner owed to Contractor under the Contract or otherwise.

24.3 No Third-Party Beneficiaries. This Contract shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity the right to enforce any term of it or any legal or equitable right, benefit or remedy of any nature whatsoever; provided, however, that (a) each of the Owner’s Lenders shall be a third party beneficiary of the rights, benefits or remedies of Owner, and (b) each Owner Indemnitee shall be a third party beneficiary of the rights, benefits or remedies of Owner.

24.4 Enforceability. In the event that any provision in the Contract Documents or any portion thereof is determined to be invalid, unenforceable or void, the remainder of the Contract Documents shall be fully binding with the same force and effect as though the invalid, unenforceable or void provision had been omitted.

24.5 Headings. Section and other headings are not to be considered part of this Agreement, have been included solely for the convenience of the parties, and are not intended to be full or accurate descriptions of the contents.

24.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.7 Subcontractors. Contractor shall (a) procure the observance, (b) be responsible for enforcing and shall be liable for any non-compliance, and (c) shall indemnify Owner and the Owner Indemnitees against non-compliance, of the provisions of the Contract Documents, including but not limited to this Agreement, by each Subcontractor and Vendor such that Owner has the same benefits and rights specified in this Agreement in respect of any subcontracted Work.

24.8 Waiver. No modifications of the Contract shall be binding unless executed in writing by the parties to this Agreement. No waiver of any of the provisions of the Contract shall be binding unless executed in writing by the waiving party, and any such waiver shall not constitute a waiver of any other provision of the Contract, nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

24.9 Intent of the Parties. Contractor and Owner acknowledge that applicable Louisiana Statutes in certain circumstances, among others (i) regulate the process by which an owner can withhold payment(s) to a contractor or subcontractor, including the amount(s) that can be withheld, and (ii) regulate when and how an owner or a contractor can terminate a construction contract and the available remedies upon such termination. It is the express intent of the parties that Contractor completely and unconditionally waive to the full extent allowable each and all of those Louisiana Statutes that are in conflict with the provisions of this Agreement, including those with regard to the matters described in the foregoing clauses (i) and (ii). Provided, however, Owner and Contractor acknowledge that some applicable provisions of the Louisiana Statutes cannot be waived. Accordingly, to the extent the foregoing waiver by Contractor is expressly prohibited by applicable Louisiana Statutes as to certain provisions thereof, Contractor’s foregoing waiver shall not be deemed to extend to those non-waivable provisions of the Louisiana Statutes. In such circumstances, if any, where one or more provisions of this Agreement are in conflict with provisions of the Louisiana Statutes that cannot be waived, the offending portions of the provision in this Agreement shall be interpreted so as to be consistent with the non-waivable sections of the Louisiana Statutes. To the extent such interpretation renders any portions of this Agreement ineffective, it is the intent of the parties that only such offending portion shall be so deemed, and the remainder of the provision in this Agreement shall be of full force and effect.

24.10 Survival. The provisions of this Agreement, including Contractor’s covenants, representations, guaranties, releases, warranties and indemnities and the benefit thereof, shall survive as valid and enforceable obligations notwithstanding any termination, cancellation or expiration of the Contract, acceptance of the Work, Final Completion of the Work or Project, or any combination of them. Establishment of the time periods as described in Article 10 hereof relates only to the specific obligations of Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents is sought to be enforced, nor to the time within which proceedings are commenced to establish Contractor’s liability with respect to Contractor’s obligations other than specifically to correct the Work.

24.11 Independent Contractor. While Contractor is required to perform the Work in strict accordance with the Contract Documents, Contractor shall at all times be an independent contractor and responsible for and have control over all construction means, methods, techniques, sequences and procedures for constructing, coordinating and scheduling all portions of the Work to achieve the requirements of the Contract Documents. Nothing in the Contract Documents shall be deemed to imply or represent or be construed to (a) make Contractor, its supervisors, employees, its Subcontractors or Vendors of any tier the agents, representatives or employees of Owner, or (b) create any partnership, joint venture, or other association or relationship between Owner and Contractor or any Subcontractor, nor shall anything contained in the Contract Documents be deemed to give any third party any claim or right of action against Owner or Contractor which does not otherwise exist without regard to the Contract Documents. Any approval, review, inspection, supervision direction or instruction by Owner or any party on behalf of Owner, including any of Owner’s Lenders, in respect to the Work or services of Contractor shall relate to the results Owner desires to obtain from the Work, and shall in no way affect

Contractor’s independent contractor status or obligation to perform the Work in accordance with the Contract Documents.

24.12 Privileged Business. (a) Contractor acknowledges that Owner, Creative Casinos, LLC, and their subsidiaries and other affiliated companies, are now and/or will be involved in the ownership and control of Owner, and the foregoing entities own and operate businesses that are subject to and exist because of privileged licenses issued by governmental authorities (including gaming authorities with regulatory control or jurisdiction over the conduct of lawful gaming or gambling, including, without limitation, the Louisiana Gaming Control Board and the Louisiana State Police), each such governmental authority being hereinafter, referred to as “Governing Authority.” Contractor also acknowledges that Owner and its affiliates are subject to stringent and comprehensive Laws issued by each such Governing Authority. This Agreement, its terms and conditions, shall be conditioned upon approval by any applicable Governing Authority, if required. If any applicable Governing Authority requires approval of this Agreement or its terms, it is understood by and between Contractor and Owner that this approval shall be obtained prior to the performance of any part of this Agreement. Furthermore, Contractor (as well as Subcontractors and Vendors at any tier) may, at the request of Owner or any applicable Governing Authority, be required to, and Contractor agrees to and to cause Subcontractors and Vendors to, submit from time to time such information regarding its operations, businesses or ownership to Owner or the appropriate Governing Authority, as the case may be. Further, it is fully understood by and between Contractor and Owner that if Contractor, any Subcontractor and/or Vendor and/or any of the respective officers, and/or directors, and/or owners of 5% or more of any of the foregoing, and/or any of their respective key employees, and/or agents, and/or their assignee(s), and/or their transferee(s) (hereinafter collectively referred to as “Qualifiers”) is required by any applicable Governing Authority to be licensed, permitted or otherwise found suitable (hereinafter collectively referred to as “Licensure”), then Licensure shall be, and is, a condition that must be met for Owner to proceed with this Agreement. It is further understood and agreed by and between Owner and Contractor that if, at any time, either prior to or subsequent to the initiation of this Agreement, any applicable Governing Authority shall render a determination either disapproving the terms and conditions of this Agreement, and/or denying the application of any of the Qualifiers for Licensure, then such event shall be deemed a material breach of the Contract by Contractor and Owner shall have the right to terminate the Contract and/or any subcontract or purchase order, among all other remedies available to Owner and Owner shall not be deemed in default under any provision of this Agreement. If requested, Contractor also shall, and Contractor shall cause all Subcontractors and Vendors to, timely provide Owner with all such documentation and information requested to substantiate the fact that it has recent experience working in the resort casino industry and if required by an applicable Governing Authority shall timely obtain any qualification or clearance required by any Governing Authority having jurisdiction over Owner or any of the foregoing entities or subsidiary or affiliate thereof. If Contractor or any Subcontractor or Vendor fails to satisfy such requirements or if Owner or any of the foregoing entities or any other affiliated company thereof is directed to cease doing business with Contractor or any Subcontractor or Vendor then such event shall be deemed a material breach of the Contract by Contractor and Owner shall have the right to terminate the Contract and/or any subcontract or purchase order, among all other remedies available to Owner. Contractor shall not be entitled to an increase in the Guaranteed Maximum Price or an extension of the Contract Time in connection with the replacement of a Subcontractor or Vendor on the Project as the result of the termination of its subcontract or purchase order pursuant to this Section 24.12.

(b) As a holder of a privileged gaming license, Owner is required to adhere to strict laws and regulations regarding vendor and other business relationships. If at any time Owner or any applicable Governing Authority determines, at its sole discretion, that Owner’s association with Contractor or any Subcontractor or Vendor could violate any applicable statutes and regulations regarding prohibited relationships with gaming companies, or otherwise in any way adversely affect the suitability of Owner, or if Owner determines, in good faith, that it would be in its best interest to terminate its relationship with Contractor or any Subcontractors or Vendors in order to remain suitable to hold the riverboat gaming license issued by the Louisiana Gaming Control Board, Owner shall have the right to terminate this Agreement and/or any subcontract or purchase order, among all other remedies available to Owner. Contractor hereby represents and warrants to Owner that Contractor is not aware of any reason, event, or circumstance involving or relating to Contractor or any Subcontractor or Vendor, directly or indirectly, that might create a concern, or impair Owner’s suitability to hold the riverboat gaming license issued to Owner by the Louisiana Gaming Control Board.

(c) If Licensure of any of the Qualifiers is required by any applicable Governing Authority, then said Licensure shall be secured at the sole cost and expense of any of such Qualifiers and not as a Cost of the Work. Furthermore, Contractor agrees to and to cause Subcontractors and Vendors to complete and submit to Owner a Business Information Form and to undergo Owner’s background investigation process to comply with Owner’s compliance policies.

24.13 Entire Agreement. The Contract Documents set forth the full and complete understanding of the parties as of the Effective Date of this Contract and supersede any and all agreements, understandings and representations made or dated prior thereto. Unless specifically enumerated or incorporated herein, the Contract Documents do not include any other documents, any qualifications to the Guaranteed Maximum Price or Contract Time contained in Contractor’s bid or any correspondence or other proposals by either party dated prior to the Effective Date. No modifications of the Contract shall be binding unless executed in writing by the parties to this Agreement. Each and all of the Exhibits referenced in this Agreement as attached hereto are hereby expressly incorporated herein by this reference.

24.14 Rights and Remedies. Unless otherwise provided in this Contract, duties and obligations imposed by the Contract and rights and remedies available thereunder shall be in addition to and not in limitation of duties, obligations, rights and remedies otherwise imposed or available at law or in equity. In the event of the bringing of any action or suit by Contractor or Owner against the other by reason of any breach of any of the obligations, covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then in that event, and subject to any indemnities provided for or other provisions in this Agreement, the prevailing party in such action shall be entitled to have and recover of and from the other party all costs and expenses of suit including actual attorneys’ fees as directed by the court.

24.15 Further Acts and Assurances. Each party shall promptly and duly execute and deliver all such documents and assurances and take such further action as may be necessary or appropriate or reasonably requested by the other party in order to carry out more effectively the intent and purpose of this Contract and to establish and protect the rights and remedies created or intended to be created hereunder.

24.16 Expenses. Except as otherwise expressly provided herein, each party shall pay its own costs and expenses (including the fees and expenses of its own agents, representatives, advisers, counsel and accountants) necessary for the negotiation, preparation, execution, delivery, performance of and compliance with this Contract.

24.17 Press Releases. Contractor shall not, and shall require that the Subcontractors and Vendors do not, issue any press release or make any other public announcement relating to the transactions contemplated hereby or disclose the existence or content of this Contract without the prior written consent of the Owner. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, provided, however, that the foregoing provisions of this sentence shall not allow any party (or any employee, representative, or other agent thereof) to disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could result in a violation of any applicable securities Law.

24.18 Late Payments by Contractor. If Contractor shall fail to make any payment to Owner within five (5) days after the due date thereof, interest shall thereafter commence to accrue (from the original due date of payment under the applicable provision in this Agreement or as required pursuant to any proceedings instituted under Article 22) on such delinquent amount at then existing publicly announced prime rate of Bank of America, N.A. plus one percent (1%), until paid.

24.19 Construction of Agreement. Each party hereto acknowledges and agrees that (a) it has been afforded full opportunity to review and negotiate the terms and provisions of this Agreement, (b) it was represented by counsel in connection therewith, and (c) this Agreement shall be construed without the aid of any principle requiring construction against the party drafting or causing this Agreement to be drafted.

24.20 Business Days. References in this Agreement to “business days” shall mean days, other than a Saturday or Sunday, on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in Lake Charles, Louisiana.

24.21 Severability. The invalidity of any one of the covenants, agreements, conditions or provisions of the Contract Documents, or any portion thereof, shall not affect the remaining portions and the Contract Documents shall be construed as if such invalid covenant, agreement, condition or provision had not been included herein.

24.22 Mutual Waiver of Consequential Damages. Owner and Contractor hereby waive against each other Consequential Damages with regard to claims arising out of or relating to this Agreement, to the extent Consequential Damages are not covered by insurance. For purposes of this Agreement, “Consequential Damages” shall mean lost profits, lost business, loss of income, loss of business opportunities and reputation, and loss of management or employee productivity that either party may have incurred from any cause of action including negligence, strict liability, breach of contract and breach of strict or implied warranty. Nothing in this Section shall be deemed to prohibit the recovery of Liquidated Damages or damages other than Consequential Damages.

ARTICLE XXV.

NOTICES

25.1 Notice Procedures. All notices, demands, requests, instructions and other communications relating to the Contract Documents (collectively, “Notices”), shall be in writing and effective upon the earlier of actual receipt by the parties at the addresses listed below (including email receipt) (which in each case shall be followed by hard copy sent by regular mail, overnight courier or by confirmed fax as provided herein), so long as during regular business hours, or three (3) business days after being sent in hard copy, by facsimile transmission (with confirmation of receipt), so long as during regular business hours, by registered or certified mail postage prepaid, or by messenger or reputable overnight courier.

25.2 Notices To Owner. All Notices to Owner (except requests for information, Shop Drawing submittals, instructions and similar notices) shall be sufficient when sent in accordance with Section 25.1 above and addressed as follows:

Creative Casinos Louisiana, LLC

10801 West Charleston Blvd., Suite 420

Las Vegas, NV 89135

Attn: Managing Member

Email: dan@creativecasinos.com

Facsimile No. (702) 333-7001

Telephone No. (702) 333-7000

and

Creative Casinos Louisiana, LLC

Site Office

Attn: Project Executive

Facsimile: [to be provided]

Email: kirk@creativecasinos.com

Telephone: (702) 370-5651

With a copy to:

Irell & Manella LLP

Attn: Kevin McGeehan

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Email: kmcgeehan@irell.com

Telephone: (310) 203-7110

Contractor shall concurrently with delivery to Owner provide to Owner’s Lenders copies of all Notices (except requests for information, Shop Drawing submittals, instructions and similar notices) at an address or addresses to be provided, with copies to:

25.3 Notices To Contractor. All Notices to Contractor shall be sufficient when sent as set forth in Section 25.1 above and addressed as follows:

W. G. Yates & Sons Construction Company

115 Main Street

Biloxi, MS 39530

Attention: William Yates

Facsimile No: 228 374 0380

Telephone No.: 228 386 4387

25.4 Change of Address. Either party may, from time to time, designate in accordance with this Article 25 a different individual and/or address to which Notices are to be delivered.

ARTICLE XXVI.

ADDITIONAL REPRESENTATIONS AND WARRANTIES

26.1 Contractor’s Additional Representations and Warranties. Contractor represents and warrants to Owner that:

(a) it is a company duly organized and validly existing, and is current on all payments to maintain such existence, under the laws of the jurisdiction of its formation. It has all necessary power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under the agreements to which it is or is to be a party. It is duly qualified or licensed to do business in Lake Charles, Louisiana and in all jurisdictions wherein the nature of its business and operations or the character of the properties owned or leased by it makes such qualification or licensing necessary and where the failure to be so qualified or licensed would impair its ability to perform its obligations under the Agreement or would result in a material liability to or would have a material adverse effect on its financial condition, business, operations or prospects;

(b) it has all necessary power and authority to execute, deliver and perform its obligations under the Agreement, and each of the execution, delivery and performance by it of the Agreement has been duly authorized by all necessary action on its part, does not require any approval, except as has been heretofore obtained, of its governing body or any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation of it, except for such as have been duly obtained, and does not contravene or constitute a default under its organizational documents or, to the best of its knowledge, any provision of applicable Law or any agreement, judgment, injunction, order, decree or other instrument binding upon it, or subject the Work, the Project or any component part thereof or the Site or any portion thereof to any Lien other than as contemplated or permitted by the Agreement; and it is in compliance with all applicable Laws and approvals (i) which govern its ability to perform its obligations under the Agreement or (ii) the noncompliance with which would have a material adverse effect on its ability to perform its obligations under the Agreement;

(c) neither the execution and delivery by it of the Agreement, nor the consummation by it of any of the transactions contemplated hereby, requires, with respect to it, the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of any government authority, except such as are not yet required (as to which it has no reason to believe that the same will not be readily obtainable in the ordinary course of business upon due application therefore) or which have been duly obtained and are in full force and effect;

(d) it has duly and validly executed and delivered the Agreement and the Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms subject to laws applicable generally to bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the right of contracting parties generally;

(e) it has all the required skills and capacity necessary to perform or cause to be performed the Work in a proper, timely and professional manner, utilizing prudent project management and supervisory procedures, all in accordance with the high standards required by the Agreement;

(f) it has knowledge of all of the legal requirements and business practices that must be followed in performing the Work and the Work will be in conformity with such requirements and practices and in compliance with all applicable Laws (provided, however, Contractor shall not be responsible for whether the Drawings and Specifications conform to applicable Laws, except to the extent Contractor knows that any Drawing or Specification fails to comply with any such Laws and Contractor does not timely inform Owner of such failure), and applicable government approvals;

(g) it is financially solvent, able to pay its debts as they mature, and possesses sufficient working capital to complete its obligations under the Agreement. It is able to furnish the plant, tools, materials, supplies, equipment, labor and design services needed for the Work, is experienced in and competent to perform the Work, both construction and design, contemplated by this Agreement, and is qualified to do the Work;

(h) it owns or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits or rights with respect to the foregoing necessary to perform the Work and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others; and

(i) there is no action, suit or proceeding, at law or in equity, or official investigation before or by any government authority, arbitral tribunal or other body pending or, to the best of its knowledge, threatened against or affecting it or any of its properties, rights or assets, which could reasonably be expected to result in a material adverse effect on its ability to perform its obligations under the Agreement or on the validity or enforceability of the Agreement.

26.2 Contractor’s Additional Covenants. Contractor covenants to Owner that:

(a) all equipment and materials incorporated in the Project shall be free and clear of all liens and shall be new;

(b) the Work will be performed in accordance with the Contract Documents and the best practices, methods and standards followed by contractors constructing “five-star” first class luxury resorts as set forth in the Guaranteed Maximum Price Premises and Assumptions, and casinos, i.e., employing the highest standards with respect to the design, construction, operation and maintenance of facilities and equipment of the type to be incorporated into the Work, and in a good and workmanlike manner and it shall be free from defects;

(c) installation of any and all material, supplies and equipment shall be in strict accordance with manufacturers’ requirements; and

(d) it has not, and shall not in the future, and to the best of the knowledge of Contractor, the Subcontractors and Vendors have not, and Contractor shall ensure that each Subcontractor and Vendor will not, take any action, directly or indirectly, in connection with the preparation, negotiation, submission, procurement, execution or performance of any agreement, instrument or other document in any way relating to the Project or the Work that would constitute a violation of any Laws regarding business practices, bribery or corruption. Contractor shall indemnify, protect, defend and hold Owner and the Owner Indemnitees harmless from and against any and all Actions attributable to any breach of the terms and provisions of this Section 26.1.2(d) by Contractor. The provisions of this Section 26.2 shall survive the termination of this Agreement for whatever reason.

ARTICLE XXVII.

CONTRACTOR’S BUSINESS PRACTICES

27.1 Business Practices. Contractor represents, warrants and covenants to Owner as follows:

27.1.1 it has not taken and shall not take, and its parent companies, subsidiaries and affiliates and each of its and their respective officers, directors, employees, agents, representatives, owners and shareholders (collectively, the “Related Entities”) have not taken, and it shall cause its Related Entities not to take, any action, directly or indirectly, in connection with the preparation, negotiation, submission, procurement, execution or performance of any agreement, instrument or other document in any way relating to the Project or the Work that would constitute a violation of any applicable Laws of the United States of America regarding business practices, bribery or corruption;

27.1.2 it has complied and shall comply with, and its Related Entities have complied and it shall cause its Related Entities to comply with, any law or regulation under the applicable Laws of the United States that is or may be applicable to it (or any of its Related Entities) in the conduct of its business (or the business of any of its Related Entities) relating to the Project or the Work;

27.1.3 it has not made, authorized or done anything in furtherance of, and shall not make, authorize or do anything in furtherance of, and its Related Entities have not made, authorized or done anything in furtherance of, and it shall cause its Related Entities not to make, authorize or do anything in furtherance of, any payment, loan, gift of money or anything of value, or promise or offer thereof, directly or indirectly, to or for the use or benefit of:

(a) any official or employee of any government, or of any political subdivision, agency or instrumentality of any such governments, or to any political party or candidate or official thereof (each an “Official”); or

(b) any other person or entity if it knows or has reason to suspect that any part of such payment, loan, gift or thing of value will be directly or indirectly given or paid by such other person or entity for the purpose of (i) influencing an act or decision of an Official in his official capacity, (ii) inducing an Official to do or omit to do an act in violation of the lawful duty of such Official or (iii) inducing an Official to use his influence with that government to affect or influence any act or decision;

27.1.4 it has not taken and shall not take, and its Related Entities have not taken and it shall cause its Related Entities not to take, any action in relation to the Project that would subject it (or its Related Entities) to liability or penalty under any and all applicable Laws, and it shall not take, and shall cause its Related Entities not to take, any action that would subject Owner or Contractor (or their respective Related Entities) to liability or penalty under any and all applicable Laws relating to the issuance of privileged business licenses or that would result in the revocation of any privileged business license held by Owner (or its Related Entities);

27.1.5 it has ensured and shall ensure, and its Related Entities have ensured and it shall cause its Related Entities to ensure, that all invoices, financial settlements, reports and billings in respect of the Work reflect properly the facts about all activities and transactions the subject thereof; and

27.1.6 it has notified and shall notify Owner promptly upon the discovery of any non-compliance with the foregoing.

Contractor agrees to indemnify Owner from and against all Actions that arise as a result of Contractor’s breach of the foregoing provisions.

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IN WITNESS WHEREOF, the parties hereby execute this Agreement by signature of their respective duly authorized representatives as of the Effective Date hereof.

OWNER:				CONTRACTOR:

CREATIVE CASINOS LOUISANA, LLC,				W.G. YATES & SONS CONSTRUCTION COMPANY,
a Delaware limited liability company,				a Mississippi corporation

By:	Creative Casinos, LLC,			By:	/s/ Chet Nadolski
	its sole member			Name:	Chet Nadolski
				Its:	Senior Vice President

	By:	/s/ Daniel R. Lee
		Name:	Daniel R. Lee
		Title:	Managing Member

EXHIBITS

A.	Site Legal Description

B.	Project Schedule (with Interim Milestones)

C.	Contractor’s Personnel

D.	Contractor’s Equipment List

E.	Anticipated Cost Report

F.	Contractor’s Work and Guaranteed Maximum Price Breakdown

G.	Guaranteed Maximum Price Premises and Assumptions

H.	Technical Studies and Reports

I.	Permits and Entitlements

J.	OCIP Manual (to be attached prior to the Date of Commencement)

K.	Conditional Progress Payment Lien Waiver

L.	Unconditional Progress Payment Lien Waiver

M.	Conditional Final Lien Waiver

N.	Unconditional Final Lien Waiver

O.	Contractor’s Advance Certificate

P.	Contractor’s Final Completion Certificate

Q.	Change Proposal Form

R.	PCO Log Form

S.	Construction Change Directive

EXHIBIT A

LEGAL DESCRIPTION

THAT CERTAIN TRACT OR PARCEL OF LAND LYING IN LOTS SEVEN (7), EIGHT (8), AND TWELVE (12) OF SECTION TEN (10) AND LOTS SIX (6), ELEVEN (II), TWELVE (12), THIRTEEN (13) AND FOURTEEN (14) OF SECTION ELEVEN (11), AND LOT ONE (1) THE LOUISA HUNTINGTON PARTITION IN SECTION FIFTEEN (15), ALL IN TOWNSHIP TEN (10) SOUTH, RANGE NINE (9) WEST, CALCASIEU PARISH, LOUISIANA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS TO-WIT:

COMMENCING AT THE SOUTHWEST CORNER OF THE BARTHELEMEW LEBLEU CLAIM OF IRREGULAR SECTION THIRTY-EIGHT (38), TOWNSHIP TEN (10) SOUTH, RANGE NINE (9) WEST, CALCASIEU PARISH, LOUISIANA;

THENCE NORTH 22° 21’ 49” EAST, ALONG THE WEST LINE OF SAID BARTHELEMEW LEBLEU CLAIM OF IRREGULAR SECTION THIRTY-EIGHT (38), FOR A DISTANCE OF 254.60 FEET TO THE INTERSECTION WITH THE SOUTH LINE OF SECTION ELEVEN (II), TOWNSHIP 10 SOUTH, RANGE 9 WEST, CALCASIEU PARISH, LOUISIANA;

THENCE NORTH 89° II’ 50” WEST, ALONG SAID SOUTH LINE OF SECTION ELEVEN (II), FOR A DISTANCE OF 263.29 FEET TO THE SOUTHWEST CORNER OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER (SE/4-SEl4) OF SAID SECTION ELEVEN (II), THE POINT OF BEGINNING OF HEREIN DESCRIBED TRACT;

THENCE NORTH 89° II’ 50” WEST, ALONG SAID SOUTH LINE OF SECTION ELEVEN (I I), FOR A DISTANCE OF 1854.88 FEET;

THENCE SOUTH 42° 22’ 12” WEST, FOR A DISTANCE OF 143.71 FEET;

THENCE SOUTH 00° 48’ 10” WEST, FOR A DISTANCE OF 440.93 FEET;

THENCE SOUTH 46° 42’ 25” EAST, FOR A DISTANCE OF 81.37 FEET;

THENCE NORTH 85° 47’ 00” EAST, FOR A DISTANCE OF 1231.30 FEET;

THENCE SOUTH 37° 53’ 04” EAST, FOR A DISTANCE OF 44.07 FEET TO THE NORTH RIGHT-OF-WAY LINE OF 1-210 BYPASS;

THENCE SOUTH 79° 33’ 48” WEST, ALONG THE NORTH RIGHT-OF-WAY LINE OF SAID 1-210 BYPASS, FOR A DISTANCE OF 30.14 FEET;

THENCE SOUTH 85° 53’ 24” WEST, ALONG THE NORTH RIGHT-OF-WAY LINE OF SAID 1-210 BYPASS, FOR A DISTANCE OF 677.86 FEET TO THE WEST LINE OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER (NW/4-NE/4) OF THE AFORESAID SECTION FOURTEEN (14);

THENCE SOUTH 85° 44’ 18” WEST, ALONG THE NORTH RIGHT-OF-WAY LINE OF SAID 1-210 BYPASS, FOR A DISTANCE OF 1342.70 FEET TO THE WEST LINE OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER (NE/4-NW/4) OF SAID SECTION FOURTEEN (14);

EXHIBIT A

LEGAL DESCRIPTION

THENCE NORTH 00° 51’ 36” EAST, ALONG THE WEST LINE OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER (NE/4-NW/4) OF SAID SECTION FOURTEEN (14), FOR A DISTANCE OF 39.89 FEET;

THENCE NORTH 85° 47’ 00” EAST, FOR A DISTANCE OF 550.33 FEET;

THENCE NORTH 43° 17’ 35” EAST, FOR A DISTANCE OF 88.83 FEET;

THENCE NORTH 00° 48’ 10” EAST, FOR A DISTANCE OF 451.62 FEET;

THENCE NORTH 43° 26’ 49” WEST, FOR A DISTANCE OF 150.13 FEET TO THE NORTH LINE OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER (NE/4-NW/4) OF SECTION FOURTEEN (14);

THENCE NORTH 89° 11’ 50” WEST, ALONG SAID NORTH LINE OF SECTION FOURTEEN (14), FOR A DISTANCE OF 840.80 FEET;

THENCE SOUTH 77° 42’ 19” WEST, FOR A DISTANCE OF 109.87 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 579.00 FEET AND A CENTRAL ANGLE OF 13° 05’ 33”;

THENCE SOUTHWESTERLY, ALONG SAID CURVE TO THE RIGHT, FOR AN ARC LENGTH DISTANCE OF 132.30 FEET TO THE POINT OF TANGENT OF SAID CURVE;

THENCE NORTH 89° 12’ 07” WEST, FOR A DISTANCE OF 328.63 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE LEFT, HAVING A RADIUS OF 499.00 FEET AND A CENTRAL ANGLE OF 73° 27’ 02”;

THENCE SOUTHERLY, ALONG SAID CURVE TO THE LEFT, FOR AN ARC LENGTH DISTANCE OF 639.70 FEET TO THE POINT OF TANGENT OF SAID CURVE;

THENCE SOUTH 17° 20’ 50” WEST, FOR A DISTANCE OF 235.96 FEET TO THE NORTH TO BANK OF CLINE CANAL, SAID POINT BEING THE POINT OF CURVATURE OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 275.36 FEET AND A CENTRAL ANGLE OF 16° 16’ 23”;

THENCE SOUTHERLY, ALONG SAID CURVE TO THE LEFT, FOR AN ARC LENGTH DISTANCE OF 78.21 FEET TO THE SOUTH TOP BANK OF SAID CLINE CANAL;

THENCE, MEANDERING ALONG SAID SOUTH TOP BANK OF CLINE CANAL, IN A GENERAL DIRECTION OF NORTH 68° 55’ 53” WEST, FOR A DISTANCE OF 57.44 FEET;

THENCE, MEANDERING ALONG SAID SOUTH TOP BANK OF CLINE CANAL, IN A GENERAL DIRECTION OF NORTII 75· 51’28” WEST, FOR A DISTANCE OF 100.00 FEET;

EXHIBIT A

LEGAL DESCRIPTION

THENCE, MEANDERING ALONG SAID SOUTH TOP BANK OF CLINE CANAL, IN A GENERAL DIRECTION OF NORTH 74° 59’ 31” WEST, FORA DISTANCE OF 136.15 FEET;

THENCE, MEANDERING ALONG SAID SOUTH TOP BANK OF CLINE CANAL, IN A GENERAL DIRECTION OF SOUTH 89° 05’ 22” WEST, FOR A DISTANCE OF 100.68 FEET;

THENCE, MEANDERING ALONG SAID SOUTH TOP BANK OF CLINE CANAL, IN A GENERAL DIRECTION OF NORTH 89° 46’ 43” WEST, FOR A DISTANCE OF 100.45 FEET;

THENCE, MEANDERING ALONG SAID SOUTH TOP BANK OF CLINE CANAL, IN A GENERAL DIRECTION OF NORTH 86° 55’ 48” WEST, FOR A DISTANCE OF 100.05 FEET;

THENCE, MEANDERING ALONG SAID SOUTH TOP BANK OF CLINE CANAL, IN A GENERAL DIRECTION OF NORTH 89° 55’ 13” WEST, FOR A DISTANCE OF 52.96 FEET TO A SOUTHERLY EXTENSION OF THE EAST TOP BANK OF PRIEN LAKE (INDIAN BAY);

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 03° 29’ 18” EAST, FOR A DISTANCE OF 129.59 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 04° 01’ 19” EAST, FORA DISTANCE OF 74.22 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 31 ° 03’ 22” EAST, FOR A DISTANCE OF 85.27 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 03° 52’ 13” EAST, FORA DISTANCE OF 118.92 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 12° 54’ 27” WEST, FOR A DISTANCE OF 127.06 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 05° 01’ 54” WEST, FOR A DISTANCE OF 97.66 FEET TO THE SOUTH LINE OF THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER (SE/4-SE/4) OF SECTION 10;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 15° 16’ 19” WEST, FOR A DISTANCE OF 232.70 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 41° 39’ 13” WEST, FOR A DISTANCE OF 191.16 FEET;

EXHIBIT A

LEGAL DESCRIPTION

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF SOUTH 85° 11’ 32” WEST, FOR A DISTANCE OF 146.47 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 54° 10’ 25” WEST, FOR A DISTANCE OF 132.88 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 76° 28’ 49” WEST, FOR A DISTANCE OF 129.72 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 77° 13’ 10” WEST, FORA DISTANCE OF 174.64 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 63° 46’ 57” WEST, FOR A DISTANCE OF 305.36 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 40° 34’ 09” WEST, FOR A DISTANCE OF 96.42 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 03° 28’ 51” WEST, FOR A DISTANCE OF 290.97 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 06° 59’ 15” EAST, FOR A DISTANCE OF 112.51 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 08° 47’ 22” WEST, FOR A DISTANCE OF 221.13 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 17° 45’ 50” WEST, FOR A DISTANCE OF 593.36 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 12° 16’ 05” WEST, FOR A DISTANCE OF 113.24 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 05° 02’ 58” WEST, FOR A DISTANCE OF 89.12 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 18° 50’ 30” EAST, FORA DISTANCE OF 202.61 FEET;

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE, IN A GENERAL DIRECTION OF NORTH 33° 07’ 57” EAST, FOR A DISTANCE OF 60.41 FEET;

EXHIBIT A

LEGAL DESCRIPTION

THENCE MEANDERING ALONG SAID EAST TOP BANK OF PRIEN LAKE (INDIAN BAY), IN A GENERAL DIRECTION OF NORTH 64° 16’ 28” EAST, FOR A DISTANCE OF 32.94 FEET TO THE LEFT DESCENDING BANK OF THE CALCASIEU RIVER;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 78° I5’ 35” EAST, FOR A DISTANCE OF 252.96 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF SOUTH 86° 03’ 11” EAST, FOR A DISTANCE OF 308.38 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF SOUTH 81° 13’ 23” EAST, FOR A DISTANCE OF 229.29 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF SOUTH 87° 22’ 02” EAST, FOR A DISTANCE OF 531.89 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 86° 57’ 14” EAST, FOR A DISTANCE OF 396.48 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 76° 32’ 48” EAST, FOR A DISTANCE OF 229.26 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 82° 03’ 53” EAST, FOR A DISTANCE OF 103.18 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 77° 14’ 13” EAST, FOR A DISTANCE OF 357.96 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 75° 10’ 07” EAST, FOR A DISTANCE OF 195.09 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 64° 43’ 40” EAST, FOR A DISTANCE OF 401 .76 FEET;

THENCE MEANDERING ALONG SAID LEFT DESCENDING BANK OF THE CALCASIEU RIVER, IN A GENERAL DIRECTION OF NORTH 63° 49’ 10” EAST, FOR A DISTANCE OF 375.23 FEET TO A POINT LYING 105.00 FEET PERPENDICULAR TO THE ORIGINAL WEST BOUNDARY LINE OF L’AUBERGE DU LAC HOTEL AND CASINO;

THENCE SOUTH 49° 09’ 02” EAST, PARALLEL WITH AND 105.00 FEET WESTERLY OF SAID ORIGINAL WEST BOUNDARY LINE OF L’AUBERGE DU LAC HOTEL AND CASINO, FOR A DISTANCE OF 723.86 FEET;

EXHIBIT A

LEGAL DESCRIPTION

THENCE SOUTH 58° 02’ 36” WEST, FOR A DISTANCE OF 280.83 FEET;

THENCE SOUTH 25° 46’ 57” EAST, FOR A DISTANCE Of 378.51 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE LEFT HAVING A RADIUS OF 200.00 FEET AND A CENTRAL ANGLE OF 50° 14’ 07”;

THENCE SOUTHEASTERLY, ALONG SAID CURVE TO THE LEFT, FOR AN ARC LENGTH DISTANCE OF 175.35 FEET TO THE POINT OF TANGENT OF SAID CURVE;

THENCE SOUTH 75° 40’ 37” EAST, FOR A DISTANCE OF 212.74 FEET TO THE AFORESAID ORIGINAL WEST BOUNDARY LINE OF L’AUBERGE DU LAC HOTEL AND CASINO;

THENCE SOUTH 89° 11’ 50” EAST, ALONG SAID ORIGINAL BOUNDARY LINE OF L’AUBERGE DU LAC HOTEL AND CASINO, FOR A DISTANCE OF 200.00 FEET;

THENCE SOUTH 00° 53’ 19” WEST, ALONG SAID ORIGINAL WEST BOUNDARY LINE OF L’AUBERGE DU LAC HOTEL AND CASINO, FOR A DISTANCE OF 1671.72 FEET TO A POINT LYING 120.00 FEET NORTH OF THE SOUTH LINE OF THE AFOREMENTIONED SECTION ELEVEN (11);

THENCE SOUTH 89° 11 ‘50” EAST, 120.00 FEET NORTH OF AND PARALLEL WITH SAID SOUTH LINE OF SECTION ELEVEN (11), FOR A DISTANCE OF 1735.47 FEET TO THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER (SW/4-SE/4) OF SAID SECTION ELEVEN (11);

THENCE SOUTH 00° 46’ 32” WEST, ALONG SAID EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER (SW/4-SE/4) OF SAID SECTION ELEVEN (11), FOR A DISTANCE OF 120.00 FEET TO THE POINT OF BEGINNING.

HEREIN DESCRIBED TRACT CONTAINING 242.800 ACRES, MORE OR LESS.

Exhibit B
Mojito Pointe
Lake Charles, Louisiana
Activity ID Activity Name Original Duration Start
Total 1085 5-1-11 A 4-19-14
Preconstruction Phase I 61 5-1-11 A 6-30-11 A
Preconstruction Phase II 123 7-1-11 A 7-23-12
Design Deliverables 670 9-2-11 A 5-1-13
670 9-2-11 A 5-1-13
670 9-2-11 A 5-1-13
670 9-2-11 A 5-1-13
5000 Barge basin construction drawings complete 0 9-2-11 A
5001 Pile design complete with approx. count 0 9-2-11 A
5002 Site Access construction drawings complete 0 9-15-11 A
5023 Temporary Electrical package for site and General Construction due 0 8-1-12*
5003 Civil/Utilities site construction access to porte co 0 8-3-12*
5024 Rebar foundation drawings for Hotel due 0 8-6-12*
5005 Revised Barge Basin construction drawings due 0 8-13-12*
5006 Barge Pre-Cast and Keel slab ready for bid 0 8-17-12*
5004 Foundation construction drawings due all areas 0 8-19-12*
5007 MEP Major Equipment Procurement Specifications due 0 8-19-12*
5025 Laundry Equipment due to include structural and MEP rough in 0 8-30-12*
5012 MEPdesign Development drawings ready for bid 0 9-1-12*
5008 Structure through the first elevated floor(podium) 0 9-1-12*
5026 Hotel Structure due all floors 0 9-13-12*
5010 Revised Barge construction drawings due 0 9-17-12*
Ameristar Casino
Revised 7/20/12 Start Date
Finish 2013 2014
l A S O N D J F M A M J Jul A S O N D J F M A M
Actual Work Critical Remaining Work Page 1 of 11 Preconstruction Draft
Remaining Work Milestone YATES CONSTRUCTION
4-11-12 Data Date7-20-12

Activity ID Activity Name Original Duration Start Finish
5011 Remaining Structural construction drawings due all areas 0 10-2-12*
5009 Steel “Mill Order” Drawings/Specifications due 0 10-2-12*
5013 Remaining Civil/Utilities All Areas due 0 10-2-12
5027 Golf Course Rough shaping and drainage due 0 10-15-12*
5014 Bridge/210 access roads due 0 11-1-12*
5015 Ancillary Buildings foundations and structure due 0 11-1-12*
5028 Conveying systems elevators/escalators due 0 11-1-12*
5016 Exterior cladding/finishes(Casino, Low rise, BOH, 0 11-16-12*
5017 Hotel tower Interior Framing and Drywall package 0 11-16-12*
5029 Expansion Joint Covers due 0 11-16-12*
5031 Hollow metal frames package due 0 11-16-12*
5030 Low rise interior framing and drywall package due 0 12-1-12*
5018 Golf Course Design due 0 1-2-13*
5019 Ancillary Buildings due 0 1-2-13*
5032 Ornamental metal fabrication package due 0 1-2-13*
5033 Food Service Equipment 0 1-16-13*
5020 Exterior cladding/Finishes for Spa & Suites due 0 1-17-13*
5021 Architectural/Interior construction drawings due 0 2-1-13*
5034 Doors and Hardware due 0 2-1-13*
5035 Theatrical rigging due 0 2-18-13*
5036 Low Voltage Design(conduit, boxes, and main gea 0 3-1-13*
5022 Interior Design/Finish Drawings due 0 4-2-13*
5037 Landscape design 0 5-1-13*
Procurement 394 12-1-11 A 4-16-13
394 12-1-11 A 4-16-13
2013 2014
l A S O N D J F M A M J Jul A S O N D J F M A M
Actual Work Critical Remaining Work Page 2 of 11 Preconstruction Draft
Remaining Work Milestone YATES CONSTRUCTION
4-11-12 Data Date7-20-12

Activity ID Activity Name Original Duration Start Finish
394 12-1-11 A 4-16-13
Barge Procurement 74 7-20-12 10-1-12
0299 Negotiations with precast suppliers 10 7-20-12 7-29-12
0297 Precast shop Drawings for approval 20 7-30-12 8-18-12
0298 Shop drawings approved 10 8-19-12 8-28-12
0300 Manufacture forms/setup/procurement 20 8-29-12 9-17-12
0301 Casting and cure time 14 9-18-12 10-1-12
0302 Deliveries to site to begin 0 10-1-12
Concrete Basin Package 2 8-14-12 8-15-12
0304A Basin construction bid packages RE-issued (assumes Change order for redesign) 0 8-14-12
0305 Change order awarded 2 8-14-12 8-15-12
Precast-Pilings 249 12-1-11 A 11-22-12
0265 Shop Drawing for Pilings 7 12-1-11 A 12-30-11
0266 Shop Drawing Approval Pilings 10 7-20-12 7-29-12
0267 Piling Fabrication Cure time 90 8-4-12 11-1-12
0268 Piling Deliveries 90 8-25-12 11-22-12
Structural Steel 125 10-3-12 2-4-13
0236 Steel ‘Mill Order” reserve tonnage 0 10-3-12
0237 Shop Drawing for Structural Steel 60 10-3-12 12-1-12
0238 Shop Drawing Approval Structural Steel 60 10-18-12 12-16-12
0239 Structural Steel Fabrication 90 11-7-12 2-4-13
0240 Structural Steel Deliveries 60 12-7-12 2-4-13
Elevators 250 7-20-12 3-26-13
0269 Shop Drawing for Elevators/Escalators 60 7-20-12 9-17-12
0270 Shop Drawing Approval Elevators/Escalators 60 8-19-12 10-17-12
0271 Elevator Fabrication 150 10-18-12 3-16-13
0272 Elevator Deliveries 60 1-26-13 3-26-13
Electrical Panels/Switchgear 215 9-2-12 4-4-13
0273 Shop Drawing for Switchgear/Panels 60 9-2-12 10-31-12
0274 Shop Drawing Approval Switchgear/Panels 60 9-17-12 11-15-12
0275 Switchgear/Panels Fabrication 90 11-6-12 2-3-13
0276 switchgear/Panel Deliveries 60 2-4-13 4-4-13
Chillers/AHU/Fan Coils 240 8-20-12 4-16-13
2013 2014
l A S O N D J F M A M J Jul A S O N D J F M A M
Actual Work Critical Remaining Work Page 3 of 11 Preconstruction Draft
Remaining Work Milestone YATES CONSTRUCTION
4-11-12 Data Date7-20-12

Activity ID Activity Name Original Duration Start Finish
0277 Shop Drawing for Mechanical Equipment 60 8-20-12 10-18-12
0278 Shop Drawing Approval Mechanical Equipment 60 9-19-12 11-17-12
0279 Mechanical Equipment Fabrication 90 11-18-12 2-15-13
0280 Mechanical Equipment Deliveries 60 2-16-13 4-16-13
Reinforcing steel/Embeds 115 8-14-12 12-6-12
0281 Shop Drawing for Reinforcing Steel 60 8-14-12 10-12-12
0282 Shop Drawing Approval Reinforcing Steel 60 8-24-12 10-22-12
0283 Reinforcing Steel Fabrication 90 9-8-12 12-6-12
0284 Reinforcing Steel Deliveries 60 9-23-12 11-21-12
Administrative 48 7-20-12 9-5-12
SITE WORK 48 7-20-12 9-5-12
48 7-20-12 9-5-12
48 7-20-12 9-5-12
0121 Stormwater permits 7 7-20-12 7-26-12
0122 Sitework permits 7 7-20-12 7-26-12
0303 Foundation permits 30 7-20-12 8-18-12
0306 Mobilize Office trailers set up Offices 20 8-7-12 8-26-12
0310 Employees parking areas 30 8-7-12 9-5-12
0311 Security measures/Guard houses in place 15 8-7-12 8-21-12
0307 Employee Badging 15 8-12-12 8-26-12
Construction 632 7-26-12 4-19-14
SITE WORK 530 7-26-12 1-7-14
530 7-26-12 1-7-14
530 7-26-12 1-7-14
0312 Site Access road Contractor mobilization 2 7-26-12 7-30-12
0313 Site Access road layout 3 7-26-12 7-31-12
0314 Clear and grubb roadway station 100+32 to 112+00 7 7-27-12 8-7-12
0316 Grade for Temporary road beside entrance road 3 8-1-12 8-6-12
0319 Set up staging area for sand 2 8-3-12 8-7-12
0315 Silt Fence along property line/entrance road 8 8-7-12 8-17-12
0317 Install storm drain piping and catch basins 8 8-7-12 8-17-12
2013 2014
l A S O N D J F M A M J Jul A S O N D J F M A M
Actual Work Critical Remaining Work Page 4 of 11 Preconstruction Draft
Remaining Work Milestone YATES CONSTRUCTION
4-11-12 Data Date7-20-12

Activity ID Activity Name Original Duration Start Finish
0318 Undercut road from Station 100+32 to 111+46 3 8-7-12 8-10-12
0321 Clear and grubb remainder of roadway and site 21 8-7-12 9-5-12
0322 Stockpilling imported sand for road 26 8-7-12 9-12-12
0320 Import structural fill for roadway section 5 8-10-12 8-17-12
0323 Filter cloth/grid installation /4” sock pipe 18 8-10-12 9-5-12
0324 Install Sand Embankment 23 8-10-12 9-12-12
0325 Soil Cement 21 8-17-12 9-17-12
0326 Stone roadway 16 8-23-12 9-14-12
0327 Asphalt initial section from 110+32 to 111+46 2 8-23-12 8-27-12
0295 Test pile (pile capacity verification only) 10 9-7-12 9-16-12
0226 Initial Site utilities 120 9-15-12 1-12-13
0163 Roadways/Bridges 360 1-13-13 1-7-14
CASINO BASIN/BARGE 488 8-16-12 12-16-13
488 8-16-12 12-16-13
488 8-16-12 12-16-13
0144 Preliminary excavation for barge basin 20 8-16-12 9-4-12
0328 Drive piles for Basin 28 9-17-12 10-14-12
0149 Water Level Control Systems complete 45 4-21-13 6-4-13
0148 Marina 120 8-19-13 12-16-13
Basin sequence 1 23 10-1-12 10-23-12
23 10-1-12 10-23-12
0145 Form Basin Slab Section 1 20 10-1-12 10-20-12
0329 Reinforcing steel basin slab section 1 20 10-3-12 10-22-12
0330 Pour Basin Slab section 1 1 10-23-12 10-23-12
Basin Sequence 2 23 10-15-12 11-6-12
23 10-15-12 11-6-12
0331 Form Basin Slab Section 2 20 10-15-12 11-3-12
0332 Reinforcing steel basin slab section 2 20 10-17-12 11-5-12
0333 Pour Basin Slab section 2 1 11-6-12 11-6-12
Basin Sequence 3 23 11-7-12 11-29-12
23 11-7-12 11-29-12
0334 Form Basin Slab Section 3 20 11-7-12 11-26-12
0335 Reinforcing steel basin slab section 3 20 11-9-12 11-28-12
2013 2014
l A S O N D J F M A M J Jul A S O N D J F M A M
Actual Work Critical Remaining Work Page 5 of 11 Preconstruction Draft
Remaining Work Milestone YATES CONSTRUCTION
4-11-12 Data Date7-20-12

Activity ID Activity Name Original Duration Start Finish
0336 Pour Basin Slab section 3 1 11-29-12 11-29-12
Basin Walls Sequence 1 23 10-24-12 11-15-12
23 10-24-12 11-15-12
0337 Form basin walls section 1 20 10-24-12 11-12-12
0338 Reinforcing basin walls section 1 20 10-24-12 11-12-12
0339 Pour basin walls section 1 3 11-13-12 11-15-12
Basin Walls Sequence 2 23 11-7-12 11-29-12
23 11-7-12 11-29-12
0340 Form basin walls section 2 20 11-7-12 11-26-12
0341 Reinforcing basin walls section 2 20 11-7-12 11-26-12
0342 Pour basin walls section 2 3 11-27-12 11-29-12
Basin Walls Sequence3 23 11-30-12 12-22-12
23 11-30-12 12-22-12
0343 Form basin walls section 3 20 11-30-12 12-19-12
0344 Reinforcing basin walls section 3 20 11-30-12 12-19-12
0345 Pour basin walls section 3 3 12-20-12 12-22-12
Basin Walls Sequence 4 242 12-20-12 8-18-13
242 12-20-12 8-18-13
0377 Form basin walls section 4 20 12-20-12 1-8-13
0378 Reinforcing basin walls section 4 20 12-20-12 1-8-13
0379 Pour basin walls section 4 3 1-9-13 1-11-13
0147 Complete concrete walls/Cap/Walkways river side 150 3-22-13 8-18-13
Barge Sequence 1 67 11-7-12 1-12-13
67 11-7-12 1-12-13
0346 Bond Breaker/Layout Keel Slab 3 11-7-12 11-9-12
0349 Rebar /Embeds in Keel 24 11-10-12 12-3-12
0350 Erect precast 18 11-22-12 12-9-12
0351 Billge/Ballast Piping 10 12-4-12 12-13-12
0352 Electrical Rough in 10 12-4-12 12-13-12
0353 Rebar/Form Pillasters 18 12-6-12 12-23-12
0354 Pour Finish Keel Slab/Pilasters 5 12-24-12 12-28-12
0355 Install Metal Decking 10 12-29-12 1-7-13
0356 Rebar on Metal Deck 10 12-31-12 1-9-13
0357 Pour/Finish Deck 3 1-10-13 1-12-13
Barge Sequence 2 68 11-30-12 2-5-13
68 11-30-12 2-5-13
2013 2014
l A S O N D J F M A M J Jul A S O N D J F M A M
Actual Work Critical Remaining Work Page 6 of 11 Preconstruction Draft
Remaining Work Milestone YATES CONSTRUCTION
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Activity ID Activity Name Original Duration Start Finish
0358 Bond Breaker/Layout Keel Slab 3 11-30-12 12-2-12
0359 Rebar /Embeds in Keel 24 12-4-12 12-27-12
0360 Erect precast 18 12-16-12 1-2-13
0361 Billge/Ballast Piping 10 12-28-12 1-6-13
0362 Electrical Rough in 10 12-28-12 1-6-13
0363 Rebar/Form Pillasters 18 12-30-12 1-16-13
0364 Pour Finish Keel Slab/Pilasters 5 1-17-13 1-21-13
0365 Install Metal Decking 10 1-22-13 1-31-13
0366 Rebar on Metal Deck 10 1-24-13 2-2-13
0367 Pour/Finish Deck 3 2-3-13 2-5-13
Barge Sequence3 89 12-3-12 3-1-13
89 12-3-12 3-1-13
0347 Bond Breaker/Layout Keel Slab 3 12-3-12 12-5-12
0368 Rebar /Embeds in Keel 24 12-28-12 1-20-13
0369 Erect precast 18 1-9-13 1-26-13
0370 Billge/Ballast Piping 10 1-21-13 1-30-13
0371 Electrical Rough in 10 1-21-13 1-30-13
0372 Rebar/Form Pillasters 18 1-23-13 2-9-13
0373 Pour Finish Keel Slab/Pilasters 5 2-10-13 2-14-13
0374 Install Metal Decking 10 2-15-13 2-24-13
0375 Rebar on Metal Deck 10 2-17-13 2-26-13
0376 Pour/Finish Deck 3 2-27-13 3-1-13
CASINO 438 2-6-13 4-19-14
438 2-6-13 4-19-14
438 2-6-13 4-19-14
0241 Preliminary steel superstructure erection on Barge 25 2-6-13 3-2-13
0151 Float barges in basin 20 3-2-13 3-21-13
0152 Erect remaining barge superstructure(33% 70 3-22-13 5-30-13 complete before floating)
0153 Barge exterior cladding/finishes/roofing 90 5-9-13 8-6-13
0154 MEP rough ins 120 5-29-13 9-25-13
0157 Interior Framing 90 5-29-13 8-26-13
0172 Wiremold Floor installation/Topping slab 45 7-13-13 8-26-13
0158 Drywall 60 8-7-13 10-5-13
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Activity ID Activity Name Original Duration Start Finish
0155 Ceilings 90 8-12-13 11-9-13
0156 Kitchen Equipment 90 9-26-13 12-24-13
0159 Millwork 90 10-6-13 1-3-14
0160 Tile 60 11-20-13 1-18-14
0161 Remaining interior finishes/theming 120 12-5-13 4-3-14
0162 Carpet 30 3-5-14 4-3-14
0164 Slot Bases 30 3-20-14 4-18-14
0165 Clean/Punch 15 3-20-14 4-3-14
0166 install slots/gaming equipment/FFE 30 3-20-14 4-18-14
0167 TCO/Training/ Turnover facility 20 3-31-14 4-19-14
HOTEL 565 9-17-12 4-4-14
565 9-17-12 4-4-14
565 9-17-12 4-4-14
0168 Piling for Hotel (Basin side 1st) 48 9-17-12 11-3-12
0169 Pile caps 48 9-27-12 11-13-12
0170 Podium Deck 30 10-22-12 11-20-12
0171 Second level structure complete 30 11-6-12 12-5-12
0173 Third level structure complete 20 12-6-12 12-25-12
0174 Fourth level structure complete 20 12-26-12 1-14-13
0183 Exterior Cladding/Finishes 320 12-26-12 11-10-13
0175 Fifth level structure complete 20 1-15-13 2-3-13
0176 Sixth level structure complete 20 2-4-13 2-23-13
0177 Seventh level structure complete 20 2-24-13 3-15-13
0178 Eigth level structure complete 20 3-16-13 4-4-13
0179 Ninth level structure complete 20 4-5-13 4-24-13
0184 Interior Rough In/Finishes/Fit out 340 4-5-13 3-10-14
0180 Tenth level structure complete 20 4-25-13 5-14-13
0220 Eleventh level structure complete 20 5-15-13 6-3-13
0234 twelveth level structure complete 20 6-4-13 6-23-13
0235 Thirteenth level structure complete 20 6-24-13 7-13-13
0181 Roof structure complete 20 7-14-13 8-2-13
0182 Roofing 60 8-3-13 10-1-13
0291 VIP pool and deck 60 10-2-13 11-30-13
0185 Clean/Punch 30 2-9-14 3-10-14
0186 FFE installation 45 2-9-14 3-25-14
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Activity ID Activity Name Original Duration Start Finish
0187 TCO/Training/Turnover facility 30 3-6-14 4-4-14
ENTERTAINMENT/BOH/CENTRAL PLANT 499 10-15-12 2-25-14
499 10-15-12 2-25-14
499 10-15-12 2-25-14
0188 Site Preparation 20 10-15-12 11-3-12
0189 Piling 28 11-4-12 12-1-12
0190 Pile caps 28 11-14-12 12-11-12
0191 Slab on grade 45 11-28-12 1-11-13
0192 Structural Steel Erection 70 1-12-13 3-22-13
0194 Exterior Cladding/ Finishes 150 2-16-13 7-15-13
0196 Roofing 60 3-23-13 5-21-13
0193 Set Mechanical Equipment 20 4-17-13 5-6-13
0195 Central Plant operational 60 5-7-13 7-5-13
0197 Interior Rough In/ Finishes/Fit out 270 5-22-13 2-15-14
0198 Kitchen Equipment 60 7-21-13 9-18-13
0199 Theatrical Equipment/Lighting 90 9-19-13 12-17-13
0200 Clean/Punch 20 1-27-14 2-15-14
0201 FFE installation 30 1-27-14 2-25-14
0202 TCO/Training/ Turnover Facility 30 1-27-14 2-25-14
MAIN ENTRANCE/ LOBBY/PORTE COCHERE 475 11-4-12 2-21-14
475 11-4-12 2-21-14
475 11-4-12 2-21-14
0203 Site Preparation 20 11-4-12 11-23-12
0204 Piling 20 12-2-12 12-21-12
0205 Pile caps 20 12-12-12 12-31-12
0206 Slab on grade 30 1-12-13 2-10-13
0207 Structural Steel Erection 56 3-23-13 5-17-13
0208 Exterior Cladding/ Finishes 150 4-27-13 9-23-13
0209 Roofing 60 5-18-13 7-16-13
0210 Interior Rough In/ Finishes/Fit out 220 7-17-13 2-21-14
0211 Clean/Punch 20 2-2-14 2-21-14
0212 FFE installation 20 2-2-14 2-21-14
0213 TCO/Training/ Turnover Facility 20 2-2-14 2-21-14
PARKING GARAGE 169 11-1-13 4-18-14
169 11-1-13 4-18-14
169 11-1-13 4-18-14
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Activity ID Activity Name Original Duration Start Finish
0214 Piling 30 11-1-13* 11-30-13
0215 Pile caps 30 11-11-13 12-10-13
0216 Slab on grade 30 11-25-13 12-24-13
0217 Complete Level 2 structure 30 12-25-13 1-23-14
0218 Complete level 3 structure 20 1-24-14 2-12-14
0222 Parking Garage Finishes/Fit Out 85 1-24-14 4-18-14
0219 Complete level 4 structure 20 2-13-14 3-4-14
0221 Complete roof structure 20 3-5-14 3-24-14
SUITES/COURTYARD 445 11-24-12 2-11-14
445 11-24-12 2-11-14
445 11-24-12 2-11-14
0223 Site Prep 30 11-24-12 12-23-12
0224 Foundations 30 12-24-12 1-22-13
0225 Slab on grade 45 1-13-13 2-26-13
0227 Structure erection 120 2-12-13 6-11-13
0228 Exterior Cladding/Finishes 150 3-29-13 8-25-13
0229 Interior Rough In/Finishes 120 4-28-13 8-25-13
0233 Courtyard Enclosure 90 8-26-13 11-23-13
0230 Clean/Punch 30 11-24-13 12-23-13
0231 FFE installation 30 12-24-13 1-22-14
0232 TCO/Training Turnover Facility 20 1-23-14 2-11-14
SPA/CLUBHOUSE/POOL 399 1-23-13 2-25-14
399 1-23-13 2-25-14
399 1-23-13 2-25-14
0242 Foundations 30 1-23-13 2-21-13
0243 Slab on grade 30 2-2-13 3-3-13
0244 Structure erection 90 2-22-13 5-22-13
0245 Exterior Cladding/Finishes 150 5-23-13 10-19-13
0246 Interior Rough In/Finishes 220 7-21-13 2-25-14
0250 Pool 90 9-2-13 11-30-13
0247 Clean/Punch 15 2-11-14 2-25-14
0248 FFE installation 10 2-11-14 2-20-14
0249 TCO/Training Turnover Facility 10 2-11-14 2-20-14
GOLF COURSE 535 9-30-12 3-18-14
535 9-30-12 3-18-14
535 9-30-12 3-18-14
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Activity ID Activity Name Original Start Finish
Duration
0251 Initial Site Prep/Shaping 180 9-30-12 3-28-13
0252 Drainage/Irrigation/Utilities 120 1-8-13 5-7-13
0253 Final Site Shaping/Traps/Cart Paths 90 2-22-13 5-22-13
0290 Cart Barn 75 2-22-13 5-7-13
0254 Dress Out/Planting/Landscaping/ Growing Season 300 4-23-13 2-16-14
0255 Punch Out 30 2-17-14 3-18-14
SURFACE PARKING/HARDSCAPE/LANDSCAPE 182 9-24-13 3-24-14
182 9-24-13 3-24-14
182 9-24-13 3-24-14
0256 Surface Parking 150 9-24-13 2-20-14
0257 Paths/ Walkways/Hardscape 120 9-24-13 1-21-14
0258 Landscaping 120 11-25-13 3-24-14
FALCONRY TRAINING AREA 150 4-23-13 9-19-13
150 4-23-13 9-19-13
150 4-23-13 9-19-13
0259 Falconry Amenities/Buildings 90 4-23-13 7-21-13
0260 landscaping 60 7-22-13 9-19-13
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Exhibit C
Staff – Construction Phase
Ameristar
Ameristar
Executive Committee
Principal-In-Charge
Chairman
President/CEO
Vice President—Safety
Chief Scheduler
Cost Control/Accounting
Chief Estimator Preconstruction Director
Building Envelope/ Moisture Control Specialist
Director of Environmental Controls & Quality Control
Safety Professional—Onsite
Lead Scheduler—Onsite
Project Controls/Acct.- Onsite
Lead Estimator—Onsite
Small Business Liaison
Diversity Program Coordinator Project Executive General Superintendent
Team 1 Site/Basin/Golf Course
Team 2 Casino/Lowrise
Team 3 Parking Garage
Team 4 Hotel/Suites/Spa
Project Manager Site/Basin Superintendent Golf Course Superintendent
Project Manager Superintendent Team 2 Support Staff
Superintendent Team 3 Support Staff
Project Manager Hotel Superintendent Suites/Villas Superintendent
MEP Coordinator
Purchasing FF&E Manager
Team 1 Support Staff
Team 4 Support Staff
YATES CONSTRUCTION

RATES FOR MOJITO CASINO

DESCRIPTION	Monthly Rental Rate
STANDARD CRAWLER DOZER
CAT D3C	$2,100.00
CAT D4H	$2,500.00
CAT D5C	$3,000.00
CAT D6N	$4,500.00
CAT D6R	$5,000.00
LGP CRAWLER DOZER
CAT D3CLGP	$2,400.00
CAT D4HLGP	$3,000.00
CAT D5CLGP	$3,500.00
CAT D6N LGP	$4,500.00
CAT D6HLGP	$5,000.00
CAT D6RLGP	$7,000.00
KOMATSU D21P	$2,100.00

BACKHOE
CAT 416E 4X4 EXTENDAHOE	$2,100.00

EXCAVATORS
CAT 315L	$3,200.00
CAT 320	$3,500.00
CAT 325	$3,800.00
CAT 330	$4,100.00
KOMATSU PC 220	$5,500.00
KOMATSU PC60	$2,500.00
KOMATSU PC120	$3,500.00
KOMATSU PC300	$7,000.00
KOMATSU PC400	$9,500.00

OFF ROAD TRUCKS
CAT 735	$8,500.00

LOADERS
CAT IT18	$2,000.00
CAT IT28	$2,500.00
CAT 966F	$3,800.00
CAT 930 CRAWLER LOADER	$2,800.00
CAT 950 G	$3,200.00

COMPACTORS
CAT CP433	$2,800.00
CAT CP563	$3,600.00
CAT CS563	$3,000.00
CAT 815F	$8,000.00

MOTORGRADERS
CAT 12G	$3,000.00
CAT 140G	$3,500.00
CAT 14G	$4,500.00

RATES FOR MOJITO CASINO

BROCE BROOM
RJ350 BROCE	$1,500.00

CRANES
LINKBELT 8028	$6,800.00
GROVE RT528C	$5,800.00
AMERICAN 5299 50 TON	$10,000.00
AMERICAN 7260 100 TON	$16,000.00
PEINER SK415 TOWER CRAND	$9,800.00

LIFT TRUCKS
6036 SKYTRAK	$1,800.00
10054 SKYTRAK	$3,200.00
CAT TH63	$1,800.00
CAT TH83	$2,300.00
CAT TH460B	$3,200.00

MANLIFTS
JLG 60’	$2,200.00
JLG 80H	$3,500.00
JLG 110H	$6,000.00

SKID STEER
BOBCAT 743	$1,500.00
BOBCAT 853	$2,000.00

TRUCKS
PICKUPS	$400.00
DUMPTRUCK 10-13YDS	$3,000.00
DUMPTRUCK TRI AXLE	$3,500.00

LIGHT TOWERS	$750.00

GENERATORS
5500 W GASOLINE	$450.00
6000 W GASOLINE	$650.00

WELDER
350 AMP	$500.00

AIR COMPRESSOR
185CFM	$650.00

ATVS
SMALL 2 PASSENGER ATV	$550.00

Exhibit E

Ameristar

As Bid/Budget Comparison

	TOTAL OVER/UNDER TO DATE		$—	(neg # is over budget, pos # is under budget)

Bid Package	Budget Amount	Award Amount	Over/Under Budget	Subcontractor	Design Compliant with S3PSA	Notes

	$—	$—	$—
	$—	$—	$—
	$—	$—	$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—
$—

Exhibit E

Ameristar

Construction Contingency	$12,000,000.00		Owner Contingency	$1,000,000.00

Explanation	Amount	Remaining Balance	Explanation	Amount	Remaining Balance
	$—	$—		$—	$—
	$—	$—		$—	$—
	$—	$—		$—	$—
	$—	$—		$—	$—
	$—	$—		$—	$—
	$—	$—		$—	$—
	$—	$—		$—	$—

MOJITO POINTE
Date: 9/23/2011
GMP Estimate	Exhibit F

	Scheme 30 Rev
				Total Core & Shell Unit	Total Core & Shell Budget	Total Finishes Unit	Total Finishes Allowance	Total Mech Unit	Total Mech/ Plumb/ Sprinkler Budget	Total Elec Unit	Total Electrical Budget	Total Equip Unit	Total Equipment Budget Inclds Install Own Fur & Contr Fur	Total FF& E Unit	Total Install of Own Fur FF&E Budget	Total Project Unit	Total Project Budget
1	CASINO
	1st Floor
1.1	CASINO	46,952	SF	$59.40	$2,788,948.80	$133.58	$6,271,613.40	$92.83	$4,358,554.16	$60.00	$2,817,120.00	$—	$—		$—	$345.81	$16,236,236.36
1.2	ASIAN PIT	3,785	SF	$59.40	$224,829.00	$142.35	$538,794.75	$92.83	$351,361.55	$60.00	$227,100.00	$15.00	$56,775.00		$—	$369.58	$1,398,860.30
1.3	HI-LIMIT	7,224	SF	$59.40	$429,105.60	$161.85	$1,169,204.40	$92.83	$670,603.92	$60.00	$433,440.00	$15.00	$108,360.00		$—	$389.08	$2,810,713.92
1.4	PLAYER’S CLUB	615	SF	$59.40	$36,531.00	$92.63	$56,964.38	$92.83	$57,090.45	$60.00	$36,900.00	$—	$—		$—	$304.86	$187,485.83
1.5	CASHIER’S CAGE & COUNT	2,739	SF	$59.40	$162,696.60	$75.08	$205,630.43	$92.83	$254,261.37	$60.00	$164,340.00	$10.00	$27,390.00	$0.75	$2,054.25	$298.06	$816,372.65
1.6	IRISH PUB	1,190	SF	$59.40	$70,686.00	$202.80	$241,332.00	$92.83	$110,467.70	$60.00	$71,400.00	$50.00	$59,500.00		$—	$465.03	$553,385.70
1.7	BAR BACK-UP	236	SF	$59.40	$14,018.40	$19.99	$4,718.20	$92.83	$21,907.88	$60.00	$14,160.00	$—	$—		$—	$232.22	$54,804.48
1.8	ATRIUM BAR-LOUNGE	3,000	SF	$59.40	$178,200.00	$183.30	$549,900.00	$92.83	$278,490.00	$60.00	$180,000.00	$35.00	$105,000.00		$—	$430.53	$1,291,590.00
1.9	DRESSING ROOM	125	SF	$59.40	$7,425.00	$44.36	$5,545.31	$92.83	$11,603.75	$60.00	$7,500.00	$—	$—		$—	$256.59	$32,074.06
1.10	PUB BACK-UP	223	SF	$59.40	$13,246.20	$22.43	$5,000.78	$92.83	$20,701.09	$60.00	$13,380.00	$—	$—		$—	$234.66	$52,328.07
1.11	EVS	0	SF	$59.40	$—	$21.94	$—	$92.83	$—	$60.00	$—	$—	$—		$—	#DIV/0!	$—
1.12	SERVICE BARS	1,626	SF	$59.40	$96,584.40	$42.41	$68,962.73	$92.83	$150,941.58	$60.00	$97,560.00	$230.00	$373,980.00		$—	$484.64	$788,028.71
1.13	OFFICE	213	SF	$59.40	$12,652.20	$25.35	$5,399.55	$92.83	$19,772.79	$60.00	$12,780.00	$—	$—	$1.00	$213.00	$238.58	$50,817.54
1.14	INFORMATION CENTER	255	SF	$59.40	$15,147.00	$35.59	$9,074.81	$92.83	$23,671.65	$60.00	$15,300.00	$—	$—		$—	$247.82	$63,193.46
1.15	TOILETS	1,991	SF	$59.40	$118,265.40	$125.78	$250,418.03	$92.83	$184,824.53	$60.00	$119,460.00	$—	$—		$—	$338.01	$672,967.96
1.16	PADDLEWHEEL	1,141	SF	$59.40	$67,775.40	$27.79	$31,705.54	$92.83	$105,919.03	$60.00	$68,460.00	$—	$—		$—		$273,859.97
1.17	ELEC, DATA, & STORAGE	1,673	SF	$59.40	$99,376.20	$21.84	$36,546.48	$92.83	$155,304.59	$60.00	$100,380.00	$—	$—		$—	$234.07	$391,607.27
1.18	PANTRY & STORAGE	217	SF	$59.40	$12,889.80	$28.76	$6,241.46	$92.83	$20,144.11	$60.00	$13,020.00	$15.00	$3,255.00		$—	$255.99	$55,550.37
1.19	ELEVATORS	4	STPS	$—	$—		$—		$—		$—	$57,084.00	$228,336.00		$—		$228,336.00
1.20	Curved Escalator Allowance - **Changed to Straight Escalators	2	EA	$—	$—		$—		$—		$—	$310,000.00	$620,000.00		$—		$620,000.00
	TOTAL 1ST FLOOR	73,205	SF		$4,348,377.00		$9,457,052.23		$6,795,620.15		$4,392,300.00		$1,582,596.00		$2,267.25	$363.07	$26,578,212.63
	2ND FLOOR
1.21	BUFFET CAFÉ (INC SURVERY)	12,245	SF	$73.38	$898,538.10	$147.23	$1,802,770.13	$38.33	$469,350.85	$32.50	$397,962.50	$90.00	$1,102,050.00		$—	$381.44	$4,670,671.58
1.22	QUE	1,503	SF	$73.38	$110,290.14	$147.23	$221,279.18	$38.33	$57,609.99	$32.50	$48,847.50	$—	$—		$—	$291.44	$438,026.81
1.23	VERANDA	1,385	SF	$73.38	$101,631.30	$63.38	$87,774.38	$38.33	$53,087.05	$32.50	$45,012.50	$—	$—		$—	$207.59	$287,505.23
1.24	MOJITO CLUB	5,645	SF	$73.38	$414,230.10	$88.73	$500,852.63	$38.33	$216,372.85	$32.50	$183,462.50	$15.00	$84,675.00		$—	$247.94	$1,399,593.08
1.25	MOJITO CLUB BAR B/U	196	SF	$73.38	$14,382.48	$27.79	$5,446.35	$38.33	$7,512.68	$32.50	$6,370.00	$—	$—		$—	$172.00	$33,711.51
1.26	MOJITO CLUB TOILETS	466	SF	$73.38	$34,195.08	$125.78	$58,611.15	$38.33	$17,861.78	$32.50	$15,145.00	$—	$—		$—	$269.99	$125,813.01
1.27	VERANDA	1,430	SF	$73.38	$104,933.40	$64.35	$92,020.50	$38.33	$54,811.90	$32.50	$46,475.00	$—	$—		$—	$208.56	$298,240.80
1.28	VIP BUFFET	2,133	SF	$73.38	$156,519.54	$193.05	$411,775.65	$38.33	$81,757.89	$32.50	$69,322.50	$30.00	$63,990.00		$—	$367.26	$783,365.58
1.29	OPENING OVER ATRIUM BAR BELOW	2,798	SF	$73.38	$205,317.24	$—	$—	$38.33	$107,247.34	$32.50	$90,935.00	$—	$—		$—	$144.21	$403,499.58
1.30	CIRCULATION	2,887	SF	$73.38	$211,848.06	$99.45	$287,112.15	$38.33	$110,658.71	$32.50	$93,827.50	$—	$—		$—	$243.66	$703,446.42
1.31	DINING TOILETS	1,409	SF	$73.38	$103,392.42	$125.78	$177,216.98	$38.33	$54,006.97	$32.50	$45,792.50	$—	$—		$—	$269.99	$380,408.87
1.32	BANQUET HALL	8,366	SF	$73.38	$613,897.08	$111.15	$929,880.90	$38.33	$320,668.78	$32.50	$271,895.00	$15.00	$125,490.00		$—	$270.36	$2,261,831.76
1.33	CONVENTION STORAGE	3,180	SF	$73.38	$233,348.40	$29.74	$94,565.25	$38.33	$121,889.40	$32.50	$103,350.00	$—	$—	$1.00	$3,180.00	$174.95	$556,333.05
1.34	CONVENTION TOILETS	1,866	SF	$73.38	$136,927.08	$125.78	$234,696.15	$38.33	$71,523.78	$32.50	$60,645.00	$—	$—		$—	$269.99	$503,792.01
1.35	MAIN KITCHEN	6,100	SF	$73.38	$447,618.00	$35.10	$214,110.00	$38.33	$233,813.00	$32.50	$198,250.00	$232.00	$1,415,200.00		$—	$411.31	$2,508,991.00
1.36	BEVERAGE PANTRY	730	SF	$73.38	$53,567.40	$34.61	$25,267.13	$38.33	$27,980.90	$32.50	$23,725.00	$5.00	$3,650.00		$—	$183.82	$134,190.43
1.37	MOJITO CLUB PANTRY	274	SF	$73.38	$20,106.12	$35.10	$9,617.40	$38.33	$10,502.42	$32.50	$8,905.00	$5.00	$1,370.00		$—	$184.31	$50,500.94
1.38	STAFF DINING	3,546	SF	$73.38	$260,205.48	$39.98	$141,751.35	$38.33	$135,918.18	$32.50	$115,245.00	$78.00	$276,588.00		$—	$262.19	$929,708.01
1.39	STAFF TOILETS	1,286	SF	$73.38	$94,366.68	$78.00	$100,308.00	$38.33	$49,292.38	$32.50	$41,795.00	$—	$—	$1.00	$1,286.00	$223.21	$287,048.06
1.40	TRAINING	1,516	SF	$73.38	$111,244.08	$39.49	$59,863.05	$38.33	$58,108.28	$32.50	$49,270.00	$—	$—		$—	$183.70	$278,485.41
1.41	DATA	271	SF	$73.38	$19,885.98	$29.25	$7,926.75	$38.33	$10,387.43	$32.50	$8,807.50	$—	$—	$1.00	$271.00	$174.46	$47,278.66
1.42	SURVEILLANCE	1,731	SF	$73.38	$127,020.78	$29.25	$50,631.75	$38.33	$66,349.23	$32.50	$56,257.50	$—	$—	$1.00	$1,731.00	$174.46	$301,990.26
1.43	COUNT	1,185	SF	$73.38	$86,955.30	$51.19	$60,657.19	$38.33	$45,421.05	$32.50	$38,512.50	$—	$—		$—	$195.40	$231,546.04
1.44	A/V	648	SF	$73.38	$47,550.24	$24.38	$15,795.00	$38.33	$24,837.84	$32.50	$21,060.00	$—	$—	$1.00	$648.00	$169.59	$109,891.08
1.45	MIS	1,393	SF	$73.38	$102,218.34	$24.38	$33,954.38	$38.33	$53,393.69	$32.50	$45,272.50	$—	$—	$1.00	$1,393.00	$169.59	$236,231.91
1.46	ELECTRICAL	437	SF	$73.38	$32,067.06	$21.45	$9,373.65	$38.33	$16,750.21	$32.50	$14,202.50	$—	$—	$1.00	$437.00	$166.66	$72,830.42
1.47	EVS	247	SF	$73.38	$18,124.86	$22.43	$5,538.98	$38.33	$9,467.51	$32.50	$8,027.50	$—	$—	$1.00	$247.00	$167.64	$41,405.85
1.48	BUSINESS CENTER	470	SF	$56.58	$26,592.60	$35.10	$16,497.00	$31.19	$14,659.30	$32.50	$15,275.00	$—	$—	$1.00	$470.00	$156.37	$73,493.90
1.49	B-O-H MISC. & CIRCULATION	7,862	SF	$73.38	$576,913.56	$36.56	$287,454.38	$38.33	$301,350.46	$32.50	$255,515.00	$—	$—		$—	$180.77	$1,421,233.40
	Total 2nd Floor	73,205	SF		$5,363,886.90		$5,942,747.36		$2,802,591.85		$2,379,162.50		$3,073,013.00		$9,663.00	$267.35	$19,571,064.61
	Grand Lobby/Retail/Restaurants
1.50	GRAND LOBBY (includes Bell & Concierge)	5,373	SF	$56.58	$304,004.34	$134.55	$722,937.15	$31.19	$167,583.87	$32.50	$174,622.50		$—		$—	$254.82	$1,369,147.86
1.51	REGISTRATION	1,045	SF	$56.58	$59,126.10	$153.08	$159,963.38	$31.19	$32,593.55	$32.50	$33,962.50	$15.00	$15,675.00		$—	$288.35	$301,320.53
1.52	COFFEE SHOP	505	SF	$56.58	$28,572.90	$105.30	$53,176.50	$31.19	$15,750.95	$32.50	$16,412.50	$85.00	$42,925.00		$—	$310.57	$156,837.85
1.53	COFFEE SHOP STORAGE	167	SF	$56.58	$9,448.86	$25.84	$4,314.86	$31.19	$5,208.73	$32.50	$5,427.50	$—	$—		$—	$146.11	$24,399.95
1.54	LOBBY BAR	849	SF	$56.58	$48,036.42	$105.30	$89,399.70	$31.19	$26,480.31	$32.50	$27,592.50	$85.00	$72,165.00		$—	$310.57	$263,673.93
1.55	LOBBY BAR BACK UP	325	SF	$56.58	$18,388.50	$23.89	$7,763.44	$31.19	$10,136.75	$32.50	$10,562.50	$—	$—		$—	$144.16	$46,851.19
1.56	IRISH PUB	2,347	SF	$56.58	$132,793.26	$169.65	$398,168.55	$31.19	$73,202.93	$32.50	$76,277.50	$50.00	$117,350.00		$—	$339.92	$797,792.24
1.57	IRISH PUB KITCHEN	421	SF	$56.58	$23,820.18	$32.18	$13,545.68	$31.19	$13,130.99	$32.50	$13,682.50	$300.00	$126,300.00		$—	$452.45	$190,479.35
1.58	IRISH PUB BACK UP	341	SF	$56.58	$19,293.78	$23.89	$8,145.64	$31.19	$10,635.79	$32.50	$11,082.50	$—	$—		$—	$144.16	$49,157.71
1.59	RETAIL	2,738	SF	$56.58	$154,916.04	$108.47	$296,987.44	$31.19	$85,398.22	$32.50	$88,985.00	$—	$—	$0.25	$684.50	$228.99	$626,971.20
1.60	BAGGAGE ROOM	877	SF	$56.58	$49,620.66	$23.89	$20,949.34	$31.19	$27,353.63	$32.50	$28,502.50	$—	$—		$—	$144.16	$126,426.13
1.61	PROMENADE	17,481	SF	$56.58	$989,074.98	$119.93	$2,096,408.93	$31.19	$545,232.39	$32.50	$568,132.50	$—	$—		$—	$240.20	$4,198,848.80
1.62	PUBLIC ENTRIES & VESTIBULES	2,745	SF	$56.58	$155,312.10	$147.23	$404,132.63	$31.19	$85,616.55	$32.50	$89,212.50	$—	$—		$—	$267.50	$734,273.78
1.63	PUBLIC TOILETS	4,024	SF	$56.58	$227,677.92	$116.03	$466,884.60	$31.19	$125,508.56	$32.50	$130,780.00	$—	$—	$1.00	$4,024.00	$237.30	$954,875.08
1.64	POOL TOILETS	259	SF	$56.58	$14,654.22	$62.40	$16,161.60	$31.19	$8,078.21	$32.50	$8,417.50	$—	$—	$1.00	$259.00	$183.67	$47,570.53
1.65	NOODLES	1,759	SF	$56.58	$99,524.22	$92.63	$162,927.38	$31.19	$54,863.21	$32.50	$57,167.50	$—	$—	$0.25	$439.75	$213.15	$374,922.06
1.66	NOODLES KITCHEN	974	SF	$56.58	$55,108.92	$31.20	$30,388.80	$31.19	$30,379.06	$32.50	$31,655.00	$355.00	$345,770.00		$—	$506.47	$493,301.78
1.67	24/7 BISTRO	4,527	SF	$56.58	$256,137.66	$114.08	$516,417.53	$31.19	$141,197.13	$32.50	$147,127.50	$—	$—		$—	$234.35	$1,060,879.82
1.68	24/7 KITCHEN	4,016	SF	$56.58	$227,225.28	$32.18	$129,214.80	$31.19	$125,259.04	$32.50	$130,520.00	$305.00	$1,224,880.00		$—	$457.45	$1,837,099.12
1.69	LINEN & JANITOR	503	SF	$56.58	$28,459.74	$23.89	$12,015.41	$31.19	$15,688.57	$32.50	$16,347.50	$—	$—		$—	$144.16	$72,511.22
1.70	SUPPORT	2,335	SF	$56.58	$132,114.30	$23.89	$55,777.31	$31.19	$72,828.65	$32.50	$75,887.50	$—	$—		$—	$144.16	$336,607.76
1.71	24/7 BAR	773	SF	$56.58	$43,736.34	$107.25	$82,904.25	$31.19	$24,109.87	$32.50	$25,122.50	$70.00	$54,110.00		$—	$297.52	$229,982.96
1.72	24/7 BAR BACK UP	167	SF	$56.58	$9,448.86	$23.89	$3,989.21	$31.19	$5,208.73	$32.50	$5,427.50	$—	$—		$—	$144.16	$24,074.30
1.73	CASINO SERVICE BAR	856	SF	$56.58	$48,432.48	$42.90	$36,722.40	$31.19	$26,698.64	$32.50	$27,820.00	$230.00	$196,880.00		$—	$393.17	$336,553.52
1.74	PATIO DINING ROOM	402	SF	$56.58	$22,745.16	$34.13	$13,718.25	$31.19	$12,538.38	$32.50	$13,065.00	$—	$—		$—	$154.40	$62,066.79
1.75	SNAKE RIVER GRILL DINING	5,359	SF	$56.58	$303,212.22	$108.23	$579,977.78	$31.19	$167,147.21	$32.50	$174,167.50	$—	$—		$—	$228.50	$1,224,504.71
1.76	SNAKE RIVER GRILL KITCHEN	2,115	SF	$56.58	$119,666.70	$31.20	$65,988.00	$31.19	$65,966.85	$32.50	$68,737.50	$225.00	$475,875.00		$—	$376.47	$796,234.05
1.77	SLOT TECH	1,096	SF	$56.58	$62,011.68	$24.86	$27,249.30	$31.19	$34,184.24	$32.50	$35,620.00	$—	$—		$—	$145.13	$159,065.22

MOJITO POINTE		Date: 9/23/2011
Exhibit F
GMP Estimate

	Scheme 30 Rev
				Total Core & Shell Unit	Total Core & Shell Budget	Total Finishes Unit	Total Finishes Allowance	Total Mech Unit	Total Mech/Plumb/ Sprinkler Budget	Total Elec Unit	Total Electrical Budget	Total Equip Unit	Total Equipment Budget Inclds Install Own Fur & Contr Fur	Total FF& E Unit	Total Install of Own Fur FF& E Budget	Total Project Unit	Total Project Budget
1.78	SHOWROOM KITCHEN	2,309	SF	$56.58	$130,643.22	$30.23	$69,789.53	$31.19	$72,017.71	$32.50	$75,042.50	$210.00	$484,890.00		$—	$360.50	$832,382.96
1.79	SECURITY	1,553	SF	$56.58	$87,868.74	$23.40	$36,340.20	$31.19	$48,438.07	$32.50	$50,472.50	$—	$—		$—	$143.67	$223,119.51
1.80	FCC	304	SF	$56.58	$17,200.32	$23.40	$7,113.60	$31.19	$9,481.76	$32.50	$9,880.00	$—	$—		$—	$143.67	$43,675.68
1.81	CARDS & DICE	129	SF	$56.58	$7,298.82	$21.45	$2,767.05	$31.19	$4,023.51	$32.50	$4,192.50	$—	$—	$1.00	$129.00	$142.72	$18,410.88
1.82	STATE POLICE	960	SF	$56.58	$54,316.80	$23.40	$22,464.00	$31.19	$29,942.40	$32.50	$31,200.00	$—	$—		$—	$143.67	$137,923.20
1.83	STAFF TOILETS	1,330	SF	$56.58	$75,251.40	$51.68	$68,727.75	$31.19	$41,482.70	$32.50	$43,225.00	$—	$—		$—	$171.95	$228,686.85
1.84	RETAIL STORAGE	332	SF	$56.58	$18,784.56	$27.79	$9,225.45	$31.19	$10,355.08	$32.50	$10,790.00	$—	$—		$—	$148.06	$49,155.09
1.85	HIRING	1,036	SF	$56.58	$58,616.88	$23.40	$24,242.40	$31.19	$32,312.84	$32.50	$33,670.00	$—	$—		$—	$143.67	$148,842.12
1.86	MAIL	426	SF	$56.58	$24,103.08	$24.86	$10,591.43	$31.19	$13,286.94	$32.50	$13,845.00	$—	$—		$—	$145.13	$61,826.45
1.87	DATA	713	SF	$56.58	$40,341.54	$23.40	$16,684.20	$31.19	$22,238.47	$32.50	$23,172.50	$—	$—		$—	$143.67	$102,436.71
1.88	ELEVATORS	8	STPS	$—	$—	$—	$—	$—	$—	$—	$—	$57,084.00	$456,672.00		$—		$456,672.00
1.89	ESCALATORS	2	EACH	$—	$—	$—	$—	$—	$—	$—	$—	$145,000.00	$290,000.00		$—		$290,000.00
1.90	B-O-H MISC. & CIRCULATION	15,170	SF	$56.58	$858,318.60	$42.66	$647,095.31	$31.19	$473,152.30	$32.50	$493,025.00	$—	$—	$1.00	$15,170.00	$163.93	$2,486,761.21
	2nd Floor
1.91	BUSINESS CENTER - MOVED TO CASINO 2ND FLOOR		SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	#DIV/0!	$—
1.92	MEETING ROOMS	3,424	SF	$56.58	$193,729.92	$53.63	$183,612.00	$31.19	$106,794.56	$32.50	$111,280.00	$—	$—	$1.00	$3,424.00	$174.90	$598,840.48
1.93	OPENING TO GRAND LOBBY BELOW	0	SF	$56.58	$—	$—	$—	$31.19	$—	$32.50	$—	$—	$—		$—	#DIV/0!	$—
1.94	REGISTRATION	164	SF	$56.58	$9,279.12	$111.15	$18,228.60	$31.19	$5,115.16	$32.50	$5,330.00	$—	$—	$1.00	$164.00	$232.42	$38,116.88
1.95	CONVENTION SALES	1,057	SF	$56.58	$59,805.06	$26.33	$27,825.53	$31.19	$32,967.83	$32.50	$34,352.50	$—	$—	$1.00	$1,057.00	$147.60	$156,007.92
1.96	PANTRY	328	SF	$56.58	$18,558.24	$28.28	$9,274.20	$31.19	$10,230.32	$32.50	$10,660.00	$150.00	$49,200.00		$—	$298.55	$97,922.76
1.97	PRE-FUNCTION & PUBLIC CIRCULATION	8,772	SF	$56.58	$496,319.76	$81.90	$718,426.80	$31.19	$273,598.68	$32.50	$285,090.00	$—	$—	$1.00	$8,772.00	$203.17	$1,782,207.24
1.98	OFFICES	10,863	SF	$56.58	$614,628.54	$22.43	$243,602.78	$31.19	$338,816.97	$32.50	$353,047.50	$—	$—		$—	$142.70	$1,550,095.79
1.99	SHOWROOM OFFICES	2,066	SF	$56.58	$116,894.28	$22.43	$46,330.05	$31.19	$64,438.54	$32.50	$67,145.00	$—	$—		$—	$142.70	$294,807.87
1.100	LAUNDRY	4,739	SF	$56.58	$268,132.62	$23.40	$110,892.60	$31.19	$147,809.41	$32.50	$154,017.50	$133.40	$632,182.60		$—	$277.07	$1,313,034.73
1.101	HOUSEKEEPING	2,258	SF	$56.58	$127,757.64	$22.43	$50,635.65	$31.19	$70,427.02	$32.50	$73,385.00	$—	$—		$—	$142.70	$322,205.31
1.102	TRASH	673	SF	$56.58	$38,078.34	$19.60	$13,189.12	$31.19	$20,990.87	$32.50	$21,872.50	$—	$—		$—	$139.87	$94,130.83
1.103	UNIFORMS, CHANGE & TOILETS	4,055	SF	$56.58	$229,431.90	$24.38	$98,840.63	$31.19	$126,475.45	$32.50	$131,787.50	$—	$—		$—	$144.65	$586,535.48
1.104	HUMAN RESOURCES & TRAINING	4,306	SF	$56.58	$243,633.48	$22.43	$96,562.05	$31.19	$134,304.14	$32.50	$139,945.00	$—	$—		$—	$142.70	$614,444.67
1.105	STAFF TOILETS	0	SF	$56.58	$—	$53.63	$—	$31.19	$—	$32.50	$—	$—	$—		$—	#DIV/0!	$—
1.106	SUPPORT	227	SF	$56.58	$12,843.66	$22.43	$5,090.48	$31.19	$7,080.13	$32.50	$7,377.50	$—	$—		$—	$142.70	$32,391.77
1.107	B-O-H MISC. & CIRCULATION	19,835	SF	$56.58	$1,122,264.30	$42.66	$846,086.72	$31.19	$618,653.65	$32.50	$644,637.50	$—	$—	$1.00	$19,835.00	$163.93	$3,251,477.17
	Total Grand Lobby/Retail/Restaurants	151,418	SF		$8,566,664.64		$9,859,867.92		$4,722,415.52		$4,920,760.00		$4,584,874.60		$53,958.25	$216.01	$32,708,540.93
	Showroom
1.108	SHOW ROOM	17,572	SF	$98.05	$1,722,934.60	$19.01	$334,087.65	$33.61	$590,594.92	$32.00	$562,304.00	$—	$—		$—	$182.67	$3,209,921.17
1.109	STAGE	5,276	SF	$98.05	$517,311.80	$32.66	$172,327.35	$33.61	$177,326.36	$32.00	$168,832.00	$—	$—		$—	$196.32	$1,035,797.51
1.110	TOILETS	1,791	SF	$98.05	$175,607.55	$75.56	$135,332.44	$33.61	$60,195.51	$32.00	$57,312.00	$—	$—	$1.00	$1,791.00	$240.22	$430,238.50
1.111	STORAGE	3,718	SF	$98.05	$364,549.90	$17.55	$65,250.90	$33.61	$124,961.98	$32.00	$118,976.00	$—	$—	$1.00	$3,718.00	$182.21	$677,456.78
1.112	SHOW ROOM MISC. & CIRCULATION	4,290	SF	$98.05	$420,634.50	$19.99	$85,746.38	$33.61	$144,186.90	$32.00	$137,280.00	$—	$—	$1.00	$4,290.00	$184.65	$792,137.78
1.113	SHOW ROOM BAR	776	SF	$98.05	$76,086.80	$99.94	$77,551.50	$33.61	$26,081.36	$32.00	$24,832.00	$195.00	$151,320.00		$—	$458.60	$355,871.66
1.114	ESCALATOR	1	EA	$—	$—	$—	$—	$—	$—	$—	$—	$145,000.00	$145,000.00	$—	$—	$145,000.00	$145,000.00
	2nd Floor
1.115	SHOWROOM SEATING	9,711	SF	$98.05	$952,163.55	$22.91	$222,503.29	$33.61	$326,386.71	$32.00	$310,752.00	$—	$—		$—		$1,811,805.55
1.116	SHOWROOM BAR	744	SF	$98.05	$72,949.20	$99.94	$74,353.50	$33.61	$25,005.84	$32.00	$23,808.00	$195.00	$145,080.00		$—	$458.60	$341,196.54
1.117	SHOWROOM TOILETS	1,271	SF	$98.05	$124,621.55	$74.59	$94,800.71	$33.61	$42,718.31	$32.00	$40,672.00	$—	$—	$1.00	$1,271.00		$304,083.57
1.118	DRESSING ROOM, GREEN ROOM, ETC.	4,489	SF	$98.05	$440,146.45	$19.01	$85,347.11	$33.61	$150,875.29	$32.00	$143,648.00	$—	$—		$—		$820,016.85
1.119	PANTRY	474	SF	$98.05	$46,475.70	$16.82	$7,972.09	$33.61	$15,931.14	$32.00	$15,168.00	$—	$—	$1.00	$474.00		$86,020.93
1.120	STORAGE/BACK UP	326	SF	$98.05	$31,964.30	$14.87	$4,847.21	$33.61	$10,956.86	$32.00	$10,432.00	$—	$—	$1.00	$326.00		$58,526.37
1.121	ELECTRICAL	0	SF	$98.05	$—	$13.89	$—	$33.61	$—	$32.00	$—	$—	$—	$1.00	$—		$—
1.122	OPEN AREA OVER STAGE & SEATING	13,240	SF	$95.05	$1,258,462.00	$3.66	$48,408.75	$33.61	$444,996.40	$32.00	$423,680.00	$—	$—	$1.00	$13,240.00		$2,188,787.15
1.123	B-O-H MISC. & CIRCULATION	3,861	SF	$98.05	$378,571.05	$20.23	$78,112.86	$33.61	$129,768.21	$32.00	$123,552.00	$—	$—	$1.00	$3,861.00	$184.89	$713,865.12
	Total Showroom	67,539	SF		$6,582,478.95		$1,486,641.73		$2,269,985.79		$2,161,248.00		$441,400.00		$28,971.00	$192.05	$12,970,725.47
	TOTAL LOWRISE	365,367	SF		$24,861,407.49		$26,746,309.24		$16,590,613.31		$13,853,470.50		$9,681,883.60		$94,859.50	$251.33	$91,828,543.64
2	CENTRAL PLANT
	Central Plant
2.1	CENTRAL PLANT	9,270	SF	$104.79	$971,403.30	$10.73	$99,420.75	$422.00	$3,911,940.00	$187.53	$1,738,403.10	$—	$—	$0.01	$46.35		$6,721,213.50
2.2	PURCHASING & RECEIVING	476	SF	$105.29	$50,118.04	$18.53	$8,817.90	$16.20	$7,711.20	$40.00	$19,040.00	$—	$—	$1.00	$476.00		$86,163.14
2.3	ENGINEERING	8,415	SF	$105.29	$886,015.35	$18.53	$155,887.88	$16.20	$136,323.00	$40.00	$336,600.00	$—	$—		$—		$1,514,826.23
2.4	Elevators	4	STPS	$—	$—	$—	$—	$—	$—	$—	$—	$50,000.00	$200,000.00		$—		$200,000.00
																	$—
	Warehouse																$—
2.5	WAREHOUSE	8,002	SF	$105.29	$842,530.58	$17.06	$136,534.13	$16.20	$129,632.40	$40.00	$320,080.00	$44.00	$352,088.00	$1.00	$8,002.00		$1,788,867.11
2.6	DOCK	2,615	SF	$105.29	$275,333.35	$15.60	$40,794.00	$16.20	$42,363.00	$40.00	$104,600.00	$—	$—	$1.00	$2,615.00		$465,705.35
2.7	TRASH	2,200	SF	$105.29	$231,638.00	$17.06	$37,537.50	$16.20	$35,640.00	$40.00	$88,000.00	$—	$—	$1.00	$2,200.00		$395,015.50
	Total Central Plant	30,982	SF		$3,257,038.62		$478,992.15		$4,263,609.60		$2,606,723.10		$552,088.00		$13,339.35		$11,171,790.82
3	PARKING GARAGE
3.1	VIP PARKING Parking Garage	54,410	SF	$34.44	$1,873,880.40	$1.50	$81,696.62	$3.50	$190,435.00	$4.45	$242,124.50	$0.50	$27,205.00	$—	$—	$44.39	$2,415,341.52
3.2	2ND FLOOR PARKING Parking Garage	82,040	SF	$34.44	$2,825,457.60	$1.50	$123,183.06	$3.50	$287,140.00	$4.45	$365,078.00	$—	$—	$—	$—	$43.89	$3,600,858.66
3.3	3rd FLOOR PARKING Parking Garage	82,950	SF	$34.44	$2,856,798.00	$1.50	$124,549.43	$3.50	$290,325.00	$4.45	$369,127.50	$—	$—	$—	$—	$43.89	$3,640,799.93
3.4	4th FLOOR PARKING Parking Garage - ELIMINATED	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
3.5	5th FLOOR PARKING Parking Garage - ELIMINATED	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
3.6	Surface Parking to Replace Lost Spaces ALLOW ANCE	1	LS	$800,000.00	$800,000.00	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$1.00	$800,000.00
3.7	Elevators	9	STPS	$—	$—	$—	$—		$—	$—	$—	$34,000.00	$306,000.00	$—	$—	$34,000.00	$306,000.00
3.8	Car Count System Allowance	1	LS							$—	$—	$300,000.00	$300,000.00			$300,000.00	$300,000.00
	Total Parking Garage	219,400	SF		$8,356,136.00		$329,429.10		$767,900.00		$976,330.00		$633,205.00		$—		$11,063,000.10
4	HOTEL
4.1	GUESTROOMS	174,143	SF	$71.90	$12,520,881.70	$49.09	$8,548,897.55	$43.92	$7,648,360.56	$22.00	$3,831,146.00	$—	$—	$0.25	$43,535.75	$187.16	$32,592,821.56
4.2	CORRIDORS & ELEVATOR LOBBIES	26,075	SF	$71.90	$1,874,792.50	$49.09	$1,280,054.34	$43.92	$1,145,214.00	$22.00	$573,650.00	$—	$—	$0.25	$6,518.75	$187.16	$4,880,229.59
4.3	MISC BOH & CIRCULATION	27,266	SF	$71.90	$1,960,425.40	$49.09	$1,338,522.02	$43.92	$1,197,522.72	$22.00	$599,852.00	$—	$—	$0.25	$6,816.50	$187.16	$5,103,138.64
4.4	Balconies	11,685	SF	$129.61	$1,514,492.85	$2.44	$28,482.19	$—	$—	$10.00	$116,850.00	$—	$—	$—	$—	$142.05	$1,659,825.04

MOJITO POINTE		Date: 9/23/2011
Exhibit F
GMP Estimate

	Scheme 30 Rev
				Total Core & Shell Unit	Total Core & Shell Budget	Total Finishes Unit	Total Finishes Allowance	Total Mech Unit	Total Mech/Plumb/ Sprinkler Budget	Total Elec Unit	Total Electrical Budget	Total Equip Unit	Total Equipment Budget Inclds Install Own Fur & Contr Fur	Total FF& E Unit	Total Install of Own Fur FF& E Budget	Total Project Unit	Total Project Budget
4.5	Elevators	90	stops	$—	$—	$—	$—		$—	$—	$—	$21,400.00	$1,926,000.00		$—	$21,400.00	$1,926,000.00
4.6	Cupolas at Hotel Roof	1	ea	$50,000.00	$50,000.00	$—	$—		$—	$—	$—		$—		$—	$50,000.00	$50,000.00
	Total Hotel	239,169			$17,920,592.45		$11,195,956.10		$9,991,097.28		$5,121,498.00		$1,926,000.00		$56,871.00	$193.22	$46,212,014.83
		372	rms												Per key	$124,225.85
5	SUITES - NORTH BLDG.
5.1	2 LEVELS 4 KEYS - Reduced by 15%	12,332	SF	$94.97	$1,171,170.04	$79.80	$984,139.85	$12.20	$150,450.40	$27.00	$332,964.00	$—	$—	$0.25	$3,083.00	$214.22	$2,641,807.29
5.2	Pool Decks	4,052	SF	$26.53	$107,499.56	$—	$—		$—	$—	$—		$—		$—	$26.53	$107,499.56
5.3	Pool Area	500	SF	$120.00	$60,000.00	$—	$—		$—	$—	$—		$—		$—	$120.00	$60,000.00
5.4	Fountains Allowance	4	EA	$25,000.00	$100,000.00	$—											$100,000.00
5.5	Fire Places Allowance	4	EA	$15,000.00	$60,000.00	$—	$—		$—	$—	$—		$—		$—	$15,000.00	$60,000.00
	Total Suites - North Bldg.	12,332	SF		$1,498,669.60		$984,139.85		$150,450.40		$332,964.00		$—		$3,083.00	$240.78	$2,969,306.85
6	SUITES - SOUTH BLDG.
6.1	24 SUITES - Reduced by 15%	24,432	SF	$106.80	$2,609,337.60	$80.94	$1,977,636.02	$23.00	$561,936.00	$27.00	$659,664.00	$—	$—	$0.25	$6,108.00	$237.99	$5,814,681.62
6.2	Patios @ south Suites	8,240	SF	$38.61	$318,146.40	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$38.61	$318,146.40
6.3	Elevatos	12	Stops	$—	$—	$—	$—		$—	$—	$—	$43,400.00	$520,800.00		$—	$43,400.00	$520,800.00
	Total Suites - South Bldg.	24,432	sf		$2,927,484.00		$1,977,636.02		$561,936.00		$659,664.00		$520,800.00		$6,108.00	$272.33	$6,653,628.02
7	SUITES ENTRY GARDEN
7.1	INSECT PROTECTED ENTRY GARDEN	16,560	SF	$53.68	$888,940.80	$—	$—	$2.00	$33,120.00	$—	$—	$—	$—		$—	$55.68	$922,060.80
7.2	RECEPTION BUILDING PORTE COCHERE ALLOWANCE	1	LS	$50,000.00	$50,000.00		$—		$—		$—		$—		$—	$50,000.00	$50,000.00
7.3	SUITE RECEPTION & SUPPORT BLDG	1,275	SF	$198.89	$253,584.75	$44.85	$57,183.75	$30.93	$39,429.38	$25.00	$31,875.00	$—	$—	$0.25	$318.75	$299.92	$382,391.63
	Total Suites Entry Garden & Reception	17,836	SF		$1,192,525.55		$57,183.75		$72,549.38		$31,875.00		$—		$318.75		$1,354,452.43
8	POOLS & CABANA’S
	Main Pool & Cabanas
8.1	Main Pool Deck	31,025	SF	$42.18	$1,308,634.50	$—	$—	$3.05	$94,626.25	$1.00	$31,025.00		$—		$—	$46.23	$1,434,285.75
8.2	Main Pool	4,045	SF	$120.00	$485,400.00	$—	$—	$4.80	$19,416.00	$—	$—		$—		$—	$124.80	$504,816.00
8.3	Cabana’s 10 ea	2,280	SF	$—	$—	$—	$—	$—	$—	$10.00	$22,800.00		$—	$5.00	$11,400.00	$15.00	$34,200.00
8.4	Fountains Allowance	1	ea	$25,000.00	$25,000.00	$—	$—	$—	$—	$—	$—		$—	$—	$—	$25,000.00	$25,000.00
8.5	Raised Platform @ East End	287	SF	$27.86	$7,995.82	$—	$—	$—	$—	$—	$—		$—	$—	$—	$27.86	$7,995.82
8.6	Snack/Bar Bldg at Pool - Deleted	0	SF	$33.88	$—	$27.30	$—	$63.15	$—	$14.00	$—	$80.00	$—	$3.00	$—	#DIV/0!	$—
	Total Main Pool & Cabanas	35,070	SF		$1,827,030.32		$—		$114,042.25		$53,825.00		$—		$11,400.00		$2,006,297.57
	VIP Pool Deck and Bar
8.7	VIP Pool Deck	2,711	SF	$6.00	$16,266.00	$—	$—	$4.06	$11,006.66	$—	$—		$—		$—	$10.06	$27,272.66
8.8	VIP Pool	570	SF	$120.00	$68,400.00	$—	$—	$26.32	$15,002.40	$—	$—		$—		$—	$146.32	$83,402.40
	Total VIP Pool Deck and Bar	3,281			$84,666.00		$—		$26,009.06	$—	$—	$—	$—	$—	$—		$110,675.06
9	SPA BUILDING
9.1	Toilet/Shower/Sauna Rooms	4,285	SF	$98.98	$424,129.30	$127.73	$547,301.63	$26.55	$113,766.75	$40.00	$171,400.00	$20.00	$85,700.00	$2.00	$8,570.00	$315.26	$1,350,867.68
9.2	Toilets	802	SF	$98.98	$79,381.96	$104.33	$83,668.65	$26.55	$21,293.10	$40.00	$32,080.00	$—	$—	$2.00	$1,604.00	$271.86	$218,027.71
9.3	Reception	895	SF	$98.98	$88,587.10	$153.08	$137,002.13	$26.55	$23,762.25	$40.00	$35,800.00	$—	$—	$2.00	$1,790.00	$320.61	$286,941.48
9.4	Salon	1,094	SF	$98.98	$108,284.12	$92.63	$101,331.75	$26.55	$29,045.70	$40.00	$43,760.00	$—	$—	$2.00	$2,188.00	$260.16	$284,609.57
9.5	Treatment Rooms	2,128	SF	$98.98	$210,629.44	$37.05	$78,842.40	$26.55	$56,498.40	$40.00	$85,120.00	$—	$—	$2.00	$4,256.00	$204.58	$435,346.24
9.6	Exercise	1,504	SF	$98.98	$148,865.92	$36.08	$54,256.80	$26.55	$39,931.20	$40.00	$60,160.00	$—	$—	$2.00	$3,008.00	$203.61	$306,221.92
9.7	Corridor/Waiting	1,743	SF	$98.98	$172,522.14	$51.68	$90,069.53	$26.55	$46,276.65	$40.00	$69,720.00	$—	$—	$2.00	$3,486.00	$219.21	$382,074.32
9.8	Office	718	SF	$98.98	$71,067.64	$36.08	$25,901.85	$26.55	$19,062.90	$40.00	$28,720.00	$—	$—	$2.00	$1,436.00	$203.61	$146,188.39
9.9	Bridge Corridor	0	SF	$98.98	$—	$41.93	$—	$26.55	$—	$40.00	$—	$—	$—	$2.00	$—	$209.46	$—
9.10	Open to Reception Below	0	SF	$98.98	$—	$—	$—	$26.55	$—	$40.00	$—	$—	$—	$2.00	$—	$167.53	$—
9.11	Elevators	2	STPS	$—	$—	$—	$—	$—	$—	$—	$—	$45,000.00	$90,000.00	$—	$—	$45,000.00	$90,000.00
9.12	Bar & Café	1,708	SF	$98.98	$169,057.84	$135.53	$231,476.70	$26.55	$45,347.40	$40.00	$68,320.00	$75.00	$128,100 00	$1.00	$1,708.00	$377.06	$644,009.94
9.13	Café Kitchen	1,362	SF	$98.98	$134,810.76	$50.70	$69,053.40	$26.55	$36,161.10	$40.00	$54,480.00	$150.00	$204,300.00		$—	$366.23	$498,805.26
9.14	Misc BOH & Circulation	1,397	SF	$98.98	$138,275.06	$74.10	$103,517.70	$26.55	$37,090.35	$40.00	$55,880.00	$—	$—	$2.00	$2,794.00	$241.63	$337,557.11
	Total Spa Building	17,636	SF		$1,745,611.28		$1,522,422.53		$468,235.80		$705,440.00		$508,100.00		$30,840.00		$4,980,649.61
10	CHAPEL
10.1	Chapel - Deleted	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—		$—	$—	$—
	Total Chapel	0	sf		$—		$—		$—		$—		$—		$—	$—	$—
11	SITEWORK
	Site Development (utilities, grading, etc.)
11.1	Parking Lot Lighting	1	ALLOW		$—	$—	$—	$—	$—	$200,000.00	$200,000.00		$—		$—	$200,000.00	$200,000.00
11.2	Loading Area Parking lot Lighting	1	ALLOW		$—	$—	$—	$—	$—	$10,000.00	$10,000.00		$—		$—	$10,000.00	$10,000.00
11.3	Tennis Court Lighting	1	ALLOW		$—	$—	$—	$—	$—	$30,000.00	$30,000.00		$—		$—	$30,000.00	$30,000.00
11.4	Averary Lighting	1	ALLOW		$—	$—	$—	$—	$—	$5,000.00	$5,000.00		$—		$—	$5,000.00	$5,000.00
11.5	Main Pool Deck Lighting	1	ALLOW		$—	$—	$—	$—	$—	$65,000.00	$65,000.00		$—		$—	$65,000.00	$65,000.00
11.6	VIP Deck Lighting	1	ALLOW		$—	$—	$—	$—	$—	$15,000.00	$15,000.00		$—		$—	$15,000.00	$15,000.00
11.7	Access Roads Lighting	1	ALLOW		$—	$—	$—	$—	$—	$75,000.00	$75,000.00		$—		$—	$75,000.00	$75,000.00
11.8	Landscape Lighting	1	ALLOW		$—	$—	$—	$—	$—	$50,000.00	$50,000.00		$—		$—	$50,000.00	$50,000.00
11.9	Building Up (feature)Lighting	1	ALLOW		$—	$—	$—	$—	$—	$30,000.00	$30,000.00		$—		$—	$30,000.00	$30,000.00
11.10	Main Power Feeders - Overhead approximately half of distance	1	LS		$—	$—	$—	$—	$—	$250,000.00	$250,000.00		$—		$—	$250,000.00	$250,000.00
11.11	SITE DEVELOPMENT BUDGET (Unit Price)	1	UP	$11,908,227.00	$11,908,227.00	$—	$—	$250,000.00	250,000.00	$—	$—		$—		$—	$12,158,227.00	$12,158,227.00
11.12	Strip and Clear & Grub Site (in road & site budget)	225	ACRES	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
11.13	Site Fill (Unit Price)	55,556	Cyds	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
11.14	SITE WATER/SEWER
11.15	6” HDPE WATER MAIN (Unit Price)	330	LF	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
11.16	8” HDPE WATER MAIN (Unit Price)	168	LF	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
11.17	12” HDPE WATER MAIN (Unit Price)	1,310	LF	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
11.18	16” HDPE WATER MAIN (Unit Price)	4,387	LF	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
11.19	FIRE HYDRANTS (Unit Price)	11	EA	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—

MOJITO POINTE		Date: 9/23/2011
Exhibit F
GMP Estimate

	Scheme 30 Rev
				Total Core & Shell Unit	Total Core & Shell Budget	Total Finishes Unit	Total Finishes Allowance	Total Mech Unit	Total Mech/Plumb/ Sprinkle r Budget	Total Elec Unit	Total Electrical Budget	Total Equip Unit	Total Equipment Budget Inclds Install Own Fur & Contr Fur	Total FF& E Unit	Total Install of Own Fur FF& E Budget	Total Project Unit	Total Project Budget
11.20	12” HDPE SEWER MAIN (Unit Price)	5,037	LF	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
11.21	LIFT STATION ALLOWANCE	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—	$—	$—
	Site Improvements (hardscape, landscape, roads, etc)
11.22	Site Landscaping & Irrigation	1	ALLOW	$3,000,000.00	$3,000,000.00	$—	$—		$—	$—	$—		$—		$—	$3,000,000.00	$3,000,000.00
11.23	Entry Garden Landscaping	1	ALLOW	$400,000.00	$400,000.00	$—	$—		$—	$—	$—		$—		$—	$400,000.00	$400,000.00
11.24	Golf Course Landscaping -in golf course allowance	1	ALLOW	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.25	Crochet Area—in Landscaping	1	ALLOW	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.26	Parking Lots (Inclds curb, walks, Storm Drainage	694,516	SF	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.27	ROADS PARKING & SITE BUDGET (Unit Price)	1	UP	$4,943,043.00	$4,943,043.00	$—	$—		$—	$—	$—		$—		$—	$4,943,043.00	$4,943,043.00
11.28	FILL & GRAVEL @ LOADING DOCK AREA (Unit Price)	1	UP	$150,000.00	$150,000.00	$—	$—		$—	$—	$—		$—		$—	$150,000.00	$150,000.00
11.29	TEMP ROADS & MATTING	1	LS	$500,000.00	$500,000.00								$—		$—		$500,000.00
11.30	Clear and Grub Site (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.31	Roundabout (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.32	Roadway roundabout East (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.33	Roadway roundabout North (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.34	Road way Roundabout West to Bridge (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.35	F & G Roadway roundabout South to Bridge (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.36	Frontage Road Bridge to Cove Lane (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.37	Storm Drainage (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.38	Loading Area Parking & Paving (25,000 SF +/-)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.39	Sidewalks & Hardscape Area	57,700	SF	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.40	Fountains Aloowance	2	EA	$125,000.00	$250,000.00	$—	$—		$—	$—	$—		$—		$—	$125,000.00	$250,000.00
11.41	Tennis Courts Allowance - Clay Courts	4	EA	$65,000.00	$260,000.00	$—	$—		$—	$—	$—		$—		$—	$65,000.00	$260,000.00
11.42	Monumental Sign on Top of Building - Structure Only	1	ALLOW	$100,000.00	$100,000.00	$—	$—		$—	$—	$—		$—		$—	$100,000.00	$100,000.00
11.43	Monumental Entry Gate - Changed to Landscaping Only	1	ALLOW	$50,000.00	$50,000.00	$—	$—		$—	$—	$—		$—		$—	$50,000.00	$50,000.00
	Roadwork Related to Federal Jurisdiction
11.44	FEDERAL JURISDICTION ROADWORK (Unit Price)	1	UP	$5,867,941.00	$5,867,941.00	$—	$—		$—	$—	$—		$—		$—	$5,867,941.00	$5,867,941.00
11.45	West Frontage Bridge (Unit Price)	250	LF	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.46	Decel West Bound Bridge (Unit Price)	210	LF	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.47	Accel West Bound Bridge (Unit Price)	210	LF	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.48	Accell Lane West Bound (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.49	Decel Lane East Bound (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.50	Accell Lane East Bound (Unit Price)	1	UP	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.51	Maintenance of Traffic Allowance	1	ALLOW	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.52	Interstate signage Allowance	1	ALLOW	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
11.53	Guard rail	1	LS	$—	$—	$—	$—		$—	$—	$—		$—		$—	$—	$—
	TOTAL SITEWORK				$27,429,211.00		$—		$250,000.00		$730,000.00		$—		$—		$28,409,211.00
12	MARINE WORK
	Barge Basin
12.1	Barge Basin Construction (concrete basin)	1	LS	$5,450,000.00	$5,450,000.00	$—	$—	$250,000.00	$250,000.00	$—	$—		$—	$—	$—	$5,700,000.00	$5,700,000.00
12.2	Barges Allowance - Built, Delivered, & Connected	1	ALLOW	$9,225,000.00	$9,225,000.00	$—	$—	$—	$—	$—	$—		$—	$—	$—	$9,225,000.00	$9,225,000.00
	Total Barge Basin				$14,675,000.00		$—		$250,000.00		$—		$—		$—		$14,925,000.00
	MARINA
12.3	Marina Piers and Walkways Allowance	1	ALLOW	$100,000.00	$100,000.00	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$100,000.00	$100,000.00
12.4	Float Plane Ramp Allowance	3,000	SF	$12.00	$36,000.00	$—	$—		$—	$—	$—		$—		$—	$12.00	$36,000.00
	Total Marina				$136,000.00		$—		$—		$—		$—		$—		$136,000.00
13	GOLF COURSE
13.1	GOLF COURSE ALLOWANCE	1	ALLOW	$8,500,000.00	$8,500,000.00	$—	$—		$—	$—	$—		$—		$—	$8,500,000.00	$8,500,000.00
	Total Golf Course	18	Holes		$8,500,000.00		$—		$—		$—		$—		$—		$8,500,000.00
14	CLUBHOUSE
14.1	Golf Club House	1,500	SF	$214.70	$322,050.00	$78.98	$118,462.50	$38.15	$57,225.00	$30.00	$45,000.00	$—	$—		$—	$361.83	$542,737.50
14.2	Golf ClubHouse Bar & Café	0	SF	$214.70	$—	$135.53	$—	$38.15	$—	$45.00	$—	$75.00	$—	$1.00	$—	#DIV/0!	$—
14.3	Café Kitchen	0	SF	$214.70	$—	$50.70	$—	$38.15	$—	$40.00	$—	$150.00	$—		$—		$—
	Total Clubhouse	1,500	sf		$322,050.00		$118,462.50		$57,225.00		$45,000.00		$—		$—	$361.83	$542,737.50
15	CART BARN
15.1	CART BARN - Metal Building	7,500	sf	$54.74	$410,550.00	$7.07	$53,015.63	$5.00	$37,500.00	$20.00	$150,000.00	$—	$—	$—	$—	$86.81	$651,065.63
	Total Cart Barn	7,500			$410,550.00		$53,015.63		$37,500.00		$150,000.00		$—		$—		$651,065.63
16	Porte Cochere
16.1	Porte Cochere	8,430	SF	$108.25	$912,547.50	$3.41	$28,767.38	$2.00	$16,860.00	$40.00	$337,200.00		$—		$—	$153.66	$1,295,374.88
16.2	Skylight	1	LS	$500,000.00	$500,000.00	$—	$—	$—	$—	$—	$—		$—	$—	$—	$500,000.00	$500,000.00
	Total Porte Cochere	8,430			$1,412,547.50		$28,767.38		$16,860.00		$337,200.00		$—		$—		$1,795,374.88
17	Maintenance Building/Falconry Training Area
17.1	Falconry Site Shaping	1	LS	$75,000.00	$75,000.00	$—	$—	$—	$—	$—	$—		$—	$—	$—	$75,000.00	$75,000.00
17.2	Falconry Area - Metal Building	2,000	SF	$61.68	$123,350.00	$21.94	$43,875.00	$16.00	$32,000.00	$10.00	$20,000.00	$—	$—		$—	$109.61	$219,225.00

17.3	Maintenance Area - Metal Building	8,000	SF	$51.68	$413,400.00	$5.36	$42,900.00	$2.00	$16,000.00	$10.00	$80,000.00	$—	$—		$—	$69.04	$552,300.00
17.4	Falconry Cages & Accessories Allowance	1	ALLOW	$15,000.00	$15,000.00	$—	$—	$—	$—	$—	$—		$—	$—	$—	$15,000.00	$15,000.00
	Total Falconry Training Area	10,000	sf		$626,750.00		$86,775.00		$48,000.00		$100,000.00		$—		$—	$86.15	$861,525.00

MOJITO POINTE		Date: 9/23/2011
Exhibit F
GMP Estimate

Scheme 30 Rev
			Total Core & Shell Unit	Total Core & Shell Budget	Total Finishes Unit	Total Finishes Allowance	Total Mech Unit	Total Mech/Plumb/ Sprinkle r Budget	Total Elec Unit	Total Electrical Budget	Total Equip Unit	Total Equipment Budget Inclds Install Own Fur & Contr Fur	Total FF& E Unit	Total Install of Own Fur FF& E Budget	Total Project Unit	Total Project Budget
TOTAL ALL AREAS	992,935	SF		$117,183,269.81		$43,579,089.24		$33,666,028.08		$25,703,989.60		$13,822,076.60		$216,819.60		$234,171,272.93
											General Conetions					$11,244,313.00
											Sub Total					$245,415,585.93
											Builders Risk (by owner)					$—
											Performance & Payment Bond					$1,847,975.93
											Building Permit (by owner)					$—
											Sub total					$247,263,561.86
											Overhead & Profit					$5,563,430.14
											Owner’s FF&E Allowance					$—
											Golf Course Maintenance Equipment Allowance					$—
											Owner Contingency					$1,000,000.00
											Contractor Contingency					$12,000,000.00
											Total					$265,826,992.00
										Notes:	Scheme 30 square footages have to be coordinated with BWA. Clarifications and assumptions associated with the GMP shall be issued at a later date.

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				Total Finishes Unit	Total Finishes Allowance	Millwork & Stndg & Runng Trm	Millwork & Standing & Running Trim	Hard Tile and Install O.F. Carpeting and CFCI Pad	Hard Tile and Install O.F. Carpeting and CFCI Pad	Ceilings	Total Ceiling	Wall Paint/Cove ring	Total Wall Paint / Covering	Drywall	Total Drywall	Doors / Frames / Hardware	Total Doors, Frames &Hrardware
1	CASINO
	1st Floor
1.1	CASINO	46,952	SF	$133.58	$6,271,613.40	$87.75	$4,120,038.00	$4.88	$228,891.00	$19.50	$915,564.00	$2.93	$137,334.60	$4.88	$228,891.00	$0.98	$45,778.20
1.2	ASIAN PIT	3,785	SF	$142.35	$538,794.75	$97.50	$369,037.50	$4.88	$18,451.88	$22.43	$84,878.63	$4.88	$18,451.88	$7.80	$29,523.00	$2.93	$11,071.13
1.3	HI-LIMIT	7,224	SF	$161.85	$1,169,204.40	$117.00	$845,208.00	$4.88	$35,217.00	$22.43	$161,998.20	$4.88	$35,217.00	$7.80	$56,347.20	$2.93	$21,130.20
1.4	PLAYER’S CLUB	615	SF	$92.63	$56,964.38	$48.75	$29,981.25	$3.90	$2,398.50	$22.43	$13,791.38	$4.88	$2,998.13	$7.80	$4,797.00	$2.93	$1,798.88
1.5	CASHIER’S CAGE & COUNT	2,739	SF	$75.08	$205,630.43	$34.13	$93,468.38	$3.90	$10,682.10	$22.43	$61,422.08	$3.90	$10,682.10	$7.80	$21,364.20	$1.95	$5,341.05
1.6	IRISH PUB	1,190	SF	$202.80	$241,332.00	$151.13	$179,838.75	$17.55	$20,884.50	$13.65	$16,243.50	$7.80	$9,282.00	$7.80	$9,282.00	$2.93	$3,480.75
1.7	BAR BACK-UP	236	SF	$19.99	$4,718.20	$1.95	$460.20	$2.93	$690.30	$3.41	$805.35	$1.95	$460.20	$7.80	$1,840.80	$0.98	$230.10
1.8	ATRIUM BAR-LOUNGE	3,000	SF	$183.30	$549,900.00	$141.38	$424,125.00	$4.88	$14,625.00	$14.63	$43,875.00	$9.75	$29,250.00	$7.80	$23,400.00	$2.93	$8,775.00
1.9	DRESSING ROOM	125	SF	$44.36	$5,545.31	$14.63	$1,828.13	$8.78	$1,096.88	$4.88	$609.38	$2.93	$365.63	$7.80	$975.00	$2.44	$304.69
1.10	PUB BACK-UP	223	SF	$22.43	$5,000.78	$1.95	$434.85	$2.93	$652.28	$2.93	$652.28	$1.95	$434.85	$7.80	$1,739.40	$2.93	$652.28
1.11	EVS	0	SF	$21.94	$—	$2.93	$—	$2.93	$—	$2.93	$—	$1.95	$—	$7.80	$—	$0.98	$—
1.12	SERVICE BARS	1,626	SF	$42.41	$68,962.73	$14.63	$23,780.25	$8.78	$14,268.15	$2.93	$4,756.05	$2.93	$4,756.05	$7.80	$12,682.80	$2.44	$3,963.38
1.13	OFFICE	213	SF	$25.35	$5,399.55	$4.88	$1,038.38	$1.95	$415.35	$2.93	$623.03	$2.93	$623.03	$7.80	$1,661.40	$3.90	$830.70
1.14	INFORMATION CENTER	255	SF	$35.59	$9,074.81	$14.63	$3,729.38	$1.95	$497.25	$2.93	$745.88	$2.93	$745.88	$7.80	$1,989.00	$2.44	$621.56
1.15	TOILETS	1,991	SF	$125.78	$250,418.03	$73.13	$145,591.88	$13.65	$27,177.15	$5.85	$11,647.35	$7.80	$15,529.80	$6.83	$13,588.58	$7.80	$15,529.80
1.16	PADDLEWHEEL	1,141	SF	$27.79	$31,705.54	$—	$—	$8.78	$10,012.28	$2.93	$3,337.43	$2.93	$3,337.43	$7.80	$8,899.80	$2.44	$2,781.19
1.17	ELEC, DATA, & STORAGE	1,673	SF	$21.84	$36,546.48	$2.93	$4,893.53	$4.29	$7,177.17	$2.93	$4,893.53	$1.95	$3,262.35	$7.80	$13,049.40	$0.98	$1,631.18
1.18	PANTRY & STORAGE	217	SF	$28.76	$6,241.46	$6.83	$1,481.03	$3.41	$740.51	$2.93	$634.73	$2.93	$634.73	$7.80	$1,692.60	$2.93	$634.73
1.19	ELEVATORS	4	STPS		$—	$—		$487.50	$1,950.00	$—	$—	$—		$—		$—
1.20	Curved Escalator Allowance - **Changed to Straight Escalators	2	EA		$—	$—		$—		$—		$—		$—		$—
	TOTAL 1ST FLOOR	73,205	SF		$9,457,052.23		$6,244,934.48		$395,827.28		$1,326,477.75		$273,365.63		$431,723.18		$124,554.79
	2ND FLOOR
1.21	BUFFET CAFÉ (INC SURVERY)	12,245	SF	$147.23	$1,802,770.13	$112.13	$1,372,970.63	$3.90	$47,755.50	$14.63	$179,083.13	$3.90	$47,755.50	$6.83	$83,572.13	$3.90	$47,755.50
1.22	QUE	1,503	SF	$147.23	$221,279.18	$112.13	$168,523.88	$3.90	$5,861.70	$14.63	$21,981.38	$3.90	$5,861.70	$6.83	$10,257.98	$3.90	$5,861.70
1.23	VERANDA	1,385	SF	$63.38	$87,774.38	$43.88	$60,766.88	$1.95	$2,700.75	$7.80	$10,803.00	$1.95	$2,700.75	$6.83	$9,452.63	$—	$—
1.24	MOJITO CLUB	5,645	SF	$88.73	$500,852.63	$53.63	$302,713.13	$2.93	$16,511.63	$14.63	$82,558.13	$3.90	$22,015.50	$6.83	$38,527.13	$5.85	$33,023.25
1.25	MOJITO CLUB BAR B/U	196	SF	$27.79	$5,446.35	$4.88	$955.50	$3.41	$668.85	$2.93	$573.30	$2.93	$573.30	$6.83	$1,337.70	$5.85	$1,146.60
1.26	MOJITO CLUB TOILETS	466	SF	$125.78	$58,611.15	$73.13	$34,076.25	$13.65	$6,360.90	$5.85	$2,726.10	$7.80	$3,634.80	$6.83	$3,180.45	$7.80	$3,634.80
1.27	VERANDA	1,430	SF	$64.35	$92,020.50	$43.88	$62,741.25	$1.95	$2,788.50	$7.80	$11,154.00	$2.93	$4,182.75	$6.83	$9,759.75	$—	$—
1.28	VIP BUFFET	2,133	SF	$193.05	$411,775.65	$146.25	$311,951.25	$1.95	$4,159.35	$24.38	$51,991.88	$7.80	$16,637.40	$6.83	$14,557.73	$4.88	$10,398.38
1.29	OPENING OVER ATRIUM BAR BELOW	2,798	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
1.30	CIRCULATION	2,887	SF	$99.45	$287,112.15	$73.13	$211,111.88	$1.95	$5,629.65	$7.80	$22,518.60	$4.88	$14,074.13	$6.83	$19,703.78	$3.90	$11,259.30
1.31	DINING TOILETS	1,409	SF	$125.78	$177,216.98	$73.13	$103,033.13	$13.65	$19,232.85	$5.85	$8,242.65	$7.80	$10,990.20	$6.83	$9,616.43	$7.80	$10,990.20
1.32	BANQUET HALL	8,366	SF	$111.15	$929,880.90	$53.63	$448,626.75	$1.95	$16,313.70	$14.63	$122,352.75	$3.90	$32,627.40	$6.83	$57,097.95	$29.25	$244,705.50
1.33	CONVENTION STORAGE	3,180	SF	$29.74	$94,565.25	$9.75	$31,005.00	$3.41	$10,851.75	$2.93	$9,301.50	$1.95	$6,201.00	$6.83	$21,703.50	$3.90	$12,402.00
1.34	CONVENTION TOILETS	1,866	SF	$125.78	$234,696.15	$73.13	$136,451.25	$13.65	$25,470.90	$5.85	$10,916.10	$7.80	$14,554.80	$6.83	$12,735.45	$7.80	$14,554.80
1.35	MAIN KITCHEN	6,100	SF	$35.10	$214,110.00	$9.75	$59,475.00	$8.78	$53,527.50	$3.90	$23,790.00	$3.90	$23,790.00	$6.83	$41,632.50	$0.98	$5,947.50
1.36	BEVERAGE PANTRY	730	SF	$34.61	$25,267.13	$14.63	$10,676.25	$3.41	$2,491.13	$2.93	$2,135.25	$1.95	$1,423.50	$6.83	$4,982.25	$3.90	$2,847.00
1.37	MOJITO CLUB PANTRY	274	SF	$35.10	$9,617.40	$14.63	$4,007.25	$3.90	$1,068.60	$2.93	$801.45	$1.95	$534.30	$6.83	$1,870.05	$3.90	$1,068.60
1.38	STAFF DINING	3,546	SF	$39.98	$141,751.35	$14.63	$51,860.25	$3.90	$13,829.40	$4.88	$17,286.75	$2.93	$10,372.05	$6.83	$24,201.45	$3.90	$13,829.40
1.39	STAFF TOILETS	1,286	SF	$78.00	$100,308.00	$34.13	$43,884.75	$8.78	$11,284.65	$4.88	$6,269.25	$2.93	$3,761.55	$6.83	$8,776.95	$4.88	$6,269.25
1.40	TRAINING	1,516	SF	$39.49	$59,863.05	$9.75	$14,781.00	$11.70	$17,737.20	$2.93	$4,434.30	$2.93	$4,434.30	$6.83	$10,346.70	$2.44	$3,695.25
1.41	DATA	271	SF	$29.25	$7,926.75	$9.75	$2,642.25	$1.95	$528.45	$2.93	$792.68	$2.93	$792.68	$6.83	$1,849.58	$3.90	$1,056.90
1.42	SURVEILLANCE	1,731	SF	$29.25	$50,631.75	$9.75	$16,877.25	$1.95	$3,375.45	$2.93	$5,063.18	$2.93	$5,063.18	$6.83	$11,814.08	$3.90	$6,750.90
1.43	COUNT	1,185	SF	$51.19	$60,657.19	$24.38	$28,884.38	$8.78	$10,398.38	$2.93	$3,466.13	$2.93	$3,466.13	$6.83	$8,087.63	$2.44	$2,888.44
1.44	A/V	648	SF	$24.38	$15,795.00	$4.88	$3,159.00	$1.95	$1,263.60	$2.93	$1,895.40	$2.93	$1,895.40	$6.83	$4,422.60	$3.90	$2,527.20
1.45	MIS	1,393	SF	$24.38	$33,954.38	$4.88	$6,790.88	$1.95	$2,716.35	$2.93	$4,074.53	$2.93	$4,074.53	$6.83	$9,507.23	$3.90	$5,432.70
1.46	ELECTRICAL	437	SF	$21.45	$9,373.65	$1.95	$852.15	$1.95	$852.15	$2.93	$1,278.23	$2.93	$1,278.23	$6.83	$2,982.53	$3.90	$1,704.30
1.47	EVS	247	SF	$22.43	$5,538.98	$2.93	$722.48	$1.95	$481.65	$2.93	$722.48	$2.93	$722.48	$6.83	$1,685.78	$3.90	$963.30
1.48	BUSINESS CENTER	470	SF	$35.10	$16,497.00	$14.63	$6,873.75	$1.95	$916.50	$3.90	$1,833.00	$2.93	$1,374.75	$5.85	$2,749.50	$3.90	$1,833.00
1.49	B-O-H MISC. & CIRCULATION	7,862	SF	$36.56	$287,454.38	$9.75	$76,654.50	$4.88	$38,327.25	$5.85	$45,992.70	$3.90	$30,661.80	$6.83	$53,658.15	$2.44	$19,163.63
	Total 2nd Floor	73,205	SF		$5,942,747.36		$3,573,067.88		$323,104.28		$654,037.80		$275,454.08		$480,069.53		$471,709.39
	Grand Lobby/Retail/Restaurants
1.50	GRAND LOBBY (includes Bell & Concierge)	5,373	SF	$134.55	$722,937.15	$87.75	$471,480.75	$4.88	$26,193.38	$19.50	$104,773.50	$5.85	$31,432.05	$5.85	$31,432.05	$4.88	$26,193.38
1.51	REGISTRATION	1,045	SF	$153.08	$159,963.38	$112.13	$117,170.63	$4.88	$5,094.38	$19.50	$20,377.50	$5.85	$6,113.25	$5.85	$6,113.25	$2.93	$3,056.63
1.52	COFFEE SHOP	505	SF	$105.30	$53,176.50	$63.38	$32,004.38	$11.70	$5,908.50	$14.63	$7,385.63	$2.93	$1,477.13	$5.85	$2,954.25	$4.88	$2,461.88
1.53	COFFEE SHOP STORAGE	167	SF	$25.84	$4,314.86	$4.88	$814.13	$3.41	$569.89	$3.90	$651.30	$1.95	$325.65	$5.85	$976.95	$3.90	$651.30
1.54	LOBBY BAR	849	SF	$105.30	$89,399.70	$63.38	$53,805.38	$11.70	$9,933.30	$14.63	$12,416.63	$2.93	$2,483.33	$5.85	$4,966.65	$4.88	$4,138.88
1.55	LOBBY BAR BACK UP	325	SF	$23.89	$7,763.44	$2.93	$950.63	$3.41	$1,109.06	$3.90	$1,267.50	$1.95	$633.75	$5.85	$1,901.25	$3.90	$1,267.50
1.56	IRISH PUB	2,347	SF	$169.65	$398,168.55	$121.88	$286,040.63	$17.55	$41,189.85	$14.63	$34,324.88	$4.88	$11,441.63	$5.85	$13,729.95	$2.93	$6,864.98
1.57	IRISH PUB KITCHEN	421	SF	$32.18	$13,545.68	$4.88	$2,052.38	$8.78	$3,694.28	$4.88	$2,052.38	$5.85	$2,462.85	$5.85	$2,462.85	$0.98	$410.48
1.58	IRISH PUB BACK UP	341	SF	$23.89	$8,145.64	$2.93	$997.43	$3.41	$1,163.66	$3.90	$1,329.90	$1.95	$664.95	$5.85	$1,994.85	$3.90	$1,329.90
1.59	RETAIL	2,738	SF	$108.47	$296,987.44	$73.13	$200,216.25	$2.44	$6,673.88	$14.63	$40,043.25	$3.90	$10,678.20	$5.85	$16,017.30	$7.80	$21,356.40
1.60	BAGGAGE ROOM	877	SF	$23.89	$20,949.34	$2.93	$2,565.23	$3.41	$2,992.76	$3.90	$3,420.30	$1.95	$1,710.15	$5.85	$5,130.45	$3.90	$3,420.30
1.61	PROMENADE	17,481	SF	$119.93	$2,096,408.93	$70.20	$1,227,166.20	$3.90	$68,175.90	$19.50	$340,879.50	$4.88	$85,219.88	$5.85	$102,263.85	$9.75	$170,439.75
1.62	PUBLIC ENTRIES & VESTIBULES	2,745	SF	$147.23	$404,132.63	$87.75	$240,873.75	$13.65	$37,469.25	$19.50	$53,527.50	$4.88	$13,381.88	$5.85	$16,058.25	$9.75	$26,763.75
1.63	PUBLIC TOILETS	4,024	SF	$116.03	$466,884.60	$73.13	$294,255.00	$13.65	$54,927.60	$7.80	$31,387.20	$7.80	$31,387.20	$5.85	$23,540.40	$1.95	$7,846.80
1.64	POOL TOILETS	259	SF	$62.40	$16,161.60	$29.25	$7,575.75	$8.78	$2,272.73	$4.88	$1,262.63	$5.85	$1,515.15	$5.85	$1,515.15	$1.95	$505.05
1.65	NOODLES	1,759	SF	$92.63	$162,927.38	$53.63	$94,326.38	$6.83	$12,005.18	$14.63	$25,725.38	$4.88	$8,575.13	$5.85	$10,290.15	$3.90	$6,860.10
1.66	NOODLES KITCHEN	974	SF	$31.20	$30,388.80	$4.88	$4,748.25	$8.78	$8,546.85	$3.90	$3,798.60	$5.85	$5,697.90	$5.85	$5,697.90	$0.98	$949.65
1.67	24/7 BISTRO	4,527	SF	$114.08	$516,417.53	$73.13	$331,036.88	$5.85	$26,482.95	$19.50	$88,276.50	$4.88	$22,069.13	$5.85	$26,482.95	$2.93	$13,241.48
1.68	24/7 KITCHEN	4,016	SF	$32.18	$129,214.80	$4.88	$19,578.00	$8.78	$35,240.40	$4.88	$19,578.00	$5.85	$23,493.60	$5.85	$23,493.60	$0.98	$3,915.60
1.69	LINEN & JANITOR	503	SF	$23.89	$12,015.41	$2.93	$1,471.28	$3.41	$1,716.49	$3.90	$1,961.70	$1.95	$980.85	$5.85	$2,942.55	$3.90	$1,961.70

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				Total Finishes Unit	Total Finishes Allowance	Millwork & Stndg & RunngTrm	Millwork & Standing & Running Trim	Hard Tile and Install O.F. Carpeting and CFCI Pad	Hard Tile and Install O.F. Carpeting and CFCI Pad	Ceilings	Total Ceiling	Wall Paint/Cove ring	Total Wall Paint / Covering	Drywall	Total Drywall	Doors / Frames / Hardware	Total Doors, Frames &Hrardware
1.70	SUPPORT	2,335	SF	$23.89	$55,777.31	$2.93	$6,829.88	$3.41	$7,968.19	$3.90	$9,106.50	$1.95	$4,553.25	$5.85	$13,659.75	$3.90	$9,106.50
1.71	24/7 BAR	773	SF	$107.25	$82,904.25	$63.38	$48,988.88	$13.65	$10,551.45	$14.63	$11,305.13	$4.88	$3,768.38	$5.85	$4,522.05	$2.93	$2,261.03
1.72	24/7 BAR BACK UP	167	SF	$23.89	$3,989.21	$2.93	$488.48	$3.41	$569.89	$3.90	$651.30	$1.95	$325.65	$5.85	$976.95	$3.90	$651.30
1.73	CASINO SERVICE BAR	856	SF	$42.90	$36,722.40	$14.63	$12,519.00	$7.80	$6,676.80	$4.88	$4,173.00	$4.88	$4,173.00	$5.85	$5,007.60	$2.93	$2,503.80
1.74	PATIO DINING ROOM	402	SF	$34.13	$13,718.25	$4.88	$1,959.75	$13.65	$5,487.30	$—	$—	$4.88	$1,959.75	$5.85	$2,351.70	$2.93	$1,175.85
1.75	SNAKE RIVER GRILL DINING	5,359	SF	$108.23	$579,977.78	$73.13	$391,876.88	$1.95	$10,450.05	$14.63	$78,375.38	$7.80	$41,800.20	$5.85	$31,350.15	$2.93	$15,675.08
1.76	SNAKE RIVER GRILL KITCHEN	2,115	SF	$31.20	$65,988.00	$4.88	$10,310.63	$8.78	$18,559.13	$3.90	$8,248.50	$5.85	$12,372.75	$5.85	$12,372.75	$0.98	$2,062.13
1.77	SLOT TECH	1,096	SF	$24.86	$27,249.30	$2.93	$3,205.80	$3.41	$3,740.10	$3.90	$4,274.40	$2.93	$3,205.80	$5.85	$6,411.60	$3.90	$4,274.40
1.78	SHOWROOM KITCHEN	2,309	SF	$30.23	$69,789.53	$2.93	$6,753.83	$8.78	$20,261.48	$4.88	$11,256.38	$5.85	$13,507.65	$5.85	$13,507.65	$0.98	$2,251.28
1.79	SECURITY	1,553	SF	$23.40	$36,340.20	$2.93	$4,542.53	$1.95	$3,028.35	$3.90	$6,056.70	$2.93	$4,542.53	$5.85	$9,085.05	$3.90	$6,056.70
1.80	FCC	304	SF	$23.40	$7,113.60	$2.93	$889.20	$1.95	$592.80	$3.90	$1,185.60	$2.93	$889.20	$5.85	$1,778.40	$3.90	$1,185.60
1.81	CARDS & DICE	129	SF	$21.45	$2,767.05	$2.93	$377.33	$1.95	$251.55	$3.90	$503.10	$1.95	$251.55	$5.85	$754.65	$2.93	$377.33
1.82	STATE POLICE	960	SF	$23.40	$22,464.00	$2.93	$2,808.00	$1.95	$1,872.00	$3.90	$3,744.00	$2.93	$2,808.00	$5.85	$5,616.00	$3.90	$3,744.00
1.83	STAFF TOILETS	1,330	SF	$51.68	$68,727.75	$24.38	$32,418.75	$8.78	$11,670.75	$3.90	$5,187.00	$2.93	$3,890.25	$5.85	$7,780.50	$3.90	$5,187.00
1.84	RETAIL STORAGE	332	SF	$27.79	$9,225.45	$5.85	$1,942.20	$3.41	$1,132.95	$3.90	$1,294.80	$2.93	$971.10	$5.85	$1,942.20	$3.90	$1,294.80
1.85	HIRING	1,036	SF	$23.40	$24,242.40	$2.93	$3,030.30	$1.95	$2,020.20	$3.90	$4,040.40	$2.93	$3,030.30	$5.85	$6,060.60	$3.90	$4,040.40
1.86	MAIL	426	SF	$24.86	$10,591.43	$2.93	$1,246.05	$3.41	$1,453.73	$3.90	$1,661.40	$2.93	$1,246.05	$5.85	$2,492.10	$3.90	$1,661.40
1.87	DATA	713	SF	$23.40	$16,684.20	$2.93	$2,085.53	$1.95	$1,390.35	$3.90	$2,780.70	$2.93	$2,085.53	$5.85	$4,171.05	$3.90	$2,780.70
1.88	ELEVATORS	8	STPS	$—	$—	$—	$—	$—	$—	$3.90	$31.20	$—	$—	$—	$—	$—	$—
1.89	ESCALATORS	2	EACH	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
1.90	B-O-H MISC. & CIRCULATION	15,170	SF	$42.66	$647,095.31	$24.38	$369,768.75	$1.95	$29,581.50	$5.85	$88,744.50	$0.98	$14,790.75	$5.85	$88,744.50	$2.93	$44,372.25
	2nd Floor
1.91	BUSINESS CENTER - MOVED TO CASINO 2ND FLOOR		SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—		$—		$—
1.92	MEETING ROOMS	3,424	SF	$53.63	$183,612.00	$29.25	$100,152.00	$1.95	$6,676.80	$7.80	$26,707.20	$2.93	$10,015.20	$5.85	$20,030.40	$3.90	$13,353.60
1.93	OPENING TO GRAND LOBBY BELOW	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
1.94	REGISTRATION	164	SF	$111.15	$18,228.60	$73.13	$11,992.50	$3.90	$639.60	$19.50	$3,198.00	$2.93	$479.70	$5.85	$959.40	$3.90	$639.60
1.95	CONVENTION SALES	1,057	SF	$26.33	$27,825.53	$4.88	$5,152.88	$1.95	$2,061.15	$4.88	$5,152.88	$2.93	$3,091.73	$5.85	$6,183.45	$3.90	$4,122.30
1.96	PANTRY	328	SF	$28.28	$9,274.20	$7.80	$2,558.40	$2.93	$959.40	$3.90	$1,279.20	$2.93	$959.40	$5.85	$1,918.80	$3.90	$1,279.20
1.97	PRE-FUNCTION & PUBLIC CIRCULATION	8,772	SF	$81.90	$718,426.80	$43.88	$384,871.50	$3.90	$34,210.80	$19.50	$171,054.00	$2.93	$25,658.10	$5.85	$51,316.20	$3.90	$34,210.80
1.98	OFFICES	10,863	SF	$22.43	$243,602.78	$2.93	$31,774.28	$1.95	$21,182.85	$3.90	$42,365.70	$1.95	$21,182.85	$5.85	$63,548.55	$3.90	$42,365.70
1.99	SHOWROOM OFFICES	2,066	SF	$22.43	$46,330.05	$2.93	$6,043.05	$1.95	$4,028.70	$3.90	$8,057.40	$1.95	$4,028.70	$5.85	$12,086.10	$3.90	$8,057.40
1.100	LAUNDRY	4,739	SF	$23.40	$110,892.60	$2.93	$13,861.58	$2.93	$13,861.58	$3.90	$18,482.10	$1.95	$9,241.05	$5.85	$27,723.15	$3.90	$18,482.10
1.101	HOUSEKEEPING	2,258	SF	$22.43	$50,635.65	$2.93	$6,604.65	$1.95	$4,403.10	$3.90	$8,806.20	$1.95	$4,403.10	$5.85	$13,209.30	$3.90	$8,806.20
1.102	TRASH	673	SF	$19.60	$13,189.12	$2.93	$1,968.53	$3.41	$2,296.61	$3.90	$2,624.70	$1.95	$1,312.35	$5.85	$3,937.05	$0.98	$656.18
1.103	UNIFORMS, CHANGE & TOILETS	4,055	SF	$24.38	$98,840.63	$4.88	$19,768.13	$1.95	$7,907.25	$3.90	$15,814.50	$1.95	$7,907.25	$5.85	$23,721.75	$3.90	$15,814.50
1.104	HUMAN RESOURCES & TRAINING	4,306	SF	$22.43	$96,562.05	$2.93	$12,595.05	$1.95	$8,396.70	$3.90	$16,793.40	$1.95	$8,396.70	$5.85	$25,190.10	$3.90	$16,793.40
1.105	STAFF TOILETS	0	SF	$53.63	$—	$24.38	$—	$8.78	$—	$4.88	$—	$3.90	$—	$5.85	$—	$3.90	$—
1.106	SUPPORT	227	SF	$22.43	$5,090.48	$2.93	$663.98	$1.95	$442.65	$3.90	$885.30	$1.95	$442.65	$5.85	$1,327.95	$3.90	$885.30
1.107	B-O-H MISC. & CIRCULATION	19,835	SF	$42.66	$846,086.72	$24.38	$483,478.13	$1.95	$38,678.25	$5.85	$116,034.75	$0.98	$19,339.13	$5.85	$116,034.75	$2.93	$58,017.38
	Total Grand Lobby/Retail/Restaurants	151,418	SF		$9,859,867.92		$5,372,655.60		$634,364.25		$1,474,315.05		$498,373.20		$885,736.80		$637,780.65
	Showroom
1.108	SHOWROOM	17,572	SF	$19.01	$334,087.65	$4.88	$85,663.50	$1.95	$34,265.40	$—	$—	$4.88	$85,663.50	$4.88	$85,663.50	$1.95	$34,265.40
1.109	STAGE	5,276	SF	$32.66	$172,327.35	$2.93	$15,432.30	$17.55	$92,593.80	$—	$—	$4.88	$25,720.50	$4.88	$25,720.50	$1.95	$10,288.20
1.110	TOILETS	1,791	SF	$75.56	$135,332.44	$43.88	$78,580.13	$13.65	$24,447.15	$—	$—	$5.85	$10,477.35	$4.88	$8,731.13	$1.95	$3,492.45
1.111	STORAGE	3,718	SF	$17.55	$65,250.90	$2.93	$10,875.15	$3.41	$12,687.68	$—	$—	$2.93	$10,875.15	$4.88	$18,125.25	$1.95	$7,250.10
1.112	SHOWROOM MISC. & CIRCULATION	4,290	SF	$19.99	$85,746.38	$4.88	$20,913.75	$3.90	$16,731.00	$—	$—	$2.93	$12,548.25	$4.88	$20,913.75	$1.95	$8,365.50
1.113	SHOWROOM BAR	776	SF	$99.94	$77,551.50	$73.13	$56,745.00	$13.65	$10,592.40	$—	$—	$4.88	$3,783.00	$4.88	$3,783.00	$1.95	$1,513.20
1.114	ESCALATOR	1	EA	$—	$—	$—		$—		$—		$—		$—	$—	$—
	2nd Floor
1.115	SHOWROOM SEATING	9,711	SF	$22.91	$222,503.29	$2.93	$28,404.68	$1.95	$18,936.45	$—	$—	$4.88	$47,341.13	$4.88	$47,341.13	$1.95	$18,936.45
1.116	SHOWROOM BAR	744	SF	$99.94	$74,353.50	$73.13	$54,405.00	$13.65	$10,155.60	$—	$—	$4.88	$3,627.00	$4.88	$3,627.00	$1.95	$1,450.80
1.117	SHOWROOM TOILETS	1,271	SF	$74.59	$94,800.71	$43.88	$55,765.13	$13.65	$17,349.15	$—	$—	$4.88	$6,196.13	$4.88	$6,196.13	$1.95	$2,478.45
1.118	DRESSING ROOM, GREEN ROOM, ETC.	4,489	SF	$19.01	$85,347.11	$4.88	$21,883.88	$1.95	$8,753.55	$—	$—	$4.88	$21,883.88	$4.88	$21,883.88	$1.95	$8,753.55
1.119	PANTRY	474	SF	$16.82	$7,972.09	$4.88	$2,310.75	$3.41	$1,617.53	$—	$—	$0.98	$462.15	$4.88	$2,310.75	$1.95	$924.30
1.120	STORAGE/BACK UP	326	SF	$14.87	$4,847.21	$2.93	$953.55	$3.41	$1,112.48	$—	$—	$0.98	$317.85	$4.88	$1,589.25	$1.95	$635.70
1.121	ELECTRICAL	0	SF	$13.89	$—	$1.95	$—	$3.41	$—	$—	$—	$0.98	$—	$4.88	$—	$1.95	$—
1.122	OPEN AREA OVER STAGE & SEATING	13,240	SF	$3.66	$48,408.75	$—	$—	$—	$—	$—	$—	$0.98	$12,909.00	$—	$—	$1.95	$25,818.00
1.123	B-O-H MISC. & CIRCULATION	3,861	SF	$20.23	$78,112.86	$9.75	$37,644.75	$1.95	$7,528.95	$—	$—	$0.98	$3,764.48	$4.88	$18,822.38	$1.95	$7,528.95
	Total Showroom	67,539	SF		$1,486,641.73		$469,577.55		$256,771.13		$—		$245,569.35		$264,707.63		$131,701.05
	TOTAL LOWRISE	365,367	SF		$26,746,309.24		$15,660,235.50		$1,610,066.93		$3,454,830.60		$1,292,762.25		$2,062,237.13		$1,365,745.88
2	CENTRAL PLANT
	Central Plant
2.1	CENTRAL PLANT	9,270	SF	$10.73	$99,420.75	$0.49	$4,519.13	$3.41	$31,633.88	$—	$—	$0.98	$9,038.25	$2.93	$27,114.75	$0.98	$9,038.25
2.2	PURCHASING & RECEIVING	476	SF	$18.53	$8,817.90	$2.93	$1,392.30	$1.95	$928.20	$—	$—	$2.93	$1,392.30	$4.88	$2,320.50	$3.90	$1,856.40
2.3	ENGINEERING	8,415	SF	$18.53	$155,887.88	$2.93	$24,613.88	$1.95	$16,409.25	$—	$—	$2.93	$24,613.88	$4.88	$41,023.13	$3.90	$32,818.50
2.4	Elevators	4	STPS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
								$—		$—		$—		$—		$—
	Warehouse							$—		$—		$—		$—		$—
2.5	WAREHOUSE	8,002	SF	$17.06	$136,534.13	$—	$—	$3.41	$27,306.83	$—	$—	$2.93	$23,405.85	$4.88	$39,009.75	$3.90	$31,207.80
2.6	DOCK	2,615	SF	$15.60	$40,794.00	$—	$—	$1.95	$5,099.25	$—	$—	$2.93	$7,648.88	$4.88	$12,748.13	$3.90	$10,198.50
2.7	TRASH	2,200	SF	$17.06	$37,537.50	$—	$—	$3.41	$7,507.50	$—	$—	$2.93	$6,435.00	$4.88	$10,725.00	$3.90	$8,580.00
	Total Central Plant	30,982	SF		$478,992.15		$30,525.30		$88,884.90		$—		$72,534.15		$132,941.25		$93,699.45
3	PARKING GARAGE

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				Total Finishes Unit	Total Finishes Allowance	Millwork & Stndg & Runng Trm	Millwork & Standing & Running Trim	Hard Tile and Install O.F. Carpeting and CFCI Pad	Hard Tile and Install O.F. Carpeting and CFCI Pad	Ceilings	Total Ceiling	Wall Paint/Cove ring	Total Wall Paint / Covering	Drywall	Total Drywall	Doors / Frames / Hardware	Total Doors, Frames &Hrardware
3.1	VIP PARKING Parking Garage	54,410	SF	$1.50	$81,696.62	$—	$—	$—	$—	$—	$—	$1.10	$59,946.22	$—	$—	$0.20	$10,609.95
3.2	2ND FLOOR PARKING Parking Garage	82,040	SF	$1.50	$123,183.06	$—	$—	$—	$—	$—	$—	$1.10	$90,387.57	$—	$—	$0.20	$15,997.80
3.3	3rd FLOOR PARKING Parking Garage	82,950	SF	$1.50	$124,549.43	$—	$—	$—	$—	$—	$—	$1.10	$91,390.16	$—	$—	$0.20	$16,175.25
3.4	4th FLOOR PARKING Parking Garage - ELIMINATED	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
3.5	5th FLOOR PARKING Parking Garage - ELIMINATED	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
3.6	Surface Parking to Replace Lost Spaces ALLOWANCE	1	LS	$—	$—	$0.98	$0.98	$0.98	$0.98	$—	$—	$0.98	$0.98	$0.98	$0.98	$0.98	$0.98
3.7	Elevators	9	STPS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
3.8	Car Count System Allowance	1	LS					$—		$—		$—		$—		$—
	Total Parking Garage	219,400	SF		$329,429.10		$0.98		$0.98		$—		$241,724.93		$0.98		$42,783.98
4	HOTEL
4.1	GUESTROOMS	174,143	SF	$49.09	$8,548,897.55	$10.94	$1,905,037.35	$8.33	$1,450,001.69	$4.88	$848,947.13	$4.82	$838,759.76	$10.73	$1,867,683.68	$7.56	$1,315,868.04
4.2	CORRIDORS & ELEVATOR LOBBIES	26,075	SF	$49.09	$1,280,054.34	$10.94	$285,247.46	$8.33	$217,113.49	$4.88	$127,115.63	$4.82	$125,590.24	$10.73	$279,654.38	$7.56	$197,029.22
4.3	MISC BOH & CIRCULATION	27,266	SF	$49.09	$1,338,522.02	$10.94	$298,276.41	$8.33	$227,030.35	$4.88	$132,921.75	$4.82	$131,326.69	$10.73	$292,427.85	$7.56	$206,028.71
4.4	Balconies	11,685	SF	$2.44	$28,482.19	$—	$—	$—	$—	$—	$—	$1.46	$17,089.31	$—	$—	$—	$—
4.5	Elevators	90	stops	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
4.6	Cupolas at Hotel Roof	1	ea	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Hotel	239,169			$11,195,956.10		$2,488,561.22		$1,894,145.53		$1,108,984.50		$1,112,766.00		$2,439,765.90		$1,718,925.98
		372	rms
5	SUITES - NORTH BLDG.
5.1	2 LEVELS 4 KEYS - Reduced by 15%	12,332	SF	$79.80	$984,139.85	$43.88	$541,066.50	$9.75	$120,237.00	$4.88	$60,118.50	$3.90	$48,094.80	$6.83	$84,165.90	$7.80	$96,189.60
5.2	Pool Decks	4,052	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
5.3	Pool Area	500	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
5.4	Fountains Allowance	4	EA	$—		$—		$—		$—		$—		$—		$—
5.5	Fire Places Allowance	4	EA	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Suites - North Bldg.	12,332	SF		$984,139.85		$541,066.50		$120,237.00		$60,118.50		$48,094.80		$84,165.90		$96,189.60
6	SUITES - SOUTH BLDG.
6.1	24 SUITES - Reduced by 15%	24,432	SF	$80.94	$1,977,636.02	$34.13	$833,742.00	$15.28	$373,278.20	$9.75	$238,212.00	$3.90	$95,284.80	$7.80	$190,569.60	$7.80	$190,569.60
6.2	Patios @ south Suites	8,240	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
6.3	Elevatos	12	Stops	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Suites - South Bldg.	24,432	sf		$1,977,636.02		$833,742.00		$373,278.20	$—	$238,212.00		$95,284.80		$190,569.60		$190,569.60
7	SUITES ENTRY GARDEN							$—		$—
7.1	INSECT PROTECTED ENTRY GARDEN	16,560	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
7.2	RECEPTION BUILDING PORTE COCHERE ALLOWANCE	1	LS		$—	$0.98	$0.98	$0.98	$0.98	$—	$—	$0.98	$0.98	$0.98	$0.98	$0.98	$0.98
7.3	SUITE RECEPTION & SUPPORT BLDG	1,275	SF	$44.85	$57,183.75	$14.63	$18,646.88	$7.80	$9,945.00	$5.85	$7,458.75	$2.93	$3,729.38	$9.75	$12,431.25	$1.95	$2,486.25
	Total Suites Entry Garden & Reception	17,836	SF		$57,183.75		$18,647.85		$9,945.98		$7,458.75		$3,730.35		$12,432.23		$2,487.23
8	POOLS & CABANA’S
	Main Pool & Cabanas
8.1	Main Pool Deck	31,025	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
8.2	Main Pool	4,045	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
8.3	Cabana’s 10 ea	2,280	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
8.4	Fountains Allowance	1	ea	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
8.5	Raised Platform @ East End	287	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
8.6	Snack/Bar Bldg at Pool - Deleted	0	SF	$27.30	$—	$24.38	$—	$—	$—	$—	$—	$1.95	$—	$—	$—	$0.98	$—
	Total Main Pool & Cabanas	35,070	SF		$—		$—		$—		$—		$—		$—		$—
	VIP Pool Deck and Bar
8.7	VIP Pool Deck	2,711	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
8.8	VIP Pool	570	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
						$—
	Total VIP Pool Deck and Bar	3,281			$—		$—		$—		$—		$—		$—		$—
9	SPA BUILDING
9.1	Toilet/Shower/Sauna Rooms	4,285	SF	$127.73	$547,301.63	$82.88	$355,119.38	$15.60	$66,846.00	$4.88	$20,889.38	$7.80	$33,423.00	$5.85	$25,067.25	$6.83	$29,245.13
9.2	Toilets	802	SF	$104.33	$83,668.65	$58.50	$46,917.00	$15.60	$12,511.20	$7.80	$6,255.60	$5.85	$4,691.70	$5.85	$4,691.70	$6.83	$5,473.65
9.3	Reception	895	SF	$153.08	$137,002.13	$107.25	$95,988.75	$15.60	$13,962.00	$7.80	$6,981.00	$5.85	$5,235.75	$5.85	$5,235.75	$6.83	$6,108.38
9.4	Salon	1,094	SF	$92.63	$101,331.75	$63.38	$69,332.25	$1.95	$2,133.30	$4.88	$5,333.25	$5.85	$6,399.90	$5.85	$6,399.90	$6.83	$7,466.55
9.5	Treatment Rooms	2,128	SF	$37.05	$78,842.40	$9.75	$20,748.00	$1.95	$4,149.60	$3.90	$8,299.20	$4.88	$10,374.00	$5.85	$12,448.80	$6.83	$14,523.60
9.6	Exercise	1,504	SF	$36.08	$54,256.80	$9.75	$14,664.00	$1.95	$2,932.80	$3.90	$5,865.60	$3.90	$5,865.60	$5.85	$8,798.40	$6.83	$10,264.80
9.7	Corridor/Waiting	1,743	SF	$51.68	$90,069.53	$19.50	$33,988.50	$5.85	$10,196.55	$5.85	$10,196.55	$3.90	$6,797.70	$5.85	$10,196.55	$6.83	$11,895.98
9.8	Office	718	SF	$36.08	$25,901.85	$9.75	$7,000.50	$1.95	$1,400.10	$3.90	$2,800.20	$3.90	$2,800.20	$5.85	$4,200.30	$6.83	$4,900.35
9.9	Bridge Corridor	0	SF	$41.93	$—	$14.63	$—	$1.95	$—	$4.88	$—	$3.90	$—	$5.85	$—	$6.83	$—
9.10	Open to Reception Below	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
9.11	Elevators	2	STPS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
9.12	Bar & Café	1,708	SF	$135.53	$231,476.70	$92.63	$158,203.50	$11.70	$19,983.60	$7.80	$13,322.40	$5.85	$9,991.80	$9.75	$16,653.00	$5.85	$9,991.80
9.13	Café Kitchen	1,362	SF	$50.70	$69,053.40	$9.75	$13,279.50	$9.75	$13,279.50	$4.88	$6,639.75	$4.88	$6,639.75	$9.75	$13,279.50	$7.80	$10,623.60
9.14	Misc BOH & Circulation	1,397	SF	$74.10	$103,517.70	$43.88	$61,293.38	$3.90	$5,448.30	$4.88	$6,810.38	$4.88	$6,810.38	$5.85	$8,172.45	$6.83	$9,534.53
	Total Spa Building	17,636	SF		$1,522,422.53		$876,534.75		$152,842.95		$93,393.30		$99,029.78		$115,143.60		$120,028.35
10	CHAPEL
10.1	Chapel - Deleted	0	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

MOJITO POINTE		Date: 9/23/2011
Exhibit F
GMP Estimate

	Scheme 30 Rev
				Total Finishes Unit	Total Finishes Allowance	Millwork & Stndg & RunngTrm	Millwork & Standing & Running Trim	Hard Tile and Install O.F. Carpeting and CFCI Pad	Hard Tile and Install O.F. Carpeting and CFCI Pad	Ceilings	Total Ceiling	Wall Paint/Cove ring	Total Wall Paint / Covering	Drywall	Total Drywall	Doors / Frames / Hardware	Total Doors, Frames &Hrardware
	Total Chapel	0	sf		$—		$—		$—	$—	$—		$—		$—		$—
11	SITEWORK
	Site Development (utilities, grading, etc.)
11.1	Parking Lot Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.2	Loading Area Parking lot Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.3	Tennis Court Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.4	Averary Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.5	Main Pool Deck Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.6	VIP Deck Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.7	Access Roads Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.8	Landscape Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.9	Building Up (feature) Lighting	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.10	Main Power Feeders - Overhead approximately half of distance	1	LS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.11	SITE DEVELOPMENT BUDGET (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.12	Strip and Clear & Grub Site (in road & site budget)	225	ACRES	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.13	Site Fill (Unit Price)	55,556	Cyds	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.14	SITE WATER/SEWER
11.15	6” HDPE WATER MAIN (Unit Price)	330	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.16	8” HDPE WATER MAIN (Unit Price)	168	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.17	12” HDPE WATER MAIN (Unit Price)	1,310	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.18	16” HDPE WATER MAIN (Unit Price)	4,387	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.19	FIRE HYDRANTS (Unit Price)	11	EA	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.20	12” HDPE SEWER MAIN (Unit Price)	5,037	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.21	LIFT STATION ALLOWANCE	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Site Improvements (hardscape, landscape, roads, etc)
11.22	Site Landscaping & Irrigation	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.23	Entry Garden Landscaping	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.24	Golf Course Landscaping -in golf course allowance	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.25	Crochet Area—in Landscaping	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.26	Parking Lots (Inclds curb, walks, Storm Drainage	694,516	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.27	ROADS PARKING & SITE BUDGET (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.28	FILL & GRAVEL @ LOADING DOCK AREA (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.29	TEMP ROADS & MATTING	1	LS			$—		$—		$—	$—	$—		$—		$—
11.30	Clear and Grub Site (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.31	Roundabout (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.32	Roadway roundabout East (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.33	Roadway roundabout North (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.34	Road way Roundabout West to Bridge (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.35	F & G Roadway roundabout South to Bridge (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.36	Frontage Road Bridge to Cove Lane (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.37	Storm Drainage (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.38	Loading Area Parking & Paving (25,000 SF +/-)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.39	Sidewalks & Hardscape Area	57,700	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.40	Fountains Aloowance	2	EA	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.41	Tennis Courts Allowance - Clay Courts	4	EA	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.42	Monumental Sign on Top of Building - Structure Only	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.43	Monumental Entry Gate - Changed to Landscaping Only	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Roadwork Related to Federal Jurisdiction
11.44	FEDERAL JURISDICTION ROADWORK (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.45	West Frontage Bridge (Unit Price)	250	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.46	Decel West Bound Bridge (Unit Price)	210	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.47	Accel West Bound Bridge (Unit Price)	210	LF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.48	Accell Lane West Bound (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.49	Decel Lane East Bound (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.50	Accell Lane East Bound (Unit Price)	1	UP	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
										$—		$—		$—		$—
11.51	Maintenance of Traffic Allowance	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.52	Interstate signage Allowance	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
11.53	Guard rail	1	LS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	TOTAL SITEWORK				$—		$—		$—		$—		$—		$—		$—
12	MARINE WORK
	Barge Basin
12.1	Barge Basin Construction (concrete basin)	1	LS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
12.2	Barges Allowance - Built, Delivered, & Connected	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Barge Basin				$—		$—		$—		$—		$—		$—		$—
	MARINA
12.3	Marina Piers and Walkways Allowance	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
12.4	Float Plane Ramp Allowance	3,000	SF	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Marina				$—		$—		$—		$—		$—		$—		$—

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				Total Finishes Unit	Total Finishes Allowance	Millwork & Stndg & Runng Trm	Millwork & Standing & Running Trim	Hard Tile and Install O.F. Carpeting and CFCI Pad	Hard Tile and Install O.F. Carpeting and CFCI Pad	Ceilings	Total Ceiling	Wall Paint/Cove ring	Total Wall Paint / Covering	Drywall	Total Drywall	Doors / Frames / Hardware	Total Doors, Frames &Hrardware
13	GOLF COURSE
13.1	GOLF COURSE ALLOWANCE	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Golf Course	18	Holes		$—		$—		$—	$—	$—		$—		$—		$—
14	CLUBHOUSE
14.1	Golf Club House	1,500	SF	$78.98	$118,462.50	$34.13	$51,187.50	$11.70	$17,550.00	$9.75	$14,625.00	$7.80	$11,700.00	$9.75	$14,625.00	$3.90	$5,850.00
14.2	Golf ClubHouse Bar & Café	0	SF	$135.53	$—	$92.63	$—	$11.70	$—	$7.80	$—	$5.85	$—	$9.75	$—	$5.85	$—
14.3	Café Kitchen	0	SF	$50.70	$—	$9.75	$—	$9.75	$—	$4.88	$—	$4.88	$—	$9.75	$—	$7.80	$—
	Total Clubhouse	1,500	sf		$118,462.50		$51,187.50		$17,550.00		$14,625.00		$11,700.00	$—	$14,625.00	$—	$5,850.00
15	CART BARN
15.1	CART BARN - Metal Building	7,500	sf	$7.07	$53,015.63	$—	$—	$—	$—	$—	$—	$2.93	$21,937.50	$2.93	$21,937.50	$0.49	$3,656.25
	Total Cart Barn	7,500			$53,015.63		$—		$—		$—		$21,937.50		$21,937.50		$3,656.25
16	Porte Cochere
16.1	Porte Cochere	8,430	SF	$3.41	$28,767.38	$—	$—	$—	$—	$—	$—	$2.93	$24,657.75	$—	$—	$—	$—
16.2	Skylight	1	LS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Porte Cochere	8,430			$28,767.38		$—		$—		$—		$24,657.75		$—	$—	$—
17	Maintenance Building/Falconry Training Area
17.1	Falconry Site Shaping	1	LS	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
17.2	Falconry Area - Metal Building	2,000	SF	$21.94	$43,875.00	$1.95	$3,900.00	$3.90	$7,800.00	$—	$—	$1.95	$3,900.00	$9.75	$19,500.00	$2.93	$5,850.00
17.3	Maintenance Area - Metal Building	8,000	SF	$5.36	$42,900.00	$—	$—	$—	$—	$—	$—	$2.93	$23,400.00	$—	$—	$0.98	$7,800.00
17.4	Falconry Cages & Accessories Allowance	1	ALLOW	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
	Total Falconry Training Area	10,000	sf		$86,775.00		$3,900.00		$7,800.00		$—		$27,300.00		$19,500.00		$13,650.00
	TOTAL ALL AREAS	992,935	SF		$43,579,089.24		$20,504,401.59		$4,274,752.46		$4,977,622.65		$3,051,522.30		$5,093,319.08		$3,653,586.30

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				SPECIALTYS	Total SPECIALTYS	Rough Carp	Total Rough Carp	Window Shading	Total Window Shading	Signage	Total Signage	Theming	Total Theming
1	CASINO
	1st Floor
1.1	CASINO	46,952	SF	$1.95	$91,556.40	$0.98	$45,778.20		$—		$—	$9.75	$457,782.00
1.2	ASIAN PIT	3,785	SF	$0.98	$3,690.38	$0.98	$3,690.38		$—		$—	$—	$—
1.3	HI-LIMIT	7,224	SF	$0.98	$7,043.40	$0.98	$7,043.40		$—		$—	$—	$—
1.4	PLAYER’S CLUB	615	SF	$0.98	$599.63	$0.98	$599.63		$—		$—	$—	$—
1.5	CASHIER’S CAGE & COUNT	2,739	SF	$—	$—	$0.98	$2,670.53		$—		$—	$—	$—
1.6	IRISH PUB	1,190	SF	$0.98	$1,160.25	$0.98	$1,160.25		$—		$—	$—	$—
1.7	BAR BACK-UP	236	SF	$0.00	$1.15	$0.98	$230.10		$—		$—	$—	$—
1.8	ATRIUM BAR-LOUNGE	3,000	SF	$0.98	$2,925.00	$0.98	$2,925.00		$—		$—	$—	$—
1.9	DRESSING ROOM	125	SF	$1.95	$243.75	$0.98	$121.88		$—		$—	$—	$—
1.10	PUB BACK-UP	223	SF	$0.98	$217.43	$0.98	$217.43		$—		$—	$—	$—
1.11	EVS	0	SF	$1.95	$—	$0.49	$—		$—		$—	$—	$—
1.12	SERVICE BARS	1,626	SF	$1.95	$3,170.70	$0.98	$1,585.35		$—		$—	$—	$—
1.13	OFFICE	213	SF	$—	$—	$0.98	$207.68		$—		$—	$—	$—
1.14	INFORMATION CENTER	255	SF	$1.95	$497.25	$0.98	$248.63		$—		$—	$—	$—
1.15	TOILETS	1,991	SF	$9.75	$19,412.25	$0.98	$1,941.23		$—		$—	$—	$—
1.16	PADDLEWHEEL	1,141	SF	$1.95	$2,224.95	$0.98	$1,112.48		$—		$—	$—	$—
1.17	ELEC, DATA, & STORAGE	1,673	SF	$0.00	$8.16	$0.98	$1,631.18		$—		$—	$—	$—
1.18	PANTRY & STORAGE	217	SF	$0.98	$211.58	$0.98	$211.58		$—		$—	$—	$—
1.19	ELEVATORS	4	STPS	$—		$—			$—		$—
1.20	Curved Escalator Allowance -**Changed to Straight Escalators	2	EA	$—		$—
	TOTAL 1ST FLOOR	73,205	SF		$132,962.26		$71,374.88		$—		$—		$457,782.00
	2ND FLOOR
1.21	BUFFET CAFÉ (INC SURVERY)	12,245	SF	$0.98	$11,938.88	$0.98	$11,938.88		$—		$—	$—	$—
1.22	QUE	1,503	SF	$0.98	$1,465.43	$0.98	$1,465.43		$—		$—	$—	$—
1.23	VERANDA	1,385	SF	$—	$—	$0.98	$1,350.38		$—		$—	$—	$—
1.24	MOJITO CLUB	5,645	SF	$—	$—	$0.98	$5,503.88		$—		$—	$—	$—
1.25	MOJITO CLUB BAR B/U	196	SF	$—	$—	$0.98	$191.10		$—		$—	$—	$—
1.26	MOJITO CLUB TOILETS	466	SF	$9.75	$4,543.50	$0.98	$454.35		$—		$—	$—	$—
1.27	VERANDA	1,430	SF	$—	$—	$0.98	$1,394.25		$—		$—	$—	$—
1.28	VIP BUFFET	2,133	SF	$—	$—	$0.98	$2,079.68		$—		$—	$—	$—
1.29	OPENING OVER ATRIUM BAR BELOW	2,798	SF	$—	$—	$—	$—		$—		$—	$—	$—
1.30	CIRCULATION	2,887	SF	$—	$—	$0.98	$2,814.83		$—		$—	$—	$—
1.31	DINING TOILETS	1,409	SF	$9.75	$13,737.75	$0.98	$1,373.78		$—		$—	$—	$—
1.32	BANQUET HALL	8,366	SF	$—	$—	$0.98	$8,156.85		$—		$—	$—	$—
1.33	CONVENTION STORAGE	3,180	SF	$—	$—	$0.98	$3,100.50		$—		$—	$—	$—
1.34	CONVENTION TOILETS	1,866	SF	$9.75	$18,193.50	$0.98	$1,819.35		$—		$—	$—	$—
1.35	MAIN KITCHEN	6,100	SF	$0.49	$2,973.75	$0.49	$2,973.75		$—		$—	$—	$—
1.36	BEVERAGE PANTRY	730	SF	$—	$—	$0.98	$711.75		$—		$—	$—	$—
1.37	MOJITO CLUB PANTRY	274	SF	$—	$—	$0.98	$267.15		$—		$—	$—	$—
1.38	STAFF DINING	3,546	SF	$1.95	$6,914.70	$0.98	$3,457.35		$—		$—	$—	$—
1.39	STAFF TOILETS	1,286	SF	$14.63	$18,807.75	$0.98	$1,253.85		$—		$—	$—	$—
1.40	TRAINING	1,516	SF	$1.95	$2,956.20	$0.98	$1,478.10		$—		$—	$—	$—
1.41	DATA	271	SF	$—	$—	$0.98	$264.23		$—		$—	$—	$—
1.42	SURVEILLANCE	1,731	SF	$—	$—	$0.98	$1,687.73		$—		$—	$—	$—
1.43	COUNT	1,185	SF	$1.95	$2,310.75	$0.98	$1,155.38		$—		$—	$—	$—
1.44	A/V	648	SF	$—	$—	$0.98	$631.80		$—		$—	$—	$—
1.45	MIS	1,393	SF	$—	$—	$0.98	$1,358.18		$—		$—	$—	$—
1.46	ELECTRICAL	437	SF	$—	$—	$0.98	$426.08		$—		$—	$—	$—
1.47	EVS	247	SF	$—	$—	$0.98	$240.83		$—		$—	$—	$—
1.48	BUSINESS CENTER	470	SF	$0.98	$458.25	$0.98	$458.25		$—		$—	$—	$—
1.49	B-O-H MISC. & CIRCULATION	7,862	SF	$1.95	$15,330.90	$0.98	$7,665.45		$—		$—	$—	$—
	Total 2nd Floor	73,205	SF		$99,631.35		$65,673.08		$—		$—		$—
	Grand Lobby/Retail/Restaurants
1.50	GRAND LOBBY (includes Bell & Concierge)	5,373	SF	$4.88	$26,193.38	$0.98	$5,238.68		$—		$—	$9.75	$52,386.75
1.51	REGISTRATION	1,045	SF	$0.98	$1,018.88	$0.98	$1,018.88		$—		$—	$—	$—
1.52	COFFEE SHOP	505	SF	$0.98	$492.38	$0.98	$492.38		$—		$—	$—	$—
1.53	COFFEE SHOP STORAGE	167	SF	$0.98	$162.83	$0.98	$162.83		$—		$—	$—	$—
1.54	LOBBY BAR	849	SF	$0.98	$827.78	$0.98	$827.78		$—		$—	$—	$—
1.55	LOBBY BAR BACK UP	325	SF	$0.98	$316.88	$0.98	$316.88		$—		$—	$—	$—
1.56	IRISH PUB	2,347	SF	$0.98	$2,288.33	$0.98	$2,288.33		$—		$—	$—	$—
1.57	IRISH PUB KITCHEN	421	SF	$0.49	$205.24	$0.49	$205.24		$—		$—	$—	$—
1.58	IRISH PUB BACK UP	341	SF	$0.98	$332.48	$0.98	$332.48		$—		$—	$—	$—
1.59	RETAIL	2,738	SF	$0.24	$667.39	$0.49	$1,334.78		$—		$—	$—	$—
1.60	BAGGAGE ROOM	877	SF	$0.98	$855.08	$0.98	$855.08		$—		$—	$—	$—
1.61	PROMENADE	17,481	SF	$4.88	$85,219.88	$0.98	$17,043.98		$—		$—	$—	$—
1.62	PUBLIC ENTRIES & VESTIBULES	2,745	SF	$4.88	$13,381.88	$0.98	$2,676.38		$—		$—	$—	$—
1.63	PUBLIC TOILETS	4,024	SF	$4.88	$19,617.00	$0.98	$3,923.40		$—		$—	$—	$—
1.64	POOL TOILETS	259	SF	$4.88	$1,262.63	$0.98	$252.53		$—		$—	$—	$—
1.65	NOODLES	1,759	SF	$1.95	$3,430.05	$0.98	$1,715.03		$—		$—	$—	$—
1.66	NOODLES KITCHEN	974	SF	$0.49	$474.83	$0.49	$474.83		$—		$—	$—	$—
1.67	24/7 BISTRO	4,527	SF	$0.98	$4,413.83	$0.98	$4,413.83		$—		$—	$—	$—
1.68	24/7 KITCHEN	4,016	SF	$0.49	$1,957.80	$0.49	$1,957.80		$—		$—	$—	$—
1.69	LINEN & JANITOR	503	SF	$0.98	$490.43	$0.98	$490.43		$—		$—	$—	$—

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				SPECIALTYS	Total SPECIALTYS	Rough Carp	Total Rough Carp	Window Shading	Total Window Shading	Signage	Total Signage	Theming	Total Theming
1.70	SUPPORT	2,335	SF	$0.98	$2,276.63	$0.98	$2,276.63		$—		$—	$—	$—
1.71	24/7 BAR	773	SF	$0.98	$753.68	$0.98	$753.68		$—		$—	$—	$—
1.72	24/7 BAR BACK UP	167	SF	$0.98	$162.83	$0.98	$162.83		$—		$—	$—	$—
1.73	CASINO SERVICE BAR	856	SF	$0.98	$834.60	$0.98	$834.60		$—		$—	$—	$—
1.74	PATIO DINING ROOM	402	SF	$0.98	$391.95	$0.98	$391.95		$—		$—	$—	$—
1.75	SNAKE RIVER GRILL DINING	5,359	SF	$0.98	$5,225.03	$0.98	$5,225.03		$—		$—	$—	$—
1.76	SNAKE RIVER GRILL KITCHEN	2,115	SF	$0.49	$1,031.06	$0.49	$1,031.06		$—		$—	$—	$—
1.77	SLOT TECH	1,096	SF	$0.98	$1,068.60	$0.98	$1,068.60		$—		$—	$—	$—
1.78	SHOWROOM KITCHEN	2,309	SF	$0.49	$1,125.64	$0.49	$1,125.64		$—		$—	$—	$—
1.79	SECURITY	1,553	SF	$0.98	$1,514.18	$0.98	$1,514.18		$—		$—	$—	$—
1.80	FCC	304	SF	$0.98	$296.40	$0.98	$296.40		$—		$—	$—	$—
1.81	CARDS & DICE	129	SF	$0.98	$125.78	$0.98	$125.78		$—		$—	$—	$—
1.82	STATE POLICE	960	SF	$0.98	$936.00	$0.98	$936.00		$—		$—	$—	$—
1.83	STAFF TOILETS	1,330	SF	$0.98	$1,296.75	$0.98	$1,296.75		$—		$—	$—	$—
1.84	RETAIL STORAGE	332	SF	$0.98	$323.70	$0.98	$323.70		$—		$—	$—	$—
1.85	HIRING	1,036	SF	$0.98	$1,010.10	$0.98	$1,010.10		$—		$—	$—	$—
1.86	MAIL	426	SF	$0.98	$415.35	$0.98	$415.35		$—		$—	$—	$—
1.87	DATA	713	SF	$0.98	$695.18	$0.98	$695.18		$—		$—	$—	$—
1.88	ELEVATORS	8	STPS	$—	$—	$—	$—		$—		$—	$—	$—
1.89	ESCALATORS	2	EACH	$—	$—	$—	$—		$—		$—	$—	$—
1.90	B-O-H MISC. & CIRCULATION	15,170	SF	$0.24	$3,697.69	$0.49	$7,395.38		$—		$—	$—	$—
	2nd Floor
1.91	BUSINESS CENTER - MOVED TO CASINO 2ND FLOOR		SF		$—		$—		$—		$—	$—	$—
1.92	MEETING ROOMS	3,424	SF	$0.98	$3,338.40	$0.98	$3,338.40		$—		$—	$—	$—
1.93	OPENING TO GRAND LOBBY BELOW	0	SF	$—	$—	$—	$—		$—		$—	$—	$—
1.94	REGISTRATION	164	SF	$0.98	$159.90	$0.98	$159.90		$—		$—	$—	$—
1.95	CONVENTION SALES	1,057	SF	$0.98	$1,030.58	$0.98	$1,030.58		$—		$—	$—	$—
1.96	PANTRY	328	SF	$—	$—	$0.98	$319.80		$—		$—	$—	$—
1.97	PRE-FUNCTION & PUBLIC CIRCULATION	8,772	SF	$0.98	$8,552.70	$0.98	$8,552.70		$—		$—	$—	$—
1.98	OFFICES	10,863	SF	$0.98	$10,591.43	$0.98	$10,591.43		$—		$—	$—	$—
1.99	SHOWROOM OFFICES	2,066	SF	$0.98	$2,014.35	$0.98	$2,014.35		$—		$—	$—	$—
1.100	LAUNDRY	4,739	SF	$0.98	$4,620.53	$0.98	$4,620.53		$—		$—	$—	$—
1.101	HOUSEKEEPING	2,258	SF	$0.98	$2,201.55	$0.98	$2,201.55		$—		$—	$—	$—
1.102	TRASH	673	SF	$0.10	$65.62	$0.49	$328.09		$—		$—	$—	$—
1.103	UNIFORMS, CHANGE & TOILETS	4,055	SF	$0.98	$3,953.63	$0.98	$3,953.63		$—		$—	$—	$—
1.104	HUMAN RESOURCES & TRAINING	4,306	SF	$0.98	$4,198.35	$0.98	$4,198.35		$—		$—	$—	$—
1.105	STAFF TOILETS	0	SF	$0.98	$—	$0.98	$—		$—		$—	$—	$—
1.106	SUPPORT	227	SF	$0.98	$221.33	$0.98	$221.33		$—		$—	$—	$—
1.107	B-O-H MISC. & CIRCULATION	19,835	SF	$0.24	$4,834.78	$0.49	$9,669.56		$—		$—	$—	$—
	Total Grand Lobby/Retail/Restaurants	151,418	SF		$232,573.14		$124,100.44		$—		$—		$52,386.75
	Showroom
1.108	SHOWROOM	17,572	SF	$—	$—	$0.49	$8,566.35		$—		$—	$—	$—
1.109	STAGE	5,276	SF	$—	$—	$0.49	$2,572.05		$—		$—	$—	$—
1.110	TOILETS	1,791	SF	$4.88	$8,731.13	$0.49	$873.11		$—		$—	$—	$—
1.111	STORAGE	3,718	SF	$0.98	$3,625.05	$0.49	$1,812.53		$—		$—	$—	$—
1.112	SHOWROOM MISC. & CIRCULATION	4,290	SF	$0.98	$4,182.75	$0.49	$2,091.38		$—		$—	$—	$—
1.113	SHOWROOM BAR	776	SF	$0.98	$756.60	$0.49	$378.30		$—		$—	$—	$—
1.114	ESCALATOR	1	EA	$—		$—
	2nd Floor
1.115	SHOWROOM SEATING	9,711	SF	$5.85	$56,809.35	$0.49	$4,734.11		$—		$—	$—	$—
1.116	SHOWROOM BAR	744	SF	$0.98	$725.40	$0.49	$362.70		$—		$—	$—	$—
1.117	SHOWROOM TOILETS	1,271	SF	$4.88	$6,196.13	$0.49	$619.61		$—		$—	$—	$—
1.118	DRESSING ROOM, GREEN ROOM, ETC.	4,489	SF	$—	$—	$0.49	$2,188.39		$—		$—	$—	$—
1.119	PANTRY	474	SF	$0.24	$115.54	$0.49	$231.08		$—		$—	$—	$—
1.120	STORAGE/BACK UP	326	SF	$0.24	$79.46	$0.49	$158.93		$—		$—	$—	$—
1.121	ELECTRICAL	0	SF	$0.24	$—	$0.49	$—		$—		$—	$—	$—
1.122	OPEN AREA OVER STAGE & SEATING	13,240	SF	$0.24	$3,227.25	$0.49	$6,454.50		$—		$—	$—	$—
1.123	B-O-H MISC. & CIRCULATION	3,861	SF	$0.24	$941.12	$0.49	$1,882.24		$—		$—	$—	$—
	Total Showroom	67,539	SF		$85,389.77		$32,925.26		$—		$—		$—
	TOTAL LOWRISE	365,367	SF		$550,556.51		$294,073.65		$—		$—		$510,168.75
2	CENTRAL PLANT
	Central Plant
2.1	CENTRAL PLANT	9,270	SF	$0.98	$9,038.25	$0.98	$9,038.25		$—		$—	$—	$—
2.2	PURCHASING & RECEIVING	476	SF	$0.98	$464.10	$0.98	$464.10		$—		$—	$—	$—
2.3	ENGINEERING	8,415	SF	$0.98	$8,204.63	$0.98	$8,204.63		$—		$—	$—	$—
2.4	Elevators	4	STPS	$—	$—	$—	$—		$—		$—	$—	$—
				$—		$—
	Warehouse			$—		$—
2.5	WAREHOUSE	8,002	SF	$0.98	$7,801.95	$0.98	$7,801.95		$—		$—	$—	$—
2.6	DOCK	2,615	SF	$0.98	$2,549.63	$0.98	$2,549.63		$—		$—	$—	$—
2.7	TRASH	2,200	SF	$0.98	$2,145.00	$0.98	$2,145.00		$—		$—	$—	$—
	Total Central Plant	30,982	SF		$30,203.55		$30,203.55		$—		$—		$—
3	PARKING GARAGE

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				SPECIALTYS	Total SPECIALTYS	Rough Carp	Total Rough Carp	Window Shading	Total Window Shading	Signage	Total Signage	Theming	Total Theming
3.1	VIP PARKING Parking Garage	54,410	SF	$0.11	$5,835.47	$0.10	$5,304.98		$—		$—	$—	$—
3.2	2ND FLOOR PARKING Parking Garage	82,040	SF	$0.11	$8,798.79	$0.10	$7,998.90		$—		$—	$—	$—
3.3	3rd FLOOR PARKING Parking Garage	82,950	SF	$0.11	$8,896.39	$0.10	$8,087.63		$—		$—	$—	$—
3.4	4th FLOOR PARKING Parking Garage - ELIMINATED	0	SF	$—	$—	$—	$—		$—		$—	$—	$—
3.5	5th FLOOR PARKING Parking Garage - ELIMINATED	0	SF	$—	$—	$—	$—		$—		$—	$—	$—
3.6	Surface Parking to Replace Lost Spaces ALLOWANCE	1	LS	$0.98	$0.98	$0.98	$0.98		$—		$—	$—	$—
3.7	Elevators	9	STPS	$—	$—	$—	$—		$—		$—	$—	$—
3.8	Car Count System Allowance	1	LS	$—		$—
	Total Parking Garage	219,400	SF		$23,531.63		$21,392.48		$—		$—		$—
4	HOTEL
4.1	GUESTROOMS	174,143	SF	$1.37	$237,705.20	$0.49	$84,894.71		$—		$—	$—	$—
4.2	CORRIDORS & ELEVATOR LOBBIES	26,075	SF	$1.37	$35,592.38	$0.49	$12,711.56		$—		$—	$—	$—
4.3	MISC BOH & CIRCULATION	27,266	SF	$1.37	$37,218.09	$0.49	$13,292.18		$—		$—	$—	$—
4.4	Balconies	11,685	SF	$0.98	$11,392.88	$—	$—		$—		$—	$—	$—
4.5	Elevators	90	stops	$—	$—	$—	$—		$—		$—	$—	$—
4.6	Cupolas at Hotel Roof	1	ea	$—	$—	$—	$—		$—		$—	$—	$—
	Total Hotel	239,169			$321,908.54		$110,898.45		$—		$—		$—
		372	rms
5	SUITES - NORTH BLDG.
5.1	2 LEVELS 4 KEYS - Reduced by 15%	12,332	SF	$2.44	$30,059.25	$0.34	$4,208.30		$—		$—	$—	$—
5.2	Pool Decks	4,052	SF	$—	$—	$—	$—		$—		$—	$—	$—
5.3	Pool Area	500	SF	$—	$—	$—	$—		$—		$—	$—	$—
5.4	Fountains Allowance	4	EA	$—		$—
5.5	Fire Places Allowance	4	EA	$—	$—	$—	$—		$—		$—	$—	$—
	Total Suites - North Bldg.	12,332	SF		$30,059.25		$4,208.30		$—		$—		$—
6	SUITES - SOUTH BLDG.
6.1	24 SUITES - Reduced by 15%	24,432	SF	$1.95	$47,642.40	$0.34	$8,337.42		$—		$—	$—	$—
6.2	Patios @ south Suites	8,240	SF	$—	$—	$—	$—		$—		$—	$—	$—
6.3	Elevatos	12	Stops	$—	$—	$—	$—		$—		$—	$—	$—
	Total Suites - South Bldg.	24,432	sf		$47,642.40		$8,337.42		$—		$—		$—
7	SUITES ENTRY GARDEN
7.1	INSECT PROTECTED ENTRY GARDEN	16,560	SF	$—	$—	$—	$—		$—		$—	$—	$—
7.2	RECEPTION BUILDING PORTE COCHERE ALLOWANCE	1	LS	$—	$—	$0.98	$0.98		$—		$—	$—	$—
7.3	SUITE RECEPTION & SUPPORT BLDG	1,275	SF	$1.46	$1,864.69	$0.49	$621.56		$—		$—	$—	$—
	Total Suites Entry Garden & Reception	17,836	SF		$1,864.69		$622.54		$—		$—		$—
8	POOLS & CABANA’S
	Main Pool & Cabanas
8.1	Main Pool Deck	31,025	SF	$—	$—	$—	$—		$—		$—	$—	$—
8.2	Main Pool	4,045	SF	$—	$—	$—	$—		$—		$—	$—	$—
8.3	Cabana’s 10 ea	2,280	SF	$—	$—	$—	$—		$—		$—	$—	$—
8.4	Fountains Allowance	1	ea	$—	$—	$—	$—		$—		$—	$—	$—
8.5	Raised Platform @ East End	287	SF	$—	$—	$—	$—		$—		$—	$—	$—
8.6	Snack/Bar Bldg at Pool - Deleted	0	SF	$—	$—	$—	$—		$—		$—	$—	$—
	Total Main Pool & Cabanas	35,070	SF		$—		$—		$—		$—		$—
	VIP Pool Deck and Bar
8.7	VIP Pool Deck	2,711	SF	$—	$—	$—	$—		$—		$—	$—	$—
8.8	VIP Pool	570	SF	$—	$—	$—	$—		$—		$—	$—	$—
	Total VIP Pool Deck and Bar	3,281			$—		$—		$—		$—		$—
9	SPA BUILDING
9.1	Toilet/Shower/Sauna Rooms	4,285	SF	$2.93	$12,533.63	$0.98	$4,177.88		$—		$—	$—	$—
9.2	Toilets	802	SF	$2.93	$2,345.85	$0.98	$781.95		$—		$—	$—	$—
9.3	Reception	895	SF	$2.93	$2,617.88	$0.98	$872.63		$—		$—	$—	$—
9.4	Salon	1,094	SF	$2.93	$3,199.95	$0.98	$1,066.65		$—		$—	$—	$—
9.5	Treatment Rooms	2,128	SF	$2.93	$6,224.40	$0.98	$2,074.80		$—		$—	$—	$—
9.6	Exercise	1,504	SF	$2.93	$4,399.20	$0.98	$1,466.40		$—		$—	$—	$—
9.7	Corridor/Waiting	1,743	SF	$2.93	$5,098.28	$0.98	$1,699.43		$—		$—	$—	$—
9.8	Office	718	SF	$2.93	$2,100.15	$0.98	$700.05		$—		$—	$—	$—
9.9	Bridge Corridor	0	SF	$2.93	$—	$0.98	$—		$—		$—	$—	$—
9.10	Open to Reception Below	0	SF	$—	$—	$—	$—		$—		$—	$—	$—
9.11	Elevators	2	STPS	$—	$—	$—	$—		$—		$—	$—	$—
9.12	Bar & Café	1,708	SF	$0.98	$1,665.30	$0.98	$1,665.30		$—		$—	$—	$—
9.13	Café Kitchen	1,362	SF	$2.93	$3,983.85	$0.98	$1,327.95		$—		$—	$—	$—
9.14	Misc BOH & Circulation	1,397	SF	$2.93	$4,086.23	$0.98	$1,362.08		$—		$—	$—	$—
	Total Spa Building	17,636	SF		$48,254.70		$17,195.10		$—		$—		$—
10	CHAPEL
10.1	Chapel - Deleted	0	SF	$—	$—	$—	$—		$—		$—	$—	$—

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				SPECIALTYS	Total SPECIALTYS	Rough Carp	Total Rough Carp	Window Shading	Total Window Shading	Signage	Total Signage	Theming	Total Theming
	Total Chapel	0	sf		$—		$—		$—		$—		$—
11	SITEWORK
	Site Development (utilities, grading, etc.)
11.1	Parking Lot Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.2	Loading Area Parking lot Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.3	Tennis Court Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.4	Averary Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.5	Main Pool Deck Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.6	VIP Deck Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.7	Access Roads Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.8	Landscape Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.9	Building Up (feature) Lighting	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.10	Main Power Feeders - Overhead approximately half of distance	1	LS	$—	$—	$—	$—		$—		$—	$—	$—
11.11	SITE DEVELOPMENT BUDGET (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.12	Strip and Clear & Grub Site (in road & site budget)	225	ACRES	$—	$—	$—	$—		$—		$—	$—	$—
11.13	Site Fill (Unit Price)	55,556	Cyds	$—	$—	$—	$—		$—		$—	$—	$—
11.14	SITE WATER/SEWER
11.15	6” HDPE WATER MAIN (Unit Price)	330	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.16	8” HDPE WATER MAIN (Unit Price)	168	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.17	12” HDPE WATER MAIN (Unit Price)	1,310	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.18	16” HDPE WATER MAIN (Unit Price)	4,387	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.19	FIRE HYDRANTS (Unit Price)	11	EA	$—	$—	$—	$—		$—		$—	$—	$—
11.20	12” HDPE SEWER MAIN (Unit Price)	5,037	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.21	LIFT STATION ALLOWANCE	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
	Site Improvements (hardscape, landscape, roads, etc)
11.22	Site Landscaping & Irrigation	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.23	Entry Garden Landscaping	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.24	Golf Course Landscaping -in golf course allowance	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.25	Crochet Area - - in Landscaping	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.26	Parking Lots (Inclds curb, walks, Storm Drainage	694,516	SF	$—	$—	$—	$—		$—		$—	$—	$—
11.27	ROADS PARKING & SITE BUDGET (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.28	FILL & GRAVEL @ LOADING DOCK AREA (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.29	TEMP ROADS & MATTING	1	LS	$—	$—	$—			$—		$—
11.30	Clear and Grub Site (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.31	Roundabout (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.32	Roadway roundabout East (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.33	Roadway roundabout North (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.34	Road way Roundabout West to Bridge (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.35	F & G Roadway roundabout South to Bridge (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.36	Frontage Road Bridge to Cove Lane (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.37	Storm Drainage (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.38	Loading Area Parking & Paving (25,000 SF +/-)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.39	Sidewalks & Hardscape Area	57,700	SF	$—	$—	$—	$—		$—		$—	$—	$—
11.40	Fountains Aloowance	2	EA	$—	$—	$—	$—		$—		$—	$—	$—
11.41	Tennis Courts Allowance - Clay Courts	4	EA	$—	$—	$—	$—		$—		$—	$—	$—
11.42	Monumental Sign on Top of Building - Structure Only	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.43	Monumental Entry Gate - Changed to Landscaping Only	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
	Roadwork Related to Federal Jurisdiction
11.44	FEDERAL JURISDICTION ROADWORK (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.45	West Frontage Bridge (Unit Price)	250	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.46	Decel West Bound Bridge (Unit Price)	210	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.47	Accel West Bound Bridge (Unit Price)	210	LF	$—	$—	$—	$—		$—		$—	$—	$—
11.48	Accell Lane West Bound (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.49	Decel Lane East Bound (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
11.50	Accell Lane East Bound (Unit Price)	1	UP	$—	$—	$—	$—		$—		$—	$—	$—
				$—		$—
11.51	Maintenance of Traffic Allowance	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.52	Interstate signage Allowance	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
11.53	Guard rail	1	LS	$—	$—	$—	$—		$—		$—	$—	$—
	TOTAL SITEWORK				$—		$—		$—		$—		$—
12	MARINE WORK
	Barge Basin
12.1	Barge Basin Construction (concrete basin)	1	LS	$—	$—	$—	$—		$—		$—	$—
12.2	Barges Allowance - Built, Delivered, & Connected	1	ALLOW	$—	$—	$—	$—		$—		$—	$—
	Total Barge Basin				$—		$—		$—		$—		$—
	MARINA
12.3	Marina Piers and Walkways Allowance	1	ALLOW	$—	$—	$—	$—		$—		$—		$—
12.4	Float Plane Ramp Allowance	3,000	SF	$—	$—	$—	$—		$—		$—	$—	$—
	Total Marina				$—		$—		$—		$—		$—

MOJITO POINTE
Exhibit F1
GMP Estimate

	Scheme 30 Rev
				SPECIALTYS	Total SPECIALTYS	Rough Carp	Total Rough Carp	Window Shading	Total Window Shading	Signage	Total Signage	Theming	Total Theming
13	GOLF COURSE
13.1	GOLF COURSE ALLOWANCE	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
	Total Golf Course	18	Holes		$—		$—		$—		$—		$—
14	CLUBHOUSE
14.1	Golf Club House	1,500	SF	$0.98	$1,462.50	$0.98	$1,462.50		$—		$—	$—	$—
14.2	Golf ClubHouse Bar & Café	0	SF	$0.98	$—	$0.98	$—		$—		$—	$—	$—
14.3	Café Kitchen	0	SF	$2.93	$—	$0.98	$—		$—		$—	$—	$—
	Total Clubhouse	1,500	sf	$—	$1,462.50	$—	$1,462.50		$—		$—		$—
15	CART BARN
15.1	CART BARN - Metal Building	7,500	sf	$0.24	$1,828.13	$0.49	$3,656.25		$—		$—	$—	$—
	Total Cart Barn	7,500			$1,828.13		$3,656.25		$—		$—		$—
16	Porte Cochere
16.1	Porte Cochere	8,430	SF	$—	$—	$0.49	$4,109.63		$—		$—	$0.98	$8,261.40
16.2	Skylight	1	LS	$—	$—	$—	$—		$—		$—	$—	$—
	Total Porte Cochere	8,430		$—	$—	$—	$4,109.63		$—		$—		$8,261.40
17	Maintenance Building/Falconry Training Area
17.1	Falconry Site Shaping	1	LS	$—	$—	$—	$—		$—		$—	$—	$—
17.2	Falconry Area - Metal Building	2,000	SF	$0.98	$1,950.00	$0.49	$975.00		$—		$—	$—	$—
17.3	Maintenance Area - Metal Building	8,000	SF	$0.98	$7,800.00	$0.49	$3,900.00		$—		$—	$—	$—
17.4	Falconry Cages & Accessories Allowance	1	ALLOW	$—	$—	$—	$—		$—		$—	$—	$—
	Total Falconry Training Area	10,000	sf		$9,750.00		$4,875.00		$—		$—		$—
	TOTAL ALL AREAS	992,935	SF		$1,067,061.88		$501,034.85		$—		$—		$518,430.15

MOJITO POINTE

LAKE CHARLES, LA

BASIS OF ESTIMATE CRITERIA

These Clarifications/Assumptions supersede all other proposals and communications concerning the Project. Prior to the execution of an agreement between the Owner and Contractor, Contractor reserves the right to withdraw its proposal at any time. These Clarifications/Assumptions are based upon the Contract Documents prepared by Bergman Walls & Associates, LTD (“Architect”) as listed in Attachment “A”. In the event of any conflict or inconsistency between these Clarifications/Assumptions and the Contract Documents or any agreement between the parties, these Clarifications/Assumptions shall control and govern, such that any deviation from these Clarifications/Assumptions shall entitle Contractor to an appropriate adjustment of its price and schedule. These Clarifications/Assumptions are not intended and shall not be construed to expand Yates’ obligations and responsibilities beyond those expressly set forth in the Contract Documents.

CLARIFICATIONS & ASSUMPTIONS

General Overview

The General Overview applies to all areas of the Project. The Project is broken down into subcategories by space type and includes the following areas:

a.	Sitework & Golf Course

b.	Marine Work

c.	Casino

d.	Grand Lobby. Retail, Restaurants, Back of House

e.	Show Room

f.	Central Plant and Warehouse

g.	Parking Garage

h.	Hotel

i.	Entry Garden Suites and Reception Building

j.	Pools and Pool Decks

k.	Spa

l.	Clubhouse

m.	Cart Barn

n.	Porte Cochere

o.	Maintenance/Falconry Building

Specific Attachments Referenced by Clarifications and Assumptions Include:

i.	Mojito Pointe GMP Estimate, Exhibit “F”

ii.	Mojito Pointe Finish Allowance Detail, Exhibit “F1”

Project duration is included as a 21 month project schedule. The schedule is predicated on gaining an all weather access road across the site to the building pads within the initial 30 day period.

W.G. Yates & Sons Construction Company Gulf Coast Division - Confidential	1	Mojito Pointe – General Overview Lake Charles, LA

The project schedule is predicated on allowing a minimum of 30 days for solicitation, submission, review and award of bid packages from the date that the completed design is available. Additionally, the schedule is predicated on customary availability and lead times.

The project schedule is predicated on the contractor being afforded a minimum of 30 days to prepare shop draws from the date of design issuance for any part or section of the project.

We have assumed a readily available workforce and an uninterrupted supply of material and equipment. Schedule is based on 15 lost days due to bad weather per year. All float in the construction schedule belongs to the contractor. We have assumed a 50 hour work week.

Critical to the overall project schedule and project budget are the design deliverables. The schedule is predicated on the design deliverable dates listed below.

DESIGN DELIVERABLES

•	Pile Design complete with approximate count – 8/19/11

•	Barge basin construction drawings complete – 8/31/11

•	Foundation construction drawings complete all areas – 9/20/11

•	Steel “Mill Order” Drawings/Specifications complete – 10/1/11

•	MEP Major Equipment Procurement Specifications complete – 11/1/11

•	Civil/Utilities Site Access construction drawings complete – 9/1/11

•	Barge construction drawings complete – 9/1/11

•	Remaining structural construction drawings complete all areas – 10/30/11

•	MEP construction drawings complete all areas – 11/1/11

•	Exterior cladding/finishes construction drawings complete all areas – 10/31/11

•	Architectural/Interior construction drawings complete all areas – 10/31/11

Builders Risk insurance is excluded, including any and all deductibles, gaps in coverage for soft cost, and external General Conditions and equipment. Owner is responsible for an “All Risk Builders Risk Policy”.

The cost of a $100,000,000.00 Performance and Payment Bond has been included.

All FF&E work is excluded unless specifically noted otherwise in the Clarifications and Assumptions. We have included items as indicated to be the responsibility of the contractor on the Responsibility Matrix.

Additional costs resulting from any tax or additional fees imposed under any statute, court decision or regulation becoming effective after acceptance of the GMP is excluded.

The contractor excludes all permits, review fees, tap fees, impact fees or any other governmental assessment of any type.

No Utility Service Fees, Utility Service Deposits, Hook Up Fees, or Assessments are included.

No waterproofing consultant cost is included in the budget. We assume the Owner will furnish and pay for all waterproofing consultants fees.

W.G. Yates & Sons Construction Company Gulf Coast Division - Confidential	2	Mojito Pointe – General Overview Lake Charles, LA

All testing laboratory costs including water intrusion testing are excluded. All commissioning of any nature is excluded.

Allowances will be reconciled based on the cost of all items related to a particular scope of work, including, but not limited to, material, taxes, delivery, installation, bond, insurance, overhead and profit. Yates makes no representation as to the accuracy or adequacy of any allowance amounts. Any subcontract or subcontractor specifically referenced herein shall be treated as an allowance for all purposes.

Any allowance or material quantity overages shall be adjusted by an additive change order. Any allowance value or unit item quantity remaining shall revert back to the Contractor’s contingency. Any unit item quantity above the stated amounts shall be paid in accordance with the listed unit price.

All material unit quantities and allowances are inclusive of waste and final unit material quantification shall be based on ticketed amounts delivered to the job site.

No design fees are included. Contractor is not responsible for any portion of the design and associated engineering.

Selected subcontractor values used in the budget include bond cost, but contractor makes no representation that all subcontractor bonds will be provided.

Substantial Completion is defined as Issuance of Temporary Certificate of Occupancy or Owner’s use/occupation of spaces whichever is earlier.

General and Excess Liability Insurance is excluded.

Contractors Burden Rates are included and set at standardized rates and are not subject to audit:

Management Rate:	24.99
General Field Rate:	34.76
Management USL&H Rate:	26.89
General Field USL&H Rate:	47.70
Management Jones Act Rate:	63.30
General Field Jones Act Rate:	63.30

Sales tax is included at a rate of 9%.

Our current proposal contemplates a mutually negotiated contract and a mutual waiver of consequential damages.

Any improvements that are not supported by piles will be subject to settlement. Slopes and elevations of improvements that are not pile supported may fail and contractor can not be held responsible for such failure.

To the extent possible, local subcontractors will be utilized provided they submit the lowest and best proposal for their respective scope of work.

Contractor reserves the right to change and or substitute project personnel.

W.G. Yates & Sons Construction Company Gulf Coast Division - Confidential	3	Mojito Pointe – General Overview Lake Charles, LA

The overall building elevation is lowered from 13.25’ to 12.00’.

With regard to the one way slab at the first level, the drop beams are on no less than a 30’ foot centers.

Structural Steel is defined as standardized member sizes including beams, columns, joists, girders, trusses, and decking.

Miscellaneous Steel is defined as special fabrications, brackets, braces, kickers, tub steel, supports, anchor bolts, stairs, rails, bollards, angle iron, embeds, nelson studs, connection assemblies, sleeves, and cable.

Structural and miscellaneous steel budgets are for all work associated with the structural and miscellaneous steel including but not limited to furnishing, erecting, hoisting false work associated with this scope of work.

Fire rated material in millwork, case work, trim and lumber is excluded at all locations throughout the facility.

All finishes are carried as an allowance as listed in Exhibit F1 – Finish Allowance Detail. Finishes are all items normally considered to be finishes defined as any material from metal studs, exclusive of exterior studs, outward into finished spaces. Finishes include, but are not limited to light gauge metal studs, ceiling framing, ornamental metal work, railing, millwork, case work, standing and running trim, insulation, waterproofing, GFRC, GFRG, column wraps, caulking, doors, frames, operable partitions, hardware, interior glazing, mirrors, drywall/sheet rock/cement board, acoustical ceilings, finishing, acoustical panels, sound deadening, wall covering, painting, sealers, coatings, flooring, transitions, stone, tile, solid surfaces, accents, setting materials, anchors, attachments, fixtures, corner guards, wall protection, chair rail, accessories, theming, specialties, partitions, toilet accessories, fire extinguishers, cabinets, lockers and all associated and related items for a complete, operable finished system.

All doors, frames, hardware and glazing are included in the finishes allowance, except exterior openings which is part of exterior curtain wall assemblies, store fronts or egress exits. Interior doors, frames, hardware and glazing as part of vestibules is included in the finish allowance

Elastomeric finishes/exterior coating on stucco/EIFS surfaces is excluded. As part of the Owner’s first year maintenance program, the Owner is responsible for coating the buildings with an elastomeric product at the end of the first year in operation as part of the building scheduled maintenance plan.

Installation of wall covering on exterior walls is strongly discouraged due to the possibility of mold and mildew growth.

All warranties are assumed to be one year from substantial completion on labor and materials unless manufacturer’s standard warranty is greater.

All back of house elevators are included as standard finishes as provided by the manufacturer.

W.G. Yates & Sons Construction Company Gulf Coast Division - Confidential	4	Mojito Pointe – General Overview Lake Charles, LA

All public elevators have an allowance of $15,000 per cab for finishes including ceilings, walls, floors, and hardware.

Specialty fixtures to include but not limited to hanging, sconces, and decorative fixtures are excluded as part of FF&E.

We include the following quantities of the materials listed on the attached material quantity matrix:

Mojito Pointe GMP Concrete Quantities

Mojito Pointe GMP Reinforcing Quantities

Mojito Pointe GMP Steel Quantities

Mojito Pointe GMP Pile Quantities

W.G. Yates & Sons Construction Company Gulf Coast Division - Confidential	5	Mojito Pointe – General Overview Lake Charles, LA

MOJITO POINTE GMP CONCRETE QUANTITIES

AREA	PILE CAPS & FOOTINGS	SLABS ON GRADE	COLUMNS	WALLS	BEAMS	SUPPORTED SLABS	SLABS ON METAL DECK

CASINO	0 CUYD	0 CUYD	0 CUYD	0 CUYD	0 CUYD	0 CUYD	3,457 CUYD

GRAND LOBBY/RETAIL/RESTAURANTS/B.O.H.	948 CUYD	0 CUYD	86 CUYD	40 CUYD	220 CUYD	1,591 CUYD	0 CUYD

SHOWROOM	301 CUYD	0 CUYD	75 CUYD	33 CUYD	255 CUYD	1,343 CUYD	648 CUYD

PORTE COCHERE	22 CUYD	0 CUYD	9 CUYD	0 CUYD	114 CUYD	268 CUYD	0 CUYD

CENTRAL PLANT/WAREHOUSE	110 CUYD	0 CUYD	31 CUYD	31 CUYD	89 CUYD	601 CUYD	0 CUYD

HOTEL	1,861 CUYD	0 CUYD	661 CUYD	1,083 CUYD	591 CUYD	6,550 CUYD	0 CUYD

PARKING GARAGE	589 CUYD	0 CUYD	657 CUYD	47 CUYD	2,331 CUYD	5,842 CUYD	0 CUYD

POOLS & POOL DECKS	100 CUYD	0 CUYD	55 CUYD	45 CUYD	269 CUYD	1,271 CUYD	0 CUYD

SPA & CLUBHOUSE	28 CUYD	0 CUYD	11 CUYD	NA CUYD	64 CUYD	486 CUYD	0 CUYD

SUITES, ENTRY GARDEN, & RECEPTION BLDG	110 CUYD	0 CUYD	90 CUYD	53 CUYD	239 CUYD	1,221 CUYD	0 CUYD

MAINTENANCE / FALCONRY BUILDING	27 CUYD	298 CUYD	0 CUYD	0 CUYD	0 CUYD	0 CUYD	0 CUYD

CART BARN	15 CUYD	149 CUYD	0 CUYD	0 CUYD	0 CUYD	0 CUYD	0 CUYD

BARGE BASIN	196 CUYD	4,003 CUYD	0 CUYD	520 CUYD	0 CUYD	0 CUYD	0 CUYD

MOJITO POINTE GMP REINFORCING QUANTITIES

AREA		PILE CAPS & FOOTINGS	SLABS ON GRADE	COLUMNS	WALLS	BEAMS	SUPPORTED SLABS	SLABS ON METAL DECK

CASINO
	Rebar	0 TONS	0 TONS	0 TONS	0 TONS	0 TONS	0 TONS	38 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
GRAND LOBBY/RETAIL/RESTAURANTS/B.O.H.
	Rebar	52 TONS	0 TONS	35 TONS	0 TONS	72 TONS	74 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
SHOWROOM
	Rebar	13 TONS	0 TONS	30 TONS	0 TONS	92 TONS	61 TONS	7 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
PORTE COCHERE
	Rebar	2 TONS	0 TONS	1 TONS	0 TONS	28 TONS	13 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
CENTRAL PLANT/WAREHOUSE
	Rebar	12 TONS	0 TONS	3 TONS	0 TONS	32 TONS	192 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
HOTEL
	Rebar	232 TONS	0 TONS	228 TONS	243 TONS	183 TONS	221 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	217,493 LBS	0 LBS
PARKING GARAGE
	Rebar	33 TONS	0 TONS	175 TONS	0 TONS	273 TONS	128 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	142,414 LBS	0 LBS
POOLS & POOL DECKS
	Rebar	4 TONS	0 TONS	36 TONS	0 TONS	95 TONS	66 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
SPA & CLUBHOUSE
	Rebar	5 TONS	0 TONS	10 TONS	0 TONS	12 TONS	17 TONS	3 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
SUITES, ENTRY GARDEN, & RECEPTION BLDG
	Rebar	13 TONS	0 TONS	40 TONS	5 TONS	144 TONS	68 TONS	5 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
MAINTENANCE / FALCONRY BUILDING
	Rebar	7 TONS	10 TONS	0 TONS	0 TONS	0 TONS	0 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS
CART BARN
	Rebar	3 TONS	16 TONS	0 TONS	0 TONS	0 TONS	0 TONS	0 TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS

MOJITO POINTE GMP REINFORCING QUANTITIES

AREA		PILE CAPS & FOOTINGS	SLABS ON GRADE	COLUMNS	WALLS	BEAMS	SUPPORTED SLABS	SLABS ON METAL DECK
BARGE BASIN
	Rebar	14 TONS	389 TONS	0 TONS	52 TONS	0 TONS	0 TONS	TONS
	Post Tensioning	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS	0 LBS

MOJITO POINTE GMP STEEL QUANTITIES

AREA	STRUCTURAL STEEL	MISCELLANEOUS STEEL

CASINO	1,538 TONS	30 TONS

GRAND LOBBY/RETAIL/RESTAURANTS/B.O.H.	427 TONS	13 TONS

SHOWROOM	608 TONS	19 TONS

PORTE COCHERE	48 TONS	4 TONS

CENTRAL PLANT/WAREHOUSE	178 TONS	27 TONS

HOTEL	0 TONS	10 TONS

PARKING GARAGE	0 TONS	10 TONS

POOLS & POOL DECKS	0 TONS	0 TONS

SPA & CLUBHOUSE	0 TONS	13 TONS

SUITES, ENTRY GARDEN, & RECEPTION BLDG	154 TONS	12 TONS

MAINTENANCE / FALCONRY BUILDING	0 TONS	5 TONS

CART BARN	0 TONS	0 TONS

BARGE BASIN	0 TONS	0 TONS

MOJITO POINTE GMP PILE QUANTITIES

AREA	16” SQUARE PRECAST PILES		12” SQUARE PRECAST PILES

CASINO	0 EACH	0 LNFT	0 EACH	0 LNFT

GRAND LOBBY/RETAIL/RESTAURANTS/B.O.H.	240 EACH	21,600 LNFT	0 EACH	0 LNFT

SHOWROOM	119 EACH	10,710 LNFT	0 EACH	0 LNFT

PORTE COCHERE	20 EACH	1,800 LNFT	0 EACH	0 LNFT

CENTRAL PLANT/WAREHOUSE	95 EACH	8,550 LNFT	0 EACH	0 LNFT

HOTEL	500 EACH	45,000 LNFT	0 EACH	0 LNFT

PARKING GARAGE	450 EACH	40,500 LNFT	0 EACH	0 LNFT

POOLS & POOL DECKS	63 EACH	5,670 LNFT	0 EACH	0 LNFT

SPA & CLUBHOUSE	20 EACH	1,800 LNFT	0 EACH	0 LNFT

SUITES, ENTRY GARDEN, & RECEPTION BLDG	140 EACH	12,600 LNFT	0 EACH	0 LNFT

MAINTENANCE / FALCONRY BUILDING	0 EACH	0 LNFT	20 EACH	1,200 LNFT

CART BARN	0 EACH	0 LNFT	20 EACH	1,200 LNFT

BARGE BASIN	280 EACH	26,040 LNFT	0 EACH	0 LNFT

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

SITEWORK & GOLF COURSE

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

Demolition of the existing 7 acre asphalt parking lot and RV parking is included in this budget. Removal of any underground structures encountered during the demolition of this parking lot is excluded, including but is not limited to drainage structures, utilities and piles. We exclude any other demolition or removal of above ground and underground obstructions.

Clearing and grubbing is based on 76 acres, we have assumed that all clearing debris can be burned on-site.

Muck excavation is excluded.

We have not included any additional fill to account for settlement that may occur after the completion of the project. We also cannot be held responsible for any parking lot or roadway settlement that may cause low spots or ponding, due to undetermined settlements.

We have included in our budget the assumption that we can utilize 100,000 CY of on-site sand in its existing natural state for the roadway and parking lot construction.

Material testing is not included.

All environmental impact fees and permits are excluded.

The embankment for the access roads and parking lots site import is based on Meyer & Associates Typical Paving Sections dated 5/11/2011 and revised 6/27/11. Quantities were calculated using topography map created by Morrison Surveying dated May 2011 and finish road elevations shown on Scheme 22 dated 5/11/2011 and revised 6/29/11.

All roadway and parking lot sections are based on Meyer & Associates revised Typical Pavement Sections Dated 6/27/11.

Pavement sections for the Federal jurisdiction work vary based on ABMD Engineering details dated 5/16/2011.

W.G. Yates & Sons Construction Company	Mojito Pointe – Sitework & Golf Course
Gulf Coast Division - Confidential	Lake Charles, LA

1

The median between the main facility to the traffic circle and I-210 is budgeted to be 4ft-0in maximum width measured from back of curb to back of curb.

We assume that the staff parking lot and two lane road that connects Mojito Pointe and neighboring casino property can be constructed with only a stone base and 3” Asphalt surface course over the existing parking lot sub base.

The additional lane in the East/West access road near the traffic circle is excluded.

Landscaping and Irrigation is included at an allowance of $3,000,000. Included in this allowance is all on-grade and elevated landscaping on decks, as well as all interior landscaping to include planters, waterproofing, drainage, and associated construction.

The area south of the central plant/warehouse and showroom consists of an unimproved surface at existing grade with geo grid and fabric and 8” of limestone or crushed concrete base. The area of the unimproved surface shall be sized and limited to vehicle and truck access to the warehouse and show room. Parking in this area is excluded.

Seeding and sod is included in the landscape allowance.

Croquet fields are included in the landscape allowance.

Fountains and Water Features are included at an allowance of $250,000, and are to include only the fountain at the main casino entry turnaround, and the suites entry turnaround. All other fountains are excluded.

We have excluded all site related loose furnishings at the site including but not limited to benches, trash receptacles, ash trays, and bike racks.

All tennis courts are included at an allowance of $260,000 which includes pavement, markings, equipment, fences, and bleachers.

All parking lot, roadway and interstate striping and signage are included in the budget pricing as an allowance of $145,000.

All concrete wheel stops are excluded.

Cline Creek Crossing is included as shown on ABMB Engineering drawings dated 5/16/2011.

The MSE wall on the North side of the Westbound I-210 off-ramp is included at locations shown on ABMB Engineering drawings dated 5/16/2011 at an assumed average height of 6’ and 2,664’ in length.

Storm Drainage is included and is based on quantities given by Meyer & Associates dated 6/13/2011 and updated based on revised quantities dated 6/28/11.

No storm drainage is included under building platforms.

W.G. Yates & Sons Construction Company	Mojito Pointe – Sitework & Golf Course
Gulf Coast Division - Confidential	Lake Charles, LA

2

Site Utilities are included and quantified from Meyer & Associates Conceptual Utility Plan Scheme 22 dated 5/11/2011 and updated based on revised drawings dated 6/27/11 and utility quantities emailed by Meyer & Associates on 6/22/11.

Site water and sewer are included at an allowance of $1,072,675.

We have included an allowance of $550,000 for the sewer lift station shown on Meyer & Associates Conceptual Utility Plan Scheme 22 dated 5/11/2011.

We have included a 6” HDPE Gas Main at an allowance of $105,000.

We have included curb and gutter at all roads and parking lots, except at the West Entry Road. All sidewalks are assumed to be 4” thick, placed on grade and not pile supported.

Mechanical pads are assumed to be 8” thick, placed on grade and not pile supported.

Installation and maintenance of construction erosion control is included in budget.

We have included an allowance of $225,000 for traffic control related to the federal jurisdiction work.

We are assuming that there are no existing utilities, drainage or structures that are to be removed, relocated or abandoned within the limits of construction.

We have included fences at the mechanical yard, and Loading Dock Area at an allowance of $25,000.

We have included an allowance of $50,000 for additional landscaping at the property entrance in lieu of an entrance gate or monument sign. No gated entrance is included in budget.

We have included 3 pile load tests for the entire site. Locations are to be determined by engineer. The project schedule is predicated on pre-ordering piles before load test. The load test is to verify bearing capacity only. Test piles will be incorporated into final design.

Asphalt is included at $88.00 per ton for light duty and $92.00 per ton for heavy duty delivered and in place. Due to the volatility of pricing for petroleum, these unit prices shall be adjusted at the time of procurement to reflect the current market pricing and the GMP will be adjusted accordingly.

The following items are included at the quantity and unit price below. Final quantities shall be adjusted based on actual material delivered to the project site as verified by tickets. All unit prices include material and installation. Item quantities not exhausted shall revert back to the Contractor’s contingency.

W.G. Yates & Sons Construction Company	Mojito Pointe – Sitework & Golf Course
Gulf Coast Division - Confidential	Lake Charles, LA

3

ITEM	QTY	UM	ADDITIVE UNIT PRICE
On-Site Roads and Parking

Sand Embankment	157,702	TONS	$18.82/TON

Limestone Base	68,155	TONS	$31.50/TON

Soil Cement	55,248	SQYD	$8.71/SQYD

Geo Grid	248,940	SQYD	$3.55/SQYD

Geo Fabric	242,274	SQYD	$0.88/SQYD

General Fill	120,631	CUYD	$10.40/CUYD

Light Duty Asphalt	25,605	TONS	$88.00/TON

DOT Roads

Limestone Base	14,158	TONS	$35.00/TON

Soil Cement	11,940	SQYD	$10.25/SQYD

Lime Treated Subgrade	18,318	SQYD	$8.50/SQYD

8” Concrete Pavement	17,568	SQYD	$62.00/SQYD

Heavy Duty Asphalt	5,094	TONS	$92.00/TON

Parking Lot Storm Drain

15 PVC ”	3,480	LNFT	Market Price

18 PVC ”	1,860	LNFT	Market Price

24 PVC ”	3,780	LNFT	Market Price

30 PVC ”	1,030	LNFT	Market Price

36 PVC ”	1,620	LNFT	Market Price

42 HDPE (Duromax Pipe)”	560	LNFT	Market Price

48 HDPE (Duramax pipe)”	1,780	LNFT	Market Price

CB 01 (double)	27	EACH	$3,587.06/EACH

CB 01 (Precast with frame and grate)	35	EACH	$2,428.36/EACH

W.G. Yates & Sons Construction Company	Mojito Pointe – Sitework & Golf Course
Gulf Coast Division - Confidential	Lake Charles, LA

4

CB 02 (precast and frame and grate)	1	EACH	$2,880.04/EACH

CB 06	44	EACH	$3,545.09/EACH

CB 07	4	EACH	$4,471.20/EACH

CB 08	9	EACH	$6,881.82/EACH

Entry Road Storm Drain

24 PVC “	4,680	LNFT	Market Price

CB 01	24	EACH	$2,428.36/EACH

CB 08	10	EACH	$6,881.81/EACH

GOLF COURSE

We have included an all-inclusive allowance of $8,500,000 for construction of the golf course. This allowance includes, but is not limited to all clearing, layout, grading, earthwork, shaping, sand capping, turf, lake construction and aeration, bridges, culverts, drainage, irrigation, irrigation well, landscaping, utilities, cart paths, and comfort stations.

DIVISION 16

Electrical

All exterior lighting to include but not limited to pole mounted, recessed, supported, hung, and pendent lighting is included as an allowance in the amount of $480,000 broken down as follows. Parking Lots - $200,000; Loading Dock Area - $10,000; Tennis Courts - $30,000; Conservatory - $5,000; Main Pool Deck - $65,000; VIP Pool Deck - $15,000; Roadways - $75,000; Landscape Lighting – $50,000; Building Up-Lighting - $30,000. Allowance includes fixtures, poles, foundations, backing, controls, conduit, and wiring.

We have included empty ductbank for electrical service into the property by Entergy from a point along the property line adjacent to the Maintenance Building to the electrical yard. The remaining portions of the electrical service shall be overhead or direct-bury lines by Entergy.

W.G. Yates & Sons Construction Company	Mojito Pointe – Sitework & Golf Course
Gulf Coast Division - Confidential	Lake Charles, LA

5

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

MARINE WORK

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

Excavation of the basin is included to elevation -1. Additional excavation to accommodate the deeper hull of the concrete barge is included in the “basin changes” allowance below. No sheet piling is included. Excavation will be sloped.

Dewatering is included for excavation and concrete basin construction.

We have included an allowance of $100,000 for minor dredging adjacent to the barge basin.

Driven precast piles are included per the material quantity matrix.

We have included an allowance of $100,000 for the marina.

We have included an allowance of $36,000 for the float plane ramp.

DIVISION 3

Pilecaps are included as 36“x36“x24” as shown. Ready mix is included as 5000 PSI. Pilecap reinforcing is included at 150 LBS/CY.

The basin slab and walls are included as shown using 5000 PSI ready mix. Basin slab and wall reinforcing is included at 200 LBS/CY.

Floor flatness and levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

We have included an allowance of $650,000 for basin changes to accommodate the concrete barge.

We have included an allowance of $750,000 for design fees associated with the re-design of the barge and basin.

We include 97,649 square feet of 6” and 12” precast concrete bulkheads per preliminary drawings by Lay, Pitman & Associates dated 12/1/11. All precast concrete is included as 5000 PSI.

W.G. Yates & Sons Construction Company	Mojito Pointe – Marine Work
Gulf Coast Division - Confidential	Lake Charles, LA

1

The Keel Slab is included as 8” of 5000 PSI lightweight concrete with 12 lbs./sqft of reinforcing.

Concrete pilasters are included as shown using 5000 PSI lightweight concrete with 300 lbs./each of reinforcing.

The structural slab on metal deck is included is included as 6” thick using 5000 PSI lightweight concrete with 3 lbs./sqft of reinforcing.

Ballast and monitoring systems are included at an allowance of $227,500.

The paddlewheel and drive system is included at an allowance of $444,325.

Barge mooring components are included at an allowance of $128,650.

We have included an allowance of $235,000 for construction oversight by Lay, Pitman & Associates for the concrete barge construction.

DIVISION 5

Metal deck for the structural slab is included as 2-1/2” 20 gauge.

Steel ramps between the barge and adjacent land based areas are included based on the original design.

DIVISION 07

We include an allowance in the amount of $200,000 for waterproofing at the concrete basin walls and basin slab.

DIVISION 15

Basin level control pumps, circulation, chlorination and associated piping from primary and secondary water sources are included at an allowance of $200,000 in the MEP budget.

Plumbing and lift stations in the barge hull are included at an allowance of $72,562.

Fire pumps and piping in the barge hull are included at an allowance of $33,088.

DIVISION 16

Electrical work in the barge hull is included at an allowance of $175,000.

General Note: All Equipment inside the Barge Hulls are included in the barge allowance. Contractor excludes entry into barge hulls.

W.G. Yates & Sons Construction Company	Mojito Pointe – Marine Work
Gulf Coast Division - Confidential	Lake Charles, LA

2

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

CASINO

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

General Note: All equipment inside the barge, equipment specified by the naval architect, and systems required to meet the definition of an operable vessel by the State of Louisiana is included in the barge allowance.

DIVISION 02

See Marine Work clarifications & assumptions.

DIVISION 03

First floor concrete shall consist of a 4” thick 4000 psi lightweight (104 lbs/cuft) concrete topping slab over Walker Duct placed directly on the structural steel deck of the barge. Structural steel deck is to be provided by the shipyard as part of the barge allowance. Second floor slab is included as 4  1⁄2” thick 4000 psi lightweight (115 lbs/cuft) concrete over 2” composite steel deck.

Hoisting is included for this scope of work.

Floor flatness and floor levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

A 3000psi pea gravel mix is budgeted to be used for pan stair fill.

DIVISION 04

No masonry is included.

DIVISION 05

Structural and miscellaneous steel is included at the quantity allowance as shown on the material quantity matrix found in the General Overview. All steel stairs and handrails are included as primed ready to receive paint. No safety nosings are included. Structural and miscellaneous steel budgets include furnishing, erecting, and hoisting equipment for this scope of work.

W.G. Yates & Sons Construction Company	Mojito Pointe - Casino
Gulf Coast Division - Confidential	Lake Charles, LA

1

DIVISION 06

Slot machine bases are not included.

All millwork and Division 6 items are as prescribed in Exhibit F1”.

DIVISION 07

We exclude waterproofing or vapor barrier located on the top side of the barge at the concrete topping slab.

Basic deck coating at the patio on level 2 and executive balconies is included.

A standard commercial grade expansion joint cover assembly at the barge perimeters on the 1st and 2nd level and at vertical joints on the north wall is included.

Spray Applied fireproofing applied to the structural steel is included at fire rated floor, roof and column assemblies.

We exclude intumescent paint.

Flat roofing is included as 2 ply SBS modified bitumen roof membrane over insulation on a sloped structure.

The entire Casino roof is included as a flat roof system as described above.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

We have included a simple storefront system on the casino which shall not exceed 11,656 SF of 1 5/16” tinted, Low E glass.

All exterior glass systems are included as insulated and missile impact rated where required.

We include 115 linear feet of decorative glass railing as manufactured by Livers Bronze CO, or similar.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

All special architectural shapes on exterior are budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

W.G. Yates & Sons Construction Company	Mojito Pointe - Casino
Gulf Coast Division - Confidential	Lake Charles, LA

2

STO Gold coat fluid applied vapor barrier is included at exterior casino walls.

The exterior wall assembly is figured as 8” 14 gauge metal studs, R-19 insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus for both the casino and cupola structures.

The interior walls of the casino to consist of standard size metal studs, R-13 insulation, 5/8” standard sheetrock and 5/8” Dens Shield as a tile backer board in wet areas.

Installation of Owner furnished carpet and Contractor furnished pad is included.

Rubber stair treads, risers and landing tiles are included at casino interior public stair towers.

Tape and float to a level four (4) finish is included. Paint is included on trim and ceilings and walls.

Installation of Owner furnished wall covering is included.

All lateral frame deflection engineering, slip track engineering and exterior wall engineering is expected to be calculated by Owner’s engineers and is excluded from the budget.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1.

All signage is excluded other than emergency exit signage.

DIVISION 11

We include an allowance in the amount of $3,614,748 for food service equipment for restaurants and bars located on the barge.

DIVISION 12

Interior curtains or window coverings are not included.

All FF&E is excluded.

We have excluded floor mats and grills.

DIVISION 13

N/A

W.G. Yates & Sons Construction Company	Mojito Pointe - Casino
Gulf Coast Division - Confidential	Lake Charles, LA

3

DIVISION 14

We include (1 ea.) service elevator which is located at the Casino/Cage. This elevator is a 150 fpm, 5000 lb capacity, front opening, Ecospace Machine Room less elevator as manufactured by Kone or similar.

We include (1ea.) passenger elevator located at the Bar Lounge. This elevator is 200 fpm, 3500 lb capacity, front and rear opening, Monospace Machine Room less elevators as manufactured by Kone or similar.

At all elevators we include stainless steel lobby doors, frames, car doors, and directional signals. Floor indicator signals are excluded. All elevator control rooms shall be located remotely from the hoist ways within 100’ of the machine.

Four straight escalators are included at the Bar Lounge at an allowance of $155,000 each.

DIVISION 15

Plumbing

Plumbing fixtures and trim are included per the plumbing fixture schedule or similar.

Sanitary sewer waste and vent piping, and roof and storm drainage above podium slab is no hub cast iron with standard stainless steel no hub neoprene gasketed couplings for joints and Schedule 40 PVC-DWV below the podium slab.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger).

Food service equipment indirect drains are type dwv copper with solder joints.

Insulation for concealed domestic cold water piping domestic hot water mains and recirculation piping, and domestic piping in crawlspace is 1” thick fiberglass insulation with all service jacket and self sealing laps. Domestic hot water branch lines less than 5 feet in length shall be not be insulated.

Natural gas piping above slab shall be standard weight black steel pipe. Piping less than 2” in size shall be threaded and piping 2  1⁄2” and greater shall be welded.

Natural gas serves the food service equipment with valved outlets.

The domestic water heating is provided by water heaters, located in the main facility boiler room.

No water softener system is included.

W.G. Yates & Sons Construction Company	Mojito Pointe - Casino
Gulf Coast Division - Confidential	Lake Charles, LA

4

HVAC

In general, the HVAC system for the two (2) level, 73,200 sqft barge (casino, etc.) is served by peak connected equipment loads of one thousand two hundred (1,200) tons for cooling, one million (1,000,000) btuh for heating, and about twenty four (24) temperature controlled zones, including gaming, back of house, front of house, and food services.

The main equipment for the cooling and heating systems (chillers, boilers, pumps, etc.) are remotely located within the central plant.

Area cooling will be provided by indoor air handling units with chilled water coils and outdoor energy recovery units with chilled water pre-cooling coils. Heating will be provided by hot water coils in VAV terminal units and in the air handling units.

Chilled water distribution will be by a primary/secondary chilled water loop with the secondary loop pumps serving the barge and the remaining areas in the facility low rise.

One (1) 20,000 cfm medium pressure vav air handling unit serves the 2nd floor back of house and distributes supply air through sheetmetal ductwork connecting to ten (10) vav boxes.

The following single zone vav air handling units serve defined areas for the 2nd floor of the barge:

Buffet Café	32,000 cfm
Kitchen	22,500 cfm
Staff Dining	13,000 cfm
Banquet Hall	18,500 cfm
Surveillance	10,000 cfm
VIP Buffet	6,000 cfm
Mojito Club	20,500 cfm

Air distribution from these units is through sheet metal ductwork connecting to ceiling mounted air distribution devices.

Adjacent ancillary areas (corridors, toilets, etc.) will be served by the above units on a selected basis.

The supply air will be distributed through ceiling diffusers and the return air is provided primarily by plenum return, with some partially ducted return.

Seven (7) energy recovery units (six @ 40,000 cfm and one @ 21,500 cfm) serve the casino gaming area for 100% outside air and exhaust air requirements. These units are packaged with heat recovery wheel, fans, chilled water coil, hot water preheat coil, and hot water reheat coil.

Nine (9) low pressure rooftop vav air handling units serving the 100% outside air and make-up air of the casino and other low rise areas other than gaming. The supply air is through sheetmetal ductwork above the ceiling connecting to the return duct of the air handling units.

Kitchen grease hood exhausts shall have water based air scrubbers.

W.G. Yates & Sons Construction Company	Mojito Pointe - Casino
Gulf Coast Division - Confidential	Lake Charles, LA

5

Exhaust fan systems are included at level 2 only.

The air handling ductwork is galvanized sheetmetal for fully ducted supply air, partially ducted return air, and fully ducted exhaust air.

Constant volume supply, all return air, and all exhaust air ductwork shall be constructed as low pressure galvanized rectangular.

Variable volume supply ductwork shall be constructed as medium pressure galvanized rectangular.

All rectangular supply ductwork is internally insulated with 1’ thick duct liner and all round supply duct is externally insulated with 1 1/2” thick flexible fiberglass ductwrap insulation with foil vapor barrier. Ductwork serving gaming areas shall be externally wrapped.

Air handling and outside air units shall be as manufactured by Carrier, McQuay, Temptrol, Trane, or York. All air handling units shall be provided with 1” thick, 30% pre-filters.

Heat recovery units are manufactured by Munters, Semco, or Venmar.

Fans and louvers shall be as manufactured by ACME, Cook, Greenheck, Ruskin, or Arrow.

Supply, return and exhaust grilles shall be manufactured by Titus, Metalaire, Carnes or Anemostat and be of painted steel construction.

The supply ductwork will be sized at 1400 fpm for mains and 0.10/0.07” W.C. per 100 ft.

Drain and vent piping shall be threaded black steel pipe or copper pipe.

Test and balancing is provided though a certified subcontractor.

The casino temperature control system shall be fully integrated direct digital control (DDC) as manufactured by Honeywell, Johnson, TAC, Trane, or Siemens. This system includes space sensors, controllers, valves, relays, programming, etc. for ahus, oahus, fcus, vavs, and hrus.

Fire Protection

A wet sprinkler system with concealed heads in all public areas and exposed heads in all BOH spaces is included in the budget.

DIVISION 16

Electrical

Gaming:

a.	We will provide Walker Duct in-floor system by Wiremold and install in a topping slab above the steel main deck. We will provide two main 36” wide

W.G. Yates & Sons Construction Company	Mojito Pointe - Casino
Gulf Coast Division - Confidential	Lake Charles, LA

6

header ducts and connect laterals off the header duct at an angle of 90-degrees, 6’-0” on center with presets at 2’-0” on center. There will be three electrical and data rooms serving the Walker Duct system. There will be 300 branch circuits out of each electrical room. There will be no more than three slots per branch circuit and one table per branch circuit. We will provide two AWG #10 (dedicated Neutral) per branch circuit and install one AWG #6 equipment grounding conductor per panelboard with each group of branch circuit conductors.

b.	We will provide an 800 Amp distribution panelboard in each electrical room. The distribution panelboard will supply six 225 Amp, 208/120 Volt, 3-phase branch circuit breaker panelboards.

c.	We will provide one 3000 Amp, 480/277 Volt, 3-phase, 4-wire distribution switchboard in the casino barge main electrical room. This distribution switchboard will supply the barge switchboard and the lighting and power panelboards of the gaming floor. Two 300 KVA transformers and 1200 Amp Main Circuit Breaker distribution panelboards will serve the gaming floor electrical rooms. Transformers shall be UL listed K13 for nonlinear loads.

d.	There will be no dimming in the casino. We will provide a programmable lighting relay system for lighting control.

e.	We will provide slot data cabling with a terminated patch panel on one end and a RJ-45 connector on the slot end. All cables will be labeled and certified.

f.	We will provide surveillance cabling with a terminated patch panel on one end and a RJ-45 connector on the camera end. All cables will be labeled and certified.

g.	We will provide speaker cabling and secure back boxes provided by others.

h.	We will provide one 125 KVA UPS to serve the surveillance equipment cameras, servers and monitors.

i.	We will provide one 100 KVA UPS to serve the casino gaming data systems.

j.	We will provide and install commercial lighting.

k.	We will install decorative lighting furnished by others.

l.	We will provide and install emergency egress lighting.

W.G. Yates & Sons Construction Company	Mojito Pointe - Casino
Gulf Coast Division - Confidential	Lake Charles, LA

7

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

GRAND LOBBY/RETAIL/RESTAURANTS/B.O.H.

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for foot print area. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Termite Control is included for any permanent on grade structures.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget

No storm drainage will be included under the building platform.

DIVISION 03

At the contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab when construction is complete.

Standard pile caps placed on top of the natural grade are assumed to be approximately 2’-6” thick by 6 feet wide by 6 feet long, and 8 feet wide by 8 feet long. Also three elevator pile caps 3’-0” thick by 19 feet by 19 feet, 26 feet by 19 feet and 34 feet by 19 feet. All pile caps are included using 4000 psi ready mix.

First elevated floor slab is figured as 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix. First floor top of slab is assumed to be at elevation 12.00. Second floor concrete will be 4  1⁄2” thickness over 2” composite steel deck with 4000 psi ready mix.

No drop beams are included at the perimeter.

W.G. Yates & Sons Construction Company	Mojito Pointe – Grand Lobby
Gulf Coast Division - Confidential	Lake Charles, LA

1

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections. Standard lap splicing as per ASTM specifications is assumed at all splice locations.

Hoisting is included for this scope of work.

Floor flatness and floor levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

DIVISION 04

No masonry is included in this budget pricing.

DIVISION 05

Structural and miscellaneous steel and decking are furnished and erected in place with erection equipment and hoisting included. Metal stairs with standard steel handrails are included primed and ready to receive paint.

Structural and miscellaneous steel is included at the quantity allowance as shown on the material quantity matrix found in the General Overview. All steel stairs and handrails are included as primed ready to receive paint. No safety nosings are included. Structural and miscellaneous steel include furnishing, erecting, and hoisting equipment for this scope of work.

DIVISION 06

All millwork and Division 6 items are as prescribed in Exhibit F1.

DIVISION 07

Waterproofing at elevator pits is included using Tremco 250GC and drainmat.

Spray Applied fireproofing applied to the structural steel is included at fire rated floor, roof and column assemblies.

We exclude intumescent paint.

Flat roofing is included as 2 ply SBS modified bitumen roof membrane over roof insulation and sloped structure.

A synthetic tile similar to red concrete tile roofing is included at sloped roof areas.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

W.G. Yates & Sons Construction Company	Mojito Pointe – Grand Lobby
Gulf Coast Division - Confidential	Lake Charles, LA

2

We have included (27) 6’x 8’ glass entrance doors w/ sidelites at Grand Lobby/Retail/Restaurant areas.

We have included (7) 6’x 8’ Aluminum storefront doors w/ all hardware glazed with 9/16” laminate large missile impact glass.

Revolving door (1) 18’ is included.

All glazing systems are assumed as store front type systems and are included as insulated and impact rated where required.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

All special shapes on exterior is budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

STO Gold coat fluid applied vapor barrier is included at exterior lowrise walls.

The exterior wall assembly is figured as 8” 14 gauge metal studs, R-19 insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus for both the lowrise and cupola structures.

The interior walls of the lowrise to consist of standard size metal studs, R-13 insulation, 5/8” regular sheetrock and 5/8” Dens Shield as a tile backer board.

Installation of Owner furnished carpet and Contractor furnished pad is included.

Installation of Owner furnished wall covering is included.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1.

Division 11

We have included an allowance of $3,190,345 for food service equipment for all Lowrise food and bar spaces.

We exclude garment conveyors.

DIVISION 12

Interior curtains, window coverings, and shutters are not included.

W.G. Yates & Sons Construction Company	Mojito Pointe – Grand Lobby
Gulf Coast Division - Confidential	Lake Charles, LA

3

All FF&E is excluded.

We have excluded floor mats and grids.

DIVISION 14

We include (5ea.) service elevators which are located at the back of house corridor, adjacent to the 24/7 Bistro, in the 24/7 Bistro Kitchen, and in the Noodles Kitchen. These elevators are 150 fpm, 5000 lb capacity, front opening, Ecospace Machine Room less elevators as manufactured by Kone or similar.

We include (1ea.) passenger elevator at the Grand Lobby (Bag Area). The elevator at the Grand Lobby (Bag Area) is a 200 fpm, 3500 lb capacity, front and rear opening, Monospace Machine Room less elevators as manufactured by Kone or similar.

At all elevators we include stainless steel lobby doors, frames, car doors, signals, etc. All elevator control rooms shall be located remotely from the hoist ways within 100’ of the machine.

We include escalators (2ea) located at the Grand Lobby. These escalators are 40” step, 100 fpm, Eco300/TRM140 as manufactured by Kone or similar.

DIVISION 15

Plumbing

Plumbing fixtures and trim are included per the plumbing fixture schedule or similar.

Sanitary sewer waste and vent piping, and roof and storm drainage above podium slab is no hub cast iron with standard stainless steel no hub neoprene gasketed couplings for joints and Schedule 40 PVC-DWV below the podium slab.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger).

Food service equipment indirect drains are type dwv copper with solder joints.

Insulation for concealed domestic cold water piping domestic hot water mains and recirculation piping, and domestic piping in crawlspace is 1” thick fiberglass insulation with all service jacket and self sealing laps. Domestic hot water branch lines less than 5 feet in length shall be not be insulated.

Natural gas piping above slab shall be standard weight black steel pipe. Piping less than 2” in size shall be threaded and piping 2  1⁄2” and greater shall be welded.

Natural gas serves the food service equipment with valved outlets and connections to the water heaters and heating water boilers.

W.G. Yates & Sons Construction Company	Mojito Pointe – Grand Lobby
Gulf Coast Division - Confidential	Lake Charles, LA

4

The domestic water heating is provided by water heaters, located in the central plant boiler room, adjacent to the heating water boilers.

No water softener system is included.

HVAC

The main equipment for the cooling and heating systems (chillers, boilers, pumps, etc.) are located within the central plant.

Area cooling will be provided by indoor floor mounted air handling units with chilled water coils or local fan coil units with chilled water coils. Heating will be provided by hot water coils in VAV terminal units and in the air handling and fan coil units. Make-up units shall be indoor with hot water preheat and chilled water cooling with a wrap around heat pipe for energy recovery.

Chilled water distribution will be by a primary/secondary chilled water loop with the secondary loop pumps serving the barge and the remaining areas in the facility low rise.

Air distribution from the air handling and fan coil units will be through sheet metal ductwork connecting to ceiling mounted air distribution devices.

Adjacent ancillary areas (corridors, toilets, etc.) will be served by the above units on a selected basis.

The supply air will be distributed through ceiling diffusers and the return air is provided primarily by plenum return, with some partially ducted return.

Constant volume supply, all return air, and all exhaust air ductwork shall be constructed as low pressure galvanized rectangular.

Variable volume supply ductwork shall be constructed as medium pressure galvanized rectangular.

All rectangular supply ductwork is internally insulated with 1’ thick duct liner and all round supply duct is externally insulated with 1 1/2” thick flexible fiberglass ductwrap insulation with foil vapor barrier.

Air handling and outside air units shall be as manufactured by Carrier, McQuay, Temptrol, Trane, or York. All air handling units shall be provided with 1” thick, 30% pre-filters.

Kitchen grease hood exhausts shall have water based air scrubbers.

Exhaust fan systems are included for first floor kitchens.

Fans and louvers shall be as manufactured by ACME, Cook, Greenheck, Ruskin, or Arrow.

Supply, return and exhaust grilles shall be manufactured by Titus, Metalaire, Carnes or Anemostat and be of painted steel construction.

W.G. Yates & Sons Construction Company	Mojito Pointe – Grand Lobby
Gulf Coast Division - Confidential	Lake Charles, LA

5

The supply ductwork will be sized at 1400 fpm for mains and 0.10/0.07” W.C. per 100 ft.

Drain and vent piping shall be threaded black steel pipe or copper pipe.

Test and balancing is provided though a certified subcontractor.

The temperature control system shall be an integrated direct digital control (DDC) as manufactured by Honeywell, Johnson, TAC, Trane, or Siemens. This system includes space sensors, controllers, valves, relays, programming, etc. for ahus, oahus, fcus, vavs, and hrus.

Fire Protection

A complete wet pipe sprinkler system with concealed heads in public areas and exposed heads in back of house areas is included in the budget.

DIVISION 16

Electrical

Lighting:

a.	We will provide and install commercial lighting.

b.	We will install decorative lighting furnished by others.

c.	We will provide and install emergency egress lighting.

d.	All cover plates are budgeted as standard beige or white plastic.

e.	All light fixtures at acoustical ceilings will be standard 2x4 florescent lay-in fixtures.

W.G. Yates & Sons Construction Company	Mojito Pointe – Grand Lobby
Gulf Coast Division - Confidential	Lake Charles, LA

6

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

SHOWROOM

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for showroom foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Termite Control is included for any permanent or grade structures.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget

No storm drainage will be included under the building platform.

DIVISION 03

At the contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 w2.9 / w2.9 mesh slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab after construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 2’-6” thick by 6 feet wide by 6 feet long, and 8 feet wide by 8 feet long. All pile caps using 4000 psi ready mix.

Elevated floor slab is figured as 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix. First floor top of slab is assumed to be at elevation 12.00 at the bar area with the seating area sloping to elevation 10.50.

Second level balcony is figured to be 4  1⁄2” over 2” composite metal deck using 4000 psi ready mix.

No drop beams are included at perimeter.

W.G. Yates & Sons Construction Company	Mojito Pointe - Showroom
Gulf Coast Division - Confidential	Lake Charles, LA

1

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections. Standard lap splicing as per ASTM specifications is assumed at all splice locations.

Hoisting is included for this scope of work.

Floor flatness and floor levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

DIVISION 04

No masonry is included in this budget pricing.

DIVISION 05

Structural and miscellaneous steel is included at the quantity allowance as shown on the material quantity matrix found in the General Overview. All steel stairs and handrails are included as primed ready to receive paint. No safety nosings are included. Structural and miscellaneous steel budgets include furnishing, erecting, and hoisting equipment for this scope of work.

DIVISION 06

We exclude any fire rated material in millwork.

No crown molding, wood base, wood paneling, or chair rails are included in showroom budget.

All millwork and Division 6 items are as prescribed in Exhibit F1.

DIVISION 07

Spray Applied fireproofing applied to the structural steel is included at fire rated floor, roof and column assemblies.

We exclude intumescent paint.

Flat roofing is included as 2 ply SBS modified bitumen roof membrane over insulation on a sloped structure.

Synthetic tile/red concrete tile roofing is excluded at the showroom roof.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, and hardware are as prescribed in Exhibit F1.

No windows or exterior glass is included in the Showroom budget.

W.G. Yates & Sons Construction Company	Mojito Pointe - Showroom
Gulf Coast Division - Confidential	Lake Charles, LA

2

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

All special shapes on exterior is budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

STO Gold coat fluid applied vapor barrier is included at exterior showroom walls.

The showroom exterior wall assembly is included as 12” 12 gauge metal studs, R-19 batt insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus.

The interior walls of the showroom to consist of standard size metal studs, R-13 insulation, 5/8” regular sheet with 5/8” Dens Shield as a tile backer board in restrooms.

No ceilings are budgeted in Showroom seating area. All elements at ceiling level will be painted black.

Installation of Owner furnished carpet and Contractor furnished pad is included.

Tape and float to a level four (4) finish is included. Painting only of showroom walls, corridors, stairwells, back of house areas and elevator lobby are budgeted. All painted areas are budgeted as an orange peel finish

Installation of Owner furnished wall covering is included.

All Finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1.

DIVISION 11

We exclude all stage and theatrical equipment including lighting, audio visual, curtains, and stage rigging.

We include an allowance in the amount of $296,400 for bar equipment at the two Showroom bars.

DIVISION 12

Interior Curtains or Window Coverings are not included.

All FFE is excluded.

W.G. Yates & Sons Construction Company	Mojito Pointe - Showroom
Gulf Coast Division - Confidential	Lake Charles, LA

3

We have included 475 each fixed audience seats as shown on drawings based on Irwin Seating “Millennium” #4712104 chair #12 Ergo Seat, floor mounted, grade “K” fabric, cup holder arms on all chairs with number and letter plates, or similar.

Chair storage system is excluded.

DIVISION 14

We include (1ea.) passenger elevator located at the Showroom. The elevator is a 200 fpm, 4500 lb capacity, front opening, Monospace Machine Room less elevator as manufactured by Kone or similar.

At all elevators we include stainless steel lobby doors, frames, car doors, and directional signals. Floor indicator signals are excluded. All elevator control rooms shall be located remotely from the hoist ways within 100’ of the machine.

One 40” step, 100 feet per minute, single tread up and down escalator with standard manufactures railing is included at the Showroom at an allowance of $145,000

DIVISION 15

Plumbing

Plumbing fixtures and trim are included per the plumbing fixture schedule or similar.

Sanitary sewer waste and vent piping, and roof and storm drainage above podium slab is no hub cast iron with standard stainless steel no hub neoprene gasketed couplings for joints and Schedule 40 PVC-DWV below the podium slab.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger).

Food service equipment indirect drains are type dwv copper with solder joints.

Insulation for concealed domestic cold water piping domestic hot water mains and recirculation piping, and domestic piping in crawl space is 1” thick fiberglass insulation with all service jacket and self sealing laps. Domestic hot water branch lines less than 5 feet in length shall be not be insulated.

Natural gas service to the show room is excluded.

The domestic water heating is provided by water heaters, located in the central plant boiler room, adjacent to the heating water boilers.

No water softener system is included.

W.G. Yates & Sons Construction Company	Mojito Pointe - Showroom
Gulf Coast Division - Confidential	Lake Charles, LA

4

HVAC

The main equipment for the cooling and heating systems (chillers, boilers, pumps, etc.) are located within the central plant.

Area cooling will be provided by indoor floor mounted air handling units with chilled water coils or local fan coil units with chilled water coils. Heating will be provided by hot water coils in VAV terminal units and in the air handling and fan coil units. Make-up units shall be indoor with hot water preheat and chilled water cooling with a wrap around heat pipe for energy recovery.

Chilled water distribution will be by a primary/secondary chilled water loop with the secondary loop pumps serving the barge and the remaining areas in the facility low rise.

Air distribution from the air handling and fan coil units will be through sheet metal ductwork connecting to ceiling mounted air distribution devices.

Adjacent ancillary areas (corridors, toilets, etc.) will be served by the above units on a selected basis.

The supply air will be distributed through ceiling diffusers and the return air is provided primarily by plenum return, with some partially ducted return.

Constant volume supply, all return air, and all exhaust air ductwork shall be constructed as low pressure galvanized rectangular.

Variable volume supply ductwork shall be constructed as medium pressure galvanized rectangular.

All rectangular supply ductwork is internally insulated with 1’ thick duct liner and all round supply duct is externally insulated with 1 1/2” thick flexible fiberglass ductwrap insulation with foil vapor barrier.

Air handling and outside air units shall be as manufactured by Carrier, McQuay, Temptrol, Trane, or York. All air handling units shall be provided with 1” thick, 30% pre-filters.

Fans and louvers shall be as manufactured by ACME, Cook, Greenheck, Ruskin, or Arrow.

Supply, return and exhaust grilles shall be manufactured by Titus, Carnes, Metalaire, or Anemostat and be of painted steel construction.

The supply ductwork will be sized at 1400 fpm for mains and 0.10/0.07” W.C. per 100 ft.

Drain and vent piping shall be threaded black steel pipe or copper pipe.

Test and balancing is provided though a certified subcontractor.

W.G. Yates & Sons Construction Company	Mojito Pointe - Showroom
Gulf Coast Division - Confidential	Lake Charles, LA

5

The temperature control system shall be fully integrated direct digital control (DDC) as manufactured by Honeywell, Johnson, TAC, Trane, or Siemens. This system includes space sensors, controllers, valves, relays, programming, etc. for ahus, oahus, fcus, vavs, and hrus.

Fire Protection

A standard wet pipe black iron sprinkler system with exposed heads is budgeted for the showroom areas.

DIVISION 16

Electrical

1.	Utility Floor Boxes:

a.	No utility floor boxes are included for the showroom area.

b.	No telecommunication data outlets are include for showroom.

2.	Showroom Company Switches:

a.	We will provide an 800 amp MCB 480/277 Volt, 3 phase, 4-wire distribution panel. The distribution panel shall serve one 200 Amp, 480 Volt road show disconnect. Also serve one 112.5 KVA Transformer and 400 Amp 208/120V road show lighting disconnect, one 112.5 KVA isolation transformer and 400 Amp 208/120V road show audio disconnect, one 75 KVA transformer and 200 Amp 208/120V road show video disconnect, one 75 KVA transformer and 200 Amp 208/120V road show hoisting disconnect. It will include three 225/3 Amp spare breakers

b.	All transformers for show room will be HMT Harmonic Mitigating Transformers.

c.	Manufacturer: Union Connector Model No. CSC-2010-P with double neutral, or approved similar by Stagecraft Industries.

3.	Lighting:

a.	We will provide and install commercial lighting.

b.	We will install decorative lighting furnished by others.

c.	We will provide and install emergency egress lighting.

d.	We assume all show lighting, audio visual, tressells, and rigging to be by others.

e.	All cover plates are budgeted as standard beige or white plastic.

f.	All light fixtures at acoustical ceilings will be standard 2x4 florescent lay in fixtures.

W.G. Yates & Sons Construction Company	Mojito Pointe - Showroom
Gulf Coast Division - Confidential	Lake Charles, LA

6

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

CENTRAL PLANT/WAREHOUSE

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for central plant and warehouse foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles at central plant, warehouse and elevated pavement behind central plant are included per the material quantity matrix.

Termite Control is included for any permanent or grade structures.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget

No storm drainage will be included under the building platform.

DIVISION 03

At the contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab will be poured under the structure at existing ground level directly on natural soil to be used as a working platform. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab when construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 2’-6” thick by 6 feet wide by 6 feet long using 4000 psi ready mix.

Floor slab is figured as 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix. First floor top of slab is assumed to be at elevation 12.0’. The truck parking turn-around area behind the central plant/warehouse is assumed to be a pile support slab at an elevation of approximately 8’ MSE with the following dimensions 104’-0” x 40’-0” and a ramp leading up from existing grade using 4,000 psi ready mix.

No drop beams are included at perimeter.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

1

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections. Standard lap splicing as per ASTM specifications is assumed at all splice locations.

Hoisting is included for this scope of work.

Floor flatness and floor levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

DIVISION 04

No masonry is included.

DIVISION 05

Structural and miscellaneous steel is included as shown on the material quantity matrix found in the General Overview. All steel stairs and handrails are included as primed ready to receive paint. No safety nosings are included. Structural and miscellaneous steel budgets include furnishing, erecting, and hoisting equipment for this scope of work.

DIVISION 06

All millwork and Division 6 items are as prescribed in Exhibit F1.

DIVISION 07

Traffic coating at the plant floors using Tremco 350/950 Mechanical Room Coating System or similar is included.

Spray Applied fireproofing applied to the structural steel is included at fire rated floor, roof and column assemblies.

We exclude intumescent paint.

Flat roofing is included as 2 ply modified bitumen roof membrane over roof insulation and sloped structure.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

No windows or glass doors are included in the budget for the Central Plant Area, except windows at P&R.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

2

All special shapes on exterior is budgeted as EIFS covered Styrofoam.

STO Gold coat fluid applied vapor barrier is included at exterior central plant walls.

The Central Plant exterior wall assembly is included as 8” 14 gauge metal studs, R-19 batt insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus.

The interior walls of the central plant to consist of standard size metal studs, R-13 insulation, 5/8” paperless Dens Armour Plus.

Tape and float to a level three (3) finish is included. Painting of walls, doors, frames and miscellaneous metals is included. All painted areas are budgeted as an orange peel finish.

BOH office in Central Plant area is budgeted to have 2x4 acoustical lay in ceiling and painted sheetrock walls. Owner furnished carpet and pad with vinyl base, or VCT flooring. All other areas are exposed ceilings and sealed floors.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1 except cooling tower louvered enclosure.

Signage is excluded.

We have included 2557 sqft of louvers for the cooling tower screen wall.

DIVISION 11

We exclude trash compactors.

We include (2 ea.) hydraulic dock pit levelers at the loading dock area.

We include (6 ea.) dock bumpers at the loading dock area.

Storage bins, shelving, security fencing, access equipment, conveyors and receiving equipment are excluded.

Food storage equipment (refrigeration and freezer equipment with accessories, connections and pads) at the warehouse is included at an allowance of $352,088.

DIVISION 12

Interior Curtains or Window Coverings are not included.

All FF&E is excluded.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

3

We have excluded floor mats and grids.

DIVISION 13

N/A

DIVISION 14

N/A

DIVISION 15

Plumbing

Plumbing fixtures and trim are included per the plumbing fixture schedule or similar.

Sanitary sewer waste and vent piping, and roof and storm drainage above podium slab is no hub cast iron with standard stainless steel no hub neoprene gasketed couplings for joints and Schedule 40 PVC-DWV below the podium slab.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger).

Insulation for concealed domestic cold water piping, domestic hot water mains and recirculation piping, and domestic piping in crawl space is 1” thick fiberglass insulation with all service jacket and self sealing laps. Domestic hot water branch lines less than 5 feet in length shall be not be insulated.

Natural gas piping above slab shall be standard weight black steel pipe. Piping less than 2” in size shall be threaded and piping 2  1⁄2” and greater shall be welded.

The domestic water heating is provided by water heaters, located in the central plant boiler room, adjacent to the heating water boilers.

No water softener system is included.

HVAC

The main equipment for the cooling and heating systems (chillers, boilers, pumps, etc.) for the total facility are located within the central plant and consist of;

Chilled Water:

Three 1000 ton Water Cooled Centrifugal Chillers located in the central plant, with machines selected for a 0.54 KW/Ton, or better, efficiency at 54°F/42°F (Entering/Leaving) water temperatures. Machines will utilize environmental friendly refrigerant (R-123 or R134A refrigerant, only).

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

4

Chillers will be manufactured by McQuay, Trane or York (Johnson Controls International).

Water distribution will be by a variable flow primary/variable flow secondary piping system with three (3) pumping loops, (a. primary loop, b. low rise and casino secondary loop and c. high rise secondary loop). Primary loop water pumps will be horizontal split case sized for 2000 gpm, 80 ft. TDH and secondary loop water pumps will be end suction centrifugal or vertical in-line style (depending on size requirements and pump room location requirements), sized for the appropriate flow rate and system pressure loss. All pumps will be provided with inverter duty motors and VFD’s.

Flow in the system will vary based on load using two-way control valves at all air units and fan coils, pressure sensors in the respective piping circuits and variable frequency drives for all pumps, with each pump to be capable of going down to 30% of design flow of the associated chilled water piping loop.

Condenser Water:

The cooling tower installation will consist of three 3000 gpm cooling tower cells. Cells shall be constructed of a galvanized steel structure, 316 Stainless Steel basins, and PVC fill and be provided with inlet flow control baffles for a 50% flow rate, cold basin sweep piping, extended fan shroud, cooling tower cells on steel frame located above the Central Plant building will provide heat rejection for the chillers. Tower cells will be provided with low noise fans.

Cooling towers will be manufactured by Marley, Baltimore Air Coil, Evapco, or similar.

Fan Motors: Variable speed, TEFC motors on all cells.

Tower selection conditions: Water and air Temperatures:

96°F.D.B./86°F.D.B./81°F.W.B. (Entering./Leaving./WB).

Condenser Water Pumps: Three horizontal split case pumps shall be provided. Pump discharge will be piped to a distribution header in the central plant. Flow control valves at each condenser will maintain constant flow to the active chiller(s). A cooling tower bypass (dump valve) will be used to control water temperature at or above 65°F. Pumps shall have variable speed drives.

Tower Cell Isolation: 24” equalizing line with valves at each sump connection and isolation valves for make-up water, tower bypass, drain and overflow will be provided so that each cell can be isolated for cleaning. Automatic valves at each supply and return to the tower cells will be used to control flow based on load.

Provide a condenser water heat exchanger with circulating pump to comply with Paragraph 6.5.6.2 of ASHRAE 90.1 – 2004.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

5

Heating:

Boilers: Four 3,000 MBH input, gas fired, condensing boilers. Boilers will supply 160°F heating water for building heating. Boilers will fully modulating power burners, manufacturer’s controller, and low Nox design.

Boilers will be manufactured by Aerco, Patterson Kelly or similar.

Pumps:

Primary Pumps: Two primary hot water pumps will be piped to circulate water from a boiler header to the building. Building heating water supply temperature will be reset based on outside air temperature. Heating pumps will have variable frequency drives and pressure control. There shall be two 600 gpm, 100 ft. TDH, 25 HP pumps.

Chillers:

Trane, McQuay or York (Johnson Controls, Inc.).

Air Handling:

Refrigeration Machinery Room Single Zone Units: Constant volume horizontal draw through air units suspended in space; 6 row cooling coil, forward curve fan with TEFC motor; reheat position heating coil (constant volume). Outside air ducted to unit with dampers for normal outside air through unit mixing box; and 100% emergency outside air direct make-up into machinery room. Size and quantity to be determined during final design.

Boiler Room Ventilation and heating: Propeller fans mounted at air intake plenum/louver; staged to maintain space temperature set point with direct outside air supply. Two combustion air intakes will be 6” below ceiling and 6” above floor. Gas fired unit heaters will be sized for freeze protection.

Cooling and heating for small areas on the first floor will be provided by horizontal fan coil units or horizontal air handling units (depending on size) with chilled water cooling and hot water heating coils and the second floor areas (engineering and HR & Training) will be served by roof mounted air handling units with chilled water cooling and hot water heating coil. Areas with extreme population swings will be served by variable volume air flow units. Heating will be provided by hot water coils in VAV terminal units and in the air handling and fan coil units.

Chilled water distribution will be by a primary/secondary chilled water loop with the secondary loop pumps serving the barge and the remaining areas in the facility low rise.

Air distribution from the air handling and fan coil units will be through sheet metal ductwork connecting to ceiling mounted air distribution devices.

Adjacent ancillary areas (corridors, toilets, etc.) will be served by the above units on a selected basis.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

6

The supply air will be distributed through ceiling diffusers and the return air is provided primarily by plenum return, with some partially ducted return.

Constant volume supply, all return air, and all exhaust air ductwork shall be constructed as low pressure galvanized rectangular in accordance with SMACNA standards with the supply ductwork sized at 1400 fpm for mains and 0.07 to 0.10” W.C. per 100 ft for the branches.

Variable volume supply ductwork shall be constructed as medium pressure galvanized rectangular.

All rectangular supply ductwork is internally insulated with 1’ thick duct liner and all round supply duct is externally insulated with 1 1/2” thick flexible fiberglass duct wrap insulation with foil vapor barrier.

Air handling and outside air units shall be as manufactured by Carrier, McQuay, Temptrol, Trane, or York. All air handling units shall be provided with 1” thick, 30% pre-filters.

Exhaust fan systems are included for the warehouse only.

Fans and louvers shall be as manufactured by ACME, Cook, Greenheck, Ruskin, or Arrow.

Supply, return and exhaust grilles shall be manufactured by Titus, Metalaire, Carnes or Anemostat and be of painted steel construction.

The supply ductwork will be sized at 1400 fpm for mains and 0.10/0.07” W.C. per 100 ft.

Drain and vent piping shall be threaded black steel pipe or copper pipe.

Test and balancing is providing though a certified subcontractor.

The temperature control system shall be fully integrated direct digital control (DDC) as manufactured by Honeywell, Johnson, TAC, Trane, or Siemens. This system includes space sensors, controllers, valves, relays, programming, etc. for ahus, oahus, fcus, vavs, and hrus.

Fire Protection

A wet sprinkler system with exposed heads in all BOH spaces is included in the budget.

DIVISION 16

1.	Secondary Voltage Metering:

a.	Electric Utility Meter 1: single electric utility revenue billing for the Electric Utility transformers serving the new hotel, shore facilities, and gaming barge.

2.	Service Entrance Transformation:

a.

Electric Utility will provide overhead 13.2 kV from new electric utility substation on Cagle Lane Road to the property line. Utility will continue with overhead power along the East property line to a point near the Maintenance Building.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

7

The underground primary duct bank will route from that point to the electrical yard. The underground primary duct bank will feed one outdoor medium voltage switching cabinet for each of the two pad mount transformers. The switching cabinets are furnished and installed by the electric utility. The duct bank will feed from the switching cabinets to the outdoor pad mount transformers for the building electric services. We will provide the duct bank and equipment pads as directed by the electric utility. An electric utility approved concrete manhole installed every 400 feet.

b.	One outdoor pad-mounted transformer will provided by the Electric Utility for each of four electric service entrance switchgear. The duct bank for electric utility circuit shall turn up under the raised services platform to the primary metering cabinet, then to medium voltage pad mount switches, then loop from transformer to transformer. All duct banks will be concrete encased to the underside of the utility yard.

c.	Primary Voltage Duct bank will include four (4) 3” conduits, Schedule 40 rigid PVC, bury in trench with red concrete cover from Electric Utility terminal poles to the new resort utility yard. Steel reinforcement and red concrete will be provided for the duct bank. Medium voltage (13.2 KV) conductors and terminations will be furnished and installed by Electric Utility.

d.	We will provide complete electric service entrance from each transformer to the associated indoor electric service entrance switchgear. The electric service entrances will be installed in crawl space below raised structural concrete floor will be installed with coated interlocked armored four conductor aluminum power cable in cable tray. Cable tray shall be fiber glass with stainless steel hangers.

e.	We will provide a dedicated electric service entrance direct from the electric utility pad mount transformer to the fire pump controller and have assumed it to be an 800 amp feeder.

3.	Electric Service Entrance Switchgear:

a.	We will provide metal-enclosed, drawout switchgear for each electric service entrance (except fire pump). Free-standing, rear accessible with front and rear alignment.

b.	Conduits for electric service entrance cables shall stub up through building floor directly into the main breaker compartment of the associated switchgear.

c.	The switchgear rating shall be 4000 Amps for 480Y/277, 3 phase, 4 wire, 100% neutral, plus grounding bar. We will provide four (4) electric service entrance switchgear.

d.	Service Main Breaker: Each switchgear shall have a single main circuit breaker plus feeder breakers. All switchgear breakers shall be drawout type similar to Square D MASTERPACT® low voltage power circuit breakers with MICROLOGIC™ 6.0A Full Function electronic trip units. Circuit breakers shall have interrupting, close and latch, and 30-cycle withstand ratings. Interrupting rating of 100,000 rms symmetrical Amperes. Trip unit shall have adjustable settings and thirty-cycle withstand rating available up to 100 kA to provide maximum selective coordination with downstream circuit breakers.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

8

e.	We will provide a power monitor on the switchgear main buss ahead of the main breaker, similar to Siemens 9330 with display accessory. Connect to the building automation system (BAS) and export electrical energy KW-Hour usage and peak demand data.

f.	Each feeder breaker indicated for metering will have a power meter.

g.	We will provide an automatic power factor controller with each service entrance switchgear. Each controller will have 500 kVAR of capacitors in 5 x 100 kVAR steps.

h.	Temporary generator connection: The main breaker in each normal power electric service switchgear will have a Kirk Key interlock. We will provide a 2500 Ampere feeder breaker Kirk Keyed to the main breaker in each switchgear. Each feeder breaker shall serve an outdoor 2500 Ampere bussed cable tap box (CTB) located outside the Main Electrical Room. CTB will be the point of connection for cables from temporary (rental) generator.

i.	We will provide ground fault protection sensing in trip unit for every feeder breaker so that every switchgear has two levels of ground fault protection (main breaker + feeder breakers).

j.	We will provide short circuit coordination study for the project.

k.	We will provide arc flash study and shock hazard analysis for each new electric service entrance switchgear.

l.	We will provide consideration for floor space to add a future section to the designated switchgear for the future hotel addition.

4.	Packaged Engine Generator Systems:

a.	We will provide a single generator rated 2000KW consisting of a diesel engine coupled to an electric generator with 480Y/277 volt ac, 3 phase, 4 wire, 60 Hertz output. The rating will be considered with an .8 power factor and a standby duty rating.

b.	Generator Breakers: Two breakers will be provided a 3000 amp service and an 800 amp for the fire pump.

c.	The engine will be in an outdoor weatherproof housing. Housing will include acoustical treatment to reduce sound transmission from engine. Housings will be built to withstand hurricane-force wind loading and securely anchored to structural concrete slab.

d.	We will provide a generator system status panel with manual start and transfer in the resort Fire Command Center and will include transfer switch status and transfer control features.

Fuel:

a.	Type: No. 2 Diesel with a sub base tank rated for 8 hours usage.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

9

b.	Tank top off is excluded.

Generator Distribution Switchgear:

a.	We will provide indoor, low voltage drawout switchgear with drawout power circuit breakers for packaged engine-generator set. Generator switchgear is “cold bus”, i.e. normally OFF until the generator starts.

b.	The rating will be 4000 Amperes, 480Y/277, 3 phase, 4 wire, 100% neutral, plus grounding bar and provide a High Exposure Type 1 surge protective device (SPD) on the main bussing.

c.	We will provide a power monitor on the switchgear main buss ahead of the main breaker, similar to Siemens 9330 with display accessory.

d.	We will provide a cable tap box (CTB) for each generator switchgear. CTB will provide a means to connect cables from temporary rental loadbank for generator testing and provide outdoor, freestanding phase collection and cable tap box. Generator side connection from the generator emergency switchgear will be through permanent conduit and cable. Rental loadbank connection will be by temporary cabling laid from the outdoor rental loadbank to the CTB for loadbank.

Transfer:

a.	We will provide four automatic transfer switches for 10-second load transfer and switches for 60-second load transfer. Switches shall be similar to ASCO 7000 Series by ASCO, Russelectric, GE/Zenith, Caterpillar CT Series, or Cummins. We will provide two each 1200 amp, one 800 amp, and one 400 amp switches.

W.G. Yates & Sons Construction Company	Mojito Pointe – Central Plant
Gulf Coast Division - Confidential	Lake Charles, LA

10

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

PARKING GARAGE

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

Floors one through three is included in the budget as shown. Floors four and five as shown in plans are not included in budget.

DIVISION 02

No site import is included for parking garage foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Termite Control is included.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget

No storm drainage will be included under the building platform.

Parking garage striping is included. Signage is excluded.

All concrete wheel stops are excluded.

We have included an allowance of $800,000 to replace the parking spaces lost by eliminating floors four and five of the parking garage with additional surface parking.

DIVISION 03

At contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab after construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 3 feet thick by 10 feet wide by 10 feet long. Also 3 stair tower pile caps 26 feet by 16 feet. All pile caps using 4000 psi ready mix.

W.G. Yates & Sons Construction Company	Mojito Pointe – Parking Garage
Gulf Coast Division - Confidential	Lake Charles, LA

1

First floor is figured as 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix. First floor top of slab is assumed to be at elevation 12.00 with slopes to entries. Columns are included as 2 feet by 2 feet, and 2 feet by 3 feet utilizing 6000 psi ready mix at all locations including the under floor space between the ground and the first elevated floor.

Elevated slabs are included as 7.5” flat plate post tensioned concrete using 5000 psi ready mix. Topping slabs over occupied spaces are included as 2.5” thick using 4000 psi ready mix.

Spandrel beams are assumed to be used on the South face of the parking garage at all levels and will be utilizing 5000 psi ready mix. Cable railing will be utilized between columns on the exterior of the parking garage other than the south face.

Post Tensioning is included using an anticipated design weight of .80 lbs per sqft of supported slab area.

Post tensioning support rebar is included using an anticipated design weight of 1.5 lbs per sqft of supported slab area.

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections.

Floor flatness and levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

Hoisting is included for this scope of work.

DIVISION 04

We have included a 4 hour rated double 8” CMU flush joint wall between the parking garage and the central plant/warehouse.

No other masonry is included in this budget pricing.

DIVISION 05

Structural and miscellaneous steel is included at the quantity allowance as shown on the material quantity matrix found in the General Overview. All steel stairs and handrails are included as primed ready to receive paint. No safety nosings are included. Structural and miscellaneous steel budgets include furnishing, erecting, and hoisting equipment for this scope of work.

DIVISION 06

N/A

DIVISION 07

Waterproofing at elevator pits is included using Tremco 250GC and drainmat.

W.G. Yates & Sons Construction Company	Mojito Pointe – Parking Garage
Gulf Coast Division - Confidential	Lake Charles, LA

2

Water repellant over the topside of the exposed horizontal concrete parking surfaces in the garage is included using Chem-Trete 40 or equal.

We include basic waterproofing at the garage deck above conditioned areas as manufactured by American Hydrotech with drainage and protection layers or equal.

Water repellant over exterior pre-cast is included using Hydro Clear 40 or equal.

Joint sealants at precast concrete panel and cove joints are included.

We exclude spray applied fireproofing and intumescent paint.

No roofing is included at the Parking Garage. Stair towers are open.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

No glass and glazing is included in the parking garage.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh. EIFS is included on the South face of the garage only. All other exterior concrete will be painted.

All special shapes on exterior are budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

The parking garage exterior wall assembly at the Southeast corner is included as 8” 14 gauge metal studs, R-19 insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus.

Painting of exterior garage and interior walls, ceilings and columns is included.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1.

Emergency exit signage is included at exits, all other signage is excluded

Division 11

The car sensor system is included at an allowance of $300,000.

W.G. Yates & Sons Construction Company	Mojito Pointe – Parking Garage
Gulf Coast Division - Confidential	Lake Charles, LA

3

DIVISION 12

All FF&E is excluded.

DIVISION 14

We include (3 ea.) passenger elevators at the Parking Garage. The elevators are 200 fpm, 3500 lb capacity, front opening, Monospace Machine Room less elevators as manufactured by Kone or similar.

At all elevators we include stainless steel lobby doors, frames, car doors, and directional signals. Floor indicator signals are excluded. All elevator control rooms shall be located remotely from the hoist ways within 100’ of the machine.

DIVISION 15

Plumbing

Deck and floor drains are included.

HVAC

No HVAC in garage is included.

A basic exhaust evacuation system is included on the first two floors only. All other areas are excluded.

Fire Protection

No sprinkler system is included for garage. A standpipe system will be installed in two stairwells and other locations as required to provide complete coverage with 100’ of hose with 30’ of spray.

DIVISION 16

Electrical

Parking Garage Lighting:

a.	Parking Garage lighting will be 175 Watt Metal Halide, vertical lamp with refractor.

b.	We will provide two (2) rows per garage bay; rows 20’ apart and luminaires 30’ on center in both rows. Exposed conduit will be installed parallel to building coordinates and neatly arranged and concealed from direct view where practical.

c.	Lighting controlled by a programmable lighting system.

W.G. Yates & Sons Construction Company	Mojito Pointe – Parking Garage
Gulf Coast Division - Confidential	Lake Charles, LA

4

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

HOTEL

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for hotel foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from natural grade.

Driven precast piles are included per the material quantity matrix.

Termite Control is included for any permanent or grade structures.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget.

No storm drainage will be included under the building platform.

It is assumed no storm drain lines from front of parking or site will run under building.

DIVISION 03

At the contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to replace, repair, or remove this slab after construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 4 feet thick by 12 feet wide by 12 feet long using 4000 psi ready mix

Shear wall pile caps are assumed to be 10 feet wide by 36 feet long by 4 feet deep at three locations using 4000 psi ready mix.

Elevator pile caps are assumed to be 4 feet thick and 50 feet by 40 feet at the four bank group and 40 feet by 40 feet at the 3 bank group, all using 4000 psi ready mix.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

1

First and second elevated floors are figured as an 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix.

Shear Walls (3ea included) are included at 16” wide using 6000 psi ready mix.

Columns are included as 2 feet by 3 feet, 6000 psi ready mix at all locations including the under floor space between the ground and the first elevated floor

Elevated slabs above the first and second floors are included as 7.5” flat plate post tensioned concrete using 5000 psi ready mix.

Post Tensioning is included using an anticipated design weight of .90 lbs per sqft of supported slab area.

Post tensioning support rebar is included using an anticipated design weight of 1.5 lbs per sqft of supported slab area.

No drop beams are included at any locations including perimeter or balcony locations.

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections.

Hoisting is included for this scope of work.

Floor flatness and levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

DIVISION 04

No masonry work is included in the Hotel.

DIVISION 05

Metal Pan Stairs with standard steel handrails are included for all stairs in hotel. Handrails are included as primed ready to receive paint. No safety nosings are included.

Ready mix fill for the stair pans is budgeted as 3000 psi pea gravel mix. No reinforcing is included in the pans.

Anodized aluminum ornamental balcony rails are included at an allowance of $85 a linear foot furnished and installed where indicated, also GFRC ornamental balcony rails are included at an allowance of $200 per linear foot furnished and installed where indicated. Rails will be arranged per Architectural drawings A-10 and A-11 dated 18 May 2011.

Light gauge metal framing is included for the cupola framing, exterior and interior walls, and roof structure.

We have included an allowance of $100,000 for the structure and electrical components to support the monument sign. We exclude furnishing or installing the sign. Ornamental signage, erection and installation are excluded.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

2

DIVISION 06

Typical Rooms include Armstrong vinyl base, standard bathroom vanities, cultured marble bathroom vanity tops, cultured marble shower walls, and cultured marble tub surround. No crown molding is included for typical rooms. Operable shutters at exterior walls are excluded. 370 rooms are included as typical rooms.

Suite Rooms include wood baseboard, crown molding, chair rail, two upgraded custom vanities per bathroom, natural stone vanity tops, and cultured marble shower and tub surrounds. Two (2) hotel rooms are included as Suites.

Typical hotel corridors include Armstrong vinyl base and no crown molding.

All millwork and Division 6 items are as prescribed in Exhibit F1.

DIVISION 07

Fluid Applied Air Barrier is not included in budget.

Waterproofing at elevator pits is included using Tremco 250GC and drainmat.

Traffic coating at the Hotel Balconies is included using Neogard PedaGard System or similar.

We exclude spray applied fireproofing and intumescent paint.

Flat roofing is included as 2 ply modified bitumen roof membrane over insulation on a sloped structure.

A synthetic tile similar to red concrete tile roofing is included at sloped roof areas.

We include the awnings located at the top level of the hotel over the window openings using standing seam metal roofing with a prefabricated metal support structure.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

Sliding glass doors are standard 9/16” thick insulated and impact resistant glass in standard color Kynar finish aluminum frames based on EFCO Sliding Glass Doors or similar product.

Glass & Glazing is included with the allowable rating of Q4 as defined by ASTM International Standard Specification for Flat Glass C-1036-01.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

3

DIVISION 09

16 gauge flat plate backing material is included where backing is needed for toilet accessories, etc.

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

All special shapes on exterior are budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

STO Gold coat fluid applied vapor barrier is included at exterior hotel walls.

The exterior wall assembly includes 16’ 16 gauge metal studs, insulation, Densglass and type X gypsum for both the hotel and cupola structures.

The interior walls of the hotel are to consist of standard size metal studs, R-13 insulation, type X gypsum and type MR gypsum.

Hotel tower sheetrock at demising walls consist of 2 layers of  1⁄2” sheetrock on each side of wall with sound insulation with an approximate STC of 50. STC rating cannot be guaranteed due to wall penetrations and adjoining doors.

DensArmor can be added in lieu of type X and MR gypsum for an additional $250,000.

Gypsum board ceilings are included in hotel corridors, guestroom entries, and bathrooms. Living area ceilings are included as a knock-down textured finish applied directly to the concrete slab.

Suites have finished drywall ceilings.

Installation of Owner furnished carpet is included in all guestroom living areas and hotel corridors.

Painted walls are budgeted with an orange peel finish no smooth painted walls are anticipated.

Tape and float to a level four (4) finish is included.

All lateral frame deflection engineering, slip track engineering and exterior wall engineering is excluded.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

4

No shower rods are included.

One (1) linen chute and one (1) trash chute are included.

Trash compactors, trash containers, and odor control fogging units are not included.

DIVISION 11

We include an allowance in the amount of $600,000 for commercial laundry equipment.

No food service equipment is included in the hotel budget.

We exclude all residential appliances, including but not limited to under counter refrigerators, microwaves, and coffee services.

DIVISION 12

Interior Curtains or Window Coverings are not included.

Furnishing of all FF & E is excluded.

DIVISION 13

N/A

DIVISION 14

We include (2 ea.) service elevators serving the Hotel tower. These elevators are 350 fpm, 4500 lb capacity, front opening, Monospace Machine Room less elevators as manufactured by Kone or similar.

We include (4 ea.) passenger elevators at the Hotel. These elevators are 350 fpm, 3500 lb capacity, front opening, Monospace Machine Room less elevators as manufactured by Kone or similar.

At all elevators we include stainless steel lobby doors, frames, car doors, and directional signal indicators. Floor indicators at each floor are excluded. All elevator control rooms shall be located remotely from the hoist ways within 100’ of the machine.

DIVISION 15

Plumbing

Roof drainage for hotel (high rise) consist of 4- 6” roof drains, 4-6” overflow roof drains and 2-8” overflow roof drain down spouts.

Plumbing fixtures and trim are included per the plumbing fixture schedule or similar.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

5

Sanitary sewer waste and vent piping, and roof and storm drainage above first floor slab is no hub cast iron with standard stainless steel no hub neoprene gasketed couplings for joints and Schedule 40 PVC-DWV below the first floor slab. Waste and vent risers are to be a So-Vent system.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger). A triplex house booster pump is included for the domestic water supplying the high rise with three distinct service zones.

Insulation for concealed domestic cold water piping and domestic hot water mains and recirculation piping is 1” thick fiberglass insulation with all service jacket and self sealing laps. Domestic hot water branch lines in suite and room bathrooms will be not be insulated.

Natural gas is not included in the hotel.

No water softener system is included.

HVAC

HVAC is included as follows:

Hotel HVAC system will consist of vertical high rise chilled water fan coil units (with end units sized for 800 cfm and interior (row) units sized for 600 cfm), each with a 1 kW electric heat strip. Bathroom exhaust will be be centrally located ERV units returning the conditioned makeup air to the guest rooms by a ducted system. Corridors will be condition by roof mounted heating and air conditioning units. The main equipment for the cooling system (chillers, pumps, etc.) is located within the central plant.

Chilled water distribution will be by a primary/secondary chilled water loop with the secondary loop pumps serving the units in the High Rise.

Corridor supply and return and all exhaust air ductwork shall be constructed as low pressure galvanized. Stairwell pressurization ductwork shall be medium pressure. Supply duct mains will be sized at 1400 fpm and branches at 0.07 to 0.10” WC per 100 ft.

All rectangular supply ductwork is internally insulated with 1’ thick duct liner and all round supply duct is externally insulated with 1 1/2” thick flexible fiberglass duct wrap insulation with foil vapor barrier.

Air handling and fan coils units shall be as manufactured by Carrier, McQuay, Trane, and York. All air handling units shall be provided with 1” thick, 30% pre-filters. Vertical high rise fan coil units will be as manufactured by Enviro-Tech, International Fan Coil, or McQuay and will be provided with 1” thick filters.

Fans and louvers shall be as manufactured by Cook, Greenheck, Ruskin, or Arrow.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

6

Supply, return and exhaust grilles shall be manufactured by Titus, Carnes, Metalaire or Anemostat, and will be of painted steel construction. All grills for the vertical high rise fan coil units will be supplied with the units.

All HVAC ductwork shall be in accordance with SMACNA standards.

The supply ductwork was sized at 1400 fpm for mains and 0.10/0.07” W.C. per 100 ft.

The temperature control system for the suites and guest room will consist of manufacturer’s standard thermostats, with the “off” function controlled by the housekeeping staff upon guest checking out. Corridor temperature control system shall be fully integrated direct digital control (DDC) as manufactured by Honeywell, Johnson, TAC, Trane, or Siemens. This system includes space sensors, controllers, valves, relays, programming, etc. for ahus, oahus, fcus, vavs, and hrus.

Test and balancing is providing though a certified subcontractor. Test and balancing in the individual units is excluded.

Fire Protection

We have included a Class 1 standpipe with 2  1⁄2” fire hose valves in each standpipe.

We have a wet pipe system with exposed heads to protect each of the floors of the Hotel. Concealed heads are included at suites.

DIVISION 16

Electrical

Electrical is included as follows:

Hotel Guestrooms Electric Distribution:

a.	We will provide two 300 KVA transformers at level two for the 208V/120 volt 3 phase, 4 wire distribution panels for the vertical branch circuits to the hotel suites on floors two through eight. Two 300 KVA transformers at the level 14 equipment room for panelboards serving the guestrooms on levels nine through fourteen. Provide one transformer rated 112.5 KWA to serve the suites on Level One.

b.	480/277 Volt Panelboards: We will provide one 225 Amp panel in each electrical room on floors two through fourteen. These panels shall serve the Fan Coil Units and electric heat in each guestroom.

c.	Each transformer is to be provided with a 3 phase, 4 wire, 100% neutral, 1000 amp distribution board with six 225 amp breakers, one spare, and a space.

d.	Location: Distribution panel boards to be located adjacent to 300 KVA transformers. The transformers will be located in separate electrical rooms in each wing of the Hotel.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

7

2.	Guestroom 208Y/120V Panels:

a.	General: 225A, main lug only, lighting and appliance branch-circuit panel boards, 3 phase, aluminum 4 wire with ground bus and feed through lugs.

b.	Vertical Branch Circuits: Panel to serve vertical branch circuits for guestroom convenience outlets, guestroom lighting, coffee pot outlet, and hair dryer outlet. Guestroom fan coils on separate 277 Volt vertical branch circuits.

c.	Distribution: Circuits to distribute vertically. Install no more than (12) current carrying conductors per conduit, counting all neutrals and phase wires. Conduit may be routed in the concrete floor slabs with a maximum conduit size of 1”.

d.	Wire: All horizontal branch circuits will be copper, AWG #10 minimum, THHN wire

3.	Uninterruptible Power Systems (UPS):

a.	UPS-A: Provide one 125 KVA UPS for the hotel computer system and all associated remote terminals. This UPS system shall also serve the MDF and IDF Rooms.

4.	First and second floor 480/277V panels and 208Y/ 120V panels:

a.	General: Main-lug-only lighting and appliance branch-circuit panelboards, 3 phase, aluminum 4 wire with ground bus and feed through lugs.

b.	Use: Panels to serve kitchen power, retail power, laundry power, office and back-of-house power requirements.

c.	Ratings: 400 Amp 480/277 Volt, 3-phase, 4-wire. 225 Amp 208/120 Volt, 3-phase, 4-wire.

d.	Locations: First and Second floor electrical room, Kitchen, Laundry.

5.	8th Floor and Roof Equipment 480/277V Panels:

a.	General: Main lug only, light class panels, 3-phase, aluminum 4-wire with ground bus and feed though lugs.

b.	Rating: One 800 Amp power panelboard, surface mount. Feeder breakers for guestroom transformers.

c.	Auxiliary Power: Provide one 45 KVA transformer and one 225 Amp MCB lighting and appliance branch-circuit panelboard.

7.	Elevators Automatic Power Shutdown:

a.	We will provide an elevator power automatic disconnect system at each elevator machine.

b.	Each Elevator machine room will have a Busman Power Module Switch Cat. No. PS, Eaton Elevator Control ES Switch, Mersen (former Ferraz Shawmut) Amp-

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

8

Trap 2000 Series or Littlefuse POWR-Switch LPS Series. Enclosure will be NEMA 3R.

c.	All heat detectors for elevator power shutdown shall be provided as part of the building fire alarm system so that they are supervised.

8.	Lighting:

a.	Guestroom: Hotel guestrooms shall have master control devices at the main room entry and at a wall switch at the bed headboard that control all permanently installed luminaires and switched receptacles.

b.	Provide and install commercial light fixtures.

c.	Install decorative fixture provided by others.

9.	Devices per general notes are included.

10.	Fire Alarm per general notes is included.

11.	A Lightning Protection system is included.

W.G. Yates & Sons Construction Company	Mojito Pointe - Hotel
Gulf Coast Division - Confidential	Lake Charles, LA

9

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

ENTRY GARDEN, SUITES AND RECEPTION BUILDING

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for the building foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Termite Control is included for any permanent on grade structures.

Landscaping, irrigation, and hardscape are included in Garden Suites Entry Area as an allowance of $400,000. This includes any fountains, pavers, planters, raised planter boxes, drainage, accent lighting, AV, special structures and all waterproofing for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget.

An 8” thick retaining wall from existing grade to floor level elevation is budgeted around Entry Garden to hold fill material. Unclassified fill material will be utilized in the Suites Garden. It is intended for fill material in this area to come from existing ground elevation up to the building floor elevation of suites.

A lightweight mosquito proof screen netting material has been budgeted for the enclosure of the garden entry.

No storm drainage will be included under the building platform.

DIVISION 03

At contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab when construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 2’-6” thick by 4 feet wide by 4 feet long using 4000 psi ready mix.

W.G. Yates & Sons Construction Company	Mojito Pointe – Entry Garden, Suites
Gulf Coast Division - Confidential	Lake Charles, LA

1

Floor slab is figured as 7 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix for the first floor. The second and third floor is 3  1⁄2” concrete over 3” composite metal deck using 4000 psi ready mix. First floor top of slab is assumed to be at elevation 10.00’.

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections. Standard lap splicing as per ASTM specifications is assumed at all splice locations.

Hoisting is included for this scope of work.

Floor flatness and floor levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

DIVISION 04

No masonry is included in this budget pricing except at fireplaces. Four fireplaces at $15,000 each are budgeted as allowances which include a complete and inclusive installation.

DIVISION 05

We include 516 LF of GFRC railings at an allowance of $200 per LF.

No structural steel is included in Suites building.

4” painted aluminum tube framing is budgeted for the garden enclosure sized to hold up light weight netting only at an allowance of $590,860.

Suites and Suites reception structure from 1st floor slab up will be a light gauge metal stud framing system.

Roof will be framed with light gauge trusses with metal decking, insulation and roofing materials.

DIVISION 06

We exclude any fire rated material in millwork.

All millwork and Division 6 items are as prescribed in Exhibit F1.

DIVISION 07

12” attic insulation is included.

Waterproofing at the elevator pits is included using Tremco 250GC and drainmat or similar.

Traffic coating at the Suite Balconies is excluded. See division 9 for applied flooring on the balconies.

We exclude spray applied fireproofing and intumescent paint.

W.G. Yates & Sons Construction Company	Mojito Pointe – Entry Garden, Suites
Gulf Coast Division - Confidential	Lake Charles, LA

2

A synthetic tile similar to red concrete tile roofing is included.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

Exterior patio doors are included at an allowance of $3,500 per opening.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

All special shapes on exterior is budgeted as EIFS covered Styrofoam. STO Gold coat fluid applied vapor barrier is included at exterior hotel walls.

The exterior wall assembly is figured as structural 6” 14 gauge metal and structural stud system, R-19 insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus for both the North Suites building and South Suites building.

The interior walls of the suites to consist of 3-5/8” metal studs, R-13 insulation with an approximate STC of 50. STC rating cannot be guaranteed due to wall penetrations and adjoining doors. Drywall consist of 1/2” standard sheet rock 1/2” Dens Shield as a tile backer board in wet areas.

Installation of Owner furnished carpet and Contractor furnished pad for suite living rooms, bedrooms rooms, massage, and game rooms and all carpeted areas is included.

Tape and float to a level four (4) finish is included. All painted areas are budgeted as an orange peel finish.

Installation of Owner furnished wall covering per GMP finish Matrix for North Suite buildings is included.

All lateral frame deflection engineering, slip track engineering and exterior wall engineering is expected to be calculated by Owner’s engineers.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1.

DIVISION 11

No kitchen appliances are included in budget.

W.G. Yates & Sons Construction Company	Mojito Pointe – Entry Garden, Suites
Gulf Coast Division - Confidential	Lake Charles, LA

3

DIVISION 12

Interior Curtains, window coverings, or shutters are not included.

All FF&E is excluded.

We have excluded floor mats and grids.

No canvas awning, awning framing, canopies or covered walkways of any kind budgeted for the entry garden.

DIVISION 13

Four (4 ea) swimming pools and associated equipment is included for the North Suites.

No fire pits at suite balcony areas are included in the budget.

We include an allowance of $50,000 for the Suites Entry Building porte cochere. This allowance includes all foundations, structure, fabric cover, and MEP.

DIVISION 14

We include (4 ea.) passenger elevators at the South Suites. These elevators are 150 fpm, 3500 lb capacity, front and rear opening, Ecospace Machine Room less elevators as manufactured by Kone or similar.

At all elevators we include stainless steel lobby doors, frames, car doors, and directional signals. Floor indicators are excluded. All elevator control rooms shall be located remotely from the hoist ways within 100’ of the machine.

DIVISION 15

Plumbing

The fixture count by room/suite type is as follows:

(Gc) Deluxe suites – 3 water closets (WC-4 or WC-5H); 2 bidets (BD-1); 5 counter mounted lavatories (L-4); 1 whirlpool tub (WP-2); 1 whirlpool tub (WP-1); 1 massage room sink (BS-1); 2 shower valves, each with 3 shower heads (2 wall mounted and 1 ceiling mounted); 2 3” floor/shower drains; 2 hose bibbs (pool and entry patio’s ONLY), Fixtures to be color (color selected by architect) with polished brass trim.

(J) Deluxe suites – 2 water closets (WC-4 or WC-5H); 1 bidet (BD-1); 3 counter mounted lavatories (L-4); 1 whirlpool tub (WP-2); 1 massage room sink (BS-1); 2 shower valves, each with 3 shower heads (2 wall mounted and 1 ceiling mounted); 2 3” floor/shower drains; 2 hose bibbs (pool and entry patio’s ONLY), Fixtures to be color (color selected by architect) with polished brass trim.

W.G. Yates & Sons Construction Company	Mojito Pointe – Entry Garden, Suites
Gulf Coast Division - Confidential	Lake Charles, LA

4

(Ea) Deluxe suites –1 water closet (WC-4 or WC-5H); 1 bidets (BD-1); 2 counter mounted lavatories (L-4); 1 whirlpool tub (WP-1); 1 shower valve, with 3 shower heads (2 wall mounted and one ceiling mounted); 1 bar sink (BS-2); 1 3” floor/shower drain; 1 hose bibb (pool side and overlook patio’s ONLY) and 1 deck drain (for elevated patio’s ONLY). Fixtures to be color (color selected by architect) with polished brass trim.

Plumbing fixtures and trim are included per the plumbing fixture schedule or similar.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger).

Natural gas piping above slab shall be standard weight black steel pipe. Piping less than 2” in size shall be threaded and piping 2  1⁄2” and greater shall be welded.

HVAC

The HVAC system for the Grand and Deluxe suites consist of DX Heat Pump systems with 2 systems in the Grand Suite, totaling approximately 8 tons refrigeration capacity and 1 system in the Deluxe Suites, totaling approximately 2-1/2 tons refrigeration capacity on the first and second floor units and approximately 3 tons refrigeration capacity on the third floor units. Supplemental (emergency heat) will be provided by unit mounted electric strip heaters.

Toilet (bathroom) exhaust will be provided by ceiling mounted exhaust fans, switched with the bathroom lights, and ducted to the building roofs.

Ductwork in attic spaces will be insulated.

The temperature control system shall be the equipment manufacturer’s standard unitary controls with the area operated on a stand-alone control basis. Thermostats will be programmable for time of day and night temperature set back operation.

Fire Protection

A full wet pipe sprinkler system is included in all occupied areas of suites and suite reception building.

DIVISION 16

Electrical

Ea Suites

A 150 amp, 120/208 three phase panel board with main circuit breakers in each suite is included.

AFCI circuit breakers for branch circuits included.

A 225 KVA indoor type dry transformer and 800 amp main breaker power distribution panel board to supply the suite panel boards is included.

W.G. Yates & Sons Construction Company	Mojito Pointe – Entry Garden, Suites
Gulf Coast Division - Confidential	Lake Charles, LA

5

Feeder breakers for separate feeder out to each North suite.

Gc Suites

A 225 amp, 120/208 volt three phase panel board with main circuit breaker in each suite is included AFCI circuit breaker for branch circuits is included.

Suite Panels

General: 225A, main lug only, lighting and appliance branch-circuit panel boards, 3 phase, 4 wire with ground bus and feed through lugs.

Vertical Branch Circuits: Panel to serve vertical branch circuits for guestroom convenience outlets, guestroom lighting, coffee pot outlet, and hair dryer outlet. Guestroom fan coils on separate 277 Volt vertical branch circuits.

Distribution: Circuits to distribute horizontal. Install no more than (12) current carrying conductors per conduit, counting all neutrals and phase wires. Conduit may be routed in the concrete floor slabs with a maximum conduit size of 1”.

Wire: All horizontal branch circuits will be copper, AWG #10 minimum, THHN wire.

W.G. Yates & Sons Construction Company	Mojito Pointe – Entry Garden, Suites
Gulf Coast Division - Confidential	Lake Charles, LA

6

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

POOLS AND POOL DECKS

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for pools, and pool decks foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Landscaping and irrigation is included in sitework budget, no separate budget is included for this area.

All water, sewer, utilities outside of 5 ft from building line are included in sitework budget

No storm drainage will be included under the building platform.

Pool deck elevation is assumed to be at 9.00’ MSE

DIVISION 03

At the contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab when construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 2’-6” thick by 4 feet wide by 4 feet long using 4000 psi ready mix.

Floor is figured as 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix.

Two concrete stairs from the hotel patio down to the pool deck using 4000 psi ready mix are included.

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections.

W.G. Yates & Sons Construction Company	Mojito Pointe - Pool
Gulf Coast Division - Confidential	Lake Charles, LA

1

Hoisting is included for this scope of work.

Floor flatness and floor levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

Pool bottom and sides are assumed to be cast-in-place with pool subcontractor applying gunite to shape later. Ready mix of 5000 psi was figured.

All landscaping planters are assumed to be above deck planters and are included in the landscaping allowance.

DIVISION 04

No masonry is included in this budget pricing.

DIVISION 05

Fabric covering and support structure for cabanas is excluded.

We include a standard aluminum picket fence around the pool deck with 7 sets of gates (6 single gates and 2 double gates, double gates are 8 feet wide total). The Fence is assumed to be 4’ in height.

DIVISION 06

Millwork is excluded, no millwork, trim cabinetry casework is included on the pool deck or in cabanas.

DIVISION 07

We include an allowance in the amount of $5.00 per square foot for coating of the concrete pool deck and associated walkways.

We exclude spray applied fireproofing and intumescent paint.

No covering or furnishings for cabanas is included in budget.

Roofing is excluded on pool deck.

DIVISION 09

Finishes are excluded on the pool deck, cabanas and pools.

DIVISION 10

N/A

DIVISION 11

W.G. Yates & Sons Construction Company	Mojito Pointe - Pool
Gulf Coast Division - Confidential	Lake Charles, LA

2

Food Service on the pool deck is excluded.

DIVISION 12

All FF&E is excluded.

DIVISION 13

A pool and hot tub of approximately 4,059 sf is included in the budget at an allowance of $485,400 for pool, hot tub, finishes and equipment.

The VIP pool is included as an allowance in the amount of $68,400 and is inclusive all finish work and equipment.

DIVISION 15

Plumbing

Water and sewer lines will be installed as required.

HVAC

HVAC on the pool deck is excluded.

Fire Protection

Fire protection on the pool deck is excluded.

DIVISION 16

Electrical

Floor boxes will be provided at each cabana location with 2-20 amp, 120 volt GFCI receptacles per box.

Electrical is included for pool equipment and associated lighting.

W.G. Yates & Sons Construction Company	Mojito Pointe - Pool
Gulf Coast Division - Confidential	Lake Charles, LA

3

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

SPA

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for clubhouse foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget

No storm drainage will be included under the building platform.

DIVISION 03

At the contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab when construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 2’-6” thick by 4 feet wide by 4 feet long using 4000 psi ready mix.

Floor slab is figured as 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix. The elevation of the Spa first floor is the same as the pool deck. The Spa floor slab is an extension of the pool deck slab. Expansion and control joints are not included at the tie in between these two decks.

No drop beams are included at perimeter edge.

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections. Standard lap splicing as per ASTM specifications is assumed at all splice locations

Hoisting is included for this scope of work.

W.G. Yates & Sons Construction Company	Mojito Pointe – Spa
Gulf Coast Division - Confidential	Lake Charles, LA

1

Floor flatness and levelness are assumed to be to be a minimum of FF15 and a FL minimum of 10 based on measurements taken within 24 hours of pour.

2nd floor will consist of 4000 psi concrete over metal deck.

DIVISION 04

No masonry is included in this budget pricing.

DIVISION 05

Metal stairs have standard steel handrails which are primed and ready to receive paint. All structural steel and decking are furnished and erected in place with erection and hoisting included.

Spa structure from first floor slab up will be a light gauge metal stud framing system. Joist or space joist are included where duct opening and pipe penetrations are required.

Roof will be framed with light gauge trusses with metal decking, insulation and roofing materials.

DIVISION 06

We exclude any fire rated material in millwork.

All millwork and Division 6 items are as prescribed in Exhibit F1.

DIVISION 07

Waterproofing at the elevator pit is included using Tremco 250GC with drain mat or similar.

Spray applied fireproofing and intumescent paint is excluded.

Roofing material will be synthetic concrete tile over metal decking.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

One pair of glass entry doors in bronze aluminum frame with panic hardware is budgeted for reception entrance.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

W.G. Yates & Sons Construction Company	Mojito Pointe – Spa
Gulf Coast Division - Confidential	Lake Charles, LA

2

All special shapes on exterior are budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

STO Gold coat fluid applied vapor barrier is included at exterior spa walls.

The spa exterior wall assembly is included as structural 6” 14 gauge metal studs, R-19 batt insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus.

The interior walls of the spa to consist of standard size metal studs, R-13 insulation, 5/8” regular sheetrock and 5/8” Dens Shield as a tile backer board.

Gypsum board ceilings are included at men and women’s restroom and locker rooms, and stairwell. All other areas to be acoustical tile ceilings.

All walls in the spa building will be painted with an orange peel texture. The ceilings will have a knock down finish.

Installation of Owner furnished carpet and Contractor furnished pad is included.

Tape and float to a level four (4) finish is included. Painting of spa toilets, lounge, kitchen, and back of house areas is included.

Installation of Owner furnished wall covering is included.

All finishes are as prescribed in Exhibit “C”.

DIVISION 10

All division 10 items are included per Exhibit “C”.

DIVISION 11

Kitchen and bar equipment are included at an allowance of $332,400.

DIVISION 12

Interior Curtains or Window Coverings are not included.

All FFE is excluded.

We have excluded floor mats and grids.

DIVISION 13

One fiberglass whirlpool spa tub is included at an allowance of $6,500.

Four (4) steam saunas are included at an allowance of $5,000 each.

W.G. Yates & Sons Construction Company	Mojito Pointe – Spa
Gulf Coast Division - Confidential	Lake Charles, LA

3

DIVISION 14

We include (1 ea.) passenger elevators at Spa. This elevator is 150 fpm, 2500 lb capacity, front opening, Ecospace Machine Room less elevator as manufactured by Kone or similar.

At all elevators we include stainless steel lobby doors, frames, car doors, and directional signal indicators. Floor indicators at each floor are excluded. All elevator control rooms shall be located remotely from the hoist ways within 100’ of the machine.

DIVISION 15

Plumbing

Plumbing fixtures and trim are included per the plumbing fixture schedule or similar.

Sanitary sewer waste and vent piping, and roof and storm drainage above floor slab is no hub cast iron with standard stainless steel no hub neoprene gasketed couplings for joints and Schedule 40 PVC-DWV below the floor slab.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger).

Insulation for concealed domestic cold water piping and domestic hot water mains and recirculation piping is 1” thick fiberglass insulation with all service jacket and self sealing laps. Domestic hot water branch lines less than 5 feet in length shall be not be insulated.

Natural gas piping above slab shall be standard weight black steel pipe. Piping less than 2” in size shall be threaded and piping 2  1⁄2” and greater shall be welded.

The facility domestic water heating is provided by water heaters, located in an area within the Spa to be determined during final design.

No water softener system is included.

HVAC

The main equipment for the cooling and heating systems for the facility are located upon and/or within the facility and consist of three (3) 10 ton rooftop cooling/heating units for the second floor (one unit for the second floor treatment rooms/office, one unit for the exercise room and one unit for the men’s steam/sauna/locker room) and five (5) split sytem DX heat pumps for the first floor (one unit at 3 tons for the Salon, one unit at 2 tons for the Reception/Office/Supply area, one unit at 7-1/2 tons for the women’s steam/sauna/locker room, one unit at 6 tons for the Dining/Bar, and one unit at 5 tons for the kitchen). Units will manufactured by Lennox, Trane, York (Johnson Controls International) or similar. Units will be provided with electric heating sized for the ASHRAE design conditions in Lake Charles, LA.

The supply air will be distributed through ceiling and/or duct mounted air distribution devices and the return air is provided primarily by open area return, with some partially ducted return.

W.G. Yates & Sons Construction Company	Mojito Pointe – Spa
Gulf Coast Division - Confidential	Lake Charles, LA

4

Ductwork will be constructed of galvanized sheet metal for fully ducted supply air, partially ducted return air, and fully ducted exhaust air. Constant volume supply, all return air, and all exhaust air ductwork shall be constructed as low pressure galvanized rectangular in accordance with SMACNA standards. All rectangular supply ductwork is internally insulated with 1’ thick duct liner and all round supply duct is externally insulated with 1 1/2” thick flexible fiberglass ductwrap insulation with foil vapor barrier.

The supply ductwork will be sized at 1400 fpm for mains and 0.10/0.07” W.C. per 100 ft.

Ductwork in attic spaces will be insulated.

All air distribution devices (supply, return and exhaust diffusers, registers and grilles) shall be manufactured by Titus, Metalaire, Anemostat, Carnes or similar and shall be of painted steel construction.

Fans and louvers shall be as manufactured by ACME, Cook, Greenheck, Ruskin, or Arrow.

The temperature control system shall be the equipment manufacturer’s standard unitary controls with the area operated on a stand-alone control basis. Thermostats will be programmable for time of day and night temperature set back operation.

Fire Protection

A complete wet pipe sprinkler system with concealed heads in all public areas is included in budget.

DIVISION 16

Electrical

Building: We will provide a 600 AMP 480/277V 3 phase, 4 wire feeder out to the Spa and connected golf clubhouse and provide a 112.5 KVA 480-208Y/120 Volt transformer and 400 Amp Main Breaker Distribution Panelboard.

W.G. Yates & Sons Construction Company	Mojito Pointe – Spa
Gulf Coast Division - Confidential	Lake Charles, LA

5

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

CLUBHOUSE

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for clubhouse foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Club House is assumed to be at or below elevation 9.00’ MSE.

Driven precast piles are included per the material quantity matrix.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget

No storm drainage will be included under the building platform.

DIVISION 03

Floor slab is figured as 8 inches thick structural slab on grade with turndown footings cast integrally using 5000 psi ready mix. The elevation of the Clubhouse first floor is assumed to be at existing grade.

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections. Standard lap splicing as per ASTM specifications is assumed at all splice locations

Hoisting is included for this scope of work.

Floor flatness is assumed to be to be a minimum of FF15 and a minimum FL of 10 based on measurements taken within 24 hours of pour.

DIVISION 04

No masonry is included in this budget pricing.

W.G. Yates & Sons Construction Company	Mojito Pointe – Clubhouse
Gulf Coast Division - Confidential	Lake Charles, LA

1

DIVISION 05

No ornamental hand rail included at Clubhouse building.

Clubhouse structure will be a light gauge metal stud framing system.

Roof will be framed with light gauge trusses with metal decking, insulation and roofing materials. Club House is intended to be a simple structure.

DIVISION 06

We exclude any fire rated material in millwork.

All millwork and Division 6 items are as prescribed in Exhibit F1.

DIVISION 07

Spray applied fireproofing and intumescent paint is excluded.

Roofing material will be synthetic concrete tile over 5/8” CDX fire rated sheeting over metal decking.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

One pair of glass entry doors in bronze aluminum frame with panic hardware is budgeted for pro shop entrance.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

All special shapes on exterior are budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

STO Gold coat fluid applied vapor barrier is included at exterior spa walls.

The Clubhouse exterior wall assembly is included as structural 6” 14 gauge metal studs, R-19 batt insulation, 5/8” Densglass Sheathing and 5/8” paperless mold and mildew resistant Dens Armour Plus.

The interior walls of the spa to consist of 3-5/8” metal studs, R-13 insulation, 5/8” regular sheetrock and 5/8” Dens Shield as a tile backer board.

W.G. Yates & Sons Construction Company	Mojito Pointe – Clubhouse
Gulf Coast Division - Confidential	Lake Charles, LA

2

Gypsum board ceilings are included at men and women’s locker rooms, all other areas to be acoustical tile ceilings.

All walls in clubhouse building to be painted with an orange peel texture.

Installation of Owner furnished carpet and Contractor furnished pad is included.

Clubhouse flooring consists of Owner furnished carpet for proshop. Porcelain tile is included on floors, walls and base intoilets.

Tape and float to a level four (4) finish is included. Painting of pro shop, toilets, and back of house areas is included.

Installation of Owner furnished wall covering is included.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are included per Exhibit F1.

DIVISION 11

N/A

DIVISION 12

Interior Curtains or Window Coverings are not included.

All FFE is excluded.

We have excluded floor mats and grids.

DIVISION 13

N/A

DIVISION 14

N/A

DIVISION 15

Plumbing

Plumbing fixtures and trim is included per the plumbing fixture schedule or similar.

W.G. Yates & Sons Construction Company	Mojito Pointe – Clubhouse
Gulf Coast Division - Confidential	Lake Charles, LA

3

Sanitary sewer waste and vent piping is Schedule 40 PVC-DWV.

Domestic cold water, domestic hot water, domestic hot water return piping, and relief vent piping is type “L” hard copper with wrought copper fittings. All fittings shall be compression joint (using Viega Pro-Press) on 2” and smaller or grooved (on 2-1/2” and larger).

Insulation for concealed domestic cold water piping and domestic hot water mains and recirculation piping is 1” thick fiberglass insulation with all service jacket and self sealing laps. Domestic hot water branch lines less than 5 feet in length shall be not be insulated.

Natural gas piping above slab shall be standard weight black steel pipe. Piping less than 2” in size shall be threaded and piping 2  1⁄2” and greater shall be welded.

The facility domestic water heating is provided by electric residential type water heaters, located in an area within the Clubhouse to be determined during final design.

Showers are not included in the Club House.

No water softener system is included.

HVAC

The main equipment for the cooling and heating systems for the facility are located upon and/or within the facility and consist of two (2) split system DX heat pumps ((one unit at 3 tons for the Pro Shop and one unit at 2 tons for the men’s and women’s locker room). Units will manufactured by Lennox, Trane, York (Johnson Controls International) or similar. Units will be provided with electric heating sized for the ASHRAE design conditions in Lake Charles, LA.

The supply air will be distributed through ceiling and/or duct mounted air distribution devices and the return air is provided primarily by open area return, with some partially ducted return. Ductwork will be constructed of galvanized sheet metal for fully ducted supply air, partially ducted return air, and fully ducted exhaust air. Constant volume supply, all return air, and all exhaust air ductwork shall be constructed as low pressure galvanized rectangular in accordance with SMACNA standards. All rectangular supply ductwork is internally insulated with 1’ thick duct liner and all round supply duct is externally insulated with 1 1/2” thick flexible fiberglass ductwrap insulation with foil vapor barrier.

The supply ductwork will be sized at 1400 fpm for mains and 0.10/0.07” W.C. per 100 ft.

Ductwork in attic spaces will be insulated.

All air distribution devices (supply, return and exhaust diffusers, registers and grilles) shall be manufactured by Titus, Metalaire, Anemostat, Carnes or similar and shall be of painted steel construction.

Fans and louvers shall be as manufactured by ACME, Cook, Greenheck, Ruskin, or Arrow.

W.G. Yates & Sons Construction Company	Mojito Pointe – Clubhouse
Gulf Coast Division - Confidential	Lake Charles, LA

4

The temperature control system shall be the equipment manufacturer’s standard unitary controls with the area operated on a stand-alone control basis. Thermostats will be programmable for time of day and night temperature set back operation.

Fire Protection

A complete wet pipe sprinkler system with concealed heads in all public areas is included in budget.

DIVISION 16

Electrical

Building: We will provide a 600 AMP 480/277V 3 phase, 4 wire feeder out to the Spa and connected golf clubhouse and provide a 112.5 KVA 480-208Y/120 Volt transformer and 400 Amp Main Breaker Distribution Panelboard.

W.G. Yates & Sons Construction Company	Mojito Pointe – Clubhouse
Gulf Coast Division - Confidential	Lake Charles, LA

5

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

CART BARN

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for building foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Termite Control is included for any permanent or grade structures.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line is included in Sitework Budget

Building elevation will be set at existing grade.

DIVISION 03

Pile cap column footings are budgeted as 4ft x 4ft x 2ft thick 4,000 psi ready mix and are located under metal building columns. Building structure is assumed to be a simple metal building.

A six inch thick, slab on grade with a turndown edge all around and thickened lugs for support and strength will be poured for cart barn utilizing 4000 psi ready mix.

DIVISION 04

No masonry is included in this budget pricing.

DIVISION 06

N/A

DIVISION 07

We exclude spray applied fireproofing and intumescent paint.

W.G. Yates & Sons Construction Company	Mojito Pointe – Cart Barn
Gulf Coast Division - Confidential	Lake Charles, LA

1

DIVISION 08

All doors, frames, hardware and interior glazing are as prescribed in Exhibit F1.

No exterior windows are budgeted for this structure.

(4ea) 12 ft high x 10 ft wide manual roll up doors are included in the cart barn area exterior walls.

DIVISION 09

A 500sf heated and cooled space for offices will be provided in cart barn area with interior walls framed with metal studs with T-111 on exterior walls and painted sheetrock for interior.

2x4 acoustical ceilings are budgeted for the office space.

Floors are budgeted as sealed concrete flooring for the office space. Cart storage area is not sealed.

A single unisex restroom is included in cart barn area. The restroom is budgeted as painted sheetrock walls and 2x4 acoustical ceiling.

All finishes are as prescribed in Exhibit F1 and apply only to the 500 SF heated and cooled area.

DIVISION 10

All division Items are include per Exhibit F1.

DIVISION 12

Interior Curtains or Window Coverings are not included.

All FF&E is excluded.

DIVISION 13

The building will be a manufactured metal building similar to a “Butler building.”

DIVISION 15

Plumbing

PVC-DWV sanitary sewer and vent lines are included.

Domestic (potable) water lines are included, based on installing Type “L” copper with compression joint (Pro-Press) fittings. A standard reduced pressure backflow preventer is included for the building and hose bibbs with integral vacuum breakers are included for the battery charging water supply.

W.G. Yates & Sons Construction Company	Mojito Pointe – Cart Barn
Gulf Coast Division - Confidential	Lake Charles, LA

2

A 5 gallon acid neutralization basin, with neutralization media, is included for the battery charging area drainage. No grease or oil separators are included in budget.

One toilet with exhaust and one sink are budgeted for the restroom, with a single instantaneous electric water heater serving the lavatory.

An emergency shower/eyewash unit is included for the battery charging area.

HVAC

A one and one half (1-1/2) ton split system (flex duct from air handler to two (2) supply registers and return air will be ducted with flex duct) is budgeted for the 500sf heated and cooled area and restrooms.

Fire Protection

Fire protection is excluded.

DIVISION 16

Electrical

We will provide a 400 AMP 480/277 V 3 phase 4 wire feeder to cart barn and provide forty (40) charging stations.

W.G. Yates & Sons Construction Company	Mojito Pointe – Cart Barn
Gulf Coast Division - Confidential	Lake Charles, LA

3

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

PORTE COCHERE

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for Porte Cochere foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget.

Decorative concrete has been included at the pavement area directly under the Porte Cochere only.

No storm drainage will be included under the building platform.

DIVISION 03

At the contractor’s option, a four inch thick, 3000 psi ground working slab with 6 x 6 x w2.9 / w2.9 mesh, slab may be poured under the structure at existing ground level directly on natural soil. During construction this slab will be broken and/or damaged. We do not intend to repair, replace, or remove this slab when construction is complete.

Standard Pile Caps placed on top of the natural grade are assumed to be approximately 3 feet thick by 6 feet wide by 6 feet long using 4000 psi ready mix.

Floor slab is figured as 11 inches thick structural slab with 1-way beams cast integrally using 5000 psi ready mix.

No drop beams are included at perimeter.

No mechanical couplers are included at column to slab, piling to pile cap, or pile cap to column connections.

W.G. Yates & Sons Construction Company	Mojito Pointe – Porte Cochere
Gulf Coast Division - Confidential	Lake Charles, LA

1

Hoisting is included for this scope of work.

DIVISION 04

No masonry is included.

DIVISION 05

Structural and miscellaneous steel is included at the quantity allowance as shown on the material quantity matrix found in the General Overview. Structural and miscellaneous steel budgets include furnishing, erecting, and hoisting equipment for this scope of work.

DIVISION 06

N/A

DIVISION 07

Standing seam metal roof with ice and water shield underlayment similar to Berridge is included for the radius and non-radius areas.

Roofing warranty is included in accordance with manufacturer’s standard warranty.

DIVISION 08

Skylight is included as manufactured by Super Sky or similar system and is included at an allowance of $500,000.

DIVISION 09

Exterior Insulation and Finish System is based on STO’s Essence Next System, standard PB method with standard mesh.

All special shapes on exterior are budgeted as EIFS covered Styrofoam. No exterior structural framing for special shapes (cornices, moldings, soffits, arches, openings etc.) are included. All exterior shapes shall be derived from the back wrap method.

STO Gold coat fluid applied vapor barrier is included at exterior Porte cochere walls.

EIFS is budgeted for the exterior, interior and ceilings.

The Porte Cochere exterior wall assembly is included as 8” 14 gauge metal studs framing and 5/8” Densglass Sheathing.

DIVISION 15

Plumbing

Roof drain piping is included.

W.G. Yates & Sons Construction Company	Mojito Pointe – Porte Cochere
Gulf Coast Division - Confidential	Lake Charles, LA

2

HVAC

No HVAC included at Port Cochere.

Fire Protection

No fire protection included at Port Cochere.

DIVISION 16

Electrical

Electrical power will be provided for lighting.

Installation only is included for decorative fixtures at the Porte Cochere.

W.G. Yates & Sons Construction Company	Mojito Pointe – Porte Cochere
Gulf Coast Division - Confidential	Lake Charles, LA

3

MOJITO POINTE

Lake Charles, LA

BASIS OF ESTIMATE CRITERIA

MAINTENANCE SHED/FALCONRY BUILDING

CLARIFICATIONS & ASSUMPTIONS

GENERAL CONDITIONS—See General Overview

DIVISION 02

No site import is included for the building foot print. We will lightly grade building pad area and level existing grade. Piles will be driven from existing grade.

Driven precast piles are included per the material quantity matrix.

Termite Control is included for any permanent or grade structures.

Landscaping and Irrigation is included in Sitework Budget, no separate budget is included for this area.

All Water, Sewer, Utilities outside of 5 ft from building line are included in Sitework Budget.

Building elevation will be set at existing ground elevation.

DIVISION 03

Pile cap column footings are budgeted as 4’-0” x 4’-0” x 2’ thick using 4000 psi ready mix and are located under the metal building columns. Reinforcing is budgeted using 250 lbs per cuyd.

A six inch thick slab on grade with a turndown edge all around and thickened lugs for support and strength will be poured for this structure utilizing 4000 psi ready mix. Reinforcing steel is budgeted using 5 lbs per square foot and 75 lbs per lineal foot for beams and turndown.

DIVISION 04

No masonry is included in this budget pricing.

DIVISION 06

Two horse stalls are included in Falconry Building made from rough sawn lumber with half gates.

W.G. Yates & Sons Construction Company	Mojito Pointe – MS/Falconry Bldg
Gulf Coast Division - Confidential	Lake Charles, LA

1

DIVISION 07

We exclude spray applied fireproofing and intumescent paint.

DIVISION 08

All doors, frames, and hardware for this area are as prescribed in Exhibit F1.

(4ea) 12 ft high x 10 ft wide roll up doors are included in the maintenance area exterior walls.

DIVISION 09

A 500sf heated and cooled space will be provided in bird house area. The interior separation wall will be framed with metal studs with T-111 on exterior walls and painted sheetrock for interior.

2x4 acoustical ceilings are budgeted for 500 SF of space.

Floors are budgeted as resinous flooring for 500 SF of space.

Men and women restrooms are included in falconry area plus one unisex restroom in maintenance area, finishes for restrooms are budgeted as painted sheetrock walls 2x4 acoustical ceiling, and resinous flooring.

All finishes are as prescribed in Exhibit F1.

DIVISION 10

All Division 10 items are include per Exhibit F1.

DIVISION 12

Interior Curtains or Window Coverings are not included.

All FF&E is excluded.

DIVISION 13

Building enclosures will be a manufactured metal building similar to a “Butler building.” Twelve (12), falcon sized bird cages are included for the falconry area.

DIVISION 15

Plumbing

PVC waste water lines are included to self contained sewage package unit selected by contractor from restroom area only.

W.G. Yates & Sons Construction Company	Mojito Pointe – MS/Falconry Bldg
Gulf Coast Division - Confidential	Lake Charles, LA

2

No grease or oil separators are included in budget.

A single toilet and sink is budgeted for each restroom.

HVAC

A two (2) ton split system with flex duct from air handler to four (4) supply registers and return air will be ducted with flex duct is budgeted for the 500sf heated and cooled area and restrooms in the falconry area.

Fire Protection

No sprinkler system is included for this building.

DIVISION 16

Electrical

Falconry Aviary: We will provide 10 KVA packaged power supply, similar to General Electric Servicenter™ Catalog No. 9T21S1100. This packaged power supply includes 480 single phase – 120/240 Volt transformer, loadcenter and stainless steel outdoor enclosure.

Maintenance Shed/Falcony Building: We will provide a 200 amp 480/277 3 phrase, 4 wire to the maintenance shed/falcony building feeder. Standard 2x4 hanging florescent fixtures are budgeted for this building.

W.G. Yates & Sons Construction Company	Mojito Pointe – MS/Falconry Bldg
Gulf Coast Division - Confidential	Lake Charles, LA

3

EXHIBIT K

CONDITIONAL PROGRESS PAYMENT LIEN WAIVER

1. The undersigned has personal knowledge of the truthfulness of all statements made herein and is duly authorized to make such statements and execute and deliver this Partial Waiver, Release and Amendment of All Liens and Claims (the “Partial Release”) by and on behalf of [                    ], a [                    ] Corporation having a principal place of business at [                    ] (“Contractor”).

2. Pursuant to the Agreement for Guaranteed Maximum Price Construction Services dated as of [            ], 20     (the “Agreement”) between Contractor and                                          (“Owner”), the Contractor has directly and through Subcontractors (as defined in Section 3 below) and material suppliers, performed labor and/or furnished materials for the construction of, and performed all Work required in connection with the real property in                      Parish, Louisiana and legally described on the attached Exhibit A (the “Site”). The Work and the Site are hereinafter sometimes collectively referred to as the “Project”. The Contractor has requested, in accordance with the Agreement, payment of its interim Application number [                    ] (the “Payment Application”) for labor performed and/or materials furnished in connection with the Work during the period beginning [                    ] and ending [                    ] (the “Invoice Period”). All capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Agreement.

3. All subcontractors (including subcontractors of subcontractors), laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever (collectively, the “Subcontractors”) who have (a) furnished to the Contractor or any Subcontractor labor or services at the Site, (b) delivered to the Contractor or any Subcontractor at the Site materials, equipment, machinery and/or goods or (c) have specifically fabricated materials for the Contractor or any Subcontractor for the Project in connection with the Work and the above described Site, have in each case (i) been paid in full for all periods prior to the Invoice Period and (ii) will be paid in full for all Work performed during the Invoice Period immediately following payment by Owner of the amount set forth in the Payment Application. No security interest, conditional bill of sale or retention of title agreement has been given or executed by the Contractor or any Subcontractor acting by, through or under the Contractor or any Subcontractor for or in connection with any materials, machinery or equipment placed upon or installed on the Site or any goods delivered to the Site.

4. Upon receipt by Contractor of the sum of                                          ($        ) representing the amount due and owing under the Payment Application (“Progress Payment”) Contractor, for valuable consideration described herein, does hereby on behalf of itself and its successors and assigns waive, assign, discharge and release to and for the benefit of the Owner, Creative Casino, LLC, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing and Owner’s and Owner’s lender’s title insurance companies (hereinafter collectively referred to as the “Released Parties”), all right of the Contractor to claim a Lien (as defined below), regardless of whether evidenced by a lien affidavit or statement, in connection with (a) material furnished for use in, for services or labor performed upon or in connection with the Project or (b) machinery, tools, and equipment supplied or leased in connection with the Project. As used herein, “Lien” means, with respect to the Project, any mortgage, lien, pledge, charge, lease, easement, servitude, security interest, claim, privilege, or encumbrance of any kind in respect of the Project, including any tax lien or assessments, builder’s lien, mechanic’s lien, materialman’s lien, private works act liens, warehouseman’s lien, contractor’s lien, workmen’s lien, laborer’s lien, carrier’s lien or any similar lien, claim or encumbrance, whether legal or equitable, and whether contractual, codal, statutory, constitutional or arising otherwise.

5. Upon receipt by Contractor of the Progress Payment, Contractor hereby, on behalf of itself and its successors and assigns acknowledges that Owner has made all payments due to Contractor under the Agreement in connection with the Work and hereby releases and discharges the Released Parties from all payment obligations of Owner directly or indirectly arising under the Agreement.

6. The Contractor has not, other than pursuant to this Conditional Partial Waiver and Release, assigned and will not assign any right to perfect a Lien against the Project, and the undersigned has the right, power and authority to execute this Partial Release on behalf of the Contractor.

7. The execution and delivery of this Partial Release has been duly authorized by all necessary corporate action by and on behalf of the Contractor for the reliance and benefit of the Released Parties and to induce Owner to make payment of the amount set forth in the Payment Application to the Contractor. The Contractor, for valuable consideration described herein, does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities (including all legal fees and costs, including reasonably attorney’s fees), suits and Liens (i) herein waived, assigned, discharged or released under this Partial Release or (ii) brought or filed by any third party or Subcontractor for material furnished for use in, for services, or labor performed upon or in connection with, the Project, or for machinery, tools or equipment supplied or leased in connection with the Project during the Invoice Period and for all periods prior to the Invoice Period and to remove, pay, discharge and release any such Lien on the Site or the Work thereon immediately upon notice of the filing of any such Lien.

8. The Contractor has attached hereto a fully executed Partial Lien Waiver, Release and Assignment of All Liens and Claims as provided by each Subcontractor that performed Work under the Agreement or at the Site during the Invoice Period.

EXECUTED BY THE CONTRACTOR this      day of             , 200    .

[ ]

By:
Name:
Title:

[attach Exhibit A legal description of the Site]

EXHIBIT L

UNCONDITIONAL PROGRESS PAYMENT LIEN WAIVER

1. The undersigned has personal knowledge of the truthfulness of all statements made herein and is duly authorized to make such statements and execute and deliver this Partial Waiver, Release and Amendment of All Liens and Claims (the “Partial Release”) by and on behalf of [                    ], a [                    ] Corporation having a principal place of business at [                    ] (“Contractor”).

2. Pursuant to the Agreement for Guaranteed Maximum Price Construction Services dated as of [            ], 20     (the “Agreement”) between Contractor and                                          (“Owner”), the Contractor has directly and through Subcontractors (as defined in Section 3 below) and material suppliers, performed labor and/or furnished materials for the construction of, and performed all Work required in connection with the real property in                      Parish, Louisiana and legally described on the attached Exhibit A (the “Site”). The Work and the Site are hereinafter sometimes collectively referred to as the “Project”. The Contractor has requested, in accordance with the Agreement, payment of its interim Application number [                    ] (the “Payment Application”) for labor performed and/or materials furnished in connection with the Work during the period beginning [                    ] and ending [                    ] (the “Invoice Period”). All capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Agreement.

3. All subcontractors (including subcontractors of subcontractors), laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever (collectively, the “Subcontractors”) who have (a) furnished to the Contractor or any Subcontractor labor or services at the Site, (b) delivered to the Contractor or any Subcontractor at the Site materials, equipment, machinery and/or goods or (c) have specifically fabricated materials for the Contractor or any Subcontractor for the Project in connection with the Work and the above described Site, have in each case (i) been paid in full for all periods prior to the Invoice Period and (ii) will be paid in full for all Work performed during the Invoice Period immediately following payment by Owner of the amount set forth in the Payment Application. No security interest, conditional bill of sale or retention of title agreement has been given or executed by the Contractor or any Subcontractor acting by, through or under the Contractor or any Subcontractor for or in connection with any materials, machinery or equipment placed upon or installed on the Site or any goods delivered to the Site.

4. The Contractor, for valuable consideration described herein including payment by Owner of the amount set forth in the Payment Application, does hereby on behalf of itself and its successors and assigns waive, assign, discharge and release to and for the benefit of the Owner, Creative Casino, LLC, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing and Owner’s and

Owner’s lender’s title insurance companies (hereinafter collectively referred to as the “Released Parties”), all right of the Contractor to claim a Lien (as defined below), regardless of whether evidenced by a lien affidavit or statement, in connection with (a) material furnished for use in, for services or labor performed upon or in connection with the Project or (b) machinery, tools, and equipment supplied or leased in connection with the Project during the Invoice Period and for all periods prior to the Invoice Period. As used herein, “Lien” means, with respect to the Project, any mortgage, lien, pledge, charge, lease, easement, servitude, security interest, claim, privilege, or encumbrance of any kind in respect of the Project, including any tax lien or assessments, builder’s lien, mechanic’s lien, materialman’s lien, private works act liens, warehouseman’s lien, contractor’s lien, workmen’s lien, laborer’s lien, carrier’s lien or any similar lien, claim or encumbrance, whether legal or equitable, and whether contractual, codal, statutory, constitutional or arising otherwise.

5. The Contractor has not, other than pursuant to this Partial Release, assigned and will not assign any right to perfect a Lien against the Project, and the undersigned has the right, power and authority to execute this Partial Release on behalf of the Contractor.

6. The Contractor warrants that all applicable taxes, fees and benefits, including contributions to any employee benefit plan, relating directly or indirectly to the Contractor’s Work and with respect to all of its employees have been paid in full or are current.

7. The execution and delivery of this Partial Release has been duly authorized by all necessary corporate action by and on behalf of the Contractor for the reliance and benefit of the Released Parties and to induce Owner to make payment of the amount set forth in the Payment Application to the Contractor. The Contractor, for valuable consideration described herein, does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities (including all legal fees and costs, including reasonably attorney’s fees), suits and Liens (i) herein waived, assigned, discharged or released under this Partial Release or (ii) brought or filed by any third party or Subcontractor for material furnished for use in, for services, or labor performed upon or in connection with, the Project, or for machinery, tools or equipment supplied or leased in connection with the Project during the Invoice Period and for all periods prior to the Invoice Period and to remove, pay, discharge and release any such Lien on the Site or the Work thereon immediately upon notice of the filing of any such Lien.

8. The Contractor has attached hereto a fully executed Partial Lien Waiver, Release and Assignment of All Liens and Claims as provided by each Subcontractor that performed Work under the Agreement or at the Site during the Invoice Period.

EXECUTED BY THE CONTRACTOR this      day of             , 200    .

[ ]

By:
Name:

Title:

[attach Exhibit A legal description of the Site]

EXHIBIT M

CONDITIONAL FINAL LIEN WAIVER

1. The undersigned has personal knowledge of the truthfulness of all statements made herein and is duly authorized to make such statements and execute and deliver this Final Waiver, Release and Amendment of All Liens and Claims (the “Final Release”) by and on behalf of [                    ], a [                    ] Corporation having a principal place of business at [                    ] (“Contractor”).

2. Pursuant to the Agreement for Guaranteed Maximum Price Construction Services dated as of [            ], 20     (“Agreement”) between Contractor and                                          (“Owner”), the Contractor has directly and through Subcontractors (as defined in Section 3 below) and material suppliers, performed labor and/ or furnished materials for the construction of, and performed all Work required in connection with the real property in                      Parish, Louisiana and legally described on the attached Exhibit A (the “Site”). The Work and the Site are hereinafter sometimes collectively referred to as the “Project”. The Contractor has requested, in accordance with the Agreement, payment of its final Payment Application number [                    ] (the “Payment Application”) for labor performed and/or materials furnished in connection with the Work. All capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Agreement.

3. All subcontractors (including subcontractors of subcontractors), laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever (collectively, the “Subcontractors”) who have (a) furnished to the Contractor or any Subcontractor labor or services at the Site, (b) delivered to the Contractor or any Subcontractor at the Site materials, equipment, machinery and/or goods or (c) have specifically fabricated materials for the Contractor or any Subcontractor for the Project in connection with the Work and the above described Site, have in each case been paid in full. No security interest, conditional bill of sale or retention of title agreement has been given or executed by the Contractor or any Subcontractor acting by, through or under the Contractor or any Subcontractor for or in connection with any materials, machinery or equipment placed upon or installed on the Site or any goods delivered to the Site.

4. Upon receipt by Contractor of                                          the sum of ($        ) representing the amount due and owing under the Payment Application (“Final Payment”) Contractor, for valuable consideration described herein, does hereby on behalf of itself and its successors and assigns waive, assign, discharge and release to and for the benefit of the Owner, Creative Casino, LLC, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing and Owner’s and Owner’s lender’s title insurance companies (hereinafter collectively referred to as the “Released Parties”), all right of the Contractor to claim a Lien (as defined below), regardless of whether evidenced by a lien affidavit or statement, in connection with (a) material furnished for use in, for services or labor performed upon or in connection with the Project or (b) machinery, tools, and equipment supplied or leased in connection with the Project. As used herein, “Lien” means, with respect to the Project, any mortgage, lien, pledge, charge, lease, easement, servitude, security interest, claim, privilege, or encumbrance of any kind in respect of the Project, including any tax lien or assessments, builder’s lien, mechanic’s lien, materialman’s lien, private works act liens, warehouseman’s lien, contractor’s lien, workmen’s lien, laborer’s lien, carrier’s lien or any similar lien, claim or encumbrance, whether legal or equitable, and whether contractual, codal, statutory, constitutional or arising otherwise.

5. Upon receipt by Contractor of the Final Payment. Contractor hereby, on behalf of itself and its successors and assigns acknowledges that Owner has made all payments due to Contractor under the Agreement in connection with the Work and hereby releases and discharges the Released Parties from all payment obligations of Owner directly or indirectly arising under the Agreement.

6. The Contractor has not, other than pursuant to this Conditional Final Waiver and Release, assigned and will not assign any right to perfect a Lien against the Project, and the undersigned has the right, power and authority to execute this Final Release on behalf of the Contractor.

7. The Contractor warrants that all applicable taxes, fees and benefits, including contributions to any employee benefit plan, relating directly or indirectly to the Contractor’s work and with respect to all of its employees have been paid in full or are current.

8. The execution and delivery of this Final Release has been duly authorized by all necessary corporate action by and on behalf of the Contractor for the reliance and benefit of the Released Parties and to induce Owner to make payment of the amount set forth in the Payment Application to the Contractor. The Contractor, for valuable consideration described herein, does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities (including all legal fees and costs, including reasonably attorneys’ fees), suits and Liens (i) herein waived, assigned, discharged or released under this Conditional Final Waiver and Release or (ii) brought or filed by any third party or any Subcontractor for material furnished for use in, for services, or labor performed upon or in connection with the Project, or for machinery, tools or equipment supplied or leased in connection with, the Project and to remove, pay, discharge and release any such Lien on the Site or the Work thereon immediately upon notice of the filing of any such Lien.

9. The Contractor has attached hereto a fully executed Conditional Final Waiver, Release and Assignment of All Liens and Claims as provided by each Subcontractor that performed Work under the Agreement or at the Site.

EXECUTED BY THE CONTRACTOR this      day of             , 200    .

[ ]

By:
Name:
Title:

[attach Exhibit A legal description of the Site]

EXHIBIT N

UNCONDITIONAL FINAL LIEN WAIVER

1. The undersigned has personal knowledge of the truthfulness of all statements made herein and is duly authorized to make such statements and execute and deliver this Final Waiver, Release and Amendment of All Liens and Claims (the “Final Release”) by and on behalf of [                    ], a [                    ] Corporation having a principal place of business at [                    ] (“Contractor”).

2. Pursuant to the Agreement for Guaranteed Maximum Price Construction Services dated as of [            ], 20     (“Agreement”) between Contractor and                                          (“Owner”), the Contractor has directly and through Subcontractors (as defined in Section 3 below) and material suppliers, performed labor and/ or furnished materials for the construction of, and performed all Work required in connection with the real property in                      Parish. Louisiana and legally described on the attached Exhibit A (the “Site”). The Work and the Site are hereinafter sometimes collectively referred to as the “Project”. The Contractor has requested, in accordance with the Agreement, payment of its final Payment Application number [                    ] (the “Payment Application”) for labor performed and/or materials furnished in connection with the Work. All capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Agreement.

3. All subcontractors (including subcontractors of subcontractors), laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever (collectively, the “Subcontractors”) who have (a) furnished to the Contractor or any Subcontractor labor or services at the Site, (b) delivered to the Contractor or any Subcontractor at the Site materials, equipment, machinery and/or goods or (c) have specifically fabricated materials for the Contractor or any Subcontractor for the Project in connection with the Work and the above described Site, have in each case been paid in full. No security interest, conditional bill of sale or retention of title agreement has been given or executed by the Contractor or any Subcontractor acting by, through or under the Contractor or any Subcontractor for or in connection with any materials, machinery or equipment placed upon or installed on the Site or any goods delivered to the Site.

4. The Contractor, for valuable consideration described herein, does hereby on behalf of itself and its successors and assigns waive, assign, discharge and release to and for the benefit of the Owner, Creative Casino, LLC, Owner’s Lenders, Owner’s landlord, and the respective subsidiaries, affiliates, parent companies and the respective members, officers, directors, managers, employees, agents, shareholders, successors and assigns, heirs, administrators, and personal representatives of each of the foregoing and Owner’s and Owner’s lender’s title insurance companies (hereinafter collectively referred to as the “Released Parties”), all right of the Contractor to claim a Lien (as defined below), regardless of whether evidenced by a lien affidavit or statement, in connection with (a) material furnished for use in, for services or labor performed upon or in connection with the Project or (b) machinery, tools, and equipment supplied or leased in connection with the

Project. As used herein, “Lien” means, with respect to the Project, any mortgage, lien, pledge, charge, lease, easement, servitude, security interest, claim, privilege, or encumbrance of any kind in respect of the Project, including any tax lien or assessments, builder’s lien, mechanic’s lien, materialman’s lien, private works act liens, warehouseman’s lien, contractor’s lien, workmen’s lien, laborer’s lien, carrier’s lien or any similar lien, claim or encumbrance, whether legal or equitable, and whether contractual, codal, statutory, constitutional or arising otherwise.

5. The Contractor hereby, on behalf of itself and its successors and assigns acknowledges that Owner has made all payments due to Contractor under the Agreement in connection with the Work and hereby releases and discharges the Released Parties from all payment obligations of Owner directly or indirectly arising under this Agreement.

6. The Contractor has not, other than pursuant to this Final Release, assigned and will not assign any right to perfect a Lien against the Project, and the undersigned has the right, power and authority to execute this Final Release on behalf of the Contractor.

7. The Contractor warrants that all applicable taxes, fees and benefits, including contributions to any employee benefit plan, relating directly or indirectly to the Contractor’s work and with respect to all of its employees have been paid in full or are current.

8. The execution and delivery of this Final Unconditional Waiver and Release has been duly authorized by all necessary corporate action by and on behalf of the Contractor for the reliance and benefit of the Released Parties and to induce Owner to make payment of the amount set forth in the Payment Application to the Contractor. The Contractor, for valuable consideration described herein, does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities (including all legal fees and costs, including reasonably attorneys’ fees), suits and Liens (i) herein waived, assigned, discharged or released under this Final Release or (ii) brought or filed by any third party or any Subcontractor for material furnished for use in, for services, or labor performed upon or in connection with the Project, or for machinery, tools or equipment supplied or leased in connection with, the Project and to remove, pay, discharge and release any such Lien on the Site or the Work thereon immediately upon notice of the filing of any such Lien.

9. The Contractor has attached hereto a fully executed Final Lien Waiver, Release and Assignment of All Liens and Claims as provided by each Subcontractor that performed Work under the Agreement or at the Site.

EXECUTED BY THE CONTRACTOR this      day of             , 200    .

[ ]

By:
Name:

Title:

[attach Exhibit A legal description of the Site]

EXHIBIT O

CONTRACTOR’S ADVANCE CERTIFICATE

CONTRACTOR’S CERTIFICATE

(to be used with AIA Form G702 and G703)

TO:	CREATIVE CASINOS LOUSIANA, LLC (“Owner”), (“Lender”), and each of their members, officers, partners, employees and agents and their respective successors, assigns and personal representatives.

RE:	Project: Mojito Pointe

Application For Payment No.

Application For Payment period ending:

The undersigned W.G. YATES & SONS CONSTRUCTION COMPANY, hereby warrants, certifies, and represents as follows:

1. All Work performed to date is free of any error, omission or negligent act and has been performed and completed in accordance with the Contract Documents.

2. That all due and payable bills with respect to the Work have been paid to date or are included in the amount requested in the above Application for Payment, and there is no basis for the filing of any mechanics’, materialmen’s, or laborers’ lien or claim or any other lien, privilege, notice or claim on the Work or any of Owner’s property.

3. That, subject to resolution of the matters and corresponding amounts which are expressly set out and identified in writing as a Disputed Claims Amount as set forth below, the amount claimed by the undersigned as owed by Owner as set forth below (the “Amount Owed”), constitutes the entire value of all Work performed and services rendered (which includes, without limitation, all labor, material and equipment furnished and all other services which would entitle any person to any lien) in value of $         or more by, through or under the undersigned with respect to the Project (and not heretofore paid for) up to and including the period covered by the above Application for Payment.

4. The above Application for Payment includes all Work related to known disputed claims, if any, timely given to Owner and Lender in writing in accordance with the Agreement for Guaranteed Maximum Price Construction Services between Owner and Contractor dated as of             , 2011 (“Construction Agreement”), the aggregate amount of which is set forth as the “Disputed Claims Amount” below and is described in more detail on a separate sheet attached hereto).

5. That no request has been made for payment of amounts the undersigned does not intend promptly to pay to a Subcontractor or Vendor because of a dispute or other reason.

That there are no mechanics’, materialmen’s, or laborers’ liens or claims, or any other liens, privilege, notice or claims of any kind (other than those claims expressly identified as Disputed Claims Amount on the attached Application for Payment), outstanding or known to exist relating in any way to the Work or the Project.

6. That, subject only to payment to the undersigned of any Amount Owed pursuant to the above Application for Payment attached to this Contractor’s Certificate, the undersigned (a) has been paid all amounts owed to it under the Construction Agreement and Subcontractors and Vendors engaged or employed by the undersigned will have been paid all amounts due to them (except for any Disputed Claims Amounts as noted in this Certificate), and (b) intends that this instrument shall be a waiver and release of any lien and any other claim of any kind which the undersigned may now have or be entitled to have on account of Work performed up to and including the period preceding that covered by the above Application For Payment. Without condition, the undersigned further hereby subordinates any lien which it may now have or be entitled to have on account of Work performed within the period covered by the above Application for Payment, including, without limitation, on account of the Amount Owed, to the lien of a certain the deed(s) of trust on the Project held by Owner’s Lender (and its successors and assigns) and to any and all advances hereafter made under any deed of trust.

7. All conditions to payment to Contractor for the above Application for Payment have been satisfied and no reason for withholding of such payment as set forth in the Contract Documents exist.

8. That all Work covered by the above Application for Payment has been incorporated into the Project and title thereto has passed to Owner, or, in the case of materials and equipment stored at the site of the Project or at some other location previously agreed to by Owner, title will pass to Owner upon receipt of the Amount Owed by the undersigned, in each case free and clear of all liens, claims, security, interests or encumbrances (subject only to those amounts requested as deposits in accordance with the Contract).

9. That no Work covered by the above Application for Payment has been acquired subject to any agreement under which interest therein or an encumbrance thereon is retained by the seller or any other person.

10. The Contract Documents are in full force and effect and there are no offsets or defenses to Contractor’s obligations under the Contract Documents and to the best of the undersigned’s knowledge, Owner is not in default under the Agreement.

11. The undersigned is unaware of any implemented Changes other than as set forth in the above Application for Payment (to the extent that such Changes are (or would be implemented) under the Contract). The undersigned is not aware of any errors in the information contained in the above Application for Payment.

12. There is no material adverse change in the condition of the undersigned which in the reasonable judgment of the undersigned would be likely to materially adversely affect the undersigned’s ability to perform the Work.

13. To the undersigned’s knowledge, the Project has not been abandoned or terminated.

14. The undersigned is not aware of any errors in the information contained in the above Application for Payment.

The foregoing representations, warranties and certifications are true and correct, are made for the benefit of the Owner and the Lender, and may be relied upon by the Lender for the purposes of making advances pursuant to the loan documents between Lender and Owner.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Construction Agreement.

Executed as of this      day of             , 200    .

Amount Owed as of the end of the period covered by the above Application For Payment:	Contractor:
W.G. YATES & SONS CONSTRUCTION COMPANY, a Mississippi corporation
$

Disputed Claims Amount included within Amount Owed, if any:	By:

$	Its:

Exhibit P

Certificate of Final Completion

The Work performed under this Contract has been reviewed and found, to the Contractor’s best knowledge, information and belief, to be finally complete.

CONTRACTOR	BY	DATE

ITEM OF CHANGE/CLARIFICATION
W G YATES & SONS CONSTRUCTION

PROJECT:	IOCC #

DATE:

REF DRAWING #/ SPEC# :

BRIEF DESCRIPTION OF CHANGE:

APPROXIMATE COST ESTIMATE: $

IS PRICING REQUIRED DUE TO CHANGE? YES NO

AFFECTED TRADES:

IS SCHEDULE AFFECTED? YES NO	IF YES, BY HOW MUCH?

WHAT CAUSED CHANGE?

DETAILED DESCRIPTION OF CHANGE:

OWNER		Signature:	Date:
print name

copies to:
IOC file
owner

IOCC LOG

IOCC #	DATE ISSUED	DESCRIPTION	COST	TIME EXT REQUEST	STATUS	OWNER CO #	AMOUNT APPROVED	TIME EXT.	SUBCONTRACTOR (S)	SUB C/O	DATE SUB C/O ISSUED

AIA® Document G714TM – 2007

Construction Change Directive

PROJECT: (Name and address) TO CONTRACTOR: (Name and address)	DIRECTIVE NUMBER: 001 DATE: CONTRACT FOR: General Construction CONTRACT DATED: ARCHITECT’S PROJECT NUMBER:	OWNER: ARCHITECT: CONSULTANT: CONTRACTOR: FIELD: OTHER:	☐ ☐ ☐ ☐ ☐ ☐

You are hereby directed to make the following change(s) in this Contract:

(Describe briefly any proposed changes or list any attached information in the alternative)

PROPOSED ADJUSTMENTS

1.	The proposed basis of adjustment to the Contract Sum or Guaranteed Maximum Price is:

☒ • Lump Sum decrease of $0.00

☐ • Unit Price of $ per

☐ • As provided in Section 7.3.3 of AIA Document A201-2007

☐ • As follows:

2.	The Contract Time is proposed to (remain unchanged). The proposed adjustment, if any, is 0 days.

When signed by the Owner and Architect and received by the Contractor, this document becomes effective IMMEDIATELY as a Construction Change Directive (CCD), and the Contractor shall proceed with the change(s) described above.		Contractor signature indicates agreement with the proposed adjustments in Contract Sum and Contract Time set forth in this CCD.

W.G. YATES & SONS CONSTRUCTION COMPANY
ARCHITECT (Firm name)	OWNER (Firm name)	CONTRACTOR (Firm name)

115 MAIN STREET BILOXI MS 39530
ADDRESS	ADDRESS	ADDRESS

BY (Signature)	BY (Signature)	BY (Signature)

(Typed name)	(Typed name)	(Typed name)

DATE	DATE	DATE

AIA Document G714™ - 2007. Copyright © 2001 and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This draft was produced by AIA software at 13:43:52 on 08/17/2011 under Order No. 3105634673_1 which expires on 09/02/2011, and is not for resale.		1
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